Exhibit 10.1

EXECUTION VERSION

CREDIT AGREEMENT

dated as of

February 22, 2019,

among

DEAN FOODS COMPANY,

as Borrower,

the Lenders Party Hereto,

and

COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH,
as Administrative Agent

COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH,

BMO CAPITAL MARKETS CORP.,

COBANK, ACB

and

PNC BANK, NATIONAL ASSOCIATION
as Joint Lead Arrangers and Joint Bookrunners

BMO CAPITAL MARKETS CORP.

and

COBANK, ACB,
as Co-Syndication Agents

i

SCHEDULES:

Schedule 1.01 — Commitment Schedule

Schedule 1.01(b) — Closed Plants

Schedule 1.01(c) — Unrestricted Subsidiaries

Schedule 3.01 — Subsidiaries

Section 3.10(a) — Multiemployer Plans

Schedule 3.10(b) — ERISA Events

Schedule 3.17(a) — Locations of Tangible Personal Property

Schedule 3.17(b) — Location of Chief Executive Office, Taxpayer Identification Number, Etc.

Schedule 3.19 — Real Property

Schedule 3.20 — Insurance

Schedule 5.11 — Mortgaged Property

Schedule 5.12 — Post-Closing Obligations

Schedule 6.01 — Existing Indebtedness

Schedule 6.02 — Existing Liens

Schedule 6.04 — Existing Investments

Schedule 6.10 — Existing Restrictive Agreements

Schedule 9.04 — Effective Date Voting Participants

EXHIBITS:

Exhibit A — Form of Assignment and Assumption

Exhibit B-1 — Form of Increasing Lender Supplement

Exhibit B-2 — Form of Augmenting Lender Supplement

Exhibit C-1 — Form of Borrowing Base Certificate

Exhibit C-2 — Form of Compliance Certificate

Exhibit D-1 — Form of Borrowing Request

Exhibit D-2 — Form of Interest Election Request

Exhibit E — Form of Note

Exhibit F-1 — Form of U.S. Tax Certificate (Foreign Lenders That Are Not Partnerships)

Exhibit F-2 — Form of U.S. Tax Certificate (Foreign Participants That Are Not Partnerships)

Exhibit F-3 — Form of U.S. Tax Certificate (Foreign Participants That Are Partnerships)

Exhibit F-4 — Form of U.S. Tax Certificate (Foreign Lenders That Are Partnerships)

v

CREDIT AGREEMENT (this “Agreement”) dated as of February 22, 2019, is by and among DEAN FOODS COMPANY, a Delaware corporation (the “Borrower”), the Lenders party hereto, and COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH, as Administrative Agent, Swingline Lender and Issuing Bank.

WHEREAS, the Borrower has requested that the Lenders and the Issuing Bank make available for the purposes specified in this Agreement a revolving credit and letter of credit facility; and

WHEREAS, the Lenders and the Issuing Bank are willing to make available to the Borrower such revolving credit and letter of credit facility upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto hereby agree as follows:

ARTICLE I

Definitions

SECTION 1.01.    Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Adjusted LIBO Rate” means, with respect to any LIBOR Borrowing for any Interest Period, an interest rate per annum equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Administrative Agent” means Rabobank, in its capacity as administrative agent for the Lenders under the Loan Documents and any successor Administrative Agent appointed pursuant to Article VIII.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth in Section 9.01, or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.  Notwithstanding the foregoing, (a) no individual shall be an Affiliate solely by reason of his or her being a director, officer or employee of the Borrower or any of its Subsidiaries, and (b) none of the Restricted Subsidiaries of the Borrower shall be considered Affiliates.  For purposes hereof, all Unrestricted Subsidiaries shall be considered Affiliates of the Borrower and its Restricted Subsidiaries.

“Agent Fee Letter” means that certain Fee Letter, dated as of the Effective Date, executed by the Borrower setting forth the applicable fees relating to this Agreement to be paid to the Administrative Agent, on its behalf and on behalf of the Lenders.

“Agent’s Group” has the meaning assigned to such term in Article VIII.

“Aggregate Commitment” means the aggregate of the Commitments of all of the Lenders, as reduced from time to time pursuant to the terms and conditions hereof.  As of the Effective Date, the Aggregate Commitment is $265,000,000.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate at such time, (b) the Federal Funds Rate in effect on such day plus 1/2 of 1% and (c) the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, and if the Alternate Base Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.  For the purposes of this definition, the Adjusted LIBO Rate shall be determined using the Adjusted LIBO Rate as otherwise determined by the Administrative Agent in accordance with the definition of “Adjusted LIBO Rate”, except that (i) if a given day is a Business Day, such determination shall be made on such day (rather than two Business Days prior to the commencement of an Interest Period) or (ii) if a given day is not a Business Day, the Adjusted LIBO Rate for such day shall be the rate determined by the Administrative Agent pursuant to preceding clause (i) for the most recent Business Day preceding such day.  Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Rate, or such Adjusted LIBO Rate shall be effective as of the opening of business on the day of such change in the Prime Rate, the Federal Funds Rate, or such Adjusted LIBO Rate, respectively.

“Annual Investment Limitation” means $25,000,000 for any fiscal year of the Borrower.

“Anti-Corruption Laws” has the meaning assigned to such term in Section 3.18.

“Anti-Terrorism Laws” means any laws, regulations, or orders of any Governmental Authority of the United States, the United Nations, European Union or the Netherlands relating to terrorism financing or money laundering, including, but not limited to, the International Emergency Economic Powers Act (50 U.S.C. § 1701 et seq.), the Trading With the Enemy Act (50 U.S.C. § 5 et seq.), the International Security Development and Cooperation Act (22 U.S.C. § 2349aa-9 et seq.), the Act, and any applicable rules or regulations promulgated pursuant to or under the authority of any of the foregoing.

“Applicable Percentage” means, with respect to any Lender, a percentage equal to a fraction the numerator of which is such Lender’s Commitment and the denominator of which is the Aggregate Commitment; provided that, in the case of Section 2.21 when a Defaulting Lender shall exist, “Applicable Percentage” shall mean the percentage of the Aggregate Commitment (disregarding any Defaulting Lender’s Commitment) represented by such Lender’s Commitment.  If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments and to any Lender’s status as a Defaulting Lender at the time of determination.

“Applicable Pledge Percentage” means (i) 100% in the case of a pledge of Equity Interests of a Material Restricted Subsidiary which is a Domestic Subsidiary and (ii) 65% of the voting Equity Interests and 100% of the nonvoting Equity Interests in the case of a pledge of Equity Interests of a Material Restricted Subsidiary which is a Foreign Subsidiary.

“Applicable Rate” means, for any day, with respect to any ABR Loan or LIBOR Loan, or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “ABR Spread”, “LIBOR Spread” or “Commitment Fee Rate”, as the case may be, based upon the Borrower’s Total Net Leverage Ratio as of the most recent determination date:

Total Net Leverage Ratio	LIBOR Spread	ABR Spread	Commitment Fee Rate
Category 1 < 3.00 to 1.00	2.25%	1.25%	0.40%
Category 2 > 3.00 to 1.00 but < 4.50 to 1.00	2.50%	1.50%	0.45%
Category 3 > 4.50 to 1.00	2.75%	1.75%	0.50%

For purposes of the foregoing, (i) the Applicable Rate shall be determined as of the end of each fiscal quarter of the Borrower based upon the Borrower’s annual or quarterly consolidated financial statements (and the related Compliance Certificate) delivered pursuant to Section 5.01 and (ii) each change in the Applicable Rate resulting from a change in the Total Net Leverage Ratio shall be effective during the period commencing on and including the date of delivery of such consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change; provided that the Total Net Leverage Ratio shall automatically be deemed to be in Category 3 if the Borrower fails to deliver the annual or quarterly consolidated financial statements or the related Compliance Certificate required to be delivered by it pursuant to Section 5.01, during the period from the expiration of the time for delivery thereof until such consolidated financial statements are delivered. The Applicable Rate in effect from the Effective Date through the first date on which consolidated financial statements (and the related Compliance Certificate) are required to be delivered pursuant to Section 5.01 shall be based upon the pricing level set forth as Category 3 on the above pricing grid and, thereafter based upon the Total Net Leverage Ratio set forth in the most recently delivered Compliance Certificate.

“Appraisal” means, (a) with respect to the Mortgaged Properties owned by a Loan Party as of the Effective Date and included in the calculation of the Borrowing Base, a current appraisal of such real property and equipment located therein prepared by an appraiser reasonably selected and engaged by the Administrative Agent with the consent of the Borrower, and prepared on a basis and in form and substance, reasonably satisfactory to the Administrative Agent and (b) with respect to the Mortgaged Properties or any other real property owned by a Loan Party after the Effective Date and included in the calculation of the Borrowing Base, a current appraisal of such real property and equipment locate therein prepared by an appraiser selected and engaged by the Borrower, which appraiser shall be reasonably satisfactory to the Administrative Agent, and prepared on a basis and in form and substance, reasonably satisfactory to each of the Borrower and the Administrative Agent.

“Appraised Value” means, with respect to any (a) real property, the “highest and best use value” thereof as set forth on the most recent Appraisal for such real property delivered to the Administrative Agent, and (b) equipment, the “highest and best use value” thereof as set forth on the most recent Appraisal for such equipment delivered to the Administrative Agent.

“Approved Fund” means any Person (other than a natural person or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arranger” means each of Rabobank, BMO Capital Markets Corp., CoBank, ACB and PNC Bank, National Association, each in its capacities as a joint lead arranger and joint bookrunner.

“Asset Sale” means any sale, transfer, or other disposition (including pursuant to a sale and leaseback transaction or as the result of the division of any Person) of any property or asset of the Borrower or any Material Restricted Subsidiary, other than (i) Excluded Dispositions, (ii) sales, transfers or dispositions described in Section 6.05(c), 6.05(d), 6.05(f), 6.05(g) or 6.05(h) and (iii) any Equity Issuance of the Borrower or any of its Restricted Subsidiaries.

“Assignment and Assumption” means an assignment and assumption agreement entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

“Attributed Principal Amount” means, on any day, with respect to any Permitted Receivables Financing entered into by a Subsidiary of the Borrower, the aggregate amount (with respect to any such transaction, the “Invested Amount”) paid to, or borrowed by, such Person as of such date under such Permitted Receivables Financing, minus the aggregate amount received by the applicable Receivables Financier and applied to the reduction of the Invested Amount under such Permitted Receivables Financing.

“Augmenting Lender” has the meaning assigned to such term in Section 2.04.

“Auto-Extension Letter of Credit” has the meaning assigned to such term in Section 2.06(b)(viii).

“Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

“Available Revolving Commitment” means, at any time, the Aggregate Commitment then in effect minus the Revolving Exposure of all Lenders at such time; it being understood and agreed that any Lender’s Swingline Exposure shall not be deemed to be a component of the Revolving Exposure for purposes of calculating the commitment fee under Section 2.12(a).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Banking Services” means Lender Banking Services and Non-Lender Banking Services.

“Banking Services Agreement” means any agreement entered into by the Borrower or any Restricted Subsidiary in connection with Banking Services.

“Banking Services Obligations” means any and all obligations of the Borrower or any Restricted Subsidiary, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services.

“Bankruptcy Code” means the Bankruptcy Code in Title 11 of the United States Code, as amended modified, succeeded or replaced from time to time.

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of (x) any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof or (y) the appointment of a trustee, administrator, custodian, or similar Person by a Governmental Authority under or based on the law in the country where such Person or its direct or indirect parent company is subject to home jurisdiction, if applicable Law requires that such appointment not be disclosed, provided, further, that such ownership interest or appointment (as applicable) does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” has the meaning assigned to such term in the preamble of the Agreement.

“Borrowing” means (a) Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of LIBOR Loans, as to which a single Interest Period is in effect or (b) a Swingline Loan.

“Borrowing Base” means (a) from the Effective Date through the PP&E Conditions Completion Date, the amount of $175,000,000, and (b) on the first Business Day after the PP&E Conditions Completion Date and at any time thereafter, 65% of the Appraised Value of all Eligible Property, as determined based on the Borrowing Base Certificate then most recently delivered pursuant to Section 5.01(f).  For the avoidance of doubt, the Borrower shall be permitted from time to time, in its sole discretion, to increase the amount of the Borrowing Base by including additional property which satisfies the requirements with respect to Eligible Property and delivering a Borrowing Base Certificate with respect to such additional property in accordance with Section 5.01(f).

“Borrowing Base Certificate” means a certificate signed by a Responsible Officer of the Borrower, substantially in the form of Exhibit C-1, with such changes thereto as Administrative Agent may from time to time reasonably request, and appropriately completed.

“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.02 substantially in the form attached hereto as Exhibit D-1; or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located and, if such day relates to any LIBOR Loan, means any day that is also a day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Capital Expenditures” means for any period, with respect to any Person, the aggregate of all expenditures by such Person for the acquisition or leasing (pursuant to a Capital Lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period but excluding normal maintenance which is properly charged to operation) which are required to be capitalized under GAAP on a balance sheet of such Person; provided, however, that Capital Expenditure shall not include any such expenditure which constitute a reinvestment of the Net Cash Proceeds of any Asset Sale in accordance with Section 2.11(b)(i) or the cash proceeds of any Recovery Event in accordance with Section 2.11(b)(ii).

“Capital Lease” means any lease of property, real or personal, the obligations with respect to which are required to be capitalized on a balance sheet of the lessee in accordance with GAAP; provided however that for all purposes of this Agreement and the other Loan Documents, any obligation relating to (a) any lease that was accounted for by the Borrower as an operating lease as of December 31, 2018 and (b) any similar lease entered into at any time after December 31, 2018 by the Borrower or any Subsidiary, shall in each case be accounted for as obligations relating to an operating lease and not as Capital Lease.

“Capital Lease Obligations” means the aggregate principal component of capitalized lease obligations relating to a Capital Lease determined in accordance with GAAP.

“Captive Insurance Company” means any Subsidiary of the Borrower that is organized and subject to regulation as an insurance company, or the principal purpose of which is to procure insurance for the benefit of the Borrower and/or its Restricted Subsidiaries.

“Cash Collateralize” means, to deliver to the Administrative Agent, for the benefit of one or more of any Issuing Bank or the Lenders, as collateral for the LC Exposure or obligations of Lenders to fund participations in respect of the LC Exposure, cash or deposit account balances or, if the Administrative Agent and each applicable Issuing Bank shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and each applicable Issuing Bank.  “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” means:

(a)                                 direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States), in each case maturing within one year from the date of acquisition thereof;

(b)                                 investments in (1) commercial paper and variable or fixed rate notes issued by (A) any domestic commercial bank of recognized standing having capital and surplus in excess of $250,000,000 or (B) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody’s is at least P-1 or the equivalent thereof (any such bank described in this clause (b) being an “Approved Bank”) (or by the parent company thereof) or (2) any commercial paper or variable rate notes issued by, or guaranteed by any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody’s, and in each case maturing within 270 days from the date of acquisition thereof;

(c)                                  investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any Approved Bank;

(d)                                 repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (b) above;

(e)                                  auction preferred stock rated in the highest short-term credit rating category by S&P or Moody’s with a maximum maturity of one year, for which the reset date will be used to determine the maturity date; and

(f)                                   money market funds that (i) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000.

“CFC” means a “controlled foreign corporation” as defined in section 957 of the Code.

“Change in Control” means (a) the acquisition of record or beneficial ownership by any Person or group (as such terms are used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee or director benefit plan or stock plan of the Borrower or a Subsidiary or any trustee or fiduciary with respect to any such plan when acting in that capacity or any trust related to any such plan), of Equity Interests representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Borrower; or (b) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Borrower ceases to be individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above (or individuals previously approved under this clause (iii)) constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (such approval, in the case of clauses (ii) or (iii), either by a specific vote or by approval of the Borrower’s proxy statement in which such member was named as a nominee for election as a director). As used herein, “beneficial ownership” shall have the meaning provided in Rule 13d-3 of the SEC under the Securities Act of 1934.

“Change in Law” means the occurrence, after the date of this Agreement (or with respect to any Lender, if later, the date on which such Lender becomes a Lender), of any of the following:  (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority, or (c) the making or issuance of any request, rules, guideline, requirement or directive (whether or not having the force of law) by any Governmental

Authority; provided however, that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder, issued in connection therewith or in implementation thereof, and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law” regardless of the date enacted, adopted, issued or implemented.

“CIP Regulations” has the meaning assigned to such term in Section 9.13.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Swingline Loans.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“Collateral” means any and all property owned, leased or operated by a Person, which property is covered by the Collateral Documents and any and all other property of any Loan Party, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of Administrative Agent, on behalf of itself and the Holders of Secured Obligations, to secure the Secured Obligations, other than the Excluded Property.

“Collateral Documents” means, collectively, the Security Agreement, each Mortgage and all other agreements, instruments and documents executed in connection with this Agreement that are intended to create, perfect or evidence Liens to secure the Secured Obligations, including, without limitation, all other security agreements, pledge agreements, loan agreements, mortgages, notes, guarantees, subordination agreements, pledges, powers of attorney, consents, assignments, contracts, fee letters, notices, leases, UCC financing statements and fixture filings required by the Security Agreement or any Mortgage and all other written matter whether heretofore, now, or hereafter executed by the Borrower or any of its Material Restricted Subsidiaries and delivered to the Administrative Agent.

“Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum possible aggregate amount of such Lender’s Revolving Exposure hereunder, as such commitment may be (a) reduced or terminated from time to time pursuant to Section 2.09, (b) increased from time to time pursuant to Section 2.04, (c) reduced from time to time pursuant to Section 2.11(b), and (d) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.  The initial amount of each Lender’s Commitment is set forth on Schedule 1.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Communications” has the meaning assigned to such term in Section 9.01(d).

“Compliance Certificate” means a certificate substantially in the form of Exhibit C-2.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated EBITDA” means, for any period, for the Borrower and its Restricted Subsidiaries on a consolidated basis, an amount equal to:  (a) Consolidated Net Income for such period plus (b) an amount which, in the determination of Consolidated Net Income for such period, has been deducted for, without duplication:  (i) Consolidated Interest Expense, (ii) provision for taxes based on income, profits or capital of the Borrower and its Restricted Subsidiaries, including, without limitation, federal, state, franchise, excise and similar taxes and foreign withholding taxes paid or accrued during such period including penalties and interest related to such taxes or arising from any tax examinations, (iii) depreciation and amortization expense and other non-cash charges, expenses or losses (except for any such expense that requires accrual of a reserve for anticipated future cash payments for any period), (iv) non-recurring, cash charges, expenses or losses (including, for the avoidance of doubt, non-recurring, cash charges, expenses or losses constituting restructuring charges or reserves, costs related to the closure and/or consolidation of facilities, contract termination costs and severance expenses) not exceeding $15,000,000 in any four fiscal quarter period, (v) any contingent or deferred payments (including earn-out payments, non-compete payments and consulting payments but excluding ongoing royalty payments) made in connection with any Permitted Acquisition, (vi) any extraordinary or unusual charges or expenses (including amounts paid on early terminations of Swap Agreements), (vii) non-cash losses from foreign exchange translation adjustments or Swap Agreements during such period and (viii) the fees and expenses paid to third parties during such period that directly arise out of and are incurred in connection with any Permitted Acquisition, investment, asset disposition, issuance or repayment of debt, issuance of equity securities, refinancing transaction or amendment or other modification of any debt instrument (in each case, including any such transaction consummated prior to the Effective Date and any such transaction undertaken but not completed, and including transaction expenses incurred in connection therewith) or early extinguishment of Indebtedness to the extent such items were subject to capitalization prior to the effectiveness of Financial Accounting Standards Board Statement No. 141R “Business Combinations” but are required under such statement to be expensed currently, plus (c) (x) pro forma cost-savings add-backs resulting from non-recurring charges related to Permitted Acquisitions or dispositions as permitted pursuant to Regulation S-X of the Securities Exchange Act of 1934 or as approved by the Administrative Agent and (y) the amount of “run rate” net cost savings and operating expense reductions related to any acquisition, disposition, asset sale, divestiture or investment after the Effective Date and projected by the Borrower in good faith to result from actions actually taken during the period that is, or expected to be taken no later than, 12 months after the date of such transaction (which “run rate” net cost savings and operating expense reductions shall be calculated on a pro forma basis as though such cost savings and operating expense reductions had been realized on the first day of the period for which Consolidated EBITDA is being determined and realized during the entirety of such period, without duplication of any pro forma adjustment for any such subsequent period that would otherwise be permitted under this clause (c)), net of the amount of actual benefits realized during such period from such actions; provided that (A) such cost savings and operating expense reductions under this clause (c) are reasonably identifiable and factually supportable (in the good faith determination of the Borrower) and (B) the aggregate amount of such add-backs under this clause (c) shall not exceed 10% of Consolidated EBITDA for the applicable four-quarter period (calculated after giving pro forma effect to the full-year impact of the relevant acquisition, disposition, asset sale, divestiture or investment, but prior to inclusion of any such add-backs), minus (d) the following to the extent included in the determination of Consolidated Net Income for such period, without duplication:  (i) non-cash credits, income or gains, including non-cash gains from foreign exchange translation adjustments or Swap Agreements during such period, (ii) any extraordinary or unusual income or gains (including amounts received on early terminations of Swap Agreements), and (iii) any federal, state, local and foreign income tax credits.  “Consolidated EBITDA” shall not include income (or loss) attributable to non-controlling interests in Restricted Subsidiaries that are not Subsidiary Guarantors, but shall include income (or loss) attributable to non-controlling interests in Restricted Subsidiaries that are Subsidiary Guarantors.  In addition, to the extent that for any period the portion of Consolidated EBITDA attributable to Material Restricted Subsidiaries that are Domestic Subsidiaries but that are not Subsidiary Guarantors exceeds 10% of Consolidated EBITDA (such amount in excess of 10% of Consolidated EBITDA, the “Excess EBITDA”), then such Excess EBITDA shall be excluded from the calculation of Consolidated EBITDA.

“Consolidated Funded Indebtedness” means, as of any date of determination with respect to the Borrower and its Restricted Subsidiaries on a consolidated basis, without duplication, the sum of:  (a) the outstanding principal amount of all obligations for borrowed money, whether current or long-term (including the Obligations) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments or upon which interest payments are customarily made; (b) all obligations arising under letters of credit (including standby and commercial but excluding letters of credit to the extent such letters of credit have been cash collateralized) and bankers’ acceptances, but only to the extent consisting of unpaid reimbursement obligations in respect of drawn amounts under letters of credit or bankers’ acceptance facilities; (c) all attributable indebtedness under Capital Leases, synthetic leases, account receivables securitization programs (including any Permitted Receivables Financings), off-balance sheet loans or similar off-balance sheet financing products; (d) all obligations under conditional sale or other title retention agreements relating to assets purchased (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business); (e) all obligations issued or assumed as the deferred purchase price of assets or services purchased (other than contingent earn-out payments and other contingent deferred payments to the extent not fixed and payable, and trade debt incurred in the ordinary course of business and due within six (6) months of the incurrence thereof) which would appear as liabilities on a balance sheet; (f) all preferred Equity Interests issued and which by the terms thereof could be (at the request of the holders thereof or otherwise) subject to mandatory sinking fund payments, redemption or other acceleration; (g) all Guarantees with respect to outstanding Indebtedness of the type specified in clauses (a) through (f) above of another Person; (h) all Indebtedness of the type specified in clauses (a) through (f) above of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, assets owned or acquired by the Borrower or a Restricted Subsidiary, whether or not the obligations secured thereby have been assumed; and (i) all Indebtedness of the types referred to in clauses (a) through (h) above of any partnership or joint venture (other than a joint venture that is itself a corporation, limited liability company or similar limited liability entity organized under the Laws of a jurisdiction other than the United States or a state thereof) in which the Borrower or any of its Restricted Subsidiaries is a general partner or joint venturer, except to the extent that Indebtedness is expressly or legally made non-recourse to such Person.  For the avoidance of doubt, Consolidated Funded Indebtedness shall exclude Hybrid Equity Securities issued by the Borrower or any Restricted Subsidiary.  For purposes hereof, the definition of “Consolidated Funded Indebtedness” shall exclude any Indebtedness under the Contingent Subordinated Obligation until such Indebtedness is reflected as a liability or contingent obligation on the consolidated balance sheet of the Borrower.

“Consolidated Interest Expense” means, for any period, for the Borrower and its Restricted Subsidiaries on a consolidated basis without duplication, the following (in each case as determined in accordance with GAAP):  (a) all interest in respect of Indebtedness (including the interest component of synthetic leases, account receivables securitization programs, off-balance sheet loans or similar off-balance sheet financing products) accrued during such period (whether or not actually paid during such period) and costs of surety bonds, in each case determined after giving effect to any net payments made or received under interest rate Swap Agreements minus (b) the sum of (i) all interest income during such period and (ii) to the extent included in clause (a) above, the amount of write-offs or amortization of deferred financing fees, commissions, fees and expenses, and amounts paid (or plus any amounts received) on early terminations of Swap Agreements.

“Consolidated Net Income” means, for any period, net income after taxes for such period of the Borrower and its Restricted Subsidiaries on a consolidated basis, as determined in accordance with GAAP.  Except as otherwise provided herein, the applicable period shall be for the four (4) consecutive quarters most recently ended as of the date of computation.

“Contingent Subordinated Obligation” means the contingent subordinated obligation described on Schedule 6.01.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Co-Syndication Agent” means each of BMO Capital Markets Corp. and CoBank, ACB, each in its capacity as co-syndication agent hereunder.

“Covenant Trigger Event” means the last day of any fiscal quarter or the date of any Borrowing on which the Liquidity is less than (a) from the Effective Date through the PP&E Conditions Completion Date, $100,000,000, and (b) on the Business Day following the PP&E Conditions Completion Date and at any time thereafter, an amount equal to the lesser of 50% of the Borrowing Base on such date or $175,000,000, in each case after giving effect to the Borrowing in respect of which Liquidity is being calculated, if applicable.

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States, any applicable State thereof or other applicable jurisdictions from time to time in effect.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means, subject to Section 2.21(b), any Lender that has (a) failed to (i) fund any portion of its Loans within 2 Business Days of the date required to be funded by it hereunder unless such Lender’s failure to fund is based on such Lender’s good faith determination that the conditions precedent to each funding under this Agreement have not been satisfied and such Lender has notified the Administrative Agent in writing of such determination (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing), or (ii) pay to the Administrative Agent, the Swingline Lender, any Issuing Bank or any other Lender any other amount required to be paid by it (including in respect to its participation in Letters of Credit and Swingline Loans) within 2 Business Days of the date when due, (b) notified the Borrower, the Administrative Agent, any Issuing Bank, the Swingline Lender or any Lender in writing that it does not intend or expect to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend or expect to comply with its funding obligations (i) under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or (ii) under other agreements in which it is obligated to extend credit unless, in the case of this clause (ii), such obligation is subject to a good faith dispute, (c) failed, within three Business Days after request by the Administrative Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans unless subject to a good faith dispute based on such Lender’s good faith determination that the conditions precedent to funding under this Agreement have not been satisfied and such Lender has notified the Administrative Agent in writing of such determination, provided that any such Lender shall cease to be a Defaulting Lender under this clause (c) upon receipt of such confirmation by the Administrative Agent, (d) has, or has a direct or indirect parent company that has, become the subject of a Bankruptcy Event or (e) become the subject of a Bail-In Action.  Any determination by Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (e) of this definition shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.21(b)) upon delivery of written notice of such determination to the Borrower, each Issuing Bank, and each Lender.

“Departing Lender” has the meaning set forth in Section 2.20(a).

“Designated Jurisdiction” means any country or territory that is, or whose government is, the subject of any Sanction, including, without limitation, currently the Region of Crimea, Cuba, Iran, North Korea, Sudan and Syria.

“dollars” or “$” refers to lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary that is incorporated or organized under the laws of the United States of America, any state thereof or in the District of Columbia.

“ECP” means an “eligible contract participant” as defined in Section 1(a)(18) of the Commodity Exchange Act or any regulations promulgated thereunder and the applicable rules issued by the Commodity Futures Trading Commission and/or the SEC.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means February 22, 2019, the date on which the conditions specified in Section 4.01 were satisfied (or waived in accordance with Section 9.02).

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.

“Electronic System” means any electronic system, including e-mail, e-fax, Intralinks®, Debt Domain, SyndTrak, and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Administrative Agent and any of its respective Related Parties or any other Person, providing for access to data protected by passcodes or other security system.

“Eligible Equipment” means equipment (as that term is defined in the UCC) located on any real property constituting Eligible Real Property and used in the ordinary course of a Loan Party’s business; provided, however, an item of equipment shall not be included in Eligible Equipment if:

(a)                                 a Loan Party does not have good, valid, and marketable title thereto or such equipment is subject to a Capital Lease,

(b)                                 the Administrative Agent does not have a valid and perfected first priority Lien thereon, subject to no other Liens except for Permitted Encumbrances,

(c)                                  a Loan Party does not have actual and exclusive possession thereof,

(d)                                 the Administrative Agent has not received an Appraisal of such item of equipment, or

(e)                                  it is an aircraft, or an automobile, truck, rail car, or any vehicle subject to a certificate of title, or consists of office furniture, computers, phones or other office equipment.

“Eligible Property” means the Eligible Equipment and the Eligible Real Property.

“Eligible Real Property” means real property owned by a Loan Party located in the United States of America; provided, Eligible Real Property shall not include the following:

(a)                                 any parcel of real property with respect to which the applicable Loan Party has not satisfied each of the PP&E Conditions,

(b)                                 any parcel of real property with respect to which the applicable Loan Party does not have good, valid, and marketable title thereto, subject only to a valid and perfected first priority Lien of the Administrative Agent and Permitted Encumbrances,

(c)           any parcel of real property with respect to which the Administrative Agent has not received an Appraisal, or

(d)           any parcel of real property that is not the location of a processing, packing or manufacturing plant or cold storage facility currently being operated and used by the Borrower or its Restricted Subsidiary in the ordinary course of business (an “Operating Facility”); it being acknowledged that any parcel of real property contiguous or adjacent to such Operating Facility or otherwise considered to be part of or integral to the operation of such Operating Facility shall not be otherwise considered to be ineligible pursuant to this clause (d).

“Environmental Indemnity Agreement” means an environmental indemnity agreement by and between any Loan Party party to a Mortgage and Administrative Agent, in form and substance reasonably acceptable to Administrative Agent, as the same shall be amended, modified and supplemented and in effect from time to time.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, permits, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, pollution, preservation or reclamation of the environment or natural resources, or the management, generation, transportation, storage, handling, use, or release or threatened release of, or exposure to, any Hazardous Material, as has been, is now, or may at any time hereafter be, in effect.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities,

and including any Lien filed against any Mortgaged Property), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“Equity Issuance” means any issuance by the Borrower or any of its Restricted Subsidiaries to any Person which is not the Borrower or a Subsidiary of (a) shares of its Equity Interests or Hybrid Equity Securities (excluding issuances of Equity Interests to directors, officers, consultants or other employees under any equity award program, employee stock purchase plan or other employee benefit plan in existence from time to time), (b) any shares of its Equity Interests pursuant to the exercise of options (excluding for purposes hereof the issuance of Equity Interests pursuant to the exercise of stock options held by directors, officers, consultants or other employees or former employees of the Loan Parties or personal representatives or heirs or beneficiaries of any of them) or warrants or (c) any shares of its Equity Interests or Hybrid Equity Securities pursuant to the conversion of any debt securities to equity.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower or any Subsidiary, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 and 430 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) the occurrence of any “reportable event”, as defined in Section 4043(c) of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the notice is waived or otherwise not required); (b) the failure by the Borrower or any ERISA Affiliate to make sufficient contributions for any Plan or any Multiemployer Plan in order to meet the minimum funding standards as determined under Section 412 of the Code, Section 430 of the Code or Section 303 of ERISA for any plan year; (c) the occurrence with respect to any Plan subject to Section 433 of the Code or any Multiemployer Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or

Section 302 of ERISA), whether or not waived; (d) the filing pursuant to Section 412(d) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (e) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (f) the receipt by the Borrower or any ERISA Affiliate from the PBGC or other governmental entity of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (g) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan or (h) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent, within the meaning of Title IV of ERISA.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” has the meaning assigned to such term in Article VII.

“Excluded Disposition” means the sale, transfer, lease or other disposition of (a) any motor vehicles, other equipment or any other property (other than real property or intellectual property) no longer used or useful in the business of the Borrower or any of its Restricted Subsidiaries, (b) obsolete or worn-out property or assets in the ordinary course of business, (c) any inventory and materials in the ordinary course of business and on ordinary business terms, (d) cash or Cash Equivalents in the ordinary course of business, (e) accounts receivable in connection with the collection or compromise thereof in the ordinary course of business, (f) property and assets to the extent that such property or asset is exchanged for credit against the purchase price of similar replacement property or assets and (g) any of the real property set forth on Schedule 1.01(b), together with all improvements, fixtures and equipment located thereon and general intangible related thereto.

“Excluded Property” means the collective reference to (a) the Equity Interests in, and any assets of, any Unrestricted Subsidiary, (b) all Equity Interests in excess of the Applicable Pledge Percentage in any Foreign Subsidiary that is a CFC and a Pledge Subsidiary, (c) any Equity Interests in any Foreign Subsidiary which is not a Pledge Subsidiary, (d) any leased real property interest or other leasehold interest, (e) any corporate aircraft, (f) any property the pledge of which would require consent, approval or authorization from any Governmental Authority (to the extent such consent, approval or authorization has not been obtained or waived), (g) motor vehicles or other assets the attachment or perfection of a lien thereon is subject to a certificate of title statute, (h) any property which, subject to the terms of Section 6.10, is subject to a Lien of the type described in Section 6.02(e) pursuant to documents which prohibit such Loan Party from granting any other Liens in such property, and (i) any General Intangible (as defined in the UCC), permit, lease, license, contract or other Instrument (as defined in the UCC) of such Loan Party or Equity Interest in any Person that is not wholly-owned by one or more of the Loan Parties solely to the extent that the grant of a security interest in such General Intangible, permit, lease, license, contract or other Instrument or Equity Interest in the manner contemplated by the Collateral Documents, under the terms thereof, under any agreement applicable thereto, or under applicable Law, is prohibited and would result in the termination thereof or give the other parties thereto the right to terminate, accelerate or otherwise alter such Loan Party’s rights, titles and interests thereunder (including upon the giving of notice or the lapse of time or both); provided that (x) any such limitation described in this clause (i) on the security interests granted hereunder shall only apply to the extent that any such prohibition could not be rendered ineffective pursuant to the UCC or any other applicable Law or principles of equity and (y) in the event of the termination or elimination of any such prohibition or the requirement for any consent contained in any applicable Law, General Intangible, permit, lease, license, contract or other Instrument, to the extent sufficient to permit any such item to become Collateral, or upon the granting of any such consent, or waiving or terminating any requirement for such consent, a security interest in such General Intangible, permit, lease, license, contract or other Instrument shall be automatically and simultaneously granted hereunder and shall be included as Collateral.  In addition, (1) other assets may be designated as “Excluded Property” if the Administrative Agent determines that the cost of obtaining a perfected security interest therein is excessive in relation to the value afforded thereby and (2) upon the sale, conveyance or contribution thereof to a Receivables Financing SPC in connection with a Permitted Receivables Financing, the Accounts (as defined in the Security Agreement) and related Transferred Assets shall be automatically released from the security interests created pursuant to the Collateral Documents (and the Administrative Agent shall, at the expense of the Borrower, execute such documentation reasonably necessary to evidence such release); provided however, that the Administrative Agent and the Holders of Secured Obligations shall have a Lien in all amounts due to a Loan Party from a Receivables Financing SPC in connection with any such sale, conveyance or contribution of Accounts and related Transferred Assets.

“Excluded Swap Obligation” means, with respect to any Loan Party, any Specified Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Specified Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an ECP at the time the guarantee of such Loan Party or the grant of such security interest becomes or would become effective with respect to such Specified Swap Obligation.  If a Specified Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Specified Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. Federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.20) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.17, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan or Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.17(f) and (d) any U.S. Federal withholding Taxes imposed under FATCA.

“Farm Credit Fee Letter” means that certain fee letter, executed by the Borrower setting forth the applicable fees to be paid to CoBank, ACB for its arrangement of certain Farm Credit Lenders as Voting Participants on the Effective Date.

“Farm Credit Lender” means a federally-chartered Farm Credit System lending institution organized under the Farm Credit Act of 1971, as the same may be amended or supplemented from time to time.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average of the quotations for such day for such transactions received by Administrative Agent from three federal funds brokers of recognized standing selected by it.

“Fee Letters” means the Agent Fee Letter and the Farm Credit Fee Letter.

“Financial Officer” means the chief executive officer, chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

“First Tier Foreign Subsidiary” means each Foreign Subsidiary with respect to which any one or more of the Borrower and its Domestic Subsidiaries directly owns or Controls more than 50% of such Foreign Subsidiary’s issued and outstanding Equity Interests.

“Fixed Charge Coverage Ratio” means, as of the last day of any Fiscal Quarter, the ratio of (a) Consolidated EBITDA minus Capital Expenditures paid in cash of the Borrower and its Restricted Subsidiaries, to (b) Fixed Charges, in each case for the four fiscal quarter period then ended.

“Fixed Charges” means the sum of (without duplication) (a) Consolidated Interest Expense payable in cash, (b) the aggregate amount of Restricted Payments made in cash by the Borrower or any Restricted Subsidiary (other than Restricted Payments paid to the Borrower or its Restricted Subsidiaries), (c) all federal, state, local and foreign income taxes paid in cash by the Borrower and its Restricted Subsidiaries (including Restricted Payments permitted by Section 6.07(c)), (d) the aggregate amount of Restricted Debt Payments made in cash by the Borrower or its Restricted Subsidiaries, and (e) the aggregate scheduled principal amount of Consolidated Funded Indebtedness (excluding the Revolving Loans) required to be repaid, in each case for the four fiscal quarter period then ended.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located and any other Lender that is not a United States person within the meaning of Section 7701(a)(30) of the Code.  For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Subsidiary” means any Subsidiary which is not a Domestic Subsidiary.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the Issuing Banks, such Defaulting Lender’s Applicable Percentage of the outstanding LC Exposure other than LC Exposure as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swingline Lender, such Defaulting Lender’s Applicable Percentage of outstanding Swingline Loans made by the Swingline Lender other than Swingline Loans as to which as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders.

“Fully Satisfied” or “Full Satisfaction” means, as of any date, that on or before such date:

(a)                                 with respect to the Loans and Letters of Credit: (i) the principal of and interest accrued to such date on the Loans and outstanding LC Disbursements (other than the contingent LC Exposure) shall have been paid in full in cash, (ii) all fees, expenses, and other amounts then due and payable (other than the contingent LC Exposure and other contingent amounts for which a claim has not been made) shall have been paid in full in cash, (iii) the Commitments shall have expired or irrevocably been terminated, and (iv) the contingent LC Exposure, if any, shall have been secured by: (A) the grant of a first-priority, perfected Lien on cash in an amount at least equal to 105% of the amount of such LC Exposure, (B) the issuance of a “back-to-back” letter of credit in form and substance reasonably acceptable to the Issuing Bank with an original face amount at least equal to 105% of the amount of such LC Exposure and issued by an issuing bank reasonably satisfactory to the Issuing Bank or (C) other collateral which is reasonably acceptable to the Issuing Bank; and

(b)                                 with respect to the Banking Services Obligations and Swap Obligations: (i) all termination payments, fees, expenses, and other amounts then due and payable under the related Banking Services Agreements or Swap Agreements shall have been paid in full in cash, and (ii) unless otherwise waived by the applicable provider of Banking Services or Holder of Secured Obligations to which such Swap Obligations are owed, all contingent amounts which could be payable under the related Banking Services Agreements or Swap Agreements shall have been secured by: (A) the grant of a first-priority, perfected Lien on cash in an amount at least equal to 105% of the amount of such contingent amounts, (B) the issuance of a letter of credit in form and substance reasonably acceptable to the applicable provider of Banking Services or Holder of Secured Obligations to which such Swap Obligations are owed and in an amount at least equal to 105% of the amount of such contingent obligations and issued by an issuing bank reasonably satisfactory to such applicable provider of Banking Services or Holder of Secured Obligations to which such Swap Obligations are owed or (C) other collateral which is reasonably acceptable to the applicable provider of Banking Services; provided the amount of such Banking Services Obligations or Swap Obligations shall be determined in accordance with Section 8.13.

“Funding Account” means the deposit account of the Borrower to which the Administrative Agent is authorized by the Borrower to transfer the proceeds of any Borrowings requested or authorized pursuant to this Agreement.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, consistently applied and as in effect from time to time.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting regulatory capital rules or standards (including, without limitation, the Basel Committee on Banking Supervision or any successor or similar authority thereto).

“Guarantee” means, with respect to any Person, without duplication, any obligations of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (a) to purchase any such Indebtedness or any property constituting security therefor, (b) to advance or provide funds or other support for the payment or purchase of any such Indebtedness or to maintain working capital, solvency or other balance sheet condition of such other Person (including without limitation keep well agreements, maintenance agreements or similar agreements or arrangements) for the benefit of any holder of Indebtedness of such other Person, (c) to lease or purchase assets, securities or services primarily for the purpose of assuring the holder of such Indebtedness, or (d) to otherwise assure or hold harmless the holder of such Indebtedness against loss in respect thereof.  The amount of any Guarantee hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Holders of Secured Obligations” means the holders of the Secured Obligations from time to time and shall include (i) each Lender and each Issuing Bank in respect of its Loans and LC Exposure respectively, (ii) the Administrative Agent, the Issuing Banks and the Lenders in respect of all other present and future obligations and liabilities of the Borrower and each Loan Party of every type and description arising under or in connection with this Agreement or any other Loan Document, (iii) each Lender and Affiliate of such Lender and each provider of Non-Lender Banking Services in respect of Swap Agreements and Banking Services Agreements entered into with such Person by the Borrower or any Restricted Subsidiary, (iv) each indemnified party under Section 9.03 in respect of the obligations and liabilities of the Borrower to such Person hereunder and under the other Loan Documents, and (v) their respective successors and (in the case of a Lender, permitted) transferees and assigns.

“Hybrid Equity Securities” means any securities issued by the Borrower, any Restricted Subsidiary or a financing vehicle of the Borrower or any Restricted Subsidiary that (i) are classified as possessing a minimum of “intermediate equity content” by S&P and Basket C equity credit by Moody’s and (ii) other than solely through the issuance of Equity Interests, (A) do not require any repayments or prepayments, any redemptions, repurchases, sinking fund payments or defeasement, or any mandatory preferred cash dividends, and (B) do not otherwise provide for (1) any obligations thereunder or in connection therewith to become due prior to their scheduled maturity or (2) an ability (with or without the giving of notice, the lapse of time or both) for the holder or holders of any such securities or any trustee or agent on its or their behalf to cause any such obligations to become due, in each case, prior to at least 180 days after the Maturity Date.

“Improvement” means any walled and roofed building, any building in the course of construction that qualifies for insurance coverage, and any manufactured (mobile) homes.

“Increasing Lender” has the meaning assigned to such term in Section 2.04.

“Indebtedness” means, as of any date of determination with respect to any Person, without duplication:  (a) the outstanding principal amount of all obligations for borrowed money, whether current or long-term and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments or upon which interest payments are customarily made; (b) the maximum amount of all letters of credit (including standby and commercial) and bankers’ acceptances, including unpaid reimbursement obligations in respect of drawn amounts under letters of credit or bankers’ acceptance facilities; (c) all attributable indebtedness under Capital Leases, synthetic leases, account receivables securitization programs (including Permitted Receivables Financings), off-balance sheet loans or similar off-balance sheet financing products; (d) all obligations of such Person under conditional sale or other title retention agreements relating to assets purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business); (e) all obligations issued or assumed as the deferred purchase price of assets or services purchased (other than contingent earn-out payments and other contingent deferred payments to the extent not fixed and payable, and trade debt incurred in the ordinary course of business and due within six (6) months of the incurrence thereof) which would appear as liabilities on a balance sheet; (f) all preferred Equity Interests issued by such Person and which by the terms thereof could be (at the request of the holders thereof or otherwise) subject to mandatory sinking fund payments, redemption or other acceleration; (g) all obligations of such Person under take-or-pay or similar arrangements; (h) all net obligations of such Person under Swap Agreements; (i) the Indebtedness of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venture to the extent such Person would be liable therefor under applicable law or any agreement or instruments by virtue of such Person’s interest in such other Person, except to the extent that Indebtedness is expressly made non recourse to such Person; (j) all Guarantees with respect to outstanding Indebtedness of the type specified in clauses (a) through (i) above of another person; and (k) all Indebtedness of the type specified in clauses (a) through (j) above of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, assets owned or acquired by such Person, whether or not the obligations secured thereby have been assumed.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Ineligible Institution” means (a) a natural person, (b) a Defaulting Lender, (c) the Borrower, any of its Subsidiaries or any of its Affiliates, or (d) a company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof.

“Intercreditor Agreement” means that certain Intercreditor Agreement dated as of the Effective Date (including any and all supplements thereto) and executed between the Administrative Agent and Rabobank, together with any of its permitted successors and assigns thereunder, as Receivables Financier, and as amended, restated, supplemented or otherwise modified from time to time.

“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.08 in the form attached hereto as Exhibit D-2; or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“Interest Payment Date” means (a) with respect to any ABR Loan (other than a Swingline Loan), (i) the second Business Day following the last day of each March, June, September and December and (ii) the Maturity Date, (b) with respect to any LIBOR Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a LIBOR Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period and the Maturity Date and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid and the Maturity Date.

“Interest Period” means with respect to any LIBOR Borrowing, the period commencing on the date such LIBOR Loan is disbursed, converted to or continued and ending on the date that is one, two, three or six months thereafter, as the Borrower may elect in accordance with Section 2.08; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a LIBOR Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period pertaining to a LIBOR Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (iii) no Interest Period shall extend beyond the Maturity Date.

“IRS” means the United States Internal Revenue Service.

“Issuing Bank” means Rabobank in its individual capacity as an issuer of Letters of Credit hereunder and its successors in such capacity as provided in Section 2.06(i) and any Lender appointed by the Borrower (with the consent of such Lender and the Administrative Agent) as such by notice to the Lenders as a replacement for any Issuing Bank who is at the time of such appointment a Defaulting Lender.  Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case having the force of law.

“LC Collateral Account” has the meaning assigned to such term in Section 2.06(j).

“LC Commitment” means, with respect to each Issuing Bank, the commitment, if any, of such Issuing Bank to issue Letters of Credit, expressed as an amount representing the maximum possible aggregate amount of such Issuing Bank’s LC Exposure hereunder, as such commitment may be reduced, terminated or increased from time to time pursuant to the provisions of this Agreement.  The initial amount of each Issuing Bank’s LC Commitment is set forth on Schedule 1.01, or in the Assignment and Assumption pursuant to which such Issuing Bank shall have assumed its LC Commitment, as applicable.

“LC Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate amount of all unreimbursed LC Disbursements, including all Letter of Credit Borrowings.  For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.05.  For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Lender Banking Services” means each and any of the following bank services provided to the Borrower or any Restricted Subsidiary by any Lender or any of its Affiliates:  (a) credit cards or debit cards for commercial customers (including, without limitation, commercial credit cards, debit cards and purchasing cards), (b) stored value cards and (c) treasury or other cash management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).

“Lender Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.

“Lenders” means the Persons listed on the Schedule 1.01 and any other Person that shall have become a Lender hereunder pursuant to Section 2.04 or pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.  Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender.

“Letter of Credit” means any letter of credit issued hereunder providing for the payment of cash upon the honoring of a presentation thereunder.  A Letter of Credit may be a commercial letter of credit or a standby letter of credit.

“LIBO Rate” means, with respect to any Borrowing for any Interest Period, a rate per annum equal to the London interbank offered rate as administered by the ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for deposits in U.S. dollars with a term equivalent to such Interest Period as displayed on the Reuters screen page that displays such rate (currently page LIBOR01) (or, in the event such rate does not appear on a Reuters page or screen, on the appropriate page of such other information service that publishes such rate as shall be selected by Administrative Agent from time to time in its reasonable discretion) at approximately 11:00 a.m., London time, 2 Business Days prior to the commencement of such Interest Period; provided that in no event shall the LIBO Rate be less than zero.  In the event that such rate is not available at such time for any reason, then the LIBO Rate with respect to such Borrowing for such Interest Period shall be the rate at which dollar deposits in the amount of the requested Borrowing and for a maturity comparable to such Interest Period are offered by the principal London office of Rabobank in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, 2 Business Days prior to the commencement of such Interest Period; provided that in no event shall such rate be less than zero.

“LIBO Screen Rate” shall mean the LIBO Rate quote on the applicable screen page the Administrative Agent designates in its reasonable discretion to determine the LIBO Rate (or such other commercially available source providing such quotations as may be designated by the Administrative Agent in its reasonable discretion from time to time).

“LIBO Successor Rate” has the meaning assigned to such term in Section 2.14(c).

“LIBO Successor Rate Conforming Changes” shall mean, with respect to any proposed LIBO Successor Rate, any conforming changes to the definition of LIBO Rate, Adjusted LIBO Rate, Alternate Base Rate, Applicable Rate, Interest Period, timing and frequency of determining rates and making payments of interest and other administrative matters in each case as may be appropriate, in the reasonable discretion of the Administrative Agent, to reflect the adoption of such LIBO Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBO Successor Rate exists, in such other manner of administration as the Administrative Agent reasonably determines in consultation with the Borrower).

“LIBOR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, assignment for security, levy, attachment, charge, security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, Capital Lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Liquidity” means, as of any time, the sum of (a) (i) the Maximum Available Amount, minus (ii) the Revolving Exposure of all Lenders, plus (b) the unrestricted cash and Cash Equivalents on hand and cash and Cash Equivalents restricted in favor of the Administrative Agent, to the extent held by the Borrower and the Restricted Subsidiaries on a consolidated basis as of such time in an amount up to $25,000,000 in the aggregate for all such cash, plus (c) solely for purposes of determining Liquidity pursuant to (x) clause (h) of the definition of “Permitted Acquisition” in connection therewith, (y) Section 6.07(j)(y) in connection with the making of any Restricted Payment thereunder and (z) Section 6.08(y) in connection with the making of any Restricted Debt Payment thereunder, and not for any other purpose in this Agreement, amounts available to be drawn under any Permitted Receivables Financing in compliance (including compliance on a Pro Forma Basis) with this Agreement.

“Loan Documents” means this Agreement, any promissory notes issued pursuant to this Agreement, any Letter of Credit applications, the Collateral Documents, the Subsidiary Guaranty, the Environmental Indemnity Agreements, the Fee Letters, all Borrowing Requests, all Interest Election Requests, the Intercreditor Agreement and all other agreements, instruments, documents and certificates identified in Section 4.01 executed and delivered to, or in favor of, the Administrative Agent or any Lenders and including all other pledges, powers of attorney, consents, assignments, contracts, notices, letter of credit agreements and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Loan Party, or any employee of any Loan Party, and delivered to the Administrative Agent or any Lender in connection with this Agreement or the transactions contemplated hereby.  Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to this Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

“Loan Parties” means the Borrower and the Subsidiary Guarantors.

“Loans” means the loans and advances made by the Lenders pursuant to this Agreement in the form of Revolving Loans and Swingline Loans.

“Material Adverse Effect” means (A) a material adverse change in, or a material adverse effect on, the operations, business, assets, properties, liabilities (actual or contingent) or financial condition of the Borrower and its Restricted Subsidiaries, taken as a whole; (B) a material impairment of the rights and remedies of the Administrative Agent, any Issuing Bank or any Lender under any Loan Document, or of the ability of the Borrower or any Subsidiary Guarantor to pay the Obligations and to perform its obligations under any Loan Document to which it is a party; or (C) a material adverse effect upon the legality, validity, binding effect or enforceability against the Borrower or any Subsidiary Guarantor of any Loan Document to which it is a party.

“Material Indebtedness” means (i) the Contingent Subordinated Obligation, and (ii) Indebtedness (other than the Loans and Letters of Credit, but including any Permitted Receivables Financing), or obligations in respect of one or more Swap Agreements, of any one or more of the Borrower and its Restricted Subsidiaries in an aggregate principal amount exceeding $25,000,000.  For purposes of determining Material Indebtedness, the “obligations” of the Borrower or any Restricted Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Restricted Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

“Material Restricted Subsidiary” means (i) each Restricted Subsidiary that is a borrower or guarantor of any Material Indebtedness or a guarantor of any Indebtedness under the Senior Notes, (ii) any other Restricted Subsidiary (other than a Receivables Financing SPC) with assets of $500,000 or more and (iii) any other Restricted Subsidiary that owns any material domestic intellectual property; provided, however, if the aggregate assets of Restricted Subsidiaries (other than Receivables Financing SPCs) that are not Material Restricted Subsidiaries at any time exceeds $10,000,000, the Borrower shall designate one or more of such Restricted Subsidiaries as Material Restricted Subsidiaries such that, after giving effect to such designations, the aggregate assets of Restricted Subsidiaries (other than Receivables Financing SPCs) that are not Material Restricted Subsidiaries shall be less than $10,000,000.

“Maturity Date” means the earliest of (a) February 22, 2024, (b) September 15, 2022 if by June 15, 2022, the Borrower has not (i) repaid the remaining obligations under the existing Senior Notes with cash on hand, Revolving Loans, or proceeds of borrowings under a Permitted Receivables Financing, in each case solely to the extent permitted under Section 6.08, (ii) entered into definitive agreements to refinance the existing Senior Notes with a Permitted Refinancing, or (iii) entered into definitive agreements to extend the maturity date of the existing Senior Notes to a date that is no earlier than the date that is five and one-half years after the Effective Date, or (c) or any date on which the Commitments are reduced to zero or otherwise terminated pursuant to the terms hereof.

“Maximum Available Amount” means at any time, the lesser of (a) the Aggregate Commitment then in effect and (b) the Borrowing Base as reflected in the most recently delivered Borrowing Base Certificate.

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgages” means each mortgage, leasehold mortgage, deed to secure debt, deed of trust, leasehold deed of trust, and similar agreement executed by any Loan Party after the Effective Date, for the benefit of Administrative Agent and the Holders of Secured Obligations, granting a Lien on any real property of such Loan Party.

“Mortgaged Property” means, initially, each parcel of owned real property and the improvements thereto identified to be mortgaged on Schedule 5.11, and includes each other parcel of owned real property and improvements thereto with respect to which a Mortgage is granted (or is required to be granted) pursuant to Section 5.10.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Cash Proceeds” means, with respect to any Asset Sale, (a) the cash proceeds received in respect of such Asset Sale including any cash received in respect of any non-cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but excluding any interest payments), but only as and when received, net of (b) the sum of (i) all fees and out-of-pocket expenses paid to third parties (other than Affiliates) in connection with such Asset Sale, (ii) the amount of all payments required to be made as a result of such Asset Sale to repay Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such Asset Sale and (iii) the amount of all taxes paid (or reasonably estimated to be payable) and the amount of any reserves established to fund contingent liabilities reasonably estimated to be payable, in each case during the year that such Asset Sale occurred or the next succeeding year and that are directly attributable to such Asset Sale (as determined reasonably and in good faith by a Financial Officer).

“Non-Extension Notice Date” has the meaning assigned to such term in Section 2.06(b)(viii).

“Non-Lender Banking Services” means each and any of the following bank products provided, pursuant to agreements entered into prior to the Effective Date, to the

Borrower or any Restricted Subsidiary in the ordinary course of business by any Person that immediately prior to the Effective Date was a “Lender” under (and as defined in) the Prior Credit Agreement but is not a Lender or an Affiliate of a Lender under this Agreement:  (a) credit cards or debit cards for commercial customers (including, without limitation, commercial credit cards, debit cards and purchasing cards), (b) stored value cards and (c) treasury or other cash management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).

“Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans, all LC Exposure, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Loan Parties to the Lenders or to any Lender, the Administrative Agent, the Issuing Banks or to any Issuing Bank or any indemnified party arising under the Loan Documents, and including interest, fees and expenses that accrue after the commencement by or against any Loan Party of any proceeding in connection with any Debtor Relief Laws, regardless of whether such interest fees, and expenses are allowed or allowable in whole or in part as a claim in such proceeding.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19 or 2.20).

“Participant” has the meaning set forth in Section 9.04.

“Participant Register” has the meaning assigned to such term in Section 9.04(c).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Acquisition” means an acquisition by the Borrower or any of its Restricted Subsidiaries; provided, (a) it is an acquisition of a Person or assets of a Person in a line of business permitted by Section 6.03(b), (b) both immediately before and immediately after giving effect to such acquisition, no Default exists, (c) the Borrower shall have provided to the Administrative Agent a certificate of a Responsible Officer of the Borrower (supported by reasonably detailed calculations) certifying that (i) immediately before and after giving effect to such acquisition on a Pro Forma Basis, the Borrower and its Restricted Subsidiaries are in compliance with the financial covenant set forth in Section 6.12 (solely to the extent a Covenant Trigger Event has occurred as of the date of the consummation of such Permitted Acquisition), (ii) based upon projections made in good faith by the management of the Borrower, Borrower and its Restricted Subsidiaries are projected to be in compliance with the financial covenant set forth in Section 6.12 for the next following four fiscal quarters ending after consummation of such acquisition, and (iii) no Default then exists or would be caused by such acquisition, (d) it is approved by the board of directors (or similar governing body) or the requisite shareholders (or other equityholders) of the Person being acquired or Person transferring the assets being acquired, (e) if it is an acquisition of Equity Interests of a Person, greater than fifty percent (50%) of all issued and outstanding Equity Interests of such Person is acquired, (f) any Person acquired (but excluding any of its Subsidiaries), will be a Domestic Subsidiary of the Borrower immediately after such acquisition and the assets being acquired (other than a de minimis amount of assets in relation to the assets being acquired) are located within the United States, (g) not later than the closing date of such acquisition and solely to the extent otherwise prepared and available to the Borrower, the Borrower shall provide to the Administrative Agent and Lenders with its due diligence package regarding the Person or business being acquired and such other information as the Administrative Agent may reasonably request, which may include the total amount of such acquisition and other terms and conditions of the acquisitions, the full name and jurisdiction of organization of any new Subsidiary created or acquired for the purpose of effecting such acquisition, copies of historical and projected financial statements of the Person or business being acquired, a detailed description of assets to be acquired, copies of material agreements of the Person or business being acquired, and copies of any agreements, schedules or due diligence delivered in connection with the consummation of such acquisition, (h) after giving effect to such acquisition, the Liquidity of the Borrower and its Restricted Subsidiaries shall not be less than $200,000,000, (i) after giving effect to such acquisition, the aggregate amount of consideration (or, in the case of consideration consisting of assets, the fair market value of such assets) paid by the Borrower and its Restricted Subsidiaries shall not exceed $100,000,000 all acquisitions in any fiscal year of the Borrower, and (j) each Person acquired shall become a Restricted Subsidiary and Borrower or such Restricted Subsidiary shall have complied with Section 5.10 with respect thereto.

“Permitted Encumbrances” means:

(a)                                 Liens imposed by law for Taxes that are not yet delinquent or are being contested in compliance with Section 5.04;

(b)                                 carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, landlord’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.04;

(c)                                  pledges and deposits under workers’ compensation, unemployment insurance and other social security laws or regulations;

(d)                                 deposits or pledges to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e)                                  judgment Liens in respect of judgments (or appeal or surety bond relating to such judgments) that do not constitute an Event of Default under clause (k) of Article VII;

(f)                                   easements, zoning restrictions, licenses, title restrictions, rights-of-way and similar encumbrances on real property imposed by law or incurred or granted by the Borrower or any Subsidiary in the ordinary course of business that do not secure any material monetary obligations and do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of the Borrower or any Subsidiary;

(g)                                  minor imperfections in title that do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of Borrower or any Subsidiary; and

(h)                                 other immaterial Liens acceptable to the Administrative Agent in its reasonable discretion;

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.

“Permitted Liens” means, at any time, Liens in respect of property of the Borrower or any Restricted Subsidiary permitted to exist at such time pursuant to the terms of Section 6.02.

“Permitted Receivables Financing” means any one or more receivables financings in which (a) any Loan Party or any Restricted Subsidiary (i) sells (as determined in accordance with GAAP) any accounts (as defined in the Uniform Commercial Code as in effect in the State of New York), (collectively, together with certain general intangibles relating thereto and the right to collections thereon, being the “Transferred Assets”) to any Person that is not a Subsidiary or Affiliate of the Borrower (with respect to any such transaction, the “Receivables Financier”), (ii) borrows from such Receivables Financier and secures such borrowings by a pledge of such Transferred Assets and/or (iii) otherwise finances its acquisition of such Transferred Assets and, in connection therewith, conveys an interest in such Transferred Assets to the Receivables Financier or (b) any Loan Party or any Restricted Subsidiary sells, conveys or otherwise contributes any Transferred Assets to a Receivables Financing SPC, which

Receivables Financing SPC then (i) sells (as determined in accordance with GAAP) any such Transferred Assets (or an interest therein) to any Receivables Financier, (ii) borrows from such Receivables Financier and secures such borrowings by a pledge of such Transferred Assets or (iii) otherwise finances its acquisition of such Transferred Assets and, in connection therewith, conveys an interest in such Transferred Assets to the Receivables Financier; provided that (A) the aggregate Attributed Principal Amount for all such financings shall not at any time exceed $450,000,000,  (B) such financings shall not involve any recourse to any Loan Party or any Restricted Subsidiary for any reason other than (x) repurchases of non-eligible assets or (y) indemnifications for losses other than credit losses related to the Transferred Assets and (C) such financings are subject to an intercreditor agreement with the Administrative Agent in form and substance reasonably satisfactory to the Administrative Agent.

“Permitted Refinancing” means refinancings, renewals, or extensions of Indebtedness so long as: (a) such refinancings, renewals, or extensions do not result in an increase in the principal amount of the Indebtedness so refinanced, renewed, or extended, other than by the amount of premiums paid thereon and the fees and expenses incurred in connection therewith and by the amount of the unfunded commitments with respect thereto, (b) such refinancings, renewals, or extensions do not result in a shortening of the average weighted maturity (measured as of the refinancing, renewal, or extension) of the Indebtedness so refinanced, renewed, or extended, nor are they on terms or conditions that are or would reasonably be expected to be materially adverse to the interests of the Lenders or materially less favorable to the Borrower and its Restricted Subsidiaries, (c) if the Indebtedness that is refinanced, renewed, or extended was subordinated in right of payment to the Secured Obligations, then the terms and conditions of the refinancing, renewal, or extension must include subordination terms and conditions that are at least as favorable to the Holders of Secured Obligations as those that were applicable to the refinanced, renewed, or extended Indebtedness, (d) the Indebtedness that is refinanced, renewed, or extended is not recourse to any Loan Party other than those Persons which were obligated with respect to the Indebtedness that was refinanced, renewed, or extended or secured by any property other than property that secured the Indebtedness that was refinanced, renewed, or extended, and (e) with respect to the Senior Notes, such refinancings, renewals, or extensions have a maturity date at least five and one half years after the Effective Date.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Pledge Subsidiary” means (i) each Domestic Subsidiary which is a Restricted Subsidiary, (ii) each First Tier Foreign Subsidiary which is a Material Restricted Subsidiary and (iii) each Domestic Subsidiary which is a Receivables Financing SPC.

“PP&E Conditions” means the requirements with respect to Mortgaged Property set forth in Section 5.11(a).

“PP&E Conditions Completion Date” means the Business Day on which the Borrower has satisfied the PP&E Conditions in accordance with Section 5.11(a), as reasonably determined by the Administrative Agent and as evidenced by notice to the Lenders.

“Prime Rate” means the rate of interest per annum published in the Wall Street Journal as the U.S. dollar “prime rate” for such day and if the Wall Street Journal does not publish such rate on such day then such rate as most recently published prior to such day.

“Prior Credit Agreement” means that certain Credit Agreement, dated as of March 26, 2015 (as amended from time to time), among the Borrower, the lenders party thereto and Bank of America, N.A., as administrative agent.

“Pro Forma Basis” means, with respect to any Specified Transaction, that for purposes of calculating the financial covenant set forth in Section 6.12, such transaction shall be deemed to have occurred as of the first day of the most recent four fiscal quarter period preceding the date of such transaction for which financial statements were required to be delivered pursuant to Section 5.01(a) or 5.01(b) (or, prior to the delivery of the first financial statements following the Effective Date pursuant to Section 5.01, as of the first day of the most recent four fiscal quarter period ending on the last day of the most recent quarter for which financial statements have been delivered to the Administrative Agent prior to the Effective Date).  In connection with the foregoing, (a) with respect to the incurrence of any Indebtedness, such Indebtedness shall be deemed to have been incurred as of the first day of the applicable period, (b) with respect to the retirement, repayment or refinancing of any Indebtedness, such Indebtedness shall be deemed to have been retired, repaid or refinanced, as the case may be, as of the first day of the applicable period, (c) with respect to any Asset Sale or Recovery Event, (i) income statement and cash flow statement items (whether positive or negative) attributable to the property disposed of shall be excluded to the extent relating to any period occurring prior to the date of such transaction and (ii) Indebtedness which is retired shall be excluded and deemed to have been retired as of the first day of the applicable period, and (d) with respect to any Permitted Acquisition, (i) income statement and cash flow statement items attributable to the Person or property acquired shall be included to the extent relating to any period applicable in such calculations to the extent (A) such items are not otherwise included in such income statement and cash flow statement items for the Borrower and its Subsidiaries in accordance with GAAP or in accordance with any defined terms set forth in Section 1.01 and (B) such items are supported by financial statements or other information reasonably satisfactory to the Administrative Agent and (ii) any Indebtedness incurred or assumed by any Loan Party or any Subsidiary (including the Person or property acquired) in connection with such transaction and any Indebtedness of the Person or property acquired which is not retired in connection with such transaction (A) shall be deemed to have been incurred as of the first day of the applicable period and (B) if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Rabobank” means Coöperatieve Rabobank U.A., New York Branch.

“Receivables Financier” has the meaning set forth in the definition of Permitted Receivables Financing.

“Receivables Financing SPC” means, in respect of any Permitted Receivables Financing, any Subsidiary or Affiliate of the Borrower established solely for the purpose of acquiring Transferred Assets from the Borrower or any Restricted Subsidiary in connection with a Permitted Receivables Financing and each general partner of any such Subsidiary or Affiliate.

“Recipient” means (a) the Administrative Agent, (b) any Lender and (c) any Issuing Bank, as applicable.

“Recovery Event” means the receipt by the Borrower or any of its Restricted Subsidiaries of any cash insurance proceeds or condemnation award payable by reason of theft, loss, physical destruction or damage, taking (by exercise of the power of eminent domain or otherwise) or similar event with respect to any of their respective property or assets.

“Register” has the meaning set forth in Section 9.04.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, trustees, officers, employees, administrators, managers, representatives, partners, agents and advisors of such Person and such Person’s Affiliates.

“Replacement Lender” has the meaning set forth in Section 2.20(a).

“Report Date” has the meaning set forth in Section 5.01(f).

“Required Lenders” means, at any time, Lenders having Revolving Exposures and unused Commitments representing more than 50% of the sum of the total Revolving Exposures and unused Commitments at such time; provided if there are three or more Lenders (Lenders that are Affiliates of one another shall be deemed to be one Lender for purposes hereof), then Required Lenders shall in no event be less than three Lenders. For purposes of making a determination of Required Lenders, (a) the Commitments of, and the portion of the Revolving Exposure held or deemed held by, any Defaulting Lender shall be excluded, and (b) any Voting Participant shall be deemed to be a Lender.

“Requirement of Law” means, as to any Person, the Organization Documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Resignation Effective Date” has the meaning assigned to such term in Article VIII.

“Responsible Officer” means the chief executive officer, president, vice president, chief financial officer, treasurer, assistant treasurer or controller of a Loan Party, and, solely for purposes of the delivery of incumbency and secretary certificates, the secretary or any assistant secretary of a Loan Party and, solely for purposes of notices given pursuant to Article II, any other officer of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent.  Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests and Hybrid Equity Securities in (or of) the Borrower or any Restricted Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests and Hybrid Equity Securities in (or of) the Borrower or any Restricted Subsidiary or any option, warrant or other right to acquire any such Equity Interests and Hybrid Equity Securities in (or of) the Borrower or any Restricted Subsidiary.

“Restricted Debt Payment” means any purchase, retirement, redemption, or other acquisition of, the setting apart of any money for a sinking, defeasance, or other analogous fund for the purchase, redemption, retirement, or other acquisition of, or the voluntary payment or prepayment of the principal of any Subordinated Indebtedness or unsecured Indebtedness (including the Senior Notes) except with the proceeds of a Permitted Refinancing.

“Restricted Subsidiaries” means the Subsidiaries of the Borrower other than the Unrestricted Subsidiaries.

“Revolver Increase” has the meaning assigned to such term in Section 2.04.

“Revolving Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans and its LC Exposure and Swingline Exposure at such time.

“Revolving Loan” means a Loan made pursuant to Section 2.01.

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business.

“Sanction(s)” means any sanctions or trade embargo imposed, administered or enforced by OFAC, the United States Department of State, the United Nations Security Council, the European Union, the Netherlands, or to the extent applicable to the Borrower or any Restricted Subsidiary, any other sanctions authority.

“Scheduled Unavailability Date” has the meaning assigned to such term in Section 2.14(c).

“SEC” means the United States Securities and Exchange Commission.

“Secured Obligations” means all Obligations, together with all Swap Obligations and Banking Services Obligations owing to one or more Lenders or their respective Affiliates (or a Person that was a Lender or Affiliate of a Lender at the time the Swap Obligation or Banking Services Obligation was entered into) or any other Person with respect to Banking Services Obligations arising in connection with Non-Lender Banking Services; provided that the definition of “Secured Obligations” shall not create any guarantee by any Loan Party of (or grant of security interest by any Loan Party to support, as applicable) any Excluded Swap Obligations of such Loan Party for purposes of determining any obligations of any Loan Party.

“Security Agreement” means that certain Pledge and Security Agreement (including any and all supplements thereto), dated as of the Effective Date, between the Loan Parties and the Administrative Agent, for the benefit of the Administrative Agent and the other Holders of Secured Obligations, and any other pledge or security agreement entered into, after the Effective Date by any other Loan Party (as required by this Agreement or any other Loan Document), or any other Person, as the same may be amended, restated or otherwise modified from time to time.

“Senior Notes” means those certain 6.5% Senior Notes due 2023 issued pursuant to the terms of the Indenture dated as of February 25, 2015 by and between the Borrower, the guarantors listed therein and The Bank of New York Trust Company, as trustee, in an aggregate outstanding principal amount of $700,000,000 as of the Effective Date.

“Solvent” means, with respect to any Person, that as of the date of determination, (a) the sum of such Person’s debt (including contingent liabilities) does not exceed the present fair saleable value of such Person’s present assets; (b) such Person’s capital is not unreasonably small in relation to its business as contemplated on such date of determination; (c) such Person has not incurred and does not intend to incur, or believe that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise); and (d) such Person is “solvent” within the meaning given that term and similar terms under the Bankruptcy Code and applicable laws relating to fraudulent transfers and conveyances.  For purposes of this definition, (i) the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5), (ii) “debt” means liability on a “claim,” and (iii) “claim” means any (A) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (B) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

“Specified Subsidiary” means any Restricted Subsidiary that is not a Loan Party (or not required to become a Loan Party pursuant to the terms of this Agreement).

“Specified Swap Obligation” means, with respect to any Loan Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act or any rules or regulations promulgated thereunder.

“Specified Transaction” means, with respect to any period, any (i) Permitted Acquisition or other investment, (ii) sale or transfer of assets or property or other asset disposition (including any disposal, abandonment or discontinuance of operations in any Recovery Event) and (iii) incurrence, amendment, modification, repayment or refinancing of Indebtedness.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority, domestic or foreign, to which the Administrative Agent or any Lender (including any branch, Affiliate or other fronting office making or holding a Loan) is subject for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D of the Board).  Such reserve percentages shall include those imposed pursuant to such Regulation D.  LIBOR Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions, or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation.  The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subordinated Indebtedness” of the Borrower or any Restricted Subsidiary means any unsecured Indebtedness of such Person the payment of which is subordinated to payment of the Secured Obligations; provided, that, (a) such Indebtedness does not require any scheduled payment of cash interest or principal (including pursuant to a sinking fund obligation) or mandatory redemption or redemption at the option of the holders thereof prior to the date that is 181 days after the Maturity Date, (b) such Indebtedness is subordinated in right of payment and action to the Secured Obligations in a manner reasonably acceptable to the Administrative Agent, (c) such Indebtedness is not cross-defaulted (but may be cross-accelerated) to this Agreement and contains other terms that are reasonably acceptable to Administrative Agent, provided that all covenants and events of default (including change of control provisions) are substantially less restrictive than the covenants and events of default contained in this Agreement, (d) such Indebtedness provides for all interest to be paid in kind (and not in cash) during the term of this Agreement, (e) both before and after giving effect to incurrence of such Indebtedness, the Borrower would be in compliance with Section 6.12 (solely to the extent a Covenant Trigger Event has occurred as of the date of the incurrence of such Subordinated Indebtedness) on a Pro Forma Basis as of the end of the most recent Fiscal Quarter for which financial statements have been delivered to the Lenders, and (f) no Default or Event of Default shall exist under this Agreement.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, Controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any subsidiary of the Borrower.

“Subsidiary Guarantor” means each Material Restricted Subsidiary that becomes a party to a Subsidiary Guaranty (including pursuant to a joinder or supplement thereto); provided, that notwithstanding any other provision of this Agreement, no Foreign Subsidiary (or any Domestic Subsidiary owned by a Foreign Subsidiary) shall be a Subsidiary Guarantor or shall otherwise be required to guarantee or pledge its assets in support of any obligations hereunder.

“Subsidiary Guaranty” means that certain Guaranty dated as of the Effective Date (including any and all supplements thereto) and executed by each Subsidiary Guarantor, and any other guaranty agreements as are requested by the Administrative Agent and its counsel, in each case as amended, restated, supplemented or otherwise modified from time to time.

“Super-Majority Required Lenders” means, at any time, Lenders having Revolving Exposures and unused Commitments representing more than 75% of the sum of the total Revolving Exposures and unused Commitments at such time; provided if there are three or more Lenders (Lenders that are Affiliates of one another shall be deemed to be one Lender for purposes hereof), then Super-Majority Required Lenders shall in no event be less than three Lenders. For purposes of making a determination of Super-Majority Required Lenders, (a) the Commitments of, and the portion of the Revolving Exposure held or deemed held by, any Defaulting Lender shall be excluded, and (b) any Voting Participant shall be deemed to be a Lender.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions (other than in respect of Equity Interests of the Borrower), in each case entered into to hedge or mitigate risks to which the Borrower or any Subsidiary reasonably believes it has actual exposure or entered into in order to effectively cap, collar or exchange interest rates; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the Subsidiaries shall be a Swap Agreement.

“Swap Obligations” of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Swap Agreements permitted hereunder to the extent the provider of such Swap Agreement is a Lender (or an Affiliate of such Lender) or was a Lender (or an Affiliate of any such Lender at the time such Swap Agreement is entered into, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any Swap Agreement transaction.

“Swingline Commitment” means, with respect to the Swingline Lender, the commitment, if any, of the Swingline Lender to make Swingline Loans, expressed as an amount representing the maximum possible aggregate amount of the Swingline Lender’s Swingline Exposure hereunder, as such commitment may be reduced, terminated or increased from time to time pursuant to the provisions of this Agreement.  The initial amount of the Swingline Lender’s Swingline Commitment is set forth on Schedule 1.01, or in the Assignment and Assumption pursuant to which the Swingline Lender shall have assumed its Swingline Commitment, as applicable.

“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time.  The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.

“Swingline Lender” means Rabobank, in its capacity as a lender of Swingline Loans hereunder.

“Swingline Loan” means a Loan made pursuant to Section 2.05.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Title Companies” has the meaning assigned to such term in Section 5.11(a).

“Total Net Leverage Ratio” means, on any date, the ratio of (a) Consolidated Funded Indebtedness, minus unrestricted cash and Cash Equivalents and cash and Cash Equivalents restricted in favor of the Administrative Agent in an aggregate amount not to exceed $25,000,000 to the extent held by the Borrower and the Restricted Subsidiaries on a consolidated basis on such date on such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters ended on such date (or, if such date is not the last day of a fiscal quarter, ended on the last day of the fiscal quarter most recently ended prior to such date).

“Transactions” means the execution, delivery and performance by the Loan Parties of the Loan Documents, the repayment of the obligations under the Prior Credit Agreement on the Effective Date, the refinancing of the Permitted Receivables Financing on the Effective Date, the borrowing of Loans and other credit extensions, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

“Transferred Assets” has the meaning set forth in the definition of Permitted Receivables Financing.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the issue of perfection of security interests.

“Unrestricted Subsidiaries” means (i) any Captive Insurance Company and each Receivables Financing SPC, (ii) any Subsidiary of the Borrower set forth on Schedule 1.01(c) hereto, (iii) any Restricted Subsidiary of the Borrower (other than any Restricted Subsidiary that owns, either directly or through its Subsidiaries, any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, the Borrower or any Subsidiary thereof (other than solely such Subsidiary or any Subsidiary of the Subsidiary to be so designated)) designated by the Borrower after the Effective Date as an Unrestricted Subsidiary by written notice to the Administrative Agent; provided, that the Borrower shall only be permitted to so designate a

Subsidiary as an Unrestricted Subsidiary after the Effective Date (with the reasonable consent of the Administrative Agent) so long as (a) no Default has occurred and is continuing or would result therefrom, (b) immediately after giving effect to such designation, the Borrower shall be in compliance, on a Pro Forma Basis, with the financial covenant set forth in Section 6.12 (to the extent applicable at the time of such designation), and (c) the Borrower shall have delivered to the Administrative Agent an officer’s certificate executed by a Responsible Officer of the Borrower, certifying compliance with the requirements of preceding clauses (a) and (b), and containing the calculations and information required by the preceding clause (b); and provided, further, that no Subsidiary that is a Restricted Subsidiary on the Effective Date may later be designated as an Unrestricted Subsidiary, and (iv) any subsidiary of an Unrestricted Subsidiary.  Notwithstanding the foregoing, no Subsidiary that guarantees or otherwise becomes directly or indirectly liable for any Material Indebtedness of any Loan Party shall be an Unrestricted Subsidiary.  The designation of any Subsidiary as an Unrestricted Subsidiary pursuant to clause (iii) above shall constitute an investment by the Borrower therein at the date of designation in an amount equal to the portion of the fair market value of the net assets of such Restricted Subsidiary attributable to the Borrower’s Equity Interests therein (whether direct or indirect) as reasonably estimated by the Borrower (and such designation shall only be permitted to the extent such investment is permitted under Section 6.04).  The designation of any Subsidiary as a Restricted Subsidiary shall constitute the making, incurrence or granting as applicable, at the time of designation of any then-existing investment, Indebtedness or Lien of such Restricted Subsidiary, as applicable.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.17(f)(ii)(B)(3).

“Voting Participant” has the meaning assigned to such term in Section 9.04(c).

“Voting Participant Notification” has the meaning assigned to such term in Section 9.04(c).

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” means any Loan Party and the Administrative Agent.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

SECTION 1.02.    Classification of Loans and Borrowings.  For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “LIBOR Loan”) or by Class and Type (e.g., a “LIBOR Revolving Loan”).  Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “LIBOR Borrowing”) or by Class and Type (e.g., a “LIBOR Revolving Borrowing”).

SECTION 1.03.    Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply), and all judgments, orders and decrees, of all Governmental Authorities.  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.04.    Accounting Terms; GAAP.  Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change in GAAP occurring after the Effective Date or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.  Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (i) without giving effect to any election under Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any Subsidiary at “fair value”, as defined therein, and (ii) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof.

SECTION 1.05.    Letter of Credit Amounts.  Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Letter of Credit documentation related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

SECTION 1.06.    Times of Day; Rates.  Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable). The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definitions of “LIBO Rate” or “Adjusted LIBO Rate” or with respect to any comparable or successor rate thereto.

SECTION 1.07.    Division.  If, in connection with any division or plan of division of a Restricted Subsidiary consummated by a Loan Party in its discretion under Delaware law (or any comparable event under a different jurisdiction’s law), any new Person comes into existence, such new Person shall be deemed, for purposes of Section 5.10 to have been organized on the first date of its existence by the holders of its Equity Interests at such time, and the Borrower or any Restricted Subsidiary shall be deemed, for purposes of Section 6.04, to have made an investment in the amount of the fair market value of the assets transferred by the Borrower or such Subsidiary to such resulting Person (less the cash consideration received) in each case on the date of such Person’s formation.

ARTICLE II

The Credits

SECTION 2.01.    Commitments.  Subject to the terms and conditions set forth herein, each Lender agrees (severally and not jointly) to make Revolving Loans in dollars to the Borrower from time to time on any Business Day during the Availability Period in an aggregate principal amount that will not result in (a) such Lender’s Revolving Exposure exceeding such Lender’s Commitment or (b) the sum of the total Revolving Exposures exceeding the Maximum Available Amount.  Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans.

SECTION 2.02.    Loans and Borrowings.

(a)         Each Revolving Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Revolving Loans made by the Lenders ratably in accordance with their respective Commitments.  The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.  Any Swingline Loan shall be made in accordance with the procedures set forth in Section 2.05.

(b)         Subject to Section 2.14, each Revolving Borrowing shall be comprised entirely of ABR Loans or LIBOR Loans as the Borrower may request in accordance herewith.  Each Swingline Loan shall be an ABR Loan.  Each Lender at its option may make any LIBOR Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan (and in the case of an Affiliate, the provisions of Sections 2.14, 2.15, 2.16 and 2.17 shall apply to such Affiliate to the same extent as to such Lender); provided that (i) any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement and (ii) the non-performance of a Lender’s obligations by any domestic or foreign branch or Affiliate of such Lender so nominated by it shall not relieve the Lender from its obligations under this Agreement.

(c)         At the commencement of each Interest Period for any LIBOR Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $10,000,000.  At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the Maximum Available Amount or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e).  Each Swingline Loan shall be in an amount that is an integral multiple of $100,000 and not less than $500,000.  Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of ten (10) LIBOR Borrowings outstanding.

(d)         Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect to a Revolving Borrowing would end after the Maturity Date.

(e)         Notwithstanding anything to the contrary in this Agreement, any Lender may exchange, continue or rollover all of the portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrower, the Administrative Agent, and such Lender.

SECTION 2.03.    Requests for Revolving Borrowings.  To request a Revolving Borrowing, the Borrower shall notify the Administrative Agent of such request either by delivery of a written Borrowing Request signed by the Borrower (delivered by hand or telecopy) or by telephone (provided that any telephonic notice must be confirmed immediately by delivery to the Administrative Agent of a Borrowing Request) (a) in the case of a LIBOR Borrowing, not later than 1:30 p.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 12:00 p.m., New York City time, on the date of the proposed Borrowing; provided that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e) may be given not later than 9:00 a.m., New York City time, on the date of the proposed Borrowing.  Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request signed by the Borrower.  Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i)            the aggregate amount of the requested Borrowing;

(ii)           the date of such Borrowing, which shall be a Business Day;

(iii)          whether such Borrowing is to be an ABR Borrowing or a LIBOR Borrowing;

(iv)          in the case of a LIBOR Borrowing, the initial Interest Period to be applicable thereto and the last day thereof, which shall be a period contemplated by the definition of the term “Interest Period”;

(v)           the Liquidity on such date after giving effect to such Borrowing; and

(vi)          the location and number of the Borrower’s account or, in connection with the initial Borrowings on the Effective Date, Person, to which funds are to be disbursed, which shall comply with the requirements of Section 2.07.

If no election as to the Type of Revolving Borrowing is specified, then the requested Revolving Borrowing shall be an ABR Borrowing.  If no Interest Period is specified with respect to any requested LIBOR Revolving Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.  Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04.    Expansion Option. (a) The Borrower may from time to time elect to increase the Commitments (each a “Revolver Increase”) upon notice to the Administrative Agent (which shall promptly notify the Lenders) in a minimum amount equal to the lesser of (i) $5,000,000 and (ii) the entire remaining amount that may be requested under this Section 2.04(a), so long as, after giving effect thereto, the aggregate principal amount of all such Revolver Increases does not exceed $85,000,000.  At the time of sending any such notice with respect to a Revolver Increase, the Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than five Business Days from the date of delivery of such notice to the Lenders).

(b)           With respect to a Revolver Increase, each Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its Commitment and, if so, whether by an amount equal to, greater than, or less than its Applicable Percentage of such requested increase.  Any Lender not responding within such time period shall be deemed to have declined to increase its Commitment.

(c)           The Administrative Agent shall notify the Borrower and each Lender of the Lenders’ responses to each request for a Revolver Increase made hereunder (each Lender so agreeing to an increase in its Commitment, an “Increasing Lender”).  To achieve the full amount of a requested Revolver Increase, the Borrower may arrange for any such Revolver Increase to be provided by the Increasing Lenders as well as one or more new banks, financial institutions or other entities (each such new bank, financial institution or other entity, an “Augmenting Lender”), which agree to provide new Commitments provided that no Ineligible Institution may be an Augmenting Lender; provided further that (i) each Augmenting Lender shall meet the requirements for an assignee pursuant to Section 9.04(b) and shall be subject to the approval of the Borrower, the Administrative Agent, the Swingline Lender and each Issuing Bank, such approvals not to be unreasonably withheld, conditioned or delayed, and (ii) (x) in the case of an Increasing Lender, the Borrower and such Increasing Lender execute an agreement substantially in the form of Exhibit B-1 hereto or other agreement or amendment to this Agreement in form satisfactory to the Administrative Agent and (y) in the case of an Augmenting Lender, the Borrower and such Augmenting Lender execute an agreement substantially in the form of Exhibit B-2 hereto or other agreement or amendment to this Agreement in form satisfactory to the Administrative Agent.  No consent of any Lender (other than each Increasing Lender and each Augmenting Lender) shall be required for any Revolver Increase pursuant to this Section 2.04.  Revolver Increases created pursuant to this Section 2.04 shall become effective on the date agreed by the Borrower, the Administrative Agent and the relevant Increasing Lenders or Augmenting Lenders, and the Administrative Agent shall notify each Lender thereof.

(d)           Notwithstanding the foregoing, no Revolver Increase (or increase in the Commitment of any Lender) shall become effective under this paragraph unless, (i) on the proposed date of the effectiveness of such Revolver Increase, (A) the conditions set forth in paragraphs (a) and (b) of Section 4.02 shall be satisfied or waived by the Required Lenders and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Financial Officer of the Borrower and (B) solely to the extent a Covenant Trigger Event has occurred as of the date of the effectiveness of such Revolver Increase, the Borrower shall be in compliance (on a Pro Forma Basis) with the covenant contained in Section 6.12 and (ii) the Administrative Agent shall have received officer’s certificates and ratification agreements executed by each Loan Party and evidence of appropriate corporate authorization on the part of each Loan Party with respect to the requested Revolver Increase, amendments to any other Loan Documents reasonably requested by Administrative Agent in relation to the requested Revolver Increase (which amendments to the Loan Documents (other than this Agreement) Administrative Agent is hereby authorized to execute on behalf of the Lenders), updates or endorsements to policies of title insurance, flood hazard determination certificates (and, if applicable, evidence of flood insurance) with respect to each parcel of Mortgaged Property, the results of lien searches from applicable jurisdictions, and such opinions of counsel for the Loan Parties with respect to the requested Revolver Increase and other assurances in each case as Administrative Agent may reasonably request and consistent with those delivered on the Effective Date.  On the effective date of any Revolver Increase, (i) each relevant Increasing Lender and Augmenting Lender shall make available to the Administrative Agent such amounts in immediately available funds as the Administrative Agent shall determine, for the benefit of the other Lenders, as being required in order to cause, after giving effect to such increase and the use of such amounts to make payments to such other Lenders, each Lender’s portion of the outstanding Revolving Loans of all the Lenders to equal its Applicable Percentage of such outstanding Revolving Loans, and (ii) the Borrower shall be deemed to have repaid and reborrowed all outstanding Revolving Loans as of the date of any increase in the Commitments (with such reborrowing to consist of the Types of Revolving Loans, with related Interest Periods if applicable, specified in a notice delivered by the Borrower, in accordance with the requirements of Section 2.03).  The deemed payments made pursuant to clause (ii) of the immediately preceding sentence shall be accompanied by payment of all accrued interest on the amount prepaid and, in respect of each LIBOR Loan, shall be subject to indemnification by the Borrower pursuant to the provisions of Section 2.16 if the deemed payment occurs other than on the last day of the related Interest Periods.  Nothing contained in this Section 2.04 shall constitute, or otherwise be deemed to be, a commitment on the part of any Lender to increase its Commitment hereunder.

SECTION 2.05.    Swingline Loans.

(a)         Subject to the terms and conditions set forth herein, the Swingline Lender, in reliance upon the agreements of the other Lenders set forth in this Section 2.05, agree to make Swingline Loans in dollars to the Borrower from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $10,000,000, (ii) the Swingline Lender’s Swingline Exposure exceeding the Swingline Lender’s Swingline Commitment, and (iii) the sum of the total Revolving Exposures exceeding the Maximum Available Amount; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan.  Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.  To request a Swingline Loan, the Borrower shall notify the Administrative Agent of such request by telephone (provided that any telephonic notice must be confirmed immediately by delivery to the Swingline Lender and the Administrative Agent of a Borrowing Request), not later than 2:00 p.m., New York City time, on the day of a proposed Swingline Loan.  Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan.  The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Borrower.  The Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to the Funding Account (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e), by remittance to the relevant Issuing Bank) on the requested date of such Swingline Loan.

(b)         Immediately upon the making of a Swingline Loan by the Swingline Lender, and without any further action on the part of the Swingline Lender or the Lenders, the Swingline Lender hereby grants to each Lender, and each Lender hereby acquires from the Swingline Lender, a participation in such Swingline Loan equal to such Lender’s Applicable Percentage of the amount of such Swingline Loan.  The Swingline Lender may by written notice given to the Administrative Agent not later than 9:00 a.m., New York City time, on any Business Day require the Lenders to fund such participations on such Business Day in all or a portion of the Swingline Loans outstanding.  Such notice shall specify the aggregate amount of Swingline Loans in which Lenders will fund such participations.  Promptly upon receipt of such notice, the

Administrative Agent will give notice thereof to each Lender, specifying in such notice such Lender’s Applicable Percentage of such Swingline Loan or Loans.  Each Lender hereby absolutely, unconditionally and irrevocably agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender’s Applicable Percentage of such Swingline Loan or Loans not later than 1:00 p.m. on the day specified in such notice.  Each Lender acknowledges and agrees that its obligation to acquire and fund participations in Swingline Loans pursuant to this paragraph is absolute, unconditional and irrevocable and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of any of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.  Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by them from the Lenders.  The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender.  Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent.  Any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Borrower for any reason.  The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.

SECTION 2.06.    Letters of Credit.

(a)         General.  Subject to the terms and conditions set forth herein, the Issuing Banks agree that, in reliance upon the agreements of the Lenders set forth in this Section 2.06, the Borrower may request the issuance of Letters of Credit denominated in dollars as the applicant thereof for its own account or for the account of any Domestic Subsidiary, in a form reasonably acceptable to the Administrative Agent and the relevant Issuing Bank, from time to time on any Business Day during the Availability Period.  In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the relevant Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.  The Borrower unconditionally and irrevocably agrees that, in connection with any Letter of Credit issued for the support of any Subsidiary’s obligations as provided in the first sentence of this paragraph, the Borrower will be fully responsible for the reimbursement of LC Disbursements in accordance with the terms hereof, the payment of interest thereon and the payment of fees due under Section 2.12(b) to the same extent as if it were the sole account party in respect of such Letter of Credit (the Borrower hereby irrevocably waiving any defenses that might otherwise be available to it as a guarantor or surety of the obligations of such a Subsidiary that is an account party in respect of any such Letter of Credit).

(b)         Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions.

(i)            To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the relevant Issuing Bank) to an Issuing Bank (which Issuing Bank shall be selected by the Borrower) and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof, the documents to be presented by such beneficiary in case of any drawing thereunder, the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder, the purpose and nature of the requested Letter of Credit and such other information as the applicable Issuing Bank may require. Such notice must be received by the applicable Issuing Bank and the Administrative Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as the Administrative Agent and the applicable Issuing Bank may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. If requested by such Issuing Bank, the Borrower also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit.

(ii)           Promptly after receipt of any Letter of Credit application, the applicable Issuing Bank will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such request from the Borrower and, if not, the applicable Issuing Bank will provide the Administrative Agent with a copy thereof.  Unless the applicable Issuing Bank has received written notice from any Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, the applicable Issuing Bank shall, on the requested date, issue a Letter of Credit for the account of the Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the applicable Issuing Bank’s usual and customary business practices.

(iii)          A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the amount of the LC Exposure shall not exceed $25,000,000, (ii) each Issuing Bank’s LC Exposure shall not exceed such Issuing Bank’s LC Commitment, and (iii) the sum of the total Revolving Exposures shall not exceed the Maximum Available Amount.

(iv) the Issuing Banks shall not be under any obligation to issue any Letter of Credit if:

(A)          any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Banks from issuing the Letter of Credit, or any Law applicable to the Issuing Banks or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Banks shall prohibit, or request that the Issuing Banks refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon the Issuing Banks with respect to the Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Banks are not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon the Issuing Banks any unreimbursed loss, cost or expense which was not applicable on the Effective Date and which the Issuing Banks in good faith deem material;

(B)          the beneficiary of such Letter of Credit is subject to Sanctions;

(C)          the issuance of the Letter of Credit would violate one or more policies of the Issuing Banks applicable to letters of credit generally;

(D)          except as otherwise agreed by the Administrative Agent and the Issuing Banks, the Letter of Credit is in an initial stated amount less than $100,000, in the case of a commercial Letter of Credit, or $500,000, in the case of a standby Letter of Credit;

(E)           the Letter of Credit is to be denominated in a currency other than Dollars;

(F)           subject to Section 2.21, any Lender is at that time a Defaulting Lender, unless the Issuing Banks have entered into arrangements, including the delivery of Cash Collateral as required by Section 2.22, satisfactory to the Issuing Banks (in their sole discretion) with the Borrower or such Lender to eliminate the Issuing Banks’ actual or potential Fronting Exposure (after giving effect to Section 2.21) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other LC Exposure as to which the Issuing Banks have actual or potential Fronting Exposure, as it may elect in its sole discretion; or

(G)          the Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder.

(v)           The Issuing Banks shall not amend any Letter of Credit if the Issuing Banks would not be permitted at such time to issue the Letter of Credit in its amended form under the terms hereof.

(vi)          The Issuing Banks shall be under no obligation to amend any Letter of Credit if (A) the Issuing Banks would have no obligation at such time to issue the Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of the Letter of Credit does not accept the proposed amendment to the Letter of Credit.

(vii)         The Issuing Banks shall act on behalf of the Lenders with respect to any Letters of Credit issued by any Issuing Bank and the documents associated therewith, and the Issuing Banks shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article VIII with respect to any acts taken or omissions suffered by the Issuing Banks in connection with Letters of Credit issued by it or proposed to be issued by it and pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article VIII included the Issuing Banks with respect to such acts or omissions, and (B) as additionally provided herein with respect to the Issuing Banks.

(viii)        If the Borrower so requests, the applicable Issuing Bank shall issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the Issuing Bank to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued.  Unless otherwise directed by the Issuing Bank, the Borrower shall not be required to make a specific request to the Issuing Bank for any such extension.  Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the Issuing Bank to permit the extension of such Letter of Credit at any time to an expiry date not later than the latest expiration date permitted for such letter of Credit pursuant to Section 2.06(c); provided, however, that the Issuing Bank shall not permit any such extension if (A) the Issuing Bank has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof, or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing the Issuing Bank not to permit such extension.

(c)         Expiration Date.  Each Letter of Credit shall expire (or be subject to termination by notice from the relevant Issuing Bank to the beneficiary thereof) at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit or such later date as may be agreed to by the relevant Issuing Bank (or, in the case of any renewal or extension thereof, including any Auto-Extension Letter of Credit, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Maturity Date; provided that a Letter of Credit may expire up to (but not later than) one year beyond the Maturity Date so long as the Borrower Cash Collateralizes 105% of the face amount of such Letter of Credit in the manner described in Section 2.06(j) no later than thirty (30) days prior to the

Maturity Date on terms and conditions reasonably acceptable to the relevant Issuing Bank and the Administrative Agent.

(d)         Participations.  By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of any Issuing Bank or the Lenders, each Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit.  In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the relevant Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason.  Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e)         Reimbursement.  Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the applicable Issuing Bank shall notify the Borrower and the Administrative Agent thereof.  Not later than 11:00 a.m., New York City time, on the date of any LC Disbursement by an Issuing Bank under a Letter of Credit, the Borrower shall reimburse such Issuing Bank through the Administrative Agent in an amount equal to the amount of such drawing if the Borrower shall have received notice of such LC Disbursement prior to 9:00 a.m., New York City time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.05 that such payment be financed with an ABR Revolving Borrowing or Swingline Loan in an equivalent amount of such LC Disbursement and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swingline Loan.  If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender’s Applicable Percentage thereof.  Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to such Issuing Bank the amounts so received by it from the Lenders.  Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear.  Any payment made by a Lender pursuant to this paragraph to reimburse an Issuing Bank for any LC

Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

(f)          Obligations Absolute.  The Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by an Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder.  Neither the Administrative Agent, the Lenders nor any Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the relevant Issuing Bank; provided that the foregoing shall not be construed to excuse any Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.  The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of any Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination and that:

(i)            an Issuing Bank may replace a purportedly lost, stolen, or destroyed original Letter of Credit or missing amendment thereto with a replacement marked as such or waive a requirement for its presentation;

(ii)           an Issuing Bank may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit and without regard to any non-documentary condition in such Letter of Credit;

(iii)          an Issuing Bank shall have the right, in its sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of such Letter of Credit; and

(iv)                              this sentence shall establish the standard of care to be exercised by an Issuing Bank when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof (and the parties hereto hereby waive, to the extent permitted by applicable Law, any standard of care inconsistent with the foregoing).

Without limiting the foregoing, none of the Administrative Agent, the Lenders, any Issuing Bank, or any of their Related Parties shall have any liability or responsibility by reason of (A) any presentation that includes forged or fraudulent documents or that is otherwise affected by the fraudulent, bad faith, or illegal conduct of the beneficiary or other Person, (B) an Issuing Bank declining to take-up documents and make payment (x) against documents that are fraudulent, forged, or for other reasons by which that it is entitled not to honor or (y) following the Borrower’s waiver of discrepancies with respect to such documents or request for honor of such documents or (C) an Issuing Bank retaining proceeds of a Letter of Credit based on an apparently applicable attachment order, blocking regulation, or third-party claim notified to such Issuing Bank.

(g)                            Disbursement Procedures.  Each Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit.  Such Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (provided that any telephonic notice must be confirmed immediately by delivery to the Administrative Agent of a Borrowing Request) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Bank and the Lenders with respect to any such LC Disbursement.

(h)                           Interim Interest.  If any Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.13(c) shall apply.  Interest accrued pursuant to this paragraph shall be for the account of such Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment.

(i)                               Replacement of any Issuing Bank.  Any Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank.  The Administrative Agent shall notify the Lenders of any such replacement of an Issuing Bank.  At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b).  From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing

Bank, or to such successor and all previous Issuing Banks, as the context shall require.  After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit then outstanding and issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(j)                              Cash Collateralization.  If the maturity of the Loans has been accelerated in accordance with Article VII, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders (or Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of Cash Collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders (the “LC Collateral Account”), an amount in cash equal to 105% of the LC Exposure as of such date plus accrued and unpaid interest thereon; provided that the obligation to deposit such Cash Collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (h) or (i) of Article VII.  Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the Secured Obligations.  The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account and the Borrower hereby grants the Administrative Agent a security interest in the LC Collateral Account.  Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest.  Interest or profits, if any, on such investments shall accumulate in such account.  Moneys in such account shall be applied by the Administrative Agent to reimburse the relevant Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other Secured Obligations.  If the Borrower is required to provide an amount of Cash Collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all such Events of Defaults have been cured or waived.

(k)                           Reports by Issuing Banks to the Administrative Agent.  On the Business Day following the end of each calendar quarter, each Issuing Bank (other than Rabobank) shall furnish to the Administrative Agent a report setting forth (i) the issuance and expiration dates, and the face amount, of each Letter of Credit issued by such Issuing Bank during the most recently completed calendar quarter, (ii) the aggregate undrawn amount of all Letters of Credit issued by such Issuing Bank that are outstanding as of such date and (iii) the aggregate amount of all LC Disbursements made by such Issuing Bank that have not been reimbursed by or on behalf of the Borrower prior to such date.

(l)                               Applicability of ISP and UCP; Limitation of Liability.  Unless otherwise expressly agreed by the Issuing Banks and the Borrower when a Letter of Credit is issued, (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the UCP shall apply to each commercial Letter of Credit.  Notwithstanding the foregoing, the Issuing Banks shall not be responsible to the Borrower for, and the Issuing Banks’ rights and remedies against the Borrower shall not be impaired by, any action or inaction of the Issuing Banks required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where the Issuing Banks or the beneficiary are located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.

(m)                       Illegality under Letters of Credit.  If, at any time, it becomes unlawful for any Issuing Bank to comply with any of its obligations under any Letter of Credit (including, but not limited to, as a result of any Sanctions), the obligations of such Issuing Bank with respect to such Letter of Credit shall be suspended (and all corresponding rights shall cease to accrue) until such time as it may again become lawful for such Issuing Bank to comply its obligations under such Letter of Credit, and such Issuing Bank shall not be liable for any losses that the Loan Parties may incur as a result.

(n)                           Conflict with Letter of Credit Documents.  In the event of any conflict between the terms hereof and the terms of any Letter of Credit documentation, the terms hereof shall control.

SECTION 2.07.           Funding of Borrowings.

(a)                           Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 4:00 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders in an amount equal to such Lender’s Applicable Percentage; provided that, Swingline Loans shall be made as provided in Section 2.05.  The Administrative Agent will make such Loans available to the Borrower by (i) promptly crediting the amounts so received, in like funds, to the Funding Account or (ii) wire transfer of such funds, in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided, however, that if, on the date the Borrowing Request with respect to such Borrowing is given by the Borrower, there are LC Disbursements outstanding, then the proceeds of such Borrowing, first, shall be applied to the payment in full of any such LC Disbursements, and second, shall be made available to the Borrower as provided above; provided that ABR Revolving Loans to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e) shall be remitted by the Administrative Agent to the relevant Issuing Bank.

(b)                           Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans.  If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(c)                            A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this Section 2.07 shall be conclusive, absent manifest error.

(d)                           If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Borrowing set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(e)                            Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

SECTION 2.08.           Interest Elections.

(a)                           Each Revolving Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a LIBOR Borrowing, shall have an initial Interest Period as specified in such Borrowing Request.  Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a LIBOR Borrowing, may elect Interest Periods therefor, all as provided in this Section.  The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.  This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

(b)                           To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election.  Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request signed by the Borrower.  Notwithstanding any contrary provision herein, this Section shall not be construed to permit the Borrower to elect an Interest Period for LIBOR Loans that does not comply with Section 2.02(d).

(c)                            Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i)                                     the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)                                  the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)                               whether the resulting Borrowing is to be an ABR Borrowing or a LIBOR Borrowing; and

(iv)                              if the resulting Borrowing is a LIBOR Borrowing, the Interest Period to be applicable thereto after giving effect to such election and the last day of such Interest Period, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a LIBOR Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d)                           Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each relevant Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)                            If the Borrower fails to deliver a timely Interest Election Request with respect to a LIBOR Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing.  Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Revolving Borrowing may be converted to or continued as a LIBOR Borrowing and (ii) unless repaid, each LIBOR Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

SECTION 2.09.           Termination and Reduction of Commitments.

(a)                           Unless previously terminated, the Commitments shall terminate on the Maturity Date.

(b)                           The Borrower may at any time terminate the Commitments upon (i) the payment in full in cash of all outstanding Loans, together with accrued and unpaid interest thereon and on any Letters of Credit, (ii) the cancellation and return of all outstanding Letters of Credit (or alternatively, with respect to each such Letter of Credit, the furnishing to the Administrative Agent of a cash deposit (or at the discretion of the Administrative Agent a backup standby letter of credit satisfactory to the Administrative Agent) equal to 105% of the LC Exposure as of such date), (iii) the payment in full in cash of the accrued and unpaid fees, and (iv) the payment in full in cash of all reimbursable expenses and other Obligations together with accrued and unpaid interest thereon.

(c)                            The Borrower may from time to time reduce the Commitments; provided that (i) each reduction of such Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) the Borrower shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.11, the sum of the Revolving Exposures would exceed the Aggregate Commitment.

(d)                           The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) or (c) of this Section at least one Business Day prior to the effective date of such termination or reduction, specifying such election and the effective date thereof.  Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof.  Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or the occurrence of any one or more other transactions, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.  Any termination or reduction of the Commitments shall be permanent.  Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

SECTION 2.10.           Repayment of Loans; Evidence of Debt.

(a)                           The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan on the Maturity Date, and (ii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan on or before the fifth (5th) Business Day after the date on which such Swingline Loan is made or such later date to which the Swingline Lender and the Borrower agree and, in any event, on the Maturity Date.

(b)                           Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c)                            The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d)                           The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein absent manifest error; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

(e)                            Any Lender may request that Loans made by it be evidenced by a promissory note.  In such event, the Borrower shall prepare, execute and deliver to such Lender and its registered assigns a promissory note payable to such Lender and in the form attached hereto as Exhibit E.  Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the payee named therein and its registered assigns.

SECTION 2.11.           Prepayment of Loans.

(a)                           The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part without premium or penalty but subject to breakfunding payments pursuant to Section 2.16, subject to prior notice in accordance with this paragraph (e) of this Section.

(b)                           (i) Promptly following any Asset Sale or series of Asset Sales of assets not included in the calculation of the Borrowing Base at such time which cumulatively aggregate (A) in excess of $50,000,000 in any fiscal year, the Borrower shall prepay the Obligations in an aggregate amount equal to fifty percent (50%) of the Net Cash Proceeds derived from all such Asset Sales in excess of $50,000,000 in any fiscal year and (B) in excess of $75,000,000 in any fiscal year, the Borrower shall prepay the Obligations in an aggregate amount equal to one hundred percent (100%) of the Net Cash Proceeds derived from all such Asset Sales in excess of $75,000,000 in any fiscal year and the Commitments shall be reduced in an amount equal to fifty percent (50%) of such Net Cash Proceeds required to be applied to repay the Obligations pursuant to this clause (B) whether or not any Obligations are outstanding at such time (each prepayment under clauses (A) and (B) hereof to be applied as set forth in clause (d) below); provided, however, that, in each case, any such Net Cash Proceeds required to be applied to repay the Obligations pursuant to clauses (A) and (B) hereof shall not be required to be so applied to the extent (1) the Borrower delivers to the Administrative Agent a certificate stating that it intends to use such Net Cash Proceeds to acquire fixed or capital assets in replacement of the disposed assets and (2) such acquisition is consummated within three hundred sixty-five (365) days of receipt of such Net Cash Proceeds, it being expressly agreed that any Net Cash Proceeds not so reinvested shall be applied to repay the Loans immediately thereafter, and (ii) to the extent of cash proceeds received in connection with a Recovery Event relating to assets not included in the calculation of the Borrowing Base at the time of such Recovery Event which are in excess of $10,000,000 in the aggregate and which are not applied to repair, replace or relocate damaged property or to purchase or acquire fixed or capital assets in replacement of the assets lost or destroyed within three hundred sixty-five (365) days of the receipt of such cash proceeds, the Borrower shall prepay the Obligations in an aggregate amount equal to one hundred percent (100%) of such cash proceeds net of all third-party costs incurred to obtain such cash proceeds (such prepayment to be applied as set forth in clause (d) below) and the Commitments shall be reduced in an amount equal to fifty percent (50%) of such cash proceeds required to be applied to repay the Obligations pursuant to this clause (ii) whether or not any Obligations are outstanding at such time.

(c)                            If at any time (including, without limitation, on any Report Date) the sum of the aggregate principal amount of all of the Revolving Exposures exceeds the Maximum Available Amount, the Borrower shall immediately repay Borrowings or Cash Collateralize LC Exposure in an account with the Administrative Agent pursuant to Section 2.06(j), as applicable, in an aggregate principal amount sufficient to cause the aggregate principal amount of all Revolving Exposures to be less than or equal to the Maximum Available Amount.

(d)                           All such amounts pursuant to Section 2.11(b) and (c) shall be applied to prepay the Revolving Loans ratably (including Swingline Loans) (and with a corresponding reduction in the Commitments to the extent specified in clause (b) above) and to Cash Collateralize outstanding LC Exposure. Within the parameters of the applications set forth above, prepayments shall be applied first to ABR Loans and then to LIBOR Loans in direct order of Interest Period maturities.  If an Event of Default has occurred and is continuing at the time of any mandatory prepayment, the proceeds thereof shall be applied in accordance with Section 2.18(b).

(e)                            The Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a LIBOR Revolving Borrowing, not later than 1:30 p.m., New York City time, three Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Revolving Borrowing, not later than 1:30 p.m., New York City time, one Business Day before the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 1:30 p.m., New York City time, on the date of prepayment.  Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, a notice of prepayment delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or the occurrence of any one or more other transactions, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.  Each such notice shall be in a form reasonably approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be reasonably approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.  Promptly following receipt of any such notice relating to a Revolving Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof.  Each partial prepayment of any Revolving Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type as provided in Section 2.02.  Each prepayment of a Revolving Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing.  Prepayments shall be accompanied by (i) accrued interest to the extent required by Section 2.13 and (ii) breakfunding payments pursuant to Section 2.16.

(f)                             Notwithstanding any other provisions of this Section 2.11, (i) to the extent that any or all of the Net Cash Proceeds of any Asset Sale by a Foreign Subsidiary (each such Asset Sale a “Foreign Asset Sale”) or the cash proceeds received in connection with any Recovery Event incurred by a Foreign Subsidiary (each such Recovery Event a “Foreign Recovery Event”) are prohibited or delayed by applicable foreign Law or the applicable Organization Documents of such Foreign Subsidiary from being repatriated to the Borrower to repay the Obligations pursuant to Section 2.11(b), the portion of such Net Cash Proceeds so affected will not be required to be applied to repay the Obligations at the time provided in Section 2.11(b), but may be retained by the applicable Foreign Subsidiary so long, but only so long, as the applicable local law or applicable Organization Documents of such Foreign Subsidiary will not permit repatriation to the Borrower (the Borrower hereby agreeing to use, and cause its Subsidiaries to use, all commercially reasonable efforts to overcome or eliminate any such restrictions on repatriation and/or minimize any such costs of prepayment and/or use the other cash and Cash Equivalents of the Borrower and its Subsidiaries that are not affected by such restrictions to make the relevant prepayment), and if within one year following the date on which the respective prepayment would otherwise have been required such repatriation of any of such affected Net Cash Proceeds is permitted under the applicable local law or the applicable Organization Documents of such Foreign Subsidiary, such repatriation will be immediately effected and such repatriated Net Cash Proceeds will be promptly (and in any event not later than two Business Days after such repatriation) applied (net of additional taxes payable or reserved against as a result thereof and additional costs relating to such repatriation) to the repayment of the Obligations pursuant to this Section 2.11 or (ii) to the extent that the Borrower has determined in good faith, after consultation with the Administrative Agent, that repatriation to the Borrower to repay the Obligations pursuant to Section 2.11(b) of any of or all the Net Cash Proceeds of any Foreign Asset Sale or Net Cash Proceeds of any Foreign Recovery Event attributable to Foreign Subsidiaries would have adverse tax consequences (including any reduction in tax attributes) with respect to such Net Cash Proceeds, such Net Cash Proceeds so affected will not be required to be applied to repay such Obligations at the time provided in Section 2.11(b), but may be retained by the applicable Foreign Subsidiary so long, but only so long, as the applicable adverse tax consequences with respect to such Net Cash Proceeds remain (the Borrower hereby agreeing to use all commercially reasonable efforts to overcome or eliminate any adverse tax consequences and/or use the other cash and Cash Equivalents of the Borrower and its Subsidiaries that are not affected by such adverse tax consequences to make the relevant prepayment), and if within one year following the date on which the respective prepayment would otherwise have been required such repatriation of any of such affected Net Cash Proceeds would no longer have adverse tax consequences, such repatriation will be immediately effected and such repatriated Net Cash Proceeds will be promptly (and in any event not later than two Business Days after such repatriation) applied (net of additional taxes payable or reserved against as a result thereof and additional costs relating to such repatriation) to the repayment of the Obligations pursuant to this Section 2.11.  The annual aggregate amount of Net Cash Proceeds from Asset Sales and Recovery Events that are exempted from prepaying the Obligations pursuant to Section 2.11(b) shall be reduced by the Net Cash Proceeds from Foreign Asset Sales and Foreign Recovery Events that are exempted from prepaying the Obligations by operation of this Section 2.11(f).

SECTION 2.12.           Fees.

(a)                           The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the Applicable Rate on the average daily amount of the Available Revolving Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which such Commitment terminates.  Accrued commitment fees shall be payable in arrears within 15 days after the last day of each March, June, September and December and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof.  All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b)                           The Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to LIBOR Revolving Loans on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the applicable Issuing Bank for its own account a fronting fee, which shall accrue at the rate of 0.125% (or such other percentage as is agreed upon by the relevant Issuing Bank and the Borrower) per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements in respect of Letters of Credit issued by such Issuing Bank) during the period from and including the Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, as well as such Issuing Bank’s standard fees and commissions with respect to the issuance, amendment, cancellation, negotiation, transfer, presentment, renewal or extension of any Letter of Credit or processing of drawings thereunder.  Participation fees and fronting fees accrued through and including the last day of each March, June, September and December shall be payable within 15 days following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand.  Any other fees payable to any Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand.  All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c)                            The Borrower agrees to pay to the Administrative Agent and CoBank, ACB, in each case for its own account, the fees set forth in the applicable Fee Letter and such other fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

(d)                           All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the relevant Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders.  Fees paid shall not be refundable under any circumstances.

SECTION 2.13.           Interest.

(a)                           The Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b)                           The Loans comprising each LIBOR Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c)                            Notwithstanding the foregoing, (i) immediately upon the occurrence of any Event of Default described in clause (a), (h), or (i) of Article VII, and (ii) at the election of Administrative Agent or the Required Lenders upon the occurrence of any other Event of Default, the Borrower shall pay interest on the principal amount of all outstanding Loans and, to the fullest extent permitted by law, the outstanding amount of all interest, fees and other amounts owed under this Agreement, at a rate per annum equal to 2% plus (i) in the case of any Loan, the rate otherwise applicable to such Loan as provided in the preceding clauses of this section, and (ii) in the case of any other amount the rate applicable to ABR Loans as provided in clause (a) of this Section.

(d)                           Accrued interest on each Revolving Loan shall be payable in arrears on each Interest Payment Date for such Revolving Loan and upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any LIBOR Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e)                            All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.14.           Alternate Rate of Interest; Illegality; LIBO Successor Rate.

(a)                           Alternate Rate of Interest.  If prior to the commencement of any Interest Period for a LIBOR Borrowing:

(i)                                     the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or

(ii)                                  the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a LIBOR Borrowing shall be ineffective, and (ii) if any Borrowing Request requests a LIBOR Borrowing, such Borrowing shall be made as an ABR Borrowing.

(b)                           Illegality.  If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain or fund Loans whose interest is determined by reference to the Adjusted LIBO Rate, or to determine or charge interest rates based upon the Adjusted LIBO Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue LIBOR Loans or to convert ABR Loans to LIBOR Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), convert all LIBOR Loans of such Lender to ABR Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such LIBOR Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such LIBOR Loans. Upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted.

(c)                            Notwithstanding anything to the contrary in this Agreement or any other Loan Documents:

(i)                                     if the Administrative Agent reasonably determines (which determination shall be conclusive absent manifest error), or the Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Borrower) that the Borrower or Required Lenders (as applicable) have determined, that:

(A)                               adequate and reasonable means do not exist for ascertaining the LIBO Rate for any requested Interest Period, including, without limitation, because the LIBO Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or

(B)                               the administrator of the LIBO Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the LIBO Rate or the LIBO Screen Rate shall no longer be made available, or used for determining the interest rate applicable to loans (such specific date, the “Scheduled Unavailability Date”); or

(ii)                                  if the Administrative Agent and the Borrower determine that syndicated loans currently being executed, or that include language similar to that contained in this Section, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace the LIBO Rate, then, reasonably promptly after such determination by the Administrative Agent or receipt by the Administrative Agent of such notice, as applicable, the Administrative Agent and the Borrower may amend this Agreement to replace the LIBO Rate with an alternate benchmark rate (including any mathematical or other adjustments to the benchmark (if any) incorporated therein), giving due consideration to any evolving or then prevailing market convention for determining interest rates for loans for similar Dollar denominated syndicated credit facilities for such alternative benchmarks (any such proposed rate, a “LIBO Successor Rate”), together with any proposed LIBO Successor Rate Conforming Changes and notwithstanding anything in Section 9.02 to the contrary, any such amendment (which shall be in form and substance reasonably satisfactory to the Borrower) shall become effective at 5:00 p.m. (New York time) on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders do not accept such amendment.  If no LIBO Successor Rate has been determined and the circumstances under clause (i) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Administrative Agent will promptly so notify the Borrower and each Lender.  Thereafter, (x) the obligation of the Lenders to make or maintain LIBOR Loans shall be suspended, (to the extent of the affected LIBOR Loans or Interest Periods), and (y) the Adjusted LIBO Rate component shall no longer be utilized in determining the Alternate Base Rate.  Upon receipt of such notice, Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of LIBOR Loans (to the extent of the affected LIBOR Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of ABR Loans (subject to the foregoing clause (y)) in the amount specified therein. Notwithstanding anything else herein, any definition of LIBO Successor Rate shall provide that in no event shall such LIBO Successor Rate be less than zero for purposes of this Agreement.

SECTION 2.15.           Increased Costs.

(a)                           If any Change in Law shall:

(i)                                     impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender or any Issuing Bank (except any statutory reserve requirement included in the calculation of the Adjusted LIBO Rate);

(ii)                                  impose on any Lender or any Issuing Bank or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein; or

(iii)                               subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and

(C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, continuing, converting into or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender, such Issuing Bank or such other Recipient of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender, such Issuing Bank or such other Recipient hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender, such Issuing Bank or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, such Issuing Bank or such other Recipient, as the case may be, for such actual and direct costs (but not including anticipated profits) reasonably incurred or reduction suffered.

(b)                           If any Lender or any Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or on the capital of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered as reasonably determined by such Lender or such Issuing Bank (which determination shall be made in good faith (and not on an arbitrary or capricious basis) and generally consistent with similarly situated customers of such Lender or such Issuing Bank, as applicable, under agreements having provisions similar to this Section 2.15, after consideration of such factors as such Lender or such Issuing Bank, as applicable, then reasonably determines to be relevant; provided that neither such Lender nor such Issuing Bank, as applicable, shall be required to disclose any confidential or proprietary information in connection therewith).

(c)                            A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error.  The Borrower shall pay such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within 15 days after receipt thereof.

(d)                           Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or such Issuing

Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.16.           Break Funding Payments.  In the event of (a) the payment of any principal of any LIBOR Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any LIBOR Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any LIBOR Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.09(d) and is revoked in accordance therewith), or (d) the assignment of any LIBOR Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.20, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event.  In the case of a LIBOR Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market.  A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error.  The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

SECTION 2.17.           Taxes.

(a)                           Payments Free of Taxes.  Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law.  If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.17) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)                           Payment of Other Taxes by the Borrower.  The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for, Other Taxes.

(c)                            Evidence of Payments.  As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.17, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(d)                           Indemnification by the Loan Parties.  The Loan Parties shall indemnify each Recipient, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate setting forth in reasonable detail the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e)                            Indemnification by the Lenders.  Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f)                             Status of Lenders.

(i)                                     Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.17(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)                                  Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person:

(A)                               any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax;

(B)                               any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable;

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed originals of IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit F-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN-E; or

(4) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or Exhibit F-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of each such direct and indirect partner;

(C)                               any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)                               if a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(g)                            Treatment of Certain Refunds.  If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.17 (including by the payment of additional amounts pursuant to this Section 2.17), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.17 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h)                           Survival.  Each party’s obligations under this Section 2.17 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, and the Full Satisfaction of the Secured Obligations.

(i)                               Defined Terms.  For purposes of this Section 2.17, the term “Lender” includes each Issuing Bank and the term “applicable law” includes FATCA.

SECTION 2.18.           Payments Generally; Allocation of Proceeds; Sharing of Set-offs.

(a)                           The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to 2:00 p.m., New York City time, on the date when due, in immediately available funds, free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff.  Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.  All such payments shall be made to the Administrative Agent at its offices as the Administrative Agent may from time to time notify to the Borrower and the Lenders, except payments to be made directly to an Issuing Bank or the Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto.  The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof.  If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.  All payments hereunder shall be made in dollars.

(b)                           Any proceeds of Collateral received by the Administrative Agent (i) not constituting either (A) a specific payment of principal, interest, fees or other sum payable under the Loan Documents (which shall be applied as specified by the Borrower) or (B) a mandatory prepayment made when an Event of Default has not occurred and is continuing at the time (which shall be applied in accordance with Section 2.11) or (ii) after an Event of Default has occurred and is continuing and the Administrative Agent so elects or the Required Lenders so direct, shall be applied ratably first, to pay any fees, indemnities, or expense reimbursements including amounts then due to the Administrative Agent and any Issuing Bank from the Borrower (other than in connection with Swap Obligations and Banking Services Obligations), second, to pay any fees or expense reimbursements then due to the Lenders from the Borrower (other than in connection with Swap Obligations and Banking Services Obligations), third, to pay interest then due and payable on the Loans and the Letters of Credit ratably, fourth, to prepay principal on the Loans and unreimbursed LC Disbursements ratably, to pay an amount to the Administrative Agent equal to the aggregate undrawn face amount of all outstanding Letters of Credit and the aggregate amount of any unpaid LC Disbursements, to be held as Cash Collateral for such Obligations and to payment of any amounts owing with respect to Swap Obligations (all such amounts under this “fourth” item being applied ratably in accordance with all such amounts due), fifth, to the payment of any other Secured Obligation due to the Administrative Agent or any Lender (or its Affiliate) by the Borrower or any Loan Party (other than Banking Services Obligations arising with respect to Non-Lender Banking Services), sixth, to the payment of all Banking Services Obligations arising in connection with Non-Lender Banking Services and seventh, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.  Notwithstanding the foregoing, amounts received from any Loan Party shall not be applied to any Excluded Swap Obligation of such Loan Party.  Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Borrower, or unless a Default is in existence, none of the Administrative Agent or any Lender shall apply any payment which it receives to any LIBOR Loan, except (a) on the expiration date of the Interest Period applicable to any such LIBOR Loan or (b) in the event, and only to the extent, that there are no outstanding ABR Loans of the same Class and, in any event, the Borrower shall pay the break funding payment required in accordance with Section 2.16.  The Administrative Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Secured Obligations.

(c)                            If any Lender shall, by exercising any right of set off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements and Swingline Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply).  The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(d)                           Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Banks hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Banks, as the case may be, the amount due.  In such event, if the Borrower has not in fact made such payment, then each of the Lenders or each Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e)                            If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(b), 2.06(d) or (e), 2.07(b), 2.18(c) or 9.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender and for the benefit of the Administrative Agent, the Swingline Lender or the applicable Issuing Bank to satisfy such Lender’s obligations to it under such Section until all such unsatisfied obligations are fully paid and/or (ii) hold any such amounts in a segregated account over which the Administrative Agent shall have exclusive control as Cash Collateral for, and application to, any future funding obligations of such Lender under any such Section; in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.

SECTION 2.19.           Mitigation Obligations.  If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount or make any indemnity payment to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any material unreimbursed cost or expense and would not otherwise be materially disadvantageous to such Lender (and the Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment).

SECTION 2.20.           Departing Lenders; Replacement of Lenders.

(a)                                 In addition to any rights and remedies that may be available to the Borrower under this Agreement or applicable law, if any Lender (x) shall become affected by any of the changes or events described in Sections 2.15 or 2.17 and the Borrower is required to pay additional amounts or make indemnity payments with respect to the Lender thereunder, (y) becomes a Defaulting Lender or (z) has failed to consent to a proposed amendment, waiver, discharge or termination which pursuant to the terms of Section 9.02 or any other provision of any Loan Document requires the consent of all affected Lenders and with respect to which the Required Lenders shall have granted their consent (any such Lender being hereinafter referred to as a “Departing Lender”), then in such case, the Borrower may, at its sole expense and effort, upon notice to the Administrative Agent and such Departing Lender, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 9.04), all of its interests, rights (other than its existing rights to payments pursuant to Sections 2.15 and 2.17) and obligations under this Agreement and the related Loan Documents to an any Person other than an Ineligible Institution that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment) (a “Replacement Lender”); provided, that

(i)                                     the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 9.04(b)(ii)(A);

(ii)                                  such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(iii)                               in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments thereafter;

(iv)                              such assignment does not conflict with applicable Laws; and

(v)                                 in the case of an assignment resulting from clause (z) of this Section 2.20(a), the applicable assignee shall have consented to the applicable amendment, waiver or consent.

(b)                                 Upon any assignment by any Lender pursuant to this Section 2.20 becoming effective, the Replacement Lender shall thereupon be deemed to be a “Lender” for all purposes of this Agreement (unless such Replacement Lender was, itself, a Lender prior thereto) and such Departing Lender shall thereupon cease to be a “Lender” for all purposes of this Agreement and shall have no further rights or obligations hereunder (other than pursuant to Section 2.15 or 2.17 and Section 9.03) while such Departing Lender was a Lender.

(c)                                  Notwithstanding any Departing Lender’s failure or refusal to assign its rights, obligations, Loans and Commitments under this Section 2.20, the Departing Lender shall cease to be a “Lender” for all purposes of this Agreement and the Replacement Lender shall be substituted therefor upon payment to the Departing Lender by the Replacement Lender of all amounts set forth in this Section 2.20 without any further action of the Departing Lender.

(d)                                 Notwithstanding anything in this Section to the contrary, (i) any Lender that acts as an Issuing Bank may not be replaced hereunder at any time it has any Letter of Credit outstanding hereunder unless arrangements satisfactory to such Lender (including the furnishing of a backstop standby letter of credit in form and substance, and issued by an issuer, reasonably satisfactory to such Issuing Bank or the depositing of cash collateral into a cash collateral account in amounts and pursuant to arrangements reasonably satisfactory to such Issuing Bank) have been made with respect to such outstanding Letter of Credit and (ii) the Lender that acts as the Administrative Agent may not be replaced hereunder except in accordance with the terms of Article VIII.

SECTION 2.21.           Defaulting Lenders.

(a)                                 Defaulting Lender Adjustments.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i)                                     Waivers and Amendments.  Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders, Super-Majority Lenders and Section 9.02(b).

(ii)                                  Defaulting Lender Waterfall.  Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows:  first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Bank or the Swingline Lender hereunder; third, to Cash Collateralize the Issuing Banks’ Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.22; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the Issuing Banks’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.22; sixth, to the payment of any amounts owing to the Lenders, the Issuing Banks or the Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Issuing Banks or the Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or LC Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and LC Disbursements owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or LC Disbursements owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in Letters of Credit and Swingline Loans are held by the Lenders pro rata in accordance with the Commitments without giving effect to clause (iv) below.  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)                               Commitment and Letter of Credit Fees.

(A)                               No Defaulting Lender shall be entitled to receive any commitment fee due under Section 2.12(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B)                               Each Defaulting Lender shall be entitled to receive fees with respect to Letters of Credit due under Section 2.12(b) for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.22.

(C)                               With respect to any fees not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letters of Credit or Swingline Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to each Issuing Bank and the Swingline Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Bank’s or the Swingline Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(iv)                              Reallocation of Participations to Reduce Fronting Exposure.  All or any part of such Defaulting Lender’s participation in Letters of Credit and Swingline

Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Commitment.  Subject to Section 9.20, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v)                                 Cash Collateral, Repayment of Swingline Loans.  If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, (x) first, prepay Swingline Loans in an amount equal to the Swingline Lenders’ Fronting Exposure and (y) second, Cash Collateralize the Issuing Banks’ Fronting Exposure in accordance with the procedures set forth in Section 2.22.

(b)                                 Defaulting Lender Cure.  If the Borrower, the Administrative Agent, the Swingline Lender and each Issuing Bank agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held pro rata by the Lenders in accordance with the Commitments (without giving effect to paragraph (a)(iv) above), whereupon, such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(c)                                  New Swingline Loans/Letters of Credit.  So long as any Lender is a Defaulting Lender, (i) the Swingline Lender shall not be required to fund any Swingline Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swingline Loan and (ii) no Issuing Bank shall be required to issue, extend, increase, reinstate or renew any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

SECTION 2.22.           Cash Collateral.

(a)                                 Obligation to Cash Collateralize.  At any time that there shall exist a Defaulting Lender, within one Business Day following the written request of the Administrative Agent or any Issuing Bank (with a copy to the Administrative Agent), the Borrower shall Cash Collateralize the Issuing Banks’ Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 2.21(a)(iv) and any Cash Collateral provided by such

Defaulting Lender) in an amount not less than the 105% of the Fronting Exposure of the Issuing Bank.

(b)                                 Grant of Security Interest.  The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Administrative Agent, for the benefit of the Issuing Banks, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lender’s obligation to fund participations in respect of Letters of Credit, to be applied pursuant to clause (c) below.  If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent and the Issuing Banks as herein provided, or that the total amount of such Cash Collateral is less than the 105% of the Fronting Exposure of the Issuing Bank, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).

(c)                                  Application.  Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section or Section 2.21 in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of Letters of Credit (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(d)                                 Termination of Requirement.  Cash Collateral (or the appropriate portion thereof) provided to reduce any Issuing Bank’s Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section following (i) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (ii) the determination by the Administrative Agent and each Issuing Bank that there exists excess Cash Collateral; provided that, subject to Section 2.21 the Person providing Cash Collateral and each Issuing Bank may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations and; provided further that to the extent that such Cash Collateral was provided by the Borrower, such Cash Collateral shall remain subject to the security interest granted pursuant to the Loan Documents.

ARTICLE III

Representations and Warranties

The Borrower represents and warrants to the Administrative Agent, the Issuing Bank and the Lenders that:

SECTION 3.01.           Organization; Powers; Subsidiaries.  Each of the Borrower and its Restricted Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, has all requisite power and authority to carry on its business as now conducted, execute, deliver and perform its obligations under the Loan Documents to which it is a party, and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.  Schedule 3.01 sets forth (a) a correct and complete list of the name and relationship to the Borrower of each and all of the Borrower’s Subsidiaries, (b) a true and complete listing of each class of each of the Restricted Subsidiaries’ authorized Equity Interests, of which all of such issued shares are validly issued, outstanding, fully paid and non-assessable, and owned beneficially and of record by the Persons identified on Schedule 3.01, and (c) the type of entity of the Borrower and each of its Subsidiaries.  All of the issued and outstanding Equity Interests owned by any Loan Party have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and are fully paid and non-assessable.

SECTION 3.02.           Authorization; Enforceability.  The Transactions are within each Loan Party’s corporate or limited liability company powers, will not contravene the terms of any Loan Party’s Organization Documents and have been duly authorized by all necessary corporate, limited liability company and, if required, stockholder action.  The Loan Documents to which each Loan Party is a party have been duly executed and delivered by such Loan Party and constitute a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable Debtor Relief Laws and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at Law.

SECTION 3.03.           Governmental Approvals; No Conflicts.  The Transactions (a) do not require any material consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except for filings necessary to perfect Liens created pursuant to the Loan Documents and the filing on or about the Effective Date of one or more current reports on Form 8-K with respect to the Transactions, (b)  will not violate any material Law applicable to the Borrower or any of its Restricted Subsidiaries, (c) except as could not reasonably be expected to have a Material Adverse Effect, will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any of its Restricted Subsidiaries or its assets (except those as to which waivers or consents have been obtained), and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Restricted Subsidiaries, except Liens created pursuant to the Loan Documents.

SECTION 3.04.           Financial Condition; No Material Adverse Change.

(a)                                 The Borrower has heretofore furnished to the Lenders its (i) consolidated balance sheet and statements of income, stockholders equity and cash flows as of and for the fiscal year ended December 31, 2017, reported on by Deloitte & Touche LLP, independent public accountants, and (ii) unaudited consolidated balance sheet and related statements of income, stockholders’ equity and cash flows as of and for the fiscal quarter ended September 30, 2018.  Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such date in accordance with GAAP.

(b)                                 Since September 30, 2018 and to the extent not otherwise publicly disclosed by the Borrower following such date and prior to January 25, 2019, there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect.

SECTION 3.05.           Properties.

(a)                                 Each of the Borrower and its Restricted Subsidiaries has (i) good title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), and (iii) marketable title to (in the case of all other personal property), all of their respective assets, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.  All such assets are free and clear of Liens except for Permitted Liens.

(b)                                 The Borrower and each of its Restricted Subsidiaries owns, has the legal right to use or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property necessary to its business as currently conducted, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, and, to the knowledge of the Borrower or any of its Restricted Subsidiaries, the use thereof by the Borrower and its Restricted Subsidiaries does not infringe upon the rights of any other Person except for such infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

SECTION 3.06.           Litigation and Environmental Matters.

(a)                                 There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Restricted Subsidiaries (i) as to which there is a reasonable probability of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve this Agreement or the Transactions.

(b)                                 Except for any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, (i) none of the Borrower or any of its Restricted Subsidiaries has received any written or actual notice of any claim with respect to any Environmental Liability or has knowledge or reason to believe that any such notice will be received or is threatened and (ii) none of the Borrower or any of its Restricted Subsidiaries (1) has, at any time during the last five (5) years, failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law or (2) has become subject to any Environmental Liability.

SECTION 3.07.           Compliance with Laws and Agreements.  Each of the Borrower and its Restricted Subsidiaries is in compliance with all Laws applicable to it or its property, and all orders, writs, injunctions, and decrees of any Governmental Authority applicable to it or its property, and all Material Indebtedness and all other indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.08.           Investment Company Status.  Neither the Borrower nor any of its Restricted Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

SECTION 3.09.           Taxes.  Each of the Borrower and its Restricted Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Restricted Subsidiary, as applicable, has set aside on its books adequate reserves to the extent required by GAAP or (b) to the extent that the failure to do so could not be expected to result in a Material Adverse Effect.  There is no tax assessment proposed in writing, or to the knowledge of any Loan party, threatened, against the Borrower or any Restricted Subsidiary that could, if made, be reasonably expected to have a Material Adverse Effect.  Neither the Borrower or any Restricted Subsidiary thereof is party to any tax sharing agreement.

SECTION 3.10.           ERISA.  Except as set forth on Schedule 3.10(a), neither Borrower, any Restricted Subsidiary nor any of their respective ERISA Affiliates is party to, contributes to, is obligated to contribute to, or otherwise has any obligation or is bound by (a) any Multiemployer Plan or (b) any Plan subject to Section 433 of the Code.  Except as set forth on Schedule 3.10(b), no ERISA Event has occurred within the previous five (5) years or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.  Except as set forth on Schedule 3.10(b), neither the Borrower, any Restricted Subsidiary nor any of their respective ERISA Affiliates reasonably anticipates that any Material Adverse Effect will arise from any increase either in the annual financial expense for any Plan or Multiemployer Plan (determined in accordance with Statement of Financial Accounting Standards No. 87) or in the annual minimum funding contribution for any Plan or Multiemployer Plan (determined in accordance with the assumptions used for funding such Plan or Multiemployer Plan pursuant to Section 412, 430, 431 or 432 of the Code), and neither the Borrower, any Restricted Subsidiary nor any of their respective ERISA Affiliates is aware of any facts that could form the basis for materially changing the method of determining the actuarial assumptions, interest rates, or other calculations associated with any Plan or Multiemployer Plan.  None of the assets of the Borrower, any Restricted Subsidiary or any of their respective ERISA Affiliates is the subject of any Lien arising under Section 303(k) of ERISA or Section 430(k) of the Code, and there are no facts which could be expected to give rise to such a Lien.  Except as set forth on Schedule 3.10, as of the Effective Date, the present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan.  Except as set forth on Schedule 3.10, as of the Effective Date, no Multiemployer Plan is subject to the additional funding rules of Section 432 of the Code for multiemployer plans that are in endangered or critical status.  As of the Effective Date, no Loan Party is nor will be (a) an employee benefit plan subject to ERISA, (b) a plan or account subject to Section 4975 of the Code; (c) an entity deemed to hold “plan assets” of any such plans or accounts for purposes of ERISA or the Code; or (d) a “governmental plan” within the meaning of ERISA.

SECTION 3.11.           Disclosure.  The Borrower has delivered to the Administrative Agent and the Lenders the Borrower’s projected consolidated financial statements (including profit and loss statements) prepared giving effect to the Transactions and on an annual basis for its 2019, 2020, 2021, 2022 and 2023 fiscal years.  Such projections and all other financial projections and forecasts delivered to the Administrative Agent and the Lenders in connection with this Agreement have been prepared by the Borrower in good faith based upon assumptions believed by the Borrower to be reasonable at the time made available to the Administrative Agent and the Lenders, it being recognized by the Administrative Agent and the Lenders that such projections are as to future events and are not to be viewed as facts and are subject to significant uncertainties and contingencies, many of which are beyond the Borrower’s control, and that actual results during the period or periods covered by such projections may differ significantly from the projected results and such differences may be material.  There is no fact now known to the Borrower or any of its Subsidiaries which has, or could reasonably be expected to have, a Material Adverse Effect which fact has not been set forth herein or in the periodic and other reports filed by the Borrower or any Subsidiary with the SEC, in the financial statements of the Borrower and its Subsidiaries furnished to the Administrative Agent and/or the Lenders, or in any certificate, opinion or other written statement made or furnished by any Loan Party to the Administrative Agent and/or the Lenders.  None of the reports, financial statements, certificates or other information furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document (as modified or supplemented by other information so furnished) or delivered hereunder contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time delivered.  Notwithstanding anything contained in this Section 3.11, the parties hereto acknowledge and agree that uncertainty is inherent in any forecasts and projections and that such forecasts and projections do not constitute guarantees of future performance.  The information included in the Beneficial Ownership Certification is true and correct in all material respects.

SECTION 3.12.           Solvency.  The Borrower and its Restricted Subsidiaries, taken as a whole, are Solvent.

SECTION 3.13.           Security Interest in Collateral.  The provisions of this Agreement and the other Loan Documents create legal and valid Liens on all the Collateral in favor of the Administrative Agent, for the benefit of the Holders of Secured Obligations, and, upon the filing of appropriate financing statements and, with respect to any intellectual property, filings in the United States Patent and Trademark Office and the United States Copyright Office, or taking such other action as may be required for perfection under applicable Law, such Liens will constitute, to the extent required by the Loan Documents, perfected and continuing Liens on the Collateral, securing the Secured Obligations, enforceable against the applicable Loan Party and all third parties, and having priority over all other Liens on the Collateral except (a) other than with respect to Permitted Liens, to the extent any such Liens would have priority over the Liens in favor of the Administrative Agent pursuant to any applicable Law, (b) in the case of Liens perfected only by possession (including possession of any certificate of title) to the extent the Administrative Agent has not obtained or does not maintain possession of such Collateral and (c) to the extent that perfection of such security interests and Liens are not required by the Loan Documents.  No representation or warranty is made under the Laws of any non-U.S. jurisdiction with respect to the perfection or priority of any security interest in the Equity Interests issued by any Foreign Subsidiary.

SECTION 3.14.           Labor Disputes.  As of the Effective Date, there are no labor controversies, strikes, lockouts or slowdowns pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Restricted Subsidiaries (i) which could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, or (ii) that involve this Agreement or the Transactions.

SECTION 3.15.           No Default.  No Default has occurred and is continuing.

SECTION 3.16.           Federal Reserve Regulations.  No part of the proceeds of any Loan have been or will be used, whether directly or indirectly, for any purpose that entails a violation of any of the regulations of the Board, including Regulations T, U, and X.

SECTION 3.17.           Business Locations; Taxpayer Identification Number.  Set forth on Schedule 3.17(a) is a list of all locations where any tangible personal property of any Loan Party is located as of the Effective Date.  Set forth on Schedule 3.17(b) is the chief executive office, exact legal name, U.S. tax payer identification number and organizational identification number of each Loan Party as of the Effective Date.

SECTION 3.18.           Sanctions; Anti-Corruption.

(a)                                 Neither the Borrower nor any of its Subsidiaries, nor, to the knowledge of the Borrower and its Subsidiaries, any director, officer or employee thereof, is an individual or entity that is, or is owned or controlled by any Persons that are, the subject or target of any Sanctions, or located, organized or resident in a Designated Jurisdiction.  No Loan or Letters of Credit, nor the proceeds from any Loan or Letter of Credit, has been or will be used, directly or indirectly, to lend, contribute, provide or has otherwise made available to fund any activity or business of any Person who is the target of any Sanctions, or in any other manner that will result in any material violation by any Lender, the Administrative Agent, the Arrangers, any Issuing Bank, the Swingline Lender, or any Participant of Sanctions.

(b)                                 The Borrower and its Restricted Subsidiaries have instituted and maintained policies and procedures reasonably designed to promote and achieve material compliance by the Loan Parties, the Restricted Subsidiaries and their respective directors, officers and employees (in each case solely to the extent of their course of employment) with the United States Foreign Corrupt Practices Act of 1977 and other similar anti-bribery, anti-corruption and anti-money laundering legislation, rules or regulations, including those of any other jurisdictions applicable to Borrower or any of its Restricted Subsidiaries (collectively, “Anti-Corruption Laws”).  The Borrower, its Restricted Subsidiaries and, to the knowledge of the Borrower and its Restricted Subsidiaries, their respective directors, officers and employees (in each case solely to the extent of their course of employment by the Borrower and its Restricted Subsidiaries), are in compliance with all applicable Sanctions and Anti-Corruption Laws in all material respects.

SECTION 3.19.           Real Property.  Set forth on Part 1 of Schedule 3.19 is a complete and correct list, as of the Effective Date, of all of the real property owned by the Borrower or any Restricted Subsidiary, indicating in each case the use of the respective property, the identity of the owner, and the location of the respective property.  As of the Effective Date, and to the knowledge of the Borrower, except as set forth on Part 2 of Schedule 3.19, no

Mortgaged Property owned by a Loan Party has Improvements located in an area identified as having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968.  Each Loan Party maintains flood insurance for each of the properties (or the portion of such properties that contains Improvements located in an area identified as having special flood hazards) set forth on Part 2 of Schedule 3.19, (a) in an amount equal to the lesser of (i) the fair market value of each such property or (ii) the maximum available insurance amount under the National Flood Insurance Act of 1968 and (b) with a deductible not exceeding the maximum amount allowable under the National Flood Insurance Act of 1968.

SECTION 3.20.           Insurance.  The properties of the Loan Parties and their Restricted Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrower (other than in the case of any Captive Insurance Company), in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the applicable Loan Party or the applicable Restricted Subsidiary operates, including the use of self-insurance plans.  The property and general liability insurance coverage of the Loan Parties as in effect on the Effective Date is outlined as to carrier, policy number, expiration date, type and amount on Schedule 3.20.

SECTION 3.21.           EEA Financial Institutions.  No Loan Party is an EEA Financial Institution.

ARTICLE IV

Conditions

SECTION 4.01.           Effective Date. The obligations of the Lenders to make Loans and of Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which the Administrative Agent shall have received each of the following, in each case reasonably satisfactory to the Administrative Agent (and to the extent specified below, to each Lender) in form and substance:

(a)                                 Executed Counterparts.  From each party thereto, a counterpart of this Agreement and the other Loan Documents to be executed and delivered as of the Effective Date, signed and delivered on behalf of such party.

(b)                                 Opinions of Counsel to Loan Parties.  Favorable written opinions (addressed to the Administrative Agent, the Lenders, Swingline Lender and the Issuing Bank and dated the Effective Date) of counsel to each Loan Party regarding the Transactions and such other matters as Administrative Agent shall reasonably request.

(c)                                  Corporate Documents.  Such documents and certificates as the Administrative Agent may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of the Transactions, the identity, authority and capacity of each Responsible Officer authorized to act on behalf of a Loan Party in connection with the Loan Documents and any other legal matters relating to the Loan Party, this Agreement, the other Loan Documents or the Transactions.

(d)                                 Collateral Documents.  The Security Agreement, duly executed and delivered by the Loan Parties and the Administrative Agent, and the results, dated as of a recent date prior to the Effective Date, of searches conducted (i) in the UCC filing records in each of the governmental offices in each jurisdiction in which any Loan Party is located and the applicable governmental office in each jurisdiction in which any personal property and fixture Collateral is located, and (ii) of the records maintained by the U.S. Patent and Trademark Office and the U.S. Copyright Office with respect to all United States patents and patent applications, all United States registered trademarks and trademark applications and all United States registered copyrights and copyright applications constituting part of the Collateral, which in each case shall have revealed no Liens with respect to any of the Collateral except Permitted Liens or Liens as to which Administrative Agent shall have received (and is authorized to file) termination statements or documents (Form UCC-3 or such other termination statements or documents as shall be required by applicable law) fully executed or in appropriate form for filing.  In addition, Administrative Agent shall have received evidence that all filings, registrations and recordings have been made in the appropriate governmental offices, and all other action has been taken, that Administrative Agent deems necessary or desirable in order to create, in favor of Administrative Agent on behalf of the Holders of Secured Obligations, a perfected first-priority Lien on the Collateral described in the Security Agreement, subject to no other Liens except for Permitted Liens.  Without limiting the foregoing, each Loan Party shall deliver to the Administrative Agent: (x) all certificates, if any, representing the Applicable Pledge Percentage of the outstanding Equity Interests of each Pledge Subsidiary, promissory notes, if any, evidencing all Indebtedness owed to such Loan Party as of the Effective Date to the extent required to be pledged pursuant to the Security Agreement, and stock powers and instruments of transfer, endorsed in blank, with respect to such stock certificates and promissory notes; and (y) all documentation, including UCC financing statements, required by law or reasonably requested by the Administrative Agent to be filed, registered or recorded to create or perfect the Liens intended to be created under the Security Agreement.

(e)                                  Insurance.  Subject to Section 5.12, evidence that all insurance (including flood insurance to the extent applicable) required to be maintained under this Agreement and the Collateral Documents has been obtained and is in effect, together with the certificates of insurance, naming Administrative Agent, on behalf of the Lenders and any Issuing Bank, as an additional insured and a lender’s loss payee, as the case may be, under all insurance policies maintained with respect to the assets and properties of the Loan Parties that constitute Collateral and all endorsements thereto required under this Agreement and the Collateral Documents.

(f)                                   Solvency.  A certificate from a Financial Officer of Borrower certifying the Solvency of Borrower, individually, and of the Borrower and the Restricted Subsidiaries, as of the Effective Date and after giving effect to the Transactions.

(g)                                  Repayment of Existing Indebtedness.  Evidence that the principal of and interest on, and all other amounts owing in respect of, the Indebtedness under the Prior Credit Agreement and all other Indebtedness of the Loan Parties (other than Indebtedness permitted by Section 6.01 hereof) shall have been (or shall be simultaneously) paid in full, that any commitments to extend credit thereunder shall have been canceled or terminated and that all Guarantees in respect of, and all Liens securing, such Indebtedness shall have been released (or arrangements for such release satisfactory to the Administrative Agent shall have been made).

(h)                                 Refinancing of Permitted Receivables Financing.  Evidence that the Permitted Receivables Financing has been refinanced and copies of all amendments and restatements to or amendments to material agreements and other material documents related to such Permitted Receivables Financing, in each case together with all exhibits and schedules thereto, in connection therewith, in form and substance reasonably acceptable to Administrative Agent and certified by a Responsible Officer of Borrower.

(i)                                     Financial Compliance.  The financial statements referenced in Section 3.04.

(j)                                    Officer’s Certificate.  A certificate of a Responsible Officer of the Borrower, dated the Effective Date, certifying (i) either (x) evidence that all authorizations or approvals of any Governmental Authority and approvals or consents of any other Person, required in connection with the Transactions shall have been obtained, or (y) that no such authorizations, approvals, and consents are so required, and (ii) compliance with the conditions set forth in clauses (a), (b), and (c) of Section 4.02.

(k)                                 Budget.  A business plan and budget of the Borrower and its Restricted Subsidiaries on a consolidated basis, including forecasts prepared by management of the Borrower, of consolidated balance sheets and statements of income or operations and cash flows of the Borrower and its Restricted Subsidiaries as referenced in Section 3.11.

(l)                                     Fees.  Evidence that the Borrower shall have paid all accrued fees and expenses of the Administrative Agent and the Lenders as required to be paid on the Effective Date under the terms of the Agent Fee Letter or any other letter agreements between the Borrower and the Administrative Agent, including (unless waived by the Administrative Agent) the fees, charges and disbursements of Greenberg Traurig, LLP, special New York counsel to the Administrative Agent, in connection with the negotiation, preparation, execution, and delivery of the Loan Documents (directly to such counsel if requested by Administrative Agent) to the extent invoiced prior to or on the Effective Date, plus such additional amounts of such fees, charges, and disbursements as shall constitute its reasonable estimate of such fees, charges, and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

(m)                             Know Your Customer Requirements.  (i) All documents, certificates, and other information requested by each Lender pursuant to Section 9.14 and (ii) a Beneficial Ownership Certification in relation to the Borrower (with applicable exemption noted thereon), in each case prior to the Effective Date.

(n)                                 Other Documents.  Such other assurances, certificates, documents consents, or opinions as the Administrative Agent or any Lender (through Administrative Agent) may reasonably request.

Administrative Agent shall notify the Borrower, the Issuing Bank, and the Lenders of the Effective Date, and such notice shall be conclusive and binding.  Each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Effective Date specifying its objection thereto.

SECTION 4.02.           Each Credit Event.  The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of any Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

(a)                                 The representations and warranties of the Borrower set forth in this Agreement shall be true and correct in all material respects (or in all respects if the applicable representation or warranty is qualified by Material Adverse Effect or materiality) on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable.

(b)                                 At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default or Event of Default shall have occurred and be continuing.

(c)                                  At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, the total Revolving Exposures of all Lenders shall not exceed the Maximum Available Amount; and

(d)                                 The Administrative Agent and, if applicable, an Issuing Bank or the Swingline Lender shall have received a Borrowing Request in accordance with the requirements hereof.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a), (b) and (c) of this Section.

ARTICLE V

Affirmative Covenants

Until the Secured Obligations have been Fully Satisfied, the Borrower covenants and agrees with the Administrative Agent, the Issuing Banks and the Lenders that:

SECTION 5.01.           Financial Statements and Other Information.  The Borrower will furnish to the Administrative Agent for delivery to each Lender:

(a)                           by no later than the earlier of the date on which such financial statements are required to be filed by the Borrower with the SEC (without giving effect to any extensions thereof) and the date which occurs 90 days after the end of each fiscal year of the Borrower, (i) its audited consolidated balance sheet and related statements of income, stockholders’ equity and cash flows as of the end of and for such year (including, for the avoidance of doubt, for the fiscal year ending December 31, 2018), setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by independent public accountants of recognized national standing (without a “going concern” or like qualification or exception) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP, accompanied by any management letter prepared by said accountants and (ii) consolidated balance sheet and related statements of income and cash flows of the Borrower and its Restricted Subsidiaries, in each case as at the end of such fiscal year, setting forth in comparative form the corresponding consolidated figures for the preceding fiscal year, accompanied by a certificate of a Financial Officer of the Borrower, which certificate shall state that such financial statements fairly present in all material respects the financial condition and results of operations of the Borrower and its Restricted Subsidiaries, in accordance with GAAP, as at the end of and for such period (subject to normal year-end audit adjustments);

(b)                           by no later than the earlier of the date on which such financial statements are required to be filed by the Borrower with the SEC (without giving effect to any extensions thereof) and the date which occurs 45 days after the end of each of the first three fiscal quarters of the Borrower, beginning with the fiscal quarter ending March 31, 2019, the unaudited consolidated balance sheet and related statements of income, stockholders’ equity and cash flows for the Borrower and its Subsidiaries and for the Borrower and its Restricted Subsidiaries as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries or the Borrower and its Restricted Subsidiaries in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(c)                            concurrently with any delivery of financial statements under clause (a) or (b) above, a Compliance Certificate executed by a Financial Officer of the Borrower (i) certifying as to whether a Default has occurred and is continuing and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations (A) of the Total Net Leverage Ratio, (B) of the Liquidity of the Borrower and its Restricted Subsidiaries on a consolidated basis as of the last day of such fiscal period, (C) solely to the extent a Covenant Trigger Event has occurred, demonstrating compliance with Section 6.12, and (D) demonstrating any difference in the GAAP treatment of leases in the financial statements delivered under clause (a) or (b) above and the treatment of leases in this Agreement for the purposes of the calculation of the preceding clauses (A) and (C), and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate (which delivery may, unless the Administrative Agent requests executed originals, be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes);

(d)                           promptly after the same become publicly available, to the extent not available by electronic or other readily accessible means, copies of all periodic and other reports, proxy statements and other non-confidential materials filed by the Borrower or any Restricted Subsidiary with the SEC, or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be;

(e)                            concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate containing information regarding the amount of all Asset Sales that were made during such prior fiscal year and amounts received in connection with any Recovery Event during such prior fiscal year;

(f)                             on (i) the PP&E Conditions Completion Date, (ii) a date within 5 Business Days after each date on which any Asset Sale or Recovery Event occurs with respect to any Eligible Property with a value (as determined by reference to the Borrowing Base Certificate delivered by the Borrower on the PP&E Conditions Completion Date or to the Borrowing Base Certificate delivered by the Borrower pursuant to clause (iv) below, as applicable) in excess of $10,000,000 in the aggregate for all such events since the last Borrowing Base Certificate was delivered, (iii) a date within 5 Business Days after each date on which any equipment or real property with a value (as determined by reference to the Borrowing Base Certificate delivered by the Borrower on the PP&E Conditions Completion Date or to the Borrowing Base Certificate delivered by the Borrower pursuant to clause (iv) below, as applicable) in excess of $10,000,000 in the aggregate for all such equipment and real property since the last Borrowing Base Certificate was delivered that is used in calculating the Borrowing Base no longer qualifies as Eligible Equipment or Eligible Real Property, respectively, and (iv) each date on which the Borrower elects to include any additional property in the calculation of the Borrowing Base and satisfies the requirements with respect to Eligible Property (each such date, a “Report Date”), a Borrowing Base Certificate prepared as of the applicable Report Date, including a reasonably detailed calculation of the Borrowing Base as of such Report Date, and solely in the case of clause (iv) above, together with copies of the Appraisals for all additional Eligible Property included in the calculation of the Borrowing Base;

(g)                            as soon as available, but in any event no later than the last day of the first fiscal quarter of each fiscal year, an annual business plan, budget, and financial projections of the Borrower and its Restricted Subsidiaries on a consolidated basis, including forecasts prepared by management of the Borrower, in form reasonably satisfactory to the Administrative Agent, of consolidated balance sheets and statements of income or operations and cash flows of the Borrower and its Restricted Subsidiaries on a quarterly basis for such fiscal year, which plan and budget shall (i) state the assumptions used in preparation thereof, and (ii) be accompanied by a statement of a Responsible Officer of the Borrower that, to the best of such Responsible Officer’s knowledge, such plan and budget is a good faith estimate (based upon assumptions that were reasonable in light of the conditions existing at the time of the preparation thereof) for the period covered thereby; and

(h)                           promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Restricted Subsidiary as the Administrative Agent or any Lender (through the Administrative Agent) may reasonably request.

Documents required to be delivered pursuant to Section 5.01(a) or 5.01(b) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at www.deanfoods.com; or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third party website or whether sponsored by the Administrative Agent); provided that: (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent upon its request to the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent and (ii) the Borrower shall notify the Administrative Agent (by facsimile or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents.  The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining copies of such documents.

SECTION 5.02.           Notices of Material Events.  The Borrower will furnish to the Administrative Agent and each Lender prompt written notice (in any event, within 5 Business Days) upon any Responsible Officer of the Borrower obtaining actual knowledge thereof, of the following:

(a)                           the occurrence of any Default;

(b)                           the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting any Loan Party, any Restricted Subsidiary or any Affiliate thereof that has a reasonable probability of an adverse determination and that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

(c)                            the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

(d)                           the occurrence of any Environmental Liability that, alone or together with any other Environmental Liability that have occurred, could reasonably be expected to result in a Material Adverse Effect;

(e)                            the occurrence of any event or transaction for which the Borrower is required to make a mandatory prepayment pursuant to Section 2.11;

(f)                             any change in the information provided in the Beneficial Ownership Certification that would result in a change to any exemption set forth therein.

(g)                            any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.03.           Existence; Conduct of Business.  The Borrower will, and will cause each of its Restricted Subsidiaries to, (a) do or cause to be done all things necessary to preserve, renew and keep in full force and effect (i) its legal existence and (ii) the rights, qualifications, licenses, permits, franchises, governmental authorizations, intellectual property rights, licenses and permits necessary in the conduct of its business, except, with respect to clause (ii), where failure to so maintain could not reasonably be expected to have a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03 and (b) carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted (and those ancillary or reasonably related thereto).

SECTION 5.04.           Payment of Obligations.  The Borrower will, and will cause each of its Restricted Subsidiaries to, pay or discharge all Material Indebtedness and all other material liabilities and obligations, including Taxes, before the same shall become delinquent or in default (subject, where applicable, to specified grace periods), except where the validity or amount thereof is being contested in good faith by appropriate proceedings and (a) the Borrower or such Restricted Subsidiary has set aside on its books adequate reserves with respect thereto to the extent required by GAAP or (b) the failure to make payment could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.05.           Maintenance of Properties.  The Borrower will, and will cause each of its Restricted Subsidiaries to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear and obsolescence excepted.

SECTION 5.06.           Books and Records; Inspection Rights.  The Borrower will, and will cause each of its Restricted Subsidiaries to, (i) keep proper books of record and account in which complete entries in accordance with GAAP are made of all material dealings and transactions in relation to its business and activities and (ii) permit any representatives designated by the Administrative Agent or (upon the occurrence and during the continuation of any Event of Default) any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, including environmental assessment reports and Phase I or Phase II studies, and to discuss its affairs, finances and condition with its officers, all at such reasonable times and as often as reasonably requested.  The Borrower acknowledges that the Administrative Agent, after exercising its rights of inspection, may prepare and distribute to the Lenders certain reports pertaining to the assets for internal use by the Administrative Agent and the Lenders.

SECTION 5.07.           Compliance with Laws.  (a) The Borrower will, and will cause each of its Restricted Subsidiaries to, comply with all Laws applicable to it or its property (including, without limitation, ERISA and Environmental Laws), except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

(b) The Borrower will maintain in effect and enforce policies and procedures reasonably designed to achieve material compliance by the Loan Parties, the Restricted Subsidiaries and their respective directors, officers and employees (in each case solely to the extent of their course of employment) with Anti-Corruption Laws and applicable Anti-Terrorism Laws and Sanctions.

SECTION 5.08.           Use of Proceeds.  The Borrower will use the proceeds of the Loans and Letters of Credit to repay the Obligations under the Prior Credit Agreement and for general corporate purposes of the Borrower and its Subsidiaries not in contravention of any Law or any of the Loan Documents.  No part of the proceeds of any Loan or Letter of Credit will be used, whether directly or indirectly, for any purpose that entails a violation of any of the regulations of the Board, including Regulations T, U and X, or in violation of Section 3.18.

SECTION 5.09.           Insurance.  The Borrower will, and will cause each of its Restricted Subsidiaries to, maintain with financially sound and reputable carriers (a) insurance in such amounts, and against such risks (including loss or damage by fire and other normally insured perils and loss in transit; business interruption; and general liability), and such other hazards, as is customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations (including the use of self-insurance plans), including any flood insurance required by Section 3.19 up to the maximum limits available under the National Flood Insurance Program for each Mortgaged Property, and (b) all insurance required pursuant to the Collateral Documents.  The Borrower will furnish to the Lenders, upon request of the Administrative Agent, information in reasonable detail as to the insurance so maintained.  The Borrower shall deliver to the Administrative Agent certificates of insurance and endorsements (x) to all “All Risk” physical damage insurance policies on all of the Loan Parties’ tangible property and assets and business interruption insurance policies naming the Administrative Agent lender loss payee, and (y) to all general liability policies naming the Administrative Agent an additional insured.  The Borrower will furnish to the Administrative Agent and the Lenders prompt written notice of any casualty or other insured damage to any material portion of the Collateral or the commencement of any action or proceeding for the taking of any material portion of the Collateral or interest therein under power of eminent domain or by condemnation or similar proceeding.

SECTION 5.10.           Subsidiary Guarantors; Pledges; Collateral; Further Assurances.

(a)                           As promptly as possible but in any event by the earlier of (i) thirty (30) days (or such later date as may be agreed upon by the Administrative Agent) after any Person becomes a Material Restricted Subsidiary or any Subsidiary (other than a Receivables Financing SPC) qualifies independently as, or is designated by the Borrower as, a Subsidiary Guarantor and (ii) the date on which any Person that is not a Subsidiary Guarantor guarantees the obligations of the Borrower or any Restricted Subsidiary under the Senior Notes or any Material Indebtedness of any Loan Party (the date of such creation, designation, qualification or guarantee being the “Trigger Date”), the Borrower shall provide the Administrative Agent with written notice thereof setting forth information in reasonable detail describing the material assets of such Person and shall, (x) in the case of a Person described in the preceding clause (i), within sixty (60) days (or such later date as may be agreed to by the Administrative Agent) after the Trigger Date or (y) in the case of a Person described in the preceding clause (ii), on the Trigger Date (or such later date as may be agreed to by the Administrative Agent), cause each such Subsidiary (if such Subsidiary is a wholly-owned Domestic Subsidiary of a Loan Party) to deliver to the Administrative Agent appropriate joinders to the Subsidiary Guaranty and the Security Agreement pursuant to which such Subsidiary agrees to be bound by the terms and provisions thereof, such Subsidiary Guaranty and Security Agreement and take such other action (including delivering such UCC financing statements, executing and delivering security agreements for filing and recording in the U.S. Patent and Trademark Office and the U.S. Copyright Office and executing and delivering Mortgages covering the real property and fixtures owned by such Subsidiary with a fair market value or net purchase price in excess of $10,000,000) as shall be reasonably necessary or advisable in the opinion of the Administrative Agent, and in form and substance reasonably satisfactory to the Administrative Agent, to create and perfect valid and enforceable first-priority Liens, subject to no other Liens except for Permitted Encumbrances, on substantially all of the property (other than real property that does not constitute Mortgaged Property, if any) of such new Subsidiary as collateral security for the Secured Obligations, in each case to be accompanied by appropriate corporate resolutions, other corporate documentation and legal opinions in form and substance reasonably satisfactory to the Administrative Agent and its counsel.  The Borrower shall furnish to Administrative Agent updated Schedules 3.01, 3.19, and 5.11 with respect to such new Subsidiary, in form and detail reasonably satisfactory to Administrative Agent;

(b)                           The Borrower will cause, and will cause each other Loan Party to cause, all existing and newly-acquired owned and leased property (whether personal, tangible, intangible, or mixed property but excluding Excluded Property) to be subject at all times (subject to the time periods in clause (a) above) to first priority, perfected Liens in favor of the Administrative Agent for the benefit of the Holders of Secured Obligations to secure the Secured Obligations in accordance with the terms and conditions of the Collateral Documents, subject in any case to Permitted Liens.  Without limiting the generality of the foregoing, the Borrower will cause the Applicable Pledge Percentage of the issued and outstanding Equity Interests of each Pledge Subsidiary directly owned by the Borrower or any other Loan Party to be subject at all times (subject to the time periods in clause (a) above) to a first priority, perfected Lien in favor of the Administrative Agent to secure the Secured Obligations in accordance with the terms and conditions of the Collateral Documents or such other security documents as the Administrative Agent shall reasonably request (it being understood and agreed that (i) no Loan Party shall be required to deliver stock certificates and transfer powers with respect to any Subsidiary (other than a Receivables Financing SPC) that is not a Material Restricted Subsidiary and (ii) any such pledge of the Equity Interests of a Receivables Financing SPC shall contain such remedy standstills (up to 365 days after the payment in full of the applicable Permitted Receivables Financing) and other customary provisions for pledges of this type).

(c)                            Subject to the terms of the Security Agreement, if any real property is acquired by any Loan Party after the Effective Date with a fair market value or net purchase price in excess of $10,000,000, the Borrower shall notify the Administrative Agent and the Lenders thereof, and, if requested by the Administrative Agent, the Borrower shall promptly cause such assets to be subjected to a Lien securing the Secured Obligations and shall take, and cause the other Loan Parties to take, such actions as are necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens and deliver such other documents (including the delivery of such Mortgages, title insurance commitments, exception documents, surveys, flood hazard determination certificates, Environmental Indemnity Agreements, surveys and engineering, soils and other reports, environmental assessments, opinions of counsel and other documents as may be reasonably requested by Administrative Agent) as is consistent with those required to be delivered in accordance with Section 5.11, all at the expense of the Loan Party.

(d)                           Without limiting the foregoing, the Borrower will, and will cause each Restricted Subsidiary to, execute and deliver, or cause to be executed and delivered, to the Administrative Agent such documents, agreements and instruments, and will take or cause to be taken such further actions, which may be required by law or which the Administrative Agent may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents and to ensure perfection and priority of the Liens created or intended to be created by the Collateral Documents, all at the expense of the Borrower.

(e)                            If any additional assets (excluding Excluded Property) are acquired by a Loan Party after the Effective Date (other than assets constituting Collateral under the Security Agreement that become subject to the Lien in favor of the Administrative Agent under the Security Agreement upon acquisition thereof), the Borrower will notify the Administrative Agent thereof, and, if requested by the Administrative Agent, the Borrower will, within sixty (60) days (or such later date as may be agreed to by the Administrative Agent), cause such assets to be subjected to a Lien securing the Secured Obligations and will take, and cause the other Loan Parties to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in paragraph (c) of this Section, all at the expense of the Borrower.

(f)                             Subject to the terms of the Security Agreement, the Borrower shall cause each Material Restricted Subsidiary resulting from a division of a Loan Party to execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), which may be required under any applicable law, or which the Administrative Agent may reasonably request, to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect the Liens created or intended to be created by the Collateral Documents or the validity or priority of any such Lien, and to deliver such appropriate corporate resolutions, other corporate documentation and legal opinions in form and substance reasonably satisfactory to the Administrative Agent and its counsel as the Administrative Agent may request in its reasonable discretion, all at the expense of the Borrower.

(g)                            Notwithstanding the provisions of this Section 5.10 or Section 5.11 to the contrary, (i) no pledge of a security interest in any Excluded Property shall be required, (ii) no account control agreement (unless requested by the Administrative Agent in its reasonable discretion in the event that (x) net cash proceeds in an aggregate amount in excess of $50,000,000 are received by the Borrower or any Material Restricted Subsidiary in connection with any Asset Sales or Recovery Events and are held by the Borrower or its Restricted Subsidiaries for at least 30 consecutive days thereafter or (y) the Permitted Receivables Financing is terminated), foreign law pledge, foreign law security agreement or legal opinion of foreign counsel shall be required and (iii) no Appraisal with respect to any real property that is not included in the calculation of the Borrowing Base shall be required.

SECTION 5.11.           Mortgaged Property.

(a)                           PP&E Conditions.  No later than 180 days after the Effective Date (or such later date as may be agreed upon by the Administrative Agent in its reasonable discretion), the Borrower shall deliver or cause to be delivered to the Administrative Agent the following documents, each of which shall be executed (and, where appropriate, acknowledged) by Persons reasonably satisfactory to the Administrative Agent in form and substance reasonably acceptable to the Administrative Agent:

(i)                                     one or more Mortgages covering the facilities of the Loan Parties identified on Schedule 5.11, in each case duly executed and delivered by the parties thereto in recordable form (in such number of copies as the Administrative Agent shall have reasonably requested) and, to the extent necessary with respect to any leasehold property to be subjected to a Mortgage, the Borrower shall use commercially reasonable efforts to obtain consents of the respective landlords with respect to such property;

(ii)                                  one or more Environmental Indemnity Agreements, in each case duly executed and delivered by each Loan Party delivering a Mortgage;

(iii)                               (1) solely with respect to the real property included in the calculation of  the Borrowing Base (including any real property included in the calculation of the Borrowing Base after the PP&E Conditions Completion Date), one or more mortgagee policies of title insurance in the form of and issued by one or more title companies reasonably satisfactory to the Administrative Agent (the “Title Companies”), insuring the validity and first-priority of the Liens created under each Mortgage for and in amounts and containing such endorsements and affirmative coverage reasonably satisfactory to the Administrative Agent, subject only to Permitted Encumbrances, and (2) with respect to all other real property identified on Schedule 5.11, title searches conducted by a Title Company, which shall reveal no Liens or other issues of title other than Permitted Encumbrances, and in each case, to the extent necessary or advisable under applicable law, for filing in the appropriate county land office, UCC financing statements covering fixtures, in each case appropriately completed and, appropriate, duly executed;

(iv)                              to the extent otherwise available, copies of the most recent as-built surveys of each parcel of the Mortgaged Property or such other documentation as may be required by the Title Companies to remove any survey exception from the policies of title insurance delivered pursuant to Section 5.11(a)(iii) above;

(v)                                 to the extent otherwise available, copies of the most recent environmental assessment reports and Phase I or Phase II studies with respect to such Mortgaged Property; and

(vi)                              such other documents and instruments in connection with the Mortgages as shall reasonably be deemed necessary by the Administrative Agent (including life of loan flood hazard determination certificates for all Mortgaged Properties and, if applicable, related Borrower notices), and evidence that all other actions that the Administrative Agent may deem necessary or desirable in order to create valid first and subsisting Liens on the property described in the Mortgages has been taken.

In addition, the Borrower shall have paid to the Title Companies (i) all expenses and premiums of the Title Companies in connection with the issuance of such policies and (ii) an amount equal to the recording and stamp taxes payable in connection with recording the Mortgages in the appropriate county land office.

(b)                           Environmental Reports.  If the Administrative Agent at any time has reasonable basis to believe that there may be a material violation of any Environmental Laws by, or any material liability arising under Environmental Laws of, any Loan Party or related to any Mortgaged Property or any real property adjacent to any Mortgaged Property that is likely to materially and adversely affect a Mortgaged Property, then the Borrower shall, upon the request of the Administrative Agent, provide the Administrative Agent with such environmental reports and assessments, engineering studies or other written material or data as Administrative Agent may reasonably require relating thereto.

(c)                            Environmental Remediation.  In the event that the Administrative Agent determines from the environmental reports or information delivered pursuant to Section 5.11(b) or pursuant to any other reasonably reliable information, that remedial action to correct an adverse environmental condition is required under Environmental Law with respect to any Loan Party or the Mortgaged Property or any other property of any Loan Party, the Borrower shall take such action as is required under Environmental Law to cure any material violation or potential violation of any Environmental Laws or any material actual or potential liability under any Environmental Law.

SECTION 5.12.           Post-Closing Obligations.  The Borrower shall execute and deliver, or cause to be executed and delivered, to the Administrative Agent such agreements and other documents described on Schedule 5.12 and take or cause to be taken such actions, and otherwise comply with such obligations, as are specified on Schedule 5.12, in each case, on or before the deadlines specified on Schedule 5.12 for such documents, actions or obligations; provided that the Administrative Agent in its discretion may from time to time extend in writing the deadlines set forth on Schedule 5.12 if the Borrower are using commercially reasonable efforts to obtain or perform the items required by such deadlines and the Administrative Agent provides written notice of such extension thereafter to the Lenders.

ARTICLE VI

Negative Covenants

Until the Secured Obligations have been Fully Satisfied, the Borrower covenants and agrees with the Administrative Agent, the Issuing Banks and the Lenders that:

SECTION 6.01.           Indebtedness.  The Borrower will not, and will not permit any Restricted Subsidiary to, create, incur or suffer to exist any Indebtedness, except:

(a)                           the Secured Obligations;

(b)                           Indebtedness existing on the Effective Date and set forth in Schedule 6.01 (including the Indebtedness under the Senior Notes) and any Permitted Refinancing thereof;

(c)                            intercompany Indebtedness permitted by Section 6.04; provided, that if any such Indebtedness is owed by a Loan Party, such Indebtedness and any Lien on the assets of such Loan Party related thereto shall be subordinated to the Secured Obligations as set forth in Section 8.15 of the Security Agreement;

(d)                           Indebtedness of the Borrower or any Restricted Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets (whether or not constituting purchase money Indebtedness), including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that the aggregate principal amount of Indebtedness permitted by this clause (d) shall not exceed $25,000,000 at any time outstanding;

(e)                            obligations in connection with any Permitted Receivables Financing;

(f)                             other unsecured Indebtedness of the Borrower and its Restricted Subsidiaries in a principal amount up to but not exceeding $50,000,000 in the aggregate at any one time outstanding; provided that the aggregate principal amount of all such Indebtedness incurred by of one or more Restricted Subsidiaries that are not Subsidiary Guarantors shall not exceed $25,000,000 at any one time outstanding;

(g)                            Indebtedness of a Restricted Subsidiary (i) consisting of tax-advantaged industrial revenue bond, industrial development bond or other similar financings assumed (or taken subject to) in connection with (but not incurred in connection with or in anticipation of) a Permitted Acquisition or (ii) existing at the time such Person becomes a Restricted Subsidiary pursuant to a Permitted Acquisition provided that such Indebtedness was not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary; provided that the aggregate principal amount of all such Indebtedness (that is secured by any Lien on any asset of the Borrower or any Restricted Subsidiary) under subsection (g)(ii) shall not exceed $25,000,000 at any time outstanding;

(h)                           Indebtedness in respect of Swap Agreements entered into in the ordinary course of business and not for any speculative purposes;

(i)                               Subordinated Indebtedness; provided that such Subordinated Indebtedness is subject to customary payment blockage and other provisions;

(j)            to the extent constituting Indebtedness, indemnification and non-compete obligations or adjustments in respect of the purchase price (including earn-outs and other contingent deferred payments) in connection with any Permitted Acquisition or sale or disposition permitted by Section 6.05;

(k)           Indebtedness in respect of workers’ compensation claims, property casualty or liability insurance, take-or-pay obligations in supply arrangements, self-insurance obligations, performance, bid and surety bonds and completion guaranties, in each case in the ordinary course of business;

(l)            Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn by the Borrower or any Subsidiary in the ordinary course of business against insufficient funds, so long as such Indebtedness is promptly repaid; and

(m)          other Indebtedness of the Borrower and its Restricted Subsidiaries in a principal amount up to but not exceeding $10,000,000 in the aggregate at any one time outstanding.

SECTION 6.02.    Liens.  The Borrower will not, and will not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, except:

(a)           Liens securing the Secured Obligations;

(b)           Permitted Encumbrances;

(c)           any Lien on any property or asset of, or leased by, the Borrower or any Restricted Subsidiary existing on the Effective Date and set forth in Schedule 6.02; provided that (i) such Lien shall not apply to any other property or asset of the Borrower or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the Effective Date and Permitted Refinancings thereof;

(d)           Liens securing obligations, with aggregate net outstanding amounts payable not in excess of $10,000,000, under Swap Agreements;

(e)           Liens on fixed or capital assets acquired, constructed or improved by the Borrower or any Restricted Subsidiary; provided that (i) such security interests secure Indebtedness permitted by Section 6.01(d), (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such security interests shall not apply to any other property or assets of the Borrower or any Subsidiary;

(f)            any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Restricted Subsidiary or existing on any property or asset of any Person that becomes a Loan Party after the Effective Date prior to the time such Person becomes a Loan Party; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Loan Party, as the case may be, (ii) such Lien shall not apply to any other property or assets of such Loan Party and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Loan Party, as the case may be;

(g)           Liens upon real or personal property heretofore leased or leased after the Effective Date (under operating or Capital Leases) in the ordinary course of business by the Borrower or any of its Restricted Subsidiaries in favor of the lessor created at the inception of the lease transaction, securing obligations of the Borrower or any of its Restricted Subsidiaries under or in respect of such lease and extending to or covering only the property subject to such lease and improvements thereon;

(h)           Liens of sellers or creditors of sellers of farm products encumbering such farm products when sold to any of the Borrower or its Restricted Subsidiaries pursuant to the Food Security Act of 1985 or pursuant to similar state laws to the extent such Liens may be deemed to extend to the assets of such Person;

(i)            protective Uniform Commercial Code filings with respect to personal property leased by, or consigned to, any of the Borrower or its Restricted Subsidiaries;

(j)            Liens upon Equity Interests or assets of Unrestricted Subsidiaries;

(k)           Liens in favor of a Receivables Financing SPC or Receivables Financier created or deemed to exist in connection with a Permitted Receivables Financing (including any related filings of any financing statements), but only to the extent that any such Lien relates to the applicable Transferred Assets actually sold, contributed, financed or otherwise conveyed or pledged pursuant to such transaction;

(l)            any extension, renewal or replacement of the foregoing in connection with a Permitted Refinancing;

(m)          Liens securing Indebtedness to the extent such Indebtedness is permitted pursuant to Section 6.01(g) (only to the extent covering the property subject to the Indebtedness covered in such Section 6.01(g)) or 6.01(m);

(n)           normal and customary rights of setoff upon deposits of cash in favor of banks or other depository institutions;

(o)           Liens of sellers of goods to the Borrower and its Subsidiaries arising under Article 2 of the UCC or similar provisions of applicable law in the ordinary course of business, covering only the goods sold and securing only the unpaid purchase price for such goods and related expenses;

(p)           Liens in favor of customs and revenue authorities arising as a matter of law to secure the payment of customs duties in connection with the importation of goods;

(q)           Liens solely on any cash earnest money deposits made in connection with an investment permitted by Section 6.04;

(r)            transfer restrictions, purchase options, calls or similar rights of third-party joint venture partners with respect to Equity Interests of joint venture entities; and

(s)            other Liens on assets of the Borrower and the Restricted Subsidiaries securing other obligations of the Borrower and the Restricted Subsidiaries in the aggregate principal amount not to exceed $10,000,000 at any time outstanding.

SECTION 6.03.    Fundamental Changes.

(a)           The Borrower will not, and will not permit any Restricted Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or divide, liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing, (i) any Subsidiary of the Borrower may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, (ii) any Subsidiary may merge into any Loan Party in a transaction in which the surviving entity is a Loan Party, (iii) any Subsidiary that is not a Loan Party may merge into the Borrower or any of its Subsidiaries or liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders; provided that any such merger involving a Person that is not a wholly owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.04; provided further, that when any Restricted Subsidiary is merging or consolidating with or into an Unrestricted Subsidiary and the Restricted Subsidiary is not the continuing or surviving Person, the Borrower shall have complied with the requirements of Section 5.10, (iv) the Borrower or any Restricted Subsidiary may merge with any other Person in connection with a Permitted Acquisition, provided that (A) if the Borrower is a party to such transaction, the Borrower is the continuing or surviving Person and (B) if a Loan Party is a party to such transaction, such Loan Party is the surviving Person, and (v) any Restricted Subsidiary of the Borrower may divide, if (A) the Borrower determines in good faith that such division is in the best interests of the Borrower and is not materially disadvantageous to the Lenders, and (B) in the case of any division of a Loan Party, the Borrower shall cause any resulting Subsidiary to become a Subsidiary Guarantor and join the Security Agreement as “Grantors” by executing a joinder in form and substance acceptable to the Administrative Agent.

(b)           The Borrower will not, nor will it permit any of its Restricted Subsidiaries to, (i) engage to any substantial extent in any business other than operations involved in the manufacture, processing and distribution of food, beverage or packaging products or businesses of the type conducted by the Borrower and its Subsidiaries on the Effective Date and businesses reasonably related thereto or (ii) change its fiscal year from the basis in effect on the Effective Date.

SECTION 6.04.    Investments, Loans, Advances and Acquisitions.  The Borrower will not, and will not permit any Restricted Subsidiary to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a Loan Party and a wholly owned Subsidiary prior to such merger) any Equity Interests, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit (whether through purchase of assets, merger or otherwise), except:

(a)           (i) investments in cash and Cash Equivalents and (ii) Permitted Acquisitions;

(b)           investments in existence on the Effective Date and described in Schedule 6.04;

(c)           operating deposit accounts with depository institutions;

(d)           [reserved];

(e)           purchases of inventory and other assets to be sold or used in the ordinary course of business;

(f)            investments (including, but not limited to, intercompany loans) by any Subsidiary of the Borrower in any Loan Party, investments by any Loan Party in any other Loan Party and investments by Subsidiaries of the Borrower that are not Loan Parties in Subsidiaries of the Borrower that are not Loan Parties;

(g)           investments by the Borrower and its Restricted Subsidiaries in the Equity Interests of their Subsidiaries to the extent outstanding as of the Effective Date;

(h)           loans and advances to employees in the ordinary course of business not exceeding $10,000,000 in the aggregate;

(i)            investments in the form of Swap Agreements permitted by Section 6.01;

(j)            deposits to secure bids, tenders, utilities, vendors, leases, licenses, statutory obligations, surety and appeal bonds and other deposits of like nature arising in the ordinary course of business;

(k)           investments by any Receivables Financing SPC or any Loan Party in a Receivables Financing SPC in each case made in connection with a Permitted Receivables Financing, and loans permitted by the applicable Permitted Receivables Financing that are made by a Loan Party to a Receivables Financing SPC or by a Receivables Financing SPC to a Loan Party in connection therewith;

(l)            investments acquired through a Permitted Acquisition, each of which (i) existed before the time of acquisition of the Person or assets of the Person who made such investment and (ii) was not made in anticipation of such acquisition;

(m)          investments by the Borrower and its Subsidiaries in a Captive Insurance Company in a cumulative amount from the Effective Date not to exceed $50,000,000;

(n)           investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors or other disputes with customers or suppliers to the extent reasonably necessary in order to prevent or limit loss and Investments consisting of the prepayment of suppliers and service providers on customary terms in the ordinary course of business;

(o)           Guarantees permitted by Section 6.01;

(p)           to the extent permitted by Section 6.05, non-cash consideration received in connection with sales or dispositions;

(q)           to the extent constituting an investment by such Person, the payment, prepayment, redemption or acquisition for value of Indebtedness of such Person permitted by Section 6.07;

(r)            investments to the extent made with (i) Equity Interests of the Borrower or (ii) the cash proceeds of an Equity Issuance by the Borrower, so long as such investment is consummated within 90 days of such Equity Issuance;

(s)            investments in Unrestricted Subsidiaries during any fiscal year in an amount equal to the aggregate amount of dividends and other distributions received by the Borrower or its Restricted Subsidiaries from Unrestricted Subsidiaries during such fiscal year; and

(t)            additional investments (including in Unrestricted Subsidiaries) during any fiscal year in an aggregate amount not exceeding the Annual Investment Limitation for such fiscal year; provided that to the extent that (i) subsequent to any such investment but not later than 90 days thereafter, the Borrower consummates an Equity Issuance and (ii) the Borrower promptly (and in any event within three Business Days following receipt thereof) repays the Loans with the net cash proceeds of such Equity Issuance, the amount of such investment (to the extent not in excess of the amount of such prepayment) shall be deemed not to have reduced the Annual Investment Limitation for such fiscal year.

For purposes of covenant compliance, the amount of any investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such investment, less any amount repaid, returned, distributed or otherwise received in respect of any investment, in each case, in cash.

SECTION 6.05.    Asset Sales.  The Borrower will not, and will not permit any Restricted Subsidiary to, sell, transfer, lease or otherwise dispose of any asset, including any Equity Interest owned by it, and including, without limitation, pursuant to a division or plan of division of any Restricted Subsidiary under Delaware law (or any comparable event under a different jurisdiction’s law), except:

(a)           any Excluded Disposition;

(b)           sales, leases, transfers and dispositions of obsolete or worn-out property, tools or equipment no longer used or useful in its business or real property no longer used or useful in its business; provided, that the proceeds thereof are used to repay the Obligations to the extent required by clauses (b) or (c) of Section 2.11;

(c)           sales, leases, transfers and dispositions of assets (i) from a Loan Party to another Loan Party and (ii) from any Specified Subsidiary to a Loan Party or another Specified Subsidiary;

(d)           any sale of Transferred Assets by such Person to a Receivables Financing SPC and subsequently to a Receivables Financier in connection with a Permitted Receivables Financing;

(e)           sale and leaseback transactions permitted by Section 6.06;

(f)            to the extent constituting a sale, transfer, lease or other disposition, including pursuant to a division or plan of division, the creation of Liens, the consummation of fundamental changes, the making of investments and the making of Restricted Payments permitted by Sections 6.02, 6.03, 6.04 and 6.07, respectively;

(g)           to the extent constituting a sale or disposition, the unwinding of any Swap Agreement pursuant to its terms;

(h)           transfers of condemned property as a result of the exercise of “eminent domain” or other similar policies to the respective Governmental Authority or agency that has condemned same (whether by deed in lieu of condemnation or otherwise), and transfers of properties that have been subject to a casualty to the respective insurer of such property as part of an insurance settlement; provided, that the proceeds thereof are used to repay the Obligations to the extent required by clauses (b) or (c) of Section 2.11;

(i)            sales, transfers, leases and other dispositions of other assets so long as the aggregate amount thereof sold or otherwise disposed of in any single fiscal year by the Borrower and its Restricted Subsidiaries shall not have a net book value in excess of $75,000,000; provided, that the proceeds thereof are used to repay the Obligations to the extent required by clauses (b) or (c) of Section 2.11; and

(j)            sales, leases, transfers and dispositions of any real property or equipment included in the calculation of the Borrowing Base on the PP&E Conditions Completion Date with Appraised Values as of the PP&E Conditions Completion Date not to exceed $200,000,000 in the aggregate during the term of this Agreement; provided that the Net Cash Proceeds thereof are used to repay the Loans to the extent any such repayment is required by Section 2.11(c) after giving effect to such sale or other disposition.

SECTION 6.06.    Sale and Leaseback Transactions.  The Borrower will not, and will not permit any Restricted Subsidiary to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred, except for such transactions requiring payments not in excess of $25,000,000 in the aggregate in any fiscal year.

SECTION 6.07.    Restricted Payments.  The Borrower will not, nor will it permit any Restricted Subsidiary to, directly or indirectly, declare, order, make or set apart any sum for or pay any Restricted Payment, except (a) to make dividends payable solely in the same class of Equity Interests or Hybrid Equity Securities of such Person, (b) to make dividends or other distributions payable to any Loan Party (directly or indirectly through Subsidiaries, and, in the case of dividends or other distributions paid by Subsidiaries, ratably to other Persons that own the applicable class of Equity Interests in such Subsidiary), (c) to make dividends to or repurchases from the Borrower or the holders of ownership interests of such Restricted Subsidiary the proceeds of which shall be used to pay taxes that are then due and payable and which relate to the business of the Borrower and its Restricted Subsidiaries, (d) in the case of a Receivables Financing SPC, to make Restricted Payments to its owners to the extent of net income or other assets available therefor under applicable law, (e) Subsidiaries that are not Loan Parties may make Restricted Payments to other Subsidiaries that are not Loan Parties, (f) the Borrower may redeem or repurchase Equity Interests or other stock-based awards under any stock option plan, incentive plan, compensation plan or other benefit plan from officers, employees and directors of any Loan Party or any of its Subsidiaries (or their estates, spouses or former spouses) upon the death, permanent disability, retirement or termination of employment of any such Person or otherwise, so long as (i) no Default has occurred and is continuing or would immediately result therefrom and (ii) the aggregate amount of cash used to effect Restricted Payments pursuant to this clause (f) in any fiscal year of Borrower does not exceed $5,000,000, (g) repurchases of Equity Interests or other stock-based awards under any stock option plan, incentive plan, compensation plan or other benefit plan that occur or are deemed to occur upon the exercise of any such awards to the extent representing a portion of the exercise price of such award; (h) to the extent constituting Restricted Payments, the Borrower and its Subsidiaries may enter into and consummate transactions expressly permitted by Section 6.04; (i) the Borrower may purchase fractional shares of its Equity Interests arising out of stock dividends, splits, combinations or business combinations (provided such transaction shall not be for the purpose of evading this limitation); and (j) the Borrower and its Restricted Subsidiaries may make other Restricted Payments in an aggregate amount (together with all Restricted Debt Payments made pursuant to Section 6.08) not to exceed $35,000,000 in any fiscal year, so long as at the time of the making thereof and after giving effect thereto on a Pro Forma Basis, (i) no Event of Default shall have occurred and/or be continuing or be directly or indirectly caused as a result thereof, (ii) solely to the extent a Covenant Trigger Event has occurred as of the date of the making of such Restricted Payment (determined on a Pro Forma Basis after giving effect to such Restricted Payment), the Borrower is in compliance with the financial covenant set forth in Section 6.12 and (iii) Liquidity at such time shall not be less than $100,000,000.

SECTION 6.08.    Restricted Debt Payments.  The Borrower will not, nor will it permit any Restricted Subsidiary to, directly or indirectly, declare, order, make or set apart any sum for or pay any Restricted Debt Payment, except for Restricted Debt Payments in an aggregate amount (together with all Restricted Payments made pursuant to Section 6.07(j)) not to exceed $35,000,000 in any fiscal year, so long as at the time of the making thereof and after giving effect thereto on a Pro Forma Basis, (i) no Event of Default shall have occurred and/or be continuing or be directly or indirectly caused as a result thereof, (ii) solely to the extent a

Covenant Trigger Event has occurred as of the date of the making of such Restricted Debt Payment (determined on a Pro Forma Basis after giving effect to such Restricted Debt Payment), the Borrower is in compliance with the financial covenant set forth in Section 6.12 and (iii) the Liquidity at such time shall not be less than $100,000,000

SECTION 6.09.    Transactions with Affiliates.  Except as expressly permitted by this Agreement, the Borrower will not, nor will it permit any of its Restricted Subsidiaries to, directly or indirectly:  (a) make any investment in an Affiliate other than investments permitted hereunder; (b) transfer, sell, lease, assign or otherwise dispose of any assets to an Affiliate other than transfers, sales, leases, assignments or other dispositions permitted hereunder; (c) merge into or consolidate with or purchase or acquire assets from an Affiliate other than Permitted Acquisitions or other transactions permitted under Section 6.03 or 6.04; or (d) enter into any other transaction directly or indirectly with or for the benefit of an Affiliate (including, without limitation, guarantees and assumptions of obligations of an Affiliate); provided that (i) the Borrower and its Restricted Subsidiaries may enter into one or more Permitted Receivables Financings, (ii) any Affiliate who is an individual may serve as a director, officer or employee of the Borrower or any of its Restricted Subsidiaries and receive reasonable compensation for his or her services in such capacity, and (iii) the Borrower and its Restricted Subsidiaries may enter into transactions (other than extensions of credit by the Borrower or any of its Restricted Subsidiaries to an Affiliate that are not investments permitted hereunder) if the monetary or business consideration arising therefrom would be substantially as advantageous to the Borrower and its Restricted Subsidiaries as the monetary or business consideration that would be obtained in a comparable transaction with a Person not an Affiliate.

SECTION 6.10.    Restrictive Agreements.

(a)           The Borrower will not, nor will it permit any Restricted Subsidiary to, enter into, or permit to exist, any Contractual Obligation (including Organization Documents) that encumbers or restricts the ability of any such Person to (i) in the case of any Restricted Subsidiary pay dividends or make any other distributions to any Loan Party on its Equity Interests or with respect to any other interest or participation in, or measured by, its profits, (ii) pay any Indebtedness or other obligation owed to any Loan Party, (iii) make loans or advances to any Loan Party, (iv) sell, lease or transfer any of its properties or assets to any Loan Party, or (v) act as a Subsidiary Guarantor pursuant to the Loan Documents or any renewals, refinancings, exchanges, refundings or extension thereof, except (in respect of any of the matters referred to in clauses (i)-(v) above) for such encumbrances or restrictions existing under or by reason of (A) this Agreement and the other Loan Documents, (B) applicable Law, (C) any document or instrument governing Indebtedness incurred pursuant to Section 6.01(d); provided that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith, (D) Indebtedness of a Subsidiary which is not a Loan Party which is permitted by Section 6.01, so long as such restrictions do not impair the ability of the Loan Parties to perform their obligations under this Agreement or any other Loan Document, (E) any restrictions regarding licenses or sublicenses by the Borrower and its Subsidiaries of intellectual property in the ordinary course of business (in which case such restriction shall relate only to such intellectual property), (F) customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary or assets pending such sale; provided that such restrictions and conditions apply only to the Subsidiary or assets that are to be sold and such sale is permitted hereunder, (G) restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the assets securing such Indebtedness, (H) customary provisions in leases and other contracts restricting the assignment thereof, (I) customary restrictions contained in documents executed in connection with any Permitted Receivables Financing, (J) any Lien permitted hereunder or any document or instrument governing any such Lien; provided that any such restriction contained therein relates only to the asset or assets subject to such Lien, (K) any document or instrument governing the Senior Notes as in effect on the Effective Date, (L) any indenture agreement, instrument or other arrangement relating to the assets or business of any Restricted Subsidiary and existing prior to the consummation of the Permitted Acquisition in which such Subsidiary was acquired; (M) customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted under Section 6.04 and applicable solely to such joint venture and are entered into in the ordinary course of business and (N) any agreements existing on the Effective Date and set forth on Schedule 6.10.

(b)           The Borrower will not, nor will it permit any Restricted Subsidiary to, enter into, assume or become subject to any agreement prohibiting or otherwise restricting the creation or assumption of any Lien upon its properties or assets to secure the Secured Obligations pursuant to the Loan Documents, whether now owned or hereafter acquired, or requiring the grant of any security for such obligation if security is given for the Secured Obligations except (i) pursuant to this Agreement and the other Loan Documents, (ii) pursuant to applicable Law, (iii) pursuant to any document or instrument governing Indebtedness incurred pursuant to Section 6.01(d); provided that in the case of Section 6.01(d) any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith, (iv) customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary or assets pending such sale; provided that such restrictions and conditions apply only to the Subsidiary or assets that are to be sold and such sale is permitted hereunder, (v) restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the assets securing such Indebtedness, (vi) customary provisions in leases and other contracts restricting the assignment thereof, (vii) pursuant to the documents executed in connection with any Permitted Receivables Financing (but only to the extent that the related prohibitions against other encumbrances pertain to the applicable Transferred Assets actually sold, contributed, financed or otherwise conveyed or pledged pursuant to such Permitted Receivables Financing), (viii) restrictions in any document or instrument governing any Permitted Lien; provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien, (ix) any indenture agreement, instrument or other arrangement relating to the assets or business of any Restricted Subsidiary and existing prior to the consummation of the Permitted Acquisition in which such Subsidiary was acquired, (x) software and other intellectual property licenses pursuant to which the Borrower or Subsidiary is the licensee of the relevant software or intellectual property, as the case may be, (in which case, any prohibition or limitation shall relate only to the assets subject of the applicable license), (xi) customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted under Section 6.04 and applicable solely to such joint venture and are entered into in the ordinary course of business, (xii) any agreements existing on the Effective Date and set forth on Schedule 6.10 and (xiii) restrictions or conditions contained in any document or instrument governing the Senior Notes as in effect on the Effective Date or restrictions or conditions (which are no more restrictive than those contained in the Indenture described in clause (ii) of the definition of Senior Notes) contained in any document or instrument governing unsecured notes issued by the Borrower and guaranteed by the Subsidiary Guarantors in compliance with this Agreement.

SECTION 6.11.    Subordinated Indebtedness and Amendments to Subordinated Indebtedness.  The Borrower will not, nor will it permit any Restricted Subsidiary to, after the issuance thereof, amend or modify (or permit the amendment or modification of) any of the terms of any Subordinated Indebtedness in a manner materially adverse to the interests of the Lenders (including specifically shortening the final maturity or average life to maturity or requiring any payment to be made sooner than originally scheduled or increase the interest rate or fees applicable thereto or change any subordination provision thereof).  The Borrower will not, nor will it permit any Restricted Subsidiary to make any optional or voluntary prepayment of Subordinated Indebtedness.

SECTION 6.12.    Fixed Charge Coverage Ratio.  On the date on which a Covenant Trigger Event shall have occurred, the Borrower shall not permit the Fixed Charge Coverage Ratio, measured as of (i) the date of such Covenant Trigger Event if such date is the last day of a fiscal quarter, or (ii) the end of the fiscal quarter immediately preceding the date on which a Covenant Trigger Event occurs if such date is not the last day of a fiscal quarter, to be less than 1.05 to 1.00.

SECTION 6.13.    Sanctions.  The Loan Parties will not, directly or indirectly, use the proceeds of any Loan or Letter of Credit, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (a) to fund any activity or business of or with any Person, or in any Designated Jurisdiction, that, at the time of such funding, is, or whose government is, the target of any Sanctions, unless otherwise authorized by applicable Laws; or (b) in any other manner that will result in any violation by any Person participating in the Loans or Letters of Credit, whether as the Administrative Agent, Arranger, Issuing Bank, Swingline Lender, Lender, or Participant, of any Sanctions.

SECTION 6.14.    Anti-Corruption Laws.  The Loan Parties will not, directly or indirectly, use the proceeds of any Loan or Letter of Credit for any purpose which would breach, in any material respect, any Anti-Corruption Law.

ARTICLE VII

Events of Default

If any of the following events (“Events of Default”) shall occur:

(a)           Non-Payment of Principal.  The Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b)           Non-Payment of Other Amounts.  The Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in paragraph (a) above) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three (3) Business Days;

(c)           Representations and Warranties.  Any representation or warranty made or deemed made by or on behalf of any Loan Party in or in connection with this Agreement or any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been false or incorrect in any material respect when made or deemed made (unless any such certification, representation or warranty is qualified as to materiality or as to Material Adverse Effect, in which case such certification, representation, or warranty shall prove to have been incorrect in any respect);

(d)           Non-Compliance with Specific Covenants.  The Borrower (i) shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02(a), 5.03 (with respect to the Borrower’s existence), 5.08, 5.11, 5.12 or in Article VI, or (ii) shall fail to observe or perform any covenant, condition or agreement contained in Section 5.01(f) within 5 Business Days of the date required thereunder;

(e)           Other Non-Compliance.  Any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement or any other Loan Document (other than those which constitute a default under another Section of this Article VII), and such failure shall continue unremedied for a period of thirty (30) days after the earlier of a Responsible Officer of the Borrower having knowledge of such breach or notice thereof from the Administrative Agent;

(f)            Payment Default of Material Indebtedness.  The Borrower or any Restricted Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable beyond the period of grace, if any, provided in the instrument or agreement under which such Material Indebtedness was created;

(g)           Cross-Default to Material Indebtedness.  Any event or condition (other than (i) any required prepayment of Indebtedness secured by a Permitted Lien that becomes due as the result of the disposition of the assets subject to such Lien so long as such disposition is permitted by this Agreement, (ii) any required repurchase, repayment or redemption of (or offer to repurchase, repay or redeem) any Indebtedness that was incurred for the specified purpose of financing all or a portion of the consideration for a merger or acquisition, provided that (x) such repurchase, repayment or redemption (or offer to repurchase, repay or redeem) results solely from the failure of such merger or acquisition to be consummated, (y) such Indebtedness is repurchased, repaid or redeemed in accordance with its terms and (z) no proceeds of the Loans or Letters of Credit are used to make such repayment, repurchase or redemption, or (iii) for the avoidance of doubt, any voluntary offer to repurchase, repay or redeem the Senior Notes or the delivery of a notice with respect thereto) occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity;

(h)           Involuntary Proceedings, Etc.  An involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Loan Party or any Material Restricted Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar Debtor Relief Law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or any Material Restricted Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered;

(i)            Voluntary Proceedings, Etc.  Any Loan Party or any Material Restricted Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar Debtor Relief Law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in paragraph (h) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or such Material Restricted Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(j)            Inability to Pay Debts.  The Borrower or any Restricted Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(k)           Judgments.  One or more judgments for the payment of money in an aggregate amount in excess of $25,000,000 (to the extent not covered by insurance or other creditworthy indemnitor) shall be rendered against the Borrower or any Restricted Subsidiary or any combination thereof and the same shall remain undischarged for a period of thirty (30) consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any material assets of the Borrower or any Restricted Subsidiary to enforce any such judgment;

(l)            ERISA.  An ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

(m)          Change in Control.  A Change in Control shall occur; or

(n)           Invalidity of Loan Documents.  Any material provision of any Loan Document for any reason ceases to be valid, binding and enforceable in accordance with its terms (or any Loan Party shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms);

then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take one or more of the following actions, at the same or different times:  (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other Secured Obligations of the Borrower accrued hereunder and under the other Loan Documents, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other Secured Obligations accrued hereunder and under the other Loan Documents, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower and (iii) exercise any rights and remedies provided to the Administrative Agent under the Loan Documents or at law or equity, including all remedies provided under the UCC.

ARTICLE VIII

The Administrative Agent and Issuing Banks

SECTION 8.01.    Authorization and Action.

(a)           Each of the Lenders and Issuing Banks hereby irrevocably appoints the Administrative Agent to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Article VIII are solely for the benefit of the Administrative Agent, the Lenders, and the Issuing Banks, and no Loan Party has rights as a third party beneficiary of any of such provisions.  It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law.  Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

(b)           The Administrative Agent shall also act as the collateral agent under the Loan Documents, and each of the Lenders and Issuing Banks hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and Issuing Bank for purposes of acquiring, holding, and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto.  In this connection, the Administrative Agent, as collateral agent and any co-agents, sub-agents, and attorneys-in-fact appointed by Administrative Agent pursuant to Section 8.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent, shall be entitled to the benefits of all provisions of Articles VIII and IX as if set forth in full herein with respect thereto.  The Administrative Agent is authorized on behalf of all the Lenders, without the necessity of any notice to or further consent from the Lenders or the Issuing Bank, from time to time to take any action with respect to any Collateral or the Loan Documents which may be necessary to perfect and maintain perfected the Liens upon any Collateral granted pursuant to any Collateral Document.

SECTION 8.02.    Administrative Agent and its Affiliates.

(a)           The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, own securities of, lend money to, act as the financial advisor or in any advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

(b)           Each Lender and Issuing Bank understands that the Person serving as the Administrative Agent, acting in its individual capacity, and its Affiliates (collectively, the “Agent’s Group”) is engaged in a wide range of financial services and businesses (including investment management, financing, securities trading, corporate and investment banking and research) (such services and businesses are collectively referred to in this Article VIII as “Activities”) any may engage in the Activities with or on behalf of one or more of the Loan Parties or their respective Affiliates.  Furthermore, the members of the Agent’s Group may, in undertaking the Activities, engage in trading in financial products or undertake other investment businesses for its own account or on behalf of others (including the Loan Parties and their Affiliates and including holding, for its own account or on behalf of others, equity, debt and similar positions in the Borrower, another Loan Party or their respective Affiliates), including trading in or holding long, short or derivative positions in securities, loans, or other financial products of one or more of the Loan parties or their Affiliates.  Each Lender and Issuing Bank understands and agrees that in engaging in the Activities, the members of the Agent’s Group may receive or otherwise obtain information concerning the Loan Parties or their Affiliates (including information concerning the ability of the Loan Parties to perform their respective obligations hereunder and under the other Loan Documents) which information may not be available to any of the Lenders that are not members of the Agent’s Group.  Neither the Administrative Agent nor any other member of the Agent’s Group shall have any duty to disclose to any Lender or Issuing Bank or use on behalf of any Lender or Issuing Bank, nor be liable for the failure to so disclose or use, any information whatsoever about or derived from the Activities or otherwise (including any information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any Loan Party or any Affiliate of any Loan Party) or to account for any revenue or profits obtained in connection with the Activities, except that the Administrative Agent shall deliver or otherwise make available to each Lender such documents as are expressly required by any Loan Document to be transmitted by the Administrative Agent to the Lenders.

(c)           Each Lender and Issuing Bank further understands that there may be situations where members of the Agent’s Group or their respective customers (including the Loan Parties and their Affiliates) either now have or may in the future have interests or take actions that may conflict with the interests of any one or more of the Lenders or Issuing Banks (including the interests of any Lender or Issuing Bank hereunder and under the other Loan Documents).  Each Lender and Issuing Bank agrees that no member of the Agent’s Group is or shall be required to restrict its activities as a result of any Person serving as the Administrative Agent being a member of the Agent’s Group, and that each member of the Agent’s Group may undertake any Activities without further consultation with or notification of any Lender or Issuing Bank.  None of (i) this Agreement nor any other Loan Document, (ii) the receipt by the any members of the Agent’s Group of information (including information concerning the ability of the Loan Parties to perform their respective obligations hereunder and under the other Loan Documents), or (iii) any other matter, shall give rise to any fiduciary, equitable, or contractual duties (including any duty of trust, care or confidence) owing by the Administrative Agent or any member of the Agent’s Group to any Lender or Issuing Bank including any such duty that would prevent or restrict any member of the Agent’s Group from acting on behalf of customers (including the Loan Parties or their Affiliates) or for its own account.

SECTION 8.03.    Duties.  The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents.  Without limiting the generality of the foregoing, the Administrative Agent:

(a)           shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)           shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law;

(c)           shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party or any of their respective Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity; and

(d)           shall not be liable for any damage or loss resulting from or caused by events or circumstances beyond the Administrative Agent’s reasonable control, including nationalization, expropriation, currency or funds transfer restrictions, the interruption, disruption, or suspension of the normal procedures and practices of any securities market, power, mechanical, communications, or other technological failures or interruptions, computer viruses or the like, fires, floods, earthquakes, or other natural disasters, civil, and military disturbance, acts of war or terrorism, riots, revolution, acts of God, work stoppages, strikes, national disasters of any kind, or other similar events or acts, or errors by the Borrower in its instructions to the Administrative Agent.

SECTION 8.04.    Administrative Agent’s Reliance, Etc.

(a)           The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Article VIII and Section 9.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment.  The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until a Loan Party, a Lender, or an Issuing Bank has given written notice describing such Default or Event of Default to the Administrative Agent.  The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein or therein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

(b)           The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document, or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent, or otherwise authenticated by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or Issuing Bank prior to the making of such Loan or the issuance of such Letter of Credit.  The Administrative Agent may consult with legal counsel (who may be counsel for a Loan Party), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

(c)           Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i)            such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,

(ii)           the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii)          (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv)          such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(d)           In addition, unless either (1) sub-clause (i) in the immediately preceding clause (c) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (c), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto).

SECTION 8.05.    Sub-Agents.  The Administrative Agent may perform any and all its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers by or through their respective Related Parties.  The Administrative Agent is authorized on behalf of all the Lenders, without the necessity of any notice to or further consent from the Lenders or the Issuing Banks, from time to time to permit any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent to take any action with respect to any Collateral or the Loan Documents which may be necessary to perfect and maintain perfected the Liens upon any Collateral granted pursuant to any Collateral Document.  The exculpatory provisions of this Article VIII, as well as all other indemnity and expense reimbursement provisions of this Agreement (including, without limitation, Section 9.03), shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent and as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents.  The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

SECTION 8.06.    Resignation.

(a)           The Administrative Agent may resign at any time by giving notice of its resignation to the Lenders, the Issuing Banks, and the Borrower.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with and, so long as no Event of Default then exists, subject to the approval (not to be unreasonably withheld or delayed) of, the Borrower, to appoint a successor, which shall be a financial institution with an office in the United States, or an Affiliate of any such financial institution with an office in the United States.  If no successor shall have been so appointed by the Required Lenders and, if applicable, the Borrower and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders, the “Resignation Effective Date”), then the retiring Administrative Agent may, on behalf of the Lenders and Issuing Banks, appoint a successor Administrative Agent meeting the qualifications set forth above.  Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b)           With effect from the Resignation Effective Date (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any possessory Collateral held by the Administrative Agent on behalf of the Lenders or Issuing Banks under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such Collateral until such time as a successor Administrative Agent is appointed) and (ii) except for any indemnity payments owed to the retiring Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each Issuing Bank directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above.  Upon the acceptance of a successor’s appointment as the Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Administrative Agent (other than any rights to indemnity payments owed to the retiring Administrative Agent) and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents.  The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Section and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as the Administrative Agent.

(c)           Any resignation by Rabobank as the Administrative Agent pursuant to this Section shall also constitute its resignation as Issuing Bank and Swingline Lender.  Upon the acceptance of a successor’s appointment as the Administrative Agent hereunder, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Bank and Swingline Lender, (ii) the retiring Issuing Bank and Swingline Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (iii) the successor Issuing Bank shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements reasonably satisfactory to the retiring Issuing Bank to effectively assume the obligations of the retiring Issuing Bank with respect to such Letters of Credit.

SECTION 8.07.    Lender Credit Decision.  Each Lender and Issuing Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender and Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.  In this regard, each Lender further acknowledges that Greenberg Traurig, LLP is acting in this transaction as special counsel to Rabobank only, except to the extent otherwise expressly stated in any legal opinion or any Loan Document.  Each other party hereto will consult with its own legal counsel to the extent that it deems necessary in connection with the Loan Documents and the matters contemplated therein.

SECTION 8.08.    Other Agent Titles.  Anything herein to the contrary notwithstanding, none of the “Joint Bookrunners”, “Joint Lead Arrangers”, or “Co-Syndication Agents” listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or an Issuing Bank hereunder.

SECTION 8.09.    Agent May File Proofs of Claim; Bankruptcy Events.  In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party or any Subsidiary, the Administrative Agent (irrespective of whether the principal of any Loan or LC Disbursement shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand any Loan Party or any other Person primarily or secondarily liable) shall be entitled and empowered (but not obligated), by intervention in such proceeding or otherwise:

(a)           to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LC Disbursements and all other Secured Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks, and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Banks, and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Issuing Banks, and the Administrative Agent under Article II and Section 9.03) allowed in such judicial proceeding; and

(b)           to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same in accordance with this Agreement;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and Issuing Bank to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and Issuing Banks, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Article II and Section 9.03.

SECTION 8.10.    Collateral.

(a)           The Holders of Secured Obligations irrevocably authorize the Administrative Agent, at its option and in its discretion:

(i)            to release any Lien (A) on all Collateral upon the Full Satisfaction of all Secured Obligations, (B) with respect to any Collateral that is sold or otherwise disposed of to a Person other than a Loan Party pursuant to a disposition permitted by Section 6.05, or (C) subject to Section 9.02, as may be approved, authorized, or ratified in writing by the Required Lenders;

(ii)           to subordinate any Lien on any Collateral to the holder of any Lien on such property that is permitted by Section 6.01(g); and

(iii)          to enter into any subordination agreement with respect to Subordinated Indebtedness, and perform all obligations thereunder, respectively, and to enter into any amendments of such subordination agreements which do not materially modify the rights of the Holders of Secured Obligations thereunder, and agree to be bound by the terms thereof;

(iv)          to confirm in writing whether specific items or types of Loan Parties’ property are or are not included in the Collateral pursuant to the Loan Documents;

(v)           to release any Subsidiary Guarantor from its obligations under the Guaranty Agreement if such Person ceases to be a Subsidiary as a result of a transaction permitted under the Loan Documents; and

(vi)          to enter into the Intercreditor Agreement, and perform all obligations thereunder, respectively, and to enter into any amendments of the Intercreditor Agreement which do not materially modify the rights of the Holders of the Secured Obligations thereunder, and the Holders of the Secured Obligations agree to be bound by the terms thereof.

(b)           Upon request by the Administrative Agent at any time, the Holders of Secured Obligations will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Subsidiary Guarantor from its obligations under the Subsidiary Guaranty pursuant to this Section 8.10.

(c)           The Administrative Agent, at the sole expense of the Loan Parties, shall execute and deliver to the Loan Parties all releases or other documents reasonably necessary or desirable to evidence or effect any release of Liens or release of Guaranty Agreement authorized under Section 8.10(a); provided, that (i) the Administrative Agent shall not be required to execute any document necessary to evidence such release authorized under clause (i)(B) or (v) of Section 8.10(a) unless a Responsible Officer of the Borrower shall certify in writing to the Administrative Agent that the transaction requiring such release is permitted under the Loan Documents (it being acknowledged that the Administrative Agent may rely on any such certificate without further enquiry), (ii) the Administrative Agent shall not be required to execute any document necessary to evidence such release on terms that, in the Administrative Agent’s opinion, would expose the Administrative Agent to liability or create any obligation or entail any consequence other than the release of such Lien without recourse, representation, or warranty, and (iii) no such release shall in any manner discharge, affect, or impair the Secured Obligations or any Liens (other than those expressly being released) upon (or obligations of any Loan Parties in respect of) all interests retained by the Loan Parties, including, the proceeds of any sale, all of which shall continue to constitute part of the Collateral.  To the extent the Administrative Agent is required to execute any releases or other documents in accordance with this Section 8.10(c), the Administrative Agent shall do so promptly upon request of the Borrower without the consent or further agreement of any Holder of Secured Obligations.

(d)           The Administrative Agent shall have no obligation whatsoever to any of the Holders of Secured Obligations to assure that the Collateral exists or is owned by any Loan Party or its Subsidiaries or is cared for, protected, or insured or has been encumbered, or that the

Administrative Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or to continue exercising, any of the rights, authorities and powers granted or available to the Administrative Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, subject to the terms and conditions contained herein, the Administrative Agent may act in any manner it may deem appropriate, in its sole discretion given the Administrative Agent’s own interest in the Collateral in its capacity as one of the Lenders and that the Administrative Agent shall have no other duty or liability whatsoever to any Holders of Secured Obligations as to any of the foregoing, except as otherwise provided herein.

(e)           The Holders of Secured Obligations hereby irrevocably authorize the Administrative Agent, based upon the instruction of the Required Lenders, to (i) consent to, credit bid or purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Section 363 of the Bankruptcy Code, (ii) credit bid or purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral at any sale or other disposition thereof conducted under the provisions of the UCC, including pursuant to Section 9-610 or 9-620 of the UCC, or (iii) credit bid or purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral at any other sale or foreclosure conducted by the Administrative Agent (whether by judicial action or otherwise) in accordance with applicable law.  In connection with any such credit bid or purchase, (A) the Secured Obligations owed to the Holders of Secured Obligations shall be entitled to be, and shall be, credit bid on a ratable basis (with Secured Obligations with respect to contingent or unliquidated claims being estimated for such purpose if the fixing or liquidation thereof would not unduly delay the ability of Administrative Agent to credit bid or purchase at such sale or other disposition of the Collateral and, if such claims cannot be estimated without unduly delaying the ability of the Administrative Agent to credit bid, then such claims shall be disregarded, not credit bid, and not entitled to any interest in the asset or assets purchased by means of such credit bid) and the Holders of Secured Obligations whose Secured Obligations are credit bid shall be entitled to receive interests (ratably based upon the proportion of their Secured Obligations credit bid in relation to the aggregate amount of Secured Obligations so credit bid) in the asset or assets so purchased (or in the Equity Interests of the acquisition vehicle or vehicles that are used to consummate such purchase), and (B) the Administrative Agent, based upon the instruction of the Required Lenders, may accept non-cash consideration, including debt and equity securities issued by such acquisition vehicle or vehicles and in connection therewith the Administrative Agent may reduce the Secured Obligations owed to the Holders of Secured Obligations (ratably based upon the proportion of their Secured Obligations credit bid in relation to the aggregate amount of Obligations so credit bid) based upon the value of such non-cash consideration.

(f)            The Holders of the Secured Obligations acknowledge and agree that, Rabobank or any of its Affiliates is, and may at any time be, the Receivables Financier under the Permitted Receivables Financing.

SECTION 8.11.    Issuing Banks.  No Issuing Bank nor any of their respective Related Parties shall be liable for any action taken or omitted to be taken by any of them hereunder or otherwise in connection with any Loan Document except for its or their own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment.  Without limiting the generality of the preceding sentence, Issuing Banks (a) shall have no duties or responsibilities except those expressly set forth in the Loan Documents, and shall not by reason of any Loan Document be a trustee or fiduciary for any Lender or for the Administrative Agent, (b) shall not be required to initiate any litigation or collection proceedings under any Loan Document, (c) shall not be responsible to any Lender or the Administrative Agent for any recitals, statements, representations, or warranties contained in any Loan Document, or any certificate or other documentation referred to or provided for in, or received by any of them under, any Loan Document, or for the value, validity, effectiveness, enforceability, or sufficiency of any Loan Document or any other documentation referred to or provided for therein or for any failure by any Person to perform any of its obligations thereunder, (d) may consult with legal counsel (including counsel for the Loan Parties or the Administrative Agent), independent public accountants, and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants, or experts, and (e) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate, or other instrument or writing believed by it to be genuine and signed or sent by the proper party or parties.  As to any matters not expressly provided for by any Loan Document, each Issuing Bank shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by the Required Lenders, and such instructions of the Required Lenders and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and the Administrative Agent; provided, however, that no Issuing Bank shall be required to take any action which such Issuing Bank reasonably believes exposes it to personal liability or which such Issuing Bank reasonably believes is contrary to any Loan Document or applicable law.

SECTION 8.12.           Agency for Perfection.  The Administrative Agent hereby appoints each other Lender as its agent (and each Lender hereby such appointment) for the purpose of perfecting the Administrative Agent’s Liens in assets which, in accordance with Article 8 or Article 9, as applicable, of the UCC can be perfected by possession or control.  Should any Lender obtain possession or control of any such Collateral, such Lender shall notify Administrative Agent thereof, and, promptly upon the Administrative Agent’s request therefor shall deliver possession or control of such Collateral to the Administrative Agent or in accordance with the Administrative Agent’s instructions.

SECTION 8.13.           Affiliates of Lenders; Banking Services Providers; Swap Obligations.  By accepting the benefits of the Loan Documents, any Affiliate of a Lender, or any Person providing Non-Lender Banking Services, that is owed any Secured Obligation is bound by the terms of the Loan Documents.  Notwithstanding the foregoing: (a) neither the Administrative Agent, any Lender nor any Loan Party shall be obligated to deliver any notice or communication required to be delivered to any Lender under any Loan Documents to any Affiliate of any Lender or any Person providing Non-Lender Banking Services; and (b) no Affiliate of any Lender or Person providing Non-Lender Banking Services that is owed any Secured Obligation shall be included in the determination of the Required Lenders or entitled to consent to, reject, or participate in any manner in any amendment, waiver or other modification of any Loan Document.  The Administrative Agent shall deal solely and directly with the related Lender of any such Affiliate in connection with all matters relating to the Loan Documents.  The Secured Obligation owed to such Affiliate shall be considered the Secured Obligations of its related Lender for all purposes under the Loan Documents and such Lender shall be solely responsible to the other parties hereto for all the obligations of such Affiliate under any Loan Document.  It is understood and agreed that the rights and benefits under this Agreement, the Collateral Documents, and the Subsidiary Guaranties of each Lender or Affiliate of a Lender that provides Lender Banking Services or is owed any Swap Obligations and each Person providing Non-Lender Banking Services, in such capacity, consist exclusively of such Lender’s, Affiliate’s or other Person’s right to share in payments and collections of the Collateral and payments under the Subsidiary Guaranties; provided that for the avoidance of doubt, (i) obligations of the Borrower or any Subsidiary under any Banking Services Agreement or Swap Agreement shall be secured and guaranteed pursuant to the Collateral Documents and Subsidiary Guaranties, respectively, only to the extent that, and for so long as, the other Secured Obligations are so secured and guaranteed and (ii) any release of Collateral or any Subsidiary Guarantors effected in the manner permitted by this Agreement shall not require the consent of holders of obligations under Banking Services Agreements or Swap Agreements.  All Banking Services Obligations and Swap Obligations shall be secured but on a silent basis, so that notwithstanding any other provision, if any, in this Agreement or any Collateral Document or Subsidiary Guaranty, no Lender or Affiliate of a Lender that provides Lender Banking Services or is owed any Swap Obligations and no provider of Non-Lender Banking Services shall be able to take any action in respect of the Collateral or Subsidiary Guaranties nor instruct the Required Lenders or the Administrative Agent to take any such action nor have any rights in connection with the management or release of any Collateral or the obligations of any Subsidiary Guarantor under any Subsidiary Guaranty.  By accepting the benefits of the Collateral and the Subsidiary Guaranties, such Lender, Affiliate or other Person shall be deemed to have appointed the Administrative Agent as its agent and agreed to be bound by the Loan Documents as a Holder of Secured Obligations, subject to the limitations set forth in this paragraph.  The Administrative Agent shall not owe any fiduciary duty, duty of loyalty, duty of care, duty of disclosure, or any other obligation whatsoever to any Lender or Affiliate of a Lender that provides Banking Services or is owed any Swap Obligations or any provider of Non-Lender Banking Services, in each case with respect to any Banking Services Obligation or Swap Obligation.  The Administrative Agent shall have no duty to determine the amount or the existence of any amounts owing under any Banking Services Agreements or Swap Agreements.  In connection with any such distribution of payments and collections or termination or release by the Administrative Agent of any Liens or Subsidiary Guarantors thereunder, the Administrative Agent shall be entitled to assume no amounts are due under any Banking Services Agreement or Swap Agreement unless such Lender or Affiliate of a Lender that provides Lender Banking Services or is owed any Swap Obligations or such provider of Non-Lender Banking Services has notified the Administrative Agent in writing of the amount of any such liability owed to it at least 5 Business Days prior to such distribution, termination, or release.

ARTICLE IX

Miscellaneous

SECTION 9.01.           Notices.

(a)                           Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(i)                                     if to the Borrower, to Dean Foods Corporation, 2711 N. Haskell Avenue, Suite 3400, Dallas, Texas 75204, Attention: Office of the General Counsel;

(ii)                                  if to the Administrative Agent in connection with any Borrowing Request, Interest Election Request, or any payment or prepayment of the Obligations, or if to Swingline Lender, to it at c/o Rabobank Corporate Banking Services, 245 Park Avenue 38th Floor, New York, NY 10167; Telecopy No (914) 304-9327; Telephone No. (212) 574-7325/(212) 574-7346; Attention: Ann McDonough/Vivian Li; Email: fm.am.syndicatedloans@rabobank.com and Vivian.Li@rabobank.com;

(iii)                               if to Rabobank as Issuing Bank, to it at c/o Rabo Support Services, Inc., at Rabobank Corporate Banking Services, 245 Park Avenue 38th Floor, New York, NY 10167; Attention:  Sandra Rodriguez; Telecopy No. (914) 304-9329; Telephone No. (212) 574-7315; Email: Sandra.L.Rodriguez@rabobank.com with a copy to:  RaboNYSBL@rabobank.com;

(iv)                              if to the Administrative Agent in connection with any other matter (including deliveries under Section 5.01 and other matters), to it at Rabobank Loan Syndications, 245 Park Avenue, 37th Floor, New York, NY 10167, Attention: Loan Syndications; Telecopy No. (212) 808-2578; Telephone No. (212) 808-6808; Email: syndications.ny@rabobank.com; and

(v)                                 if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient).  Notices delivered through Electronic Systems, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b)                           Notices and other communications to the Lenders and the Issuing Banks hereunder may be delivered or furnished by using Electronic Systems pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender.  The Administrative Agent, the Swingline Lender, the Issuing Banks, or the Borrower may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c)                            Each of the Borrower, the Administrative Agent, the Issuing Banks and the Swingline Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto.  Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Borrower, the Administrative Agent, the Issuing Banks and the Swingline Lender.  In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

(d)                           Electronic Systems.

(i)                                     The Borrower agrees that the Administrative Agent may, but shall not be obligated to, make Communications (as defined below) available to the Issuing Banks and the Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak, ClearPar or a substantially similar Electronic System.

(ii)                                  Any Electronic System used by the Administrative Agent is provided “as is” and “as available”.  The Agent Parties (as defined below) do not warrant the adequacy of such Electronic Systems and expressly disclaim liability for errors or omissions in the Communications.  No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or any Electronic System.  In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Loan Party, any Lender, any Issuing Bank or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Loan Party’s or the Administrative Agent’s transmission of communications or notices through IntraLinks, Syndtrak, ClearPar, or a substantially similar electronic transmission system, any other electronic platform or electronic messaging service, or through an Electronic System.  “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent, any Lender or any Issuing Bank by means of electronic communications pursuant to this Section, including through an Electronic System.

(e)                            Reliance by Administrative Agent, Issuing Bank and Lenders.  The Administrative Agent, the Issuing Banks, the Swingline Lender and the Lenders shall be entitled to rely and act upon any notices (including telephonic notices, Borrowing Requests and Interest Election Requests) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof.  The Borrower shall indemnify the Administrative Agent, the Issuing Banks, the Swingline Lender, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower.  All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

SECTION 9.02.           Waivers; Amendments.

(a)                           No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under any other Loan Document are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of any Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.

(b)                           Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except (x) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders, or (y) in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent with the consent of the Required Lenders and the Loan Party or Loan Parties that are parties thereto; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce or forgive the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon (other than as a result of a change in the definition of Total Net Leverage Ratio or any of the components thereof or the method of calculation thereof), or reduce or forgive any interest or fees or other amounts payable hereunder, without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary to amend Section 2.13(c), (iii) postpone any scheduled date of payment of the principal amount of any Loan or LC Disbursement (other than any reduction of the amount of, or any extension of the payment date for, the mandatory prepayments required under Section 2.11, in each case which shall only require the approval of the Required Lenders), or any date for the payment of any interest, fees or other Obligations payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly affected thereby, (iv) change Section 2.18(b) or (c) in a manner that would alter the manner in which payments are shared, without the written consent of each Lender, (v) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender, (vi) release all or substantially all of the Subsidiary Guarantors from their obligations under the Subsidiary Guaranty (except as otherwise permitted herein or in the other Loan Documents), without the written consent of each Lender, (vii) except as provided in Section 8.10 or in any Collateral Document, release all or substantially all of the Collateral, without the written consent of each Lender, (viii) except as provided in Section 8.10, contractually subordinate the payment of all Obligations to any other Indebtedness or contractually subordinate the priority of all of the Liens in favor of the Administrative Agent securing the Secured Obligations to the Liens securing any other Funded Indebtedness (other than Indebtedness permitted by Section 6.01(d)), or (ix) amend the definition of “Borrowing Base” or any defined term used therein in a manner that results in more credit being made available to the Borrower based upon the Borrowing Base without the written consent of the Super-Majority Required Lenders; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, any Issuing Bank or the Swingline Lender hereunder without the prior written consent of the Administrative Agent, such Issuing Bank or the Swingline Lender, as the case may be (it being understood that any change to Section 2.21 shall require the consent of the Administrative Agent, the Issuing Banks and the Swingline Lender).  The Administrative Agent may also amend Schedule 1.01 to reflect assignments entered into pursuant to Section 9.04.  Notwithstanding the foregoing, no consent with respect to any amendment, waiver or other modification of this Agreement shall be required of any Defaulting Lender, except with respect to any amendment, waiver or other modification referred to in clause (i), (ii) or (iii) of the first proviso of this paragraph and then only in the event such Defaulting Lender shall be directly affected by such amendment, waiver or other modification.

(c)                            Notwithstanding the foregoing (including clause (v) of the proviso in Section 9.02(b) above, but no other clause of such proviso), this Agreement and any other Loan Document may be amended (or amended and restated) with the written consent of the Required Lenders, Lenders providing one or more additional credit facilities, the Administrative Agent and the Borrower (x) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Revolving Loans and other extensions of credit hereunder and the accrued interest and fees in respect thereof, (y) to include reasonably appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and (z) to make such other technical amendments as are reasonably deemed appropriate by the Administrative Agent and the Borrower in connection with the foregoing.

(d)                           Notwithstanding anything to the contrary herein the Administrative Agent may, with the consent of the Borrower only, amend, modify or supplement this Agreement or any of the other Loan Documents to cure any ambiguity, omission, mistake, defect or inconsistency.

SECTION 9.03.           Expenses; Indemnity; Damage Waiver.

(a)                           The Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by each of the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, and of consultants, advisors, appraisers and auditors, in connection with the syndication and distribution (including, without limitation, via the internet or through a service such as Intralinks or DebtDomain) of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of the Loan Documents or any amendments, modifications or waivers of the provisions of the Loan Documents (whether or not the transactions contemplated hereby or thereby shall be consummated) (it being understood that the reimbursement of legal fees, disbursement and other charges in connection with this Agreement on the Effective Date and the satisfaction of the PP&E Conditions are subject to the arrangements in certain letter agreements between the Borrower and the Administrative Agent), (ii) all reasonable and documented out-of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, any Issuing Bank or any Lender, in connection with the enforcement, collection or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit, and (iv) all reasonable out-of-pocket expenses incurred by the Arrangers in connection with the syndication of the credit facilities provided for herein.

(b)                           The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), the Arrangers, each Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, penalties, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of the Loan Documents or any agreement or instrument contemplated thereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned, leased or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any of its Subsidiaries, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, penalties, liabilities or related expenses (1) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (x) the gross negligence or willful misconduct of such Indemnitee or (y) the material breach of any express obligation of an Indemnitee under this Agreement pursuant to a claim initiated by the Borrower or (2) arise out of any investigation, litigation or proceeding that does not involve an act or omission by the Borrower or any Subsidiary and solely in connection with a dispute among Indemnitees (except when and to the extent that one of the parties to such dispute was acting in its capacity as an Agent, Swingline Lender, Issuing Bank or other agency capacity and, in such case, excepting only such party).  This Section 9.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim.

(c)                            To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent (or any sub-agent thereof), any Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this Section, but without affecting the Borrower’s obligations to make such payments, each Lender severally agrees to pay to the Administrative Agent, any Issuing Bank or the Swingline Lender, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), of such unpaid amount (it being understood that the Borrower’s failure to pay any such amount shall not relieve the Borrower of any default in the payment thereof); provided that the unreimbursed expense or indemnified loss, claim, damage, penalty, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any sub-agent thereof), any Issuing Bank or the Swingline Lender in its capacity as such.

(d)                           To the fullest extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof, other than, in each case, for direct or actual damages resulting from such Indemnitee’s (x) gross negligence, (y) willful misconduct or (z) material breach of express obligations hereunder pursuant to a claim initiated by the Borrower, in each case as determined by a final and non-appealable judgment of a court of competent jurisdiction.  No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e)                            All amounts due under this Section shall be payable promptly after written demand therefor.

(f)                             The agreements of this Section and the indemnity provision of Section 9.01(e) shall survive the resignation or replacement of the Administrative Agent, the Issuing Banks and/or the Swingline Lender, the replacement of any Lender, and the Full Satisfaction of the Secured Obligations.

SECTION 9.04.           Successors and Assigns.

(a)                           The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby

(including any Affiliate of an Issuing Bank that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section.  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)                           (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Persons (other than an Ineligible Institution) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A)                               the Borrower (provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof); provided that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee;

(B)                               the Administrative Agent;

(C)                               each Issuing Bank; and

(D)                               the Swingline Lender.

(ii)                                  Assignments shall be subject to the following additional conditions:

(A)                               except in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund, an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 with integral multiples of $500,000 in excess thereof unless each of the Borrower and the Administrative Agent otherwise consent; provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;

(B)                               each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Loans;

(C)                               the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, such fee to be paid by either the assigning Lender or the assignee Lender or shared between such Lenders; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment; and

(D)                               the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower and its Affiliates, the Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

(iii)                               Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03).  Upon request, the Borrower (at its expense) shall execute and deliver a promissory note in the form of Exhibit E to the assignee Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv)                              The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Issuing Banks and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower, any Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v)                                 Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.05(b), 2.06(d) or (e), 2.07(b), 2.18(c) or 9.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon.  No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c)                            (i) Any Lender may, without the consent of the Borrower, the Administrative Agent, the Issuing Banks or the Swingline Lender, sell participations to one or more banks or other entities (a “Participant”), other than an Ineligible Institution, in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to have this Agreement enforced by the Administrative Agent on its behalf, and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant.  Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (subject to the requirements and limitations therein, including the requirements under Section 2.17(f) (it being understood that the documentation required under Section 2.17(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender; provided such Participant agrees to be subject to Section 2.18(c) as though it were a Lender.  The Borrower and the Administrative Agent shall be entitled to conclusively rely on information contained in notices delivered pursuant to this paragraph.  Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(ii)                                  A Participant shall not be entitled to receive any greater payment under Section 2.15 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.

(iii)                               Notwithstanding anything in Section 9.04(c) to the contrary, any Participant that is a Farm Credit Lender that (i) has purchased a participation in a minimum amount of $10,000,000.00, (ii) has been designated as a voting Participant (a “Voting Participant”) in a notice (a “Voting Participant Notice”) sent by the relevant Lender or existing Voting Participant to the Administrative Agent and (iii) receives, prior to becoming a Voting Participant, the consent of the Administrative Agent (such consent to be required only to the extent and under the circumstances it would be required if such Voting Participant were to become a Lender pursuant to an assignment in accordance with Section 9.04(b) and such consent is not required for an assignment to an existing Voting Participant), shall be entitled to vote as if such Voting Participant were a Lender on all matters subject to a vote by the Lender, and the voting rights of the selling Lender or existing Voting Participant shall be correspondingly reduced, on a dollar-for-dollar basis.  Each Voting Participant Notice shall include, with respect to each Voting Participant, the information that would be included by a prospective Lender in an Assignment and Assumption. Notwithstanding the foregoing, each Farm Credit Lender designated as a Voting Participant on Schedule 9.04 shall be a Voting Participant without delivery of a Voting Participation Notification and without the prior written consent of the Administrative Agent.  The Administrative Agent and the Borrower shall be entitled to conclusively rely on information contained in Voting Participant Notices and all other notices delivered pursuant hereto. The voting rights of each Voting Participant are solely for the benefit of such Voting Participant and shall not inure to any assignee or participant of such Voting Participant that is not a Farm Credit Lender.

(d)                           Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank or any other central bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e)                            Notwithstanding anything to the contrary contained herein, if at any time Rabobank assigns all of its Commitments and Loans pursuant to Section 9.04(b), Rabobank may,

(i) upon 30 days’ notice to the Borrower and the Lenders, resign as an Issuing Bank and/or (ii) upon 30 days’ notice to the Borrower, resign as Swingline Lender.  In the event of any such resignation as an Issuing Bank or the Swingline Lender, the Borrower shall be entitled to appoint from among the Lenders a successor Issuing Bank or Swingline Lender hereunder; provided that such Lender consents in writing and in advance to becoming a successor Issuing Bank or Swingline Lender hereunder; provided further, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Rabobank as an Issuing Bank or Swingline Lender, as the case may be.  If Rabobank resigns as an Issuing Bank, it shall retain all the rights, powers, privileges and duties of an Issuing Bank hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as an Issuing Bank and all Obligations with respect thereto (including the right to require the Lenders to make ABR Loans or fund risk participations pursuant to Section 2.06(e)).  If Rabobank resigns as Swingline Lender, it shall retain all the rights of the Swingline Lender provided for hereunder with respect to Swingline Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make ABR Loans or fund risk participations in outstanding Swingline Loans pursuant to Section 2.05(b).  Upon the appointment of a successor Issuing Bank and/or Swingline Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Bank or Swingline Lender, as the case may be, and (b) the successor Issuing Bank shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Rabobank to effectively assume the obligations of Rabobank with respect to such Letters of Credit.

SECTION 9.05.           Survival.  All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated.  The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

SECTION 9.06.           Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in

Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy, e-mailed.pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement.  The words “execute”, “execution”, “signed”, “signature”, “delivery”, and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including, without limitation, Assignment and Assumptions, amendments, Borrowing Requests, waivers and consents) shall be deemed to include Electronic Signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.

SECTION 9.07.           Severability.  Any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08.           Right of Setoff.  If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower or any Subsidiary Guarantor against any of and all the Secured Obligations held by such Lender, irrespective of whether or not such Lender shall have made any demand under the Loan Documents and although such obligations may be unmatured.  The applicable Lender shall notify the Borrower, the Administrative Agent of such set-off or application; provided that any failure to give or any delay in giving such notice shall not affect the validity of any such set-off or application under this Section.  The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

SECTION 9.09.           Governing Law; Jurisdiction; Consent to Service of Process.

(a)                           This Agreement and the other Loan Documents and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon,

arising out of or relating to this Agreement or any other Loan Document (except, as to any other loan document, as expressly set forth therein) and the Transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the Law of the State of New York.

(b)                           Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County, Borough of Manhattan, and of the United States District Court for the Southern District of New York, and any appellate court from any thereof in any action or proceeding arising out of or relating to any Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction.

(c)                            Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)                           Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01.  Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.10.           WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11.           Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.12.           Confidentiality.  Each of the Administrative Agent, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and its and its Affiliates’ respective directors, trustees, officers, employees and agents, including accountants, auditors, legal counsel and other advisors who have a need to know such Information in connection with the transactions contemplated by the Loan Documents (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by Requirement of Law or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower, its Subsidiaries and their obligations, (g) with the prior consent of the Borrower, (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, an Issuing Bank, the Swingline Lender or any Lender on a nonconfidential basis from a source other than the Borrower (which source is not known by such recipient to be in breach of confidentiality obligations to the Borrower or any Subsidiary), (i) on a confidential basis to any rating agency in connection with rating the Borrower or its Subsidiaries or the credit facilities provided hereunder, (j) on a confidential basis to its insurers, reinsurers and insurance brokers, or (k) on a confidential basis to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers of other market identifiers with respect to the credit facilities provided hereunder.  For the purposes of this Section, “Information” means all information received from a Loan Party or any Subsidiary relating to the Loan Parties or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by such Loan Party or any Subsidiary (other than any such information received from a source that is known by such recipient to be in breach of confidentiality obligations to such Loan Party or any Subsidiary).  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.  In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Arrangers and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments, but only to the extent consistent with information that has previously been publicly disclosed by the Borrower.

EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 9.12 FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE BORROWER AND ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE BORROWER AND ITS AFFILIATES, THE LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES AND ITS SECURITIES.  ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWER AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.

SECTION 9.13.           Several Obligations; Nonreliance; Violation of Law.  The respective obligations of the Lenders hereunder are several and not joint and the failure of any Lender to make any Loan or perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder.  Each Lender hereby represents that it is not relying on or looking to any margin stock for the repayment of the Borrowings provided for herein.  Anything contained in this Agreement to the contrary notwithstanding, neither any Issuing Bank nor any Lender shall be obligated to extend credit to the Borrower in violation of any Requirement of Law.

SECTION 9.14.           USA PATRIOT Act.  Each of the Administrative Agent, the Issuing Bank, and each Lender that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) hereby notifies each Loan Party that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies such Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender to identify such Loan Party in accordance with the Act.  The Borrower hereby agrees to provide, and cause each other Loan Party to provide, such information promptly upon the request of the Administrative Agent or any Lender.  Each Lender subject to the Act acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on the Administrative Agent to carry out such Lender’s, Affiliate’s, participant’s or assignee’s customer identification program, or other obligations required or imposed under or pursuant to the USA Patriot Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the “CIP Regulations”), or any other Anti-Terrorism Law, including any programs involving any of the following items relating to or in connection with any Loan Party, its

Affiliates or its agents, this Agreement, the Loan Documents or the transactions hereunder or contemplated hereby: (a) any identity verification procedures, (b) any record-keeping, (c) comparisons with government lists, (d) customer notices, or (e) other procedures required under the CIP Regulations or such other law.

SECTION 9.15.           Disclosure.  The Borrower and each Lender hereby acknowledges and agrees that the Administrative Agent and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with any of the Borrower, its Subsidiaries and their respective Affiliates.

SECTION 9.16.           Appointment for Perfection.  Each Lender hereby appoints each other Lender as its agent for the purpose of perfecting Liens, for the benefit of the Administrative Agent and the Holders of Secured Obligations, in assets which, in accordance with Article 9 of the UCC or any other applicable law can be perfected only by possession.  Should any Lender (other than the Administrative Agent) obtain possession of any such Collateral, such Lender shall notify the Administrative Agent thereof, and, promptly upon the Administrative Agent’s request therefor shall deliver such Collateral to the Administrative Agent or otherwise deal with such Collateral in accordance with the Administrative Agent’s instructions.

SECTION 9.17.           Interest Rate Limitation.  Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.18.           No Advisory or Fiduciary Responsibility.  In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees that:  (i) (A) the arranging and other services regarding this Agreement provided by the Lenders are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Lenders and their Affiliates, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each of the Lenders and their Affiliates is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (B) no Lender or any of its Affiliates has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except, in the case of a Lender, those obligations expressly set forth herein and in the other Loan Documents; and (iii) each of the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and no Lender or any of its Affiliates has any obligation to disclose any of such interests to the Borrower or its Affiliates.  To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against each of the Lenders and their Affiliates with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

SECTION 9.19.           Release of Subsidiary Guarantors.

(a)                           A Subsidiary Guarantor shall automatically be released from its obligations under the Subsidiary Guaranty upon the consummation of any transaction permitted by this Agreement as a result of which such Subsidiary Guarantor ceases to be a Restricted Subsidiary; provided that, if so required by this Agreement, the Required Lenders shall have consented to such transaction and the terms of such consent shall not have provided otherwise.  In connection with any termination or release pursuant to this Section, the Administrative Agent shall (and is hereby irrevocably authorized by each Lender to) execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence such termination or release.  Any execution and delivery of documents pursuant to this Section shall be without recourse to or warranty by the Administrative Agent.

(b)                           Further, the Administrative Agent may (and is hereby irrevocably authorized by each Lender to), upon the request of the Borrower, release any Subsidiary Guarantor from its obligations under the Subsidiary Guaranty if such Subsidiary Guarantor is no longer a Domestic Subsidiary upon the consummation of a transaction permitted by this Agreement.

(c)                            At such time as the Secured Obligations (other than Obligations expressly stated to survive such payment and termination) shall have been Fully Satisfied, the Subsidiary Guaranty and all obligations (other than those expressly stated to survive such termination) of each Subsidiary Guarantor thereunder shall automatically terminate, all without delivery of any instrument or performance of any act by any Person.

SECTION 9.20.           Acknowledgement and Consent to Bail-In of EEA Financial Institutions.  Solely to the extent any Lender or Issuing Bank that is an EEA Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender or Issuing Bank that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)                           the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)                           the effects of any Bail-in Action on any such liability, including, if applicable:

(i)                                     a reduction in full or in part or cancellation of any such liability;

(ii)                                  a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)                               the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

SECTION 9.21.           Construction; Independence of Covenants.

(a)                           The Borrower, each other Loan Party (by its execution of the Loan Documents to which it is a party), the Administrative Agent and each Lender acknowledges that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review the Loan Documents with its legal counsel and that the Loan Documents shall be construed as if jointly drafted by the parties thereto.

(b)                           All covenants and other agreements contained in this Agreement or any other Loan Document shall be given independent effect so that, if a particular action or condition is not permitted by any of such covenants or other agreements, the fact that such action or condition would be permitted by an exception to, or otherwise be within the limitations of, another covenant or other agreement shall not avoid the occurrence of a Default if such action is taken or such condition exists.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWER:	DEAN FOODS COMPANY,
as the Borrower

	By:	/s/ Edgar A. DeGuia
		Name:	Edgar A. DeGuia
		Title:	Vice President and Treasurer

Signature Page to

Credit Agreement

SWINGLINE LENDER, ISSUING BANK AND ADMINISTRATIVE AGENT:	COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH, as Swingline Lender, an Issuing Bank and Administrative Agent

	By:	/s/ Eric J. Rogowski
		Name:	Eric J. Rogowski
		Title:	Executive Director

	By:	/s/ Pieter van der Werff
		Name:	Pieter van der Werff
		Title:	Vice President

Signature Page to

Credit Agreement

LENDERS:	COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH, as a Lender

	By:	/s/ Bradley A Pierce
		Name:	Bradley A Pierce
		Title:	Executive Director

	By:	/s/ Timothy J Devane
		Name:	Timothy J Devane
		Title:	Executive Director

Signature Page to

Credit Agreement

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Chad Murray
	Name:	Chad Murray
	Title:	Vice President

Signature Page to

Credit Agreement

ING CAPITAL LLC, as a Lender

By:	/s/ Gonzalo Sanchez
	Name:	Gonzalo Sanchez
	Title:	Director

By:	/s/ Pamela Beal
	Name:	Pamela Beal
	Title:	Vice President

Signature Page to

Credit Agreement

BMO HARRIS BANK N.A., as a Lender

By:	/s/ Peter Flaherty
	Name:	Peter Flaherty
	Title:	Vice President

Signature Page to

Credit Agreement

COBANK, ACB, as a Lender

By:	/s/ Zachary Carpenter
	Name:	Zachary Carpenter
	Title:	Vice President

Signature Page to

Credit Agreement

Schedule 1.01 — Commitments

Lender	Commitment
Coöperatieve Rabobank U.A., New York Branch	$45,000,000
CoBank, ACB	$130,000,000
BMO Harris Bank N.A.	$55,000,000
ING Capital LLC	$25,000,000
PNC Bank, National Association	$10,000,000
Total	$265,000,000

Schedule 1.01(b) — Closed Plants

1160 Broadway Avenue, Braselton, Georgia 30517

11713 Mill Street, Huntley, Illinois 60142

1700 N. Old US 31, Rochester, Indiana 46975

4420 Bishop Lane, Louisville, Kentucky 40218

1300 Baronne Street, New Orleans, Louisiana 70113

626 Lynnway, Lynn, Massachusetts 01905

31770 Enterprise Drive, Livonia, Michigan 48150

122 Main S., Thief River Falls, Minnesota 56701

2365 Buffalo Road, Erie, Pennsylvania 16510

1100 S. Church Street, Florence, South Carolina 29506

Schedule 1.01(c) — Unrestricted Subsidiaries

Carnival Ice Cream, N.V.

Cascade Equity Realty, LLC

Dairy Information Systems Holdings, LLC

Dairy Information Systems, LLC

Dean Foods Foundation

Dean International Holding Company

Dean Puerto Rico Holdings, LLC

DF-AP, LLC

DF-AP #1 LLC

DFC Aviation Services, LLC

DFC Energy Partners, LLC

Franklin Holdings, Inc.

Franklin Plastics, Inc.

Good Karma Foods, Inc.

Importadora y Distribuidora Dean Foods, S.A. de C.V.

Tenedora Dean Foods Internacional, S.A. de C.V.

Schedule 3.01 — Subsidiaries

Legal Name	Relationship to Borrower	Classes of Authorized Equity Interests	Beneficial Owner of Equity Interests	Entity Type
Alta-Dena Certified Dairy, LLC	Indirect Subsidiary	Certificated Membership interest	Dean West II, LLC	Limited Liability Company
Berkeley Farms, LLC	Indirect Subsidiary	Certificated Membership interest	Dean West II, LLC	Limited Liability Company
Carnival Ice Cream N.V.	Indirect Subsidiary	Ordinary Shares, $500 par value	Dean Holding Company	Corporation
Cascade Equity Realty, LLC	Indirect Subsidiary	Uncertificated Membership interest	Suiza Dairy Group, LLC	Limited Liability Company
Country Fresh, LLC	Indirect Subsidiary	Certificated Membership interest	Dean East, LLC	Limited Liability Company
Dairy Group Receivables GP II, LLC	Indirect Subsidiary	Uncertificated Membership interest	Dean Dairy Holdings, LLC	Limited Liability Company
Dairy Group Receivables GP, LLC	Indirect Subsidiary	Uncertificated Membership interest	Suiza Dairy Group, LLC	Limited Liability Company
Dairy Group Receivables II, L.P.	Indirect Subsidiary	Uncertificated Partnership interest	Dean Dairy Holdings, LLC (99.9%); Dairy Group Receivables GP II, LLC (0.1%)	Limited Partnership
Dairy Group Receivables, L.P.	Indirect Subsidiary	Uncertificated Partnership interest	Suiza Dairy Group, LLC (99.9%); Dairy Group Receivables GP, LLC (0.1%)	Limited Partnership
Dairy Information Systems Holdings, LLC	Indirect Subsidiary	Certificated Membership interest	Suiza Dairy Group, LLC	Limited Liability Company
Dairy Information Systems, LLC	Indirect Subsidiary	Certificated Membership interest	Dairy Information Systems Holdings, LLC	Limited Liability Company
Dean Dairy Holdings, LLC	Indirect Subsidiary	Certificated Membership interest	Dean Holding Company	Limited Liability Company

Legal Name	Relationship to Borrower	Classes of Authorized Equity Interests	Beneficial Owner of Equity Interests	Entity Type
Dean East II, LLC	Indirect Subsidiary	Certificated Membership interest	Dean Dairy Holdings, LLC	Limited Liability Company
Dean East, LLC	Indirect Subsidiary	Certificated Membership interest	Suiza Dairy Group, LLC	Limited Liability Company
Dean Foods Foundation	Management Interest	N/A	Dean Management, LLC	Charitable Corporation
Dean Foods North Central, LLC	Indirect Subsidiary	Certificated Membership interest	Dean East II, LLC	Limited Liability Company
Dean Foods of Wisconsin, LLC	Indirect Subsidiary	Certificated Membership interest	Suiza Dairy Group, LLC	Limited Liability Company
Dean Holding Company	Direct Subsidiary	Class A Common Stock, $10 par value and Class B Common Stock, $10 par value	Dean Foods Company	Corporation
Dean Intellectual Property Services II, Inc.	Indirect Subsidiary	Common Stock, $.01 par value	DIPS Limited Partner II	Corporation
Dean International Holding Company	Direct Subsidiary	Common Stock, $.01 par value	Dean Foods Company	Corporation
Dean Management, LLC	Direct Subsidiary	Certificated Membership interest	Dean Foods Company	Limited Liability Company
Dean Puerto Rico Holdings, LLC	Direct Subsidiary	Certificated Membership interest	Dean Foods Company	Limited Liability Company
Dean Services, LLC	Indirect Subsidiary	Certificated Membership interest	Dean Management, LLC	Limited Liability Company
Dean Transportation, Inc.	Indirect Subsidiary	Common Stock, no par	Dean Dairy Holdings, LLC	Corporation

Legal Name	Relationship to Borrower	Classes of Authorized Equity Interests	Beneficial Owner of Equity Interests	Entity Type
Dean West II, LLC	Indirect Subsidiary	Certificated Membership interest	Dean Dairy Holdings, LLC	Limited Liability Company
Dean West, LLC	Indirect Subsidiary	Certificated Membership interest	Suiza Dairy Group, LLC	Limited Liability Company
DFC Ventures, LLC	Direct Subsidiary	Uncertificated Membership interest	Dean Foods Company	Corporation
DF-AP #1, LLC	Indirect Subsidiary	Uncertificated Membership interest	DFC Energy Partners, LLC (20%); DF-AP, LLC (80%)	Limited Liability Company
DF-AP, LLC	Indirect Subsidiary	Uncertificated Membership interest	DFC Energy Partners, LLC	Limited Liability Company
DFC Aviation Services, LLC	Indirect Subsidiary	Certificated Membership interest	Dean Management, LLC	Limited Liability Company
DFC Energy Partners, LLC	Direct Subsidiary	Certificated Membership interest	Dean Foods Company	Limited Liability Company
DGI Ventures, Inc.	Direct Subsidiary	Common Stock, $.01 par value	Dean Foods Company	Corporation
DIPS Limited Partner II	Indirect Subsidiary	N/A	Dean Holding Company	Trust
Franklin Holdings, Inc.	Direct Subsidiary	Common Stock, $.01 par value	Dean Foods Company	Corporation
Franklin Plastics, Inc.	Indirect Subsidiary	Common Stock, $.003 par value; Preferred Stock, $.003 par value	Franklin Holdings, Inc. (99.5%)	Corporation
Fresh Dairy Delivery, LLC	Indirect Subsidiary	Certificated Membership interest	Dean Transportation, Inc.	Limited Liability Company
Friendly’s Ice Cream Holdings Corp.	Direct Subsidiary	Common Stock, $.01 par value	Dean Foods Company	Corporation

Legal Name	Relationship to Borrower	Classes of Authorized Equity Interests	Beneficial Owner of Equity Interests	Entity Type
Friendly’s Manufacturing and Retail, LLC	Indirect Subsidiary	Uncertificated Membership Interest	Friendly’s Ice Cream Holdings Corp.	Limited Liability Company
Garelick Farms, LLC	Indirect Subsidiary	Certificated Membership interest	Dean East, LLC	Limited Liability Company
Good Karma Foods, Inc.	Indirect Subsidiary	Uncertificated Membership interest	DFC Ventures, LLC	Limited Liability Company
Importadora y Distribuidora Dean Foods, S.A. de C.V.	Indirect Subsidiary	Common Stock, Peso $10 par value	Tenedora Dean Foods Internacional, S.A. de C.V. (99.98%); Dean Dairy Holdings, LLC (0.02%)	Corporation
Mayfield Dairy Farms, LLC	Indirect Subsidiary	Certificated Membership interest	Dean East II, LLC	Limited Liability Company
Midwest Ice Cream Company, LLC	Indirect Subsidiary	Certificated Membership interest	Dean East II, LLC	Limited Liability Company
Model Dairy, LLC	Indirect Subsidiary	Certificated Membership interest	Dean West, LLC	Limited Liability Company
Reiter Dairy, LLC	Indirect Subsidiary	Certificated Membership interest	Dean East II, LLC	Limited Liability Company
Sampson Ventures, LLC	Indirect Subsidiary	Certificated Membership interest	Suiza Dairy Group, LLC	Limited Liability Company
Shenandoah’s Pride, LLC	Indirect Subsidiary	Certificated Membership interest	Garelick Farms, LLC	Limited Liability Company
Southern Foods Group, LLC	Indirect Subsidiary	Certificated Membership interest	Dean West, LLC	Limited Liability Company
Steve’s Ice Cream, LLC	Direct Subsidiary	Membership interest	Dean Foods Company	Limited Liability Company
Suiza Dairy Group, LLC	Direct Subsidiary	Certificated Membership interest	Dean Foods Company	Limited Liability Company

Legal Name	Relationship to Borrower	Classes of Authorized Equity Interests	Beneficial Owner of Equity Interests	Entity Type
Tenedora Dean Foods Internacional, S.A. de C.V.	Indirect Subsidiary	Common Stock, Peso $10 par value	Dean West II, LLC (99.98%); Dean Holding Company (0.02%)	Corporation
Tuscan/Lehigh Dairies, Inc.	Indirect Subsidiary	Common Stock, $.01 par value	Garelick Farms, LLC	Corporation
Uncle Matt’s Organic, Inc.	Indirect Subsidiary	Common Stock, $.01 par value	DFC Ventures, LLC	Limited Liability Company
Verifine Dairy Products of Sheboygan, LLC	Indirect Subsidiary	Certificated Membership interest	Dean East II, LLC	Limited Liability Company

Schedule 3.10 — ERISA

3.10(a)

MULTIEMPLOYERS PLANS

Automotive Industries Pension Plan

Central Pennsylvania Teamsters Defined Benefit Plan

Central Pension Fund of the IUOE & Participating Employers

Central States Southeast & Southwest Areas Pension Plan

Dairy Industry — Union Pension Plan for Philadelphia and Vicinity

Employer-Teamsters Local Nos. 175 & 505 Pension Trust Fund

IAM National Pension Fund

IUOE Stationary Engineers Local 39 Pension Plan

Local 584 Pension Trust Fund

Milk Wagon Drivers’ Union 753 and Milk Dealers’ Pension Trust Pension Plan

New England Teamsters & Trucking Industry Pension

Retail Wholesale & Department Store International Union and Industry Pension Fund

Rockford Area Dairy Industry Local 754 IBT Retirement Pension Plan

Western Conference of Teamsters Pension Plan

Western States Office and Professional Employees Pension Fund

3.10(b)

The Central States Southeast & Southwest Areas Pension Plan has announced that if nothing is done this plan is projected to be insolvent by 2025.

The Automotive Industries Pension Plan, Central States Southeast & Southwest Areas Pension Plan, Local 584 Pension Trust Fund, New England Teamsters & Trucking Industry Pension, and Western States Office and Professional Employees Pension Fund are each in critical and declining status.

As of December 31, 2018, the present value of the Dean Foods Consolidated Pension Plan’s benefit obligations exceeded the fair value of the plan’s assets.

Schedule 3.17(a) — Locations of Tangible Personal Property

DEAN ENTITY	STATUS	LESSOR/LESSEE	STREET	CITY	STATE	OWN/LEASE	PRIMARY OCCUPANCY
Dean Dairy Holdings, LLC dba Purity Dairies, LLC	Owned Property		435 Mathis Mill Road	Albertville	AL	Owned	Distribution Depot
Dean Dairy Holdings, LLC dba Barber Milk, LLC	Lease (Dean is Tenant)	Regions Bank and Trust Real Estate	19 Greenbriar Road	Anniston	AL	Leased	Distribution Depot
Mayfield Dairy Farms, LLC	Owned Property		126 Barber Court	Birmingham	AL	Owned	Plant
Dean Dairy Holdings, LLC dba Barber’s Dairy	Owned Property		36 Barber Court	Birmingham	AL	Owned	Plant
Dean Dairy Holdings, LLC dba Barber’s Dairy	Lease (Dean is Tenant)	Butler Foods	1290 Hodgesville Road	Dothan	AL	Leased	Parking
Dean Dairy Holdings, LLC dba Barber Milk, LLC	Lease (Dean is Landlord)	Barber Milk, LLC	1290 Hodgesville Road	Dothan	AL	Leased
Dean Dairy Holdings, LLC dba Barber Milk, LLC	Owned Property		1290 Hodgesville Road	Dothan	AL	Owned	Distribution Depot
Dean Dairy Holdings, LLC	Lease (Dean is Tenant)	DL Properties of GA, LLC	1004 Crenshaw Avenue	Gadsden	AL	Leased	Cross Dock | Warehouse | Sales Office
Dean Dairy Holdings, LLC dba Barber Milk, LLC	Lease (Dean is Tenant)	Ben W. Dunn	424 So. Jackson Street	Grove Hill	AL	Leased	Distribution Depot
Dean Dairy Holdings, LLC	Lease (Dean is Tenant)	Westbury 3, LLC	19 West Oxmoor	Homewood	AL	Leased	Cooler
Mayfield Dairy Farms, LLC	Owned Property		2407 1st Avenue South	Irondale	AL	Owned	Distribution Depot
Dean Dairy Holdings, LLC dba Barber Milk, LLC	Lease (Dean is Tenant)	B & C Truck Service, Inc.	144 B & C Drive	Jasper	AL	Leased	Distribution Depot
Dean Dairy Holdings, LLC dba Purity Dairies, LLC	Owned Property		117 Jetplex Blvd SW	Madison	AL	Owned	Distribution Depot
Mayfield Dairy Farms, LLC	Owned Property		7960 Schillinger Park Road	Mobile	AL	Owned	Warehouse
Dean Dairy Holdings, LLC dba Barber Milk, LLC	Lease (Dean is Tenant)	K & S Enterprises, LLC	403 Paul Road - Unit B	Montgomery	AL	Leased	Distribution Depot

Mayfield Dairy Farms, LLC	Owned Property		330 Industrial Drive	Rainsville	AL	Owned	Distribution Depot
Mayfield Dairy Farms, LLC	Lease (Dean is Tenant)	Terry Holdings, LLC	76 Lee Road 226	Smith Station	AL	Leased	Distribution Depot
Dean Dairy Holdings, LLC dba Barber Milk, LLC	Lease (Dean is Tenant)	Mary N Noles	1982 Gilmer Avenue	Tallassee	AL	Leased	Distribution Depot
Dean Dairy Holdings, LLC dba Barber Milk, LLC	Lease (Dean is Tenant)	Jeff Knox	300 S. Three Notch Street	Troy	AL	Leased	Distribution Depot
Dean Dairy Holdings, LLC dba Barber Milk, LLC	Lease (Dean is Tenant)	Penske truck leasing property	231 65th Street	Tuscaloosa	AL	Leased	Cross Dock | Parking
Dean Dairy Holdings, LLC dba Purity Dairies, LLC	Owned Property		2908 Denton Road	Tuscumbia	AL	Owned	Distribution Depot
Dean Foods Company	Lease (Dean is Tenant)	BH Property Ventures, LLC	902 McClain Road (Building P), Suite 60002	Bentonville	AR	Leased	Sales Office
Southern Foods Group, LLC	Lease (Dean is Tenant)	Red River Trailer Services, Inc.	312 Eastland	Texarkana	AR	Leased	Distribution Depot
Alta-Dena Certified Dairy, LLC	Lease (Dean is Tenant)	Sioux Honey Association	511 E. Katella Avenue	Anaheim	CA	Leased	Distribution Depot
Berkeley Farms, LLC	Lease (Dean is Tenant)	Wayne Veatch	5201 District Boulevard	Bakersfield	CA	Leased	Distribution Depot
Berkeley Farms, LLC	Lease (Dean is Tenant)	Oak Road Investment Partners, LLC	Oak Road	Benicia	CA	Leased	Distribution Depot
Model Dairy, LLC	Lease (Dean is Tenant)	Brown 6 Properties - Jeannine Brown	219 Wye Road	Bishop	CA	Leased	Parking
Alta-Dena Certified Dairy, LLC	Lease (Dean is Landlord)	Santee Dairies, Inc.	17851 Railroad Street	City of Industry	CA	Leased
Alta-Dena Certified Dairy, LLC	Owned Property		17637 East Valley Boulevard	City of Industry	CA	Owned	Plant
Alta-Dena Certified Dairy, LLC	Owned Property		17851 East Railroad Street	City of Industry	CA	Owned	Plant
Berkeley Farms, LLC	Lease (Dean is Tenant)	Wer-Stan Associates, LP	3053 South Golden State Drive	Fresno	CA	Leased	Distribution Depot

Berkeley Farms, LLC	Lease (Dean is Tenant)	Obata Way, LLC	365 Obata Court	Gilroy	CA	Leased	Parking
Berkeley Farms, LLC	Owned Property		25430 Clawiter Road	Hayward	CA	Owned	Parking
Berkeley Farms, LLC	Owned Property		25450 Clawiter Road	Hayward	CA	Owned	Parking
Berkeley Farms, LLC	Owned Property		25500 Clawiter Road	Hayward	CA	Owned	Plant
Alta-Dena Certified Dairy, LLC	Owned Property		7300 Central Avenue	Highland	CA	Owned	Distribution Depot
Alta-Dena Certified Dairy, LLC	Lease (Dean is Tenant)	Pioneer VNS, Inc.	520 West Aten Road	Imperial	CA	Leased	Parking
Berkeley Farms, LLC	Lease (Dean is Tenant)	Hammond Family of AZ, LLC	1443 Lone Palm Avenue	Modesto	CA	Leased	Distribution Depot
Alta-Dena Certified Dairy, LLC	Lease (Dean is Tenant)	Richard Hemphill	65355 Dillon Road, Unit B	North Palm Springs	CA	Leased	Distribution Depot
Berkeley Farms, LLC	Lease (Dean is Tenant)	YRC, Inc.	1403 Cortina Drive	Orland	CA	Leased	Cross Dock | Sales Office
Alta-Dena Certified Dairy, LLC	Lease (Dean is Tenant)	Patti Rosenmund	700 Maulhardt Avenue	Oxnard	CA	Leased	Distribution Depot
Alta-Dena Certified Dairy, LLC	Lease (Dean is Landlord)	Alta Dena Certified Dairy (sublessor)	700 Maulhardt Avenue	Oxnard	CA	Leased	Distribution Depot
Alta-Dena Certified Dairy, LLC	Lease (Dean is Landlord)	Alta Dena Certified Dairy (sublessor)	700 Maulhardt Avenue	Oxnard	CA	Leased	Distribution Depot
Berkeley Farms, LLC	Lease (Dean is Tenant)	Reese Road Properties	7444 Reese Road	Sacramento	CA	Leased	Distribution Depot
Alta-Dena Certified Dairy, LLC	Owned Property		4656 Cardin Street	San Diego	CA	Owned	Distribution Depot
Southern Foods Group, LLC dba Meadow Gold Dairies	Lease (Dean is Tenant)	Richard Martinez	2201 State Street	Alamosa	CO	Leased	Cross Dock
Dean Foods Company	Lease (Dean is Tenant)	Silverwood Investments LP	295 Interlocken Blvd.	Broomfield	CO	Leased	R&D Facility
Southern Foods Group, LLC dba Meadow Gold Dairies	Owned Property		4810 & 4820 Forge Road	Colorado Springs	CO	Owned	Warehouse

Southern Foods Group, LLC dba Meadow Gold Dairies	Lease (Dean is Tenant)	Michael F. McGechie	10285 US Highway 491	Cortez	CO	Leased	Cross Dock | Parking | Sales Office
Suiza Dairy Group, LLC dba Robinson Dairy, LLC	Lease (Dean is Tenant)	Robinson Marketplace, LLC	2401 W. 6th Avenue	Denver	CO	Leased	Plant
Suiza Dairy Group, LLC	Lease (Dean is Landlord)	Suiza Dairy Group, LLC (sublessor)	2401 W. Sixth Avenue	Denver	CO	Leased	Warehouse
Southern Foods Group, LLC	Lease (Dean is Tenant)	Robinson Marketplace, LLC	2500 W. 7th Street	Denver	CO	Leased	Warehouse
Suiza Dairy Group, LLC dba Robinson Dairy, LLC	Lease (Dean is Tenant)	Robinson Marketplace, LLC	2535 W. 6th Avenue	Denver	CO	Leased	Warehouse
Dean Foods Company	Lease (Dean is Tenant)	Yosemite SPE, LLC	3600 South Yosemite Street, Ste 520	Denver	CO	Leased	Sales Office
Suiza Dairy Group, LLC dba Robinson Dairy, LLC	Lease (Dean is Tenant)	Robinson Marketplace, LLC	624 Bryant Street	Denver	CO	Leased	Parking
Suiza Dairy Group, LLC dba Robinson Dairy, LLC	Lease (Dean is Tenant)	Robinson Marketplace, LLC	624 Bryant Street	Denver	CO	Leased	Sales Office
Suiza Dairy Group, LLC	Lease (Dean is Landlord)	Suiza Dairy Group, LLC (sublessor)	646 Bryant Street	Denver	CO	Leased	Warehouse
Suiza Dairy Group, LLC dba Robinson Dairy, LLC	Lease (Dean is Tenant)	Robinson Marketplace, LLC	652 & 666 Alcott St.	Denver	CO	Leased	Parking
Suiza Dairy Group, LLC dba Robinson Dairy, LLC	Lease (Dean is Tenant)	Robinson Marketplace, LLC	672 Alcott Street	Denver	CO	Leased	Parking
Suiza Dairy Group, LLC dba Robinson Dairy, LLC	Lease (Dean is Tenant)	Robinson Marketplace, LLC	677 Alcott Street	Denver	CO	Leased	Warehouse
Suiza Dairy Group, LLC	Lease (Dean is Landlord)	Suiza Dairy Group, LLC (sublessor)	677 Alcott Street	Denver	CO	Leased	Warehouse

Southern Foods Group, LLC	Lease (Dean is Tenant)	Durango Rose LLC	1212 Hwy 3	Durango	CO	Leased	Parking
Southern Foods Group, LLC	Lease (Dean is Tenant)	New West South Kalamath Investments II, LLC	3801 S. Kalamath Street	Englewood	CO	Leased	Parking
Southern Foods Group, LLC dba Meadow Gold Dairies	Owned Property		1325 W. Oxford Avenue	Englewood	CO	Owned	Plant
Southern Foods Group, LLC dba Meadow Gold Dairies	Owned Property		563 Sandhill Lane	Grand Junction	CO	Owned	Warehouse
Southern Foods Group, LLC dba Meadow Gold Dairies	Owned Property		2400 5th Avenue	Greeley	CO	Owned	Warehouse
Southern Foods Group, LLC dba Meadow Gold Dairies	Owned Property		2508 6th Ave.	Greeley	CO	Owned	Warehouse
Southern Foods Group, LLC dba Meadow Gold Dairies	Owned Property		408 26th Street	Greeley	CO	Owned	Garage
Southern Foods Group, LLC dba Meadow Gold Dairies	Owned Property		450 25th Street	Greeley	CO	Owned	Plant
Southern Foods Group, LLC dba Meadow Gold Dairies	Lease (Dean is Tenant)	Angelo & Angelo Holdings, LLC	11190 West US Highway 50	Poncha Springs	CO	Leased	Distribution Depot
Southern Foods Group, LLC dba Meadow Gold Dairies	Lease (Dean is Tenant)	Steir Fuel & Oil	100 South 12th Street	Rocky Ford	CO	Leased	Parking
Southern Foods Group, LLC dba Meadow Gold Dairies	Lease (Dean is Tenant)	Intermountain Holdings, LLC	1405 Main Street	Silt	CO	Leased	Distribution Depot
Midwest Ice Cream Company, LLC	Lease (Dean is Tenant)	150 Park, LLC	150 Park Avenue	East Hartford	CT	Leased	Parking
Garelick Farms, LLC	Lease (Dean is Tenant)	10 DRD LLC	10 DiNunzio Road	Watertown	CT	Leased	Cross Dock | Warehouse
Tuscan/Lehigh Dairies, Inc.	Lease (Dean is Tenant)	Hughes Real Estate, LLC	17267 S. DuPont Hwy.	Harrington	DE	Leased	Distribution Depot
Dean Dairy Holdings, LLC dba T.G. Lee Foods, LLC	Lease (Dean is Tenant)	Commercial Warehousing, Inc.	350 Progress Road	Auburndale	FL	Leased	Distribution Depot
Dean Dairy Holdings, LLC dba T.G. Lee Foods, LLC	Lease (Dean is Tenant)	Regal Oaks Development Group, Inc.	16235 Aviation Loop Drive	Brooksville	FL	Leased	Distribution Depot

Dean Dairy Holdings, LLC dba Barber’s Dairy	Lease (Dean is Tenant)	Butler Foods	3311 Highway 29 South	Cantonment	FL	Leased	Parking
Uncle Matts Organic, Inc.	Lease (Dean is Tenant)	1645, Inc.	1645 East Hwy 50	Clermont	FL	Leased	Sales Office
Dean Dairy Holdings, LLC dba T.G. Lee Foods, LLC	Owned Property		1665 State Road 472	Deland	FL	Owned	Distribution Depot
Dean Dairy Holdings, LLC dba T.G. Lee Foods, LLC	Owned Property		1675 State Road 472	Deland	FL	Owned	Plant
Dean Dairy Holdings, LLC | Dean Transportation, Inc.	Lease (Dean is Landlord)	Dean Dairy Holdings, LLC; Dean Transporation, Inc.	1665 State Road 472	Deland (aka) Orange City	FL	Leased	Garage
Dean Dairy Holdings, LLC dba T.G. Lee Foods, LLC	Lease (Dean is Landlord)	Dean Dairy Holdings, LLC	3579 Work Drive	Fort Myers	FL	Leased
Dean Dairy Holdings, LLC dba T.G. Lee Foods, LLC	Owned Property		3579 Work Drive	Fort Myers	FL	Owned	Distribution Depot
Dean Dairy Holdings, LLC dba Barber Milk, LLC	Owned Property		65 Choctaw	Havana	FL	Owned	Distribution Depot
Dean Dairy Holdings, LLC dba T.G. Lee Foods, LLC	Lease (Dean is Tenant)	Jensen Civil Construction, Inc	11231 Philips Industrial Boulevard	Jacksonville	FL	Leased	Parking
Dean Dairy Holdings, LLC dba T.G. Lee Foods, LLC	Owned Property		650 S. Wickham Road	Melbourne	FL	Owned	Distribution Depot
Dean Dairy Holdings, LLC	Lease (Dean is Landlord)	Dean Dairy Holdings, LLC	240 NE 71st Street	Miami	FL	Leased
Dean Dairy Holdings, LLC | Dean Transportation, Inc.	Lease (Dean is Landlord)	Dean Dairy Holdings, LLC; Dean Transporation, Inc.	240 NE 71st Street	Miami	FL	Leased	Garage
Dean Dairy Holdings, LLC dba McArthur Dairy, LLC	Lease (Dean is Tenant)	ZSF/WD Opa Locka, LLC	3000 NW 123rd Street	Miami	FL	Leased	Plant
Dean Dairy Holdings, LLC dba McArthur Dairy, LLC	Owned Property		240 NE 71ST Street	Miami	FL	Owned	Distribution Depot
Dean Dairy Holdings, LLC dba McArthur Dairy, LLC	Owned Property		249 NE 69th Street	Miami	FL	Owned	Parking

Dean Dairy Holdings, LLC dba McArthur Dairy, LLC	Owned Property		250 NE 72 Street	Miami	FL	Owned	Parking
Dean Dairy Holdings, LLC dba McArthur Dairy, LLC	Owned Property		295 NE 70 Street	Miami	FL	Owned	Parking
Dean Dairy Holdings, LLC dba McArthur Dairy, LLC	Owned Property		6851 NE 2nd Avenue	Miami	FL	Owned	Plant
Dean Dairy Holdings, LLC dba McArthur Dairy, LLC	Owned Property		6999 NE 2nd Avenue	Miami	FL	Owned	Parking
Dean Dairy Holdings, LLC dba T.G. Lee Foods, LLC	Lease (Dean is Tenant)	Southeast Milk, Inc.	2205 NW Pine Avenue	Ocala	FL	Leased	Distribution Depot
Dean Dairy Holdings, LLC dba T.G. Lee Foods, LLC	Lease (Dean is Tenant)	Central FL Lumber and Supply Co.	340 N. Primrose Drive	Orlando	FL	Leased	Warehouse
Dean Dairy Holdings, LLC dba T.G. Lee Foods, LLC	Lease (Dean is Tenant)	Greater Orlando Aviation Authority	4003 East Concord Street	Orlando	FL	Leased	Parking
Dean Dairy Holdings, LLC dba T.G. Lee Foods, LLC	Owned Property		2731 E. Robinson Street	Orlando	FL	Owned	Distribution Depot
Dean Dairy Holdings, LLC dba T.G. Lee Foods, LLC	Owned Property		315 N. Bumby Avenue	Orlando	FL	Owned	Plant
Dean Dairy Holdings, LLC dba T.G. Lee Foods, LLC	Lease (Dean is Tenant)	Hucke Enterprises, Inc.	2920 Kenilworth Blvd.	Sebring	FL	Leased	Parking
Dean Dairy Holdings, LLC dba T.G. Lee Foods, LLC	Lease (Dean is Tenant)	Linda Davis Laskin and Nancy J. Davis	4219 E. 19th Avenue	Tampa	FL	Leased	Distribution Depot
Dean Dairy Holdings, LLC dba McArthur Dairy, LLC	Lease (Dean is Tenant)	6827 Leland Way, LLC	456 Flamingo Drive	West Palm Beach	FL	Leased	Distribution Depot
Suiza Dairy Group, LLC	Owned Property		1805 Gordon Highway	Augusta	GA	Owned	Distribution Depot
Mayfield Dairy Farms, LLC	Owned Property		132 Derrick Whittle Road	Blairsville	GA	Owned	Distribution Depot
Mayfield Dairy Farms, LLC	Owned Property		1160 Broadway Avenue	Braselton	GA	Owned	Pretreatment Facility
Mayfield Dairy Farms, LLC	Owned Property		1160 Broadway Avenue	Braselton	GA	Owned	Plant
Mayfield Dairy Farms, LLC	Owned Property		145 W. GA Industrial Blvd.	Carrollton	GA	Owned	Distribution Depot

Suiza Dairy Group, LLC	Lease (Dean is Tenant)	Country Store	1335 GA Highway 257 North	Cordele	GA	Leased	Parking
Mayfield Dairy Farms, LLC	Lease (Dean is Tenant)	9488 Jackson Trail, LLC	9488 Jackson Trail Road, Suite B	Hoschton	GA	Leased	Warehouse
Mayfield Dairy Farms, LLC	Lease (Dean is Tenant)	Gary Underwood	1386 Foster Mill Drive	LaFayette	GA	Leased	Parking
Mayfield Dairy Farms, LLC	Lease (Dean is Tenant)	Dairyland, Inc	2255 Gray Highway	Macon	GA	Leased	Distribution Depot
Mayfield Dairy Farms, LLC	Owned Property		1971 Delk Industrial. Blvd. SE	Marietta	GA	Owned	Distribution Depot
Mayfield Dairy Farms, LLC	Lease (Dean is Tenant)	J.B. White	1660 South Zack Hinton Parkway	McDonough	GA	Leased	Cross Dock | Parking | Sales Office | Storage
Suiza Dairy Group, LLC	Lease (Dean is Tenant)	Phillip Clifton - Repete Properties, LLC	1735 Old Dean Forest Dr.	Pooler	GA	Leased	Distribution Depot
Mayfield Dairy Farms, LLC	Owned Property		15 Eden Valley Road SE	Rome	GA	Owned	Distribution Depot
Mayfield Dairy Farms, LLC	Lease (Dean is Tenant)	Dairyland, Inc.	121 Ridge Avenue	Tifton	GA	Leased	Distribution Depot
Mayfield Dairy Farms, LLC	Owned Property		312 South Oak Street	Valdosta	GA	Owned	Cross Dock
Suiza Dairy Group, LLC	Lease (Dean is Tenant)	Sago Investments	406 St. Mary’s Drive	Waycross	GA	Leased	Distribution Depot
Southern Foods Group, LLC dba Meadow Gold Dairies	Lease (Dean is Tenant)	State of HI	11 Railroad Avenue	Hilo	HI	Leased	Plant
Southern Foods Group, LLC dba Meadow Gold Dairies	Lease (Dean is Tenant)	Yamada and Sons, Inc.	169 Railroad Ave.	Hilo	HI	Leased	Distribution Depot
Southern Foods Group, LLC dba Meadow Gold Dairies	Lease (Dean is Tenant)	Mercentile Truck Services	2280 Alahao Street	Honolulu	HI	Leased	Warehouse
Southern Foods Group, LLC dba Meadow Gold Dairies	Lease (Dean is Tenant)	Unicold Corporation	3140 Ualena Street	Honolulu	HI	Leased	Warehouse
Southern Foods Group, LLC dba Meadow Gold Dairies	Lease (Dean is Tenant)	Walmart Real Estate Business Trust	700 Keeaumoku Street	Honolulu	HI	Leased	Parking

Southern Foods Group, LLC dba Meadow Gold Dairies	Lease (Dean is Tenant)	State of HI	79 South Nimitz Highway	Honolulu	HI	Leased	Parking
Southern Foods Group, LLC dba Meadow Gold Dairies	Lease (Dean is Tenant)	Shingonshu HI Betsun	915 Sheridan Street	Honolulu	HI	Leased	Parking
Southern Foods Group, LLC dba Meadow Gold Dairies	Owned Property		1302 Elm Street	Honolulu	HI	Owned	Plant
Southern Foods Group, LLC dba Meadow Gold Dairies	Owned Property		824 - 826 Sheridan St.	Honolulu	HI	Owned	Garage
Southern Foods Group, LLC dba Meadow Gold Dairies	Owned Property		925 Cedar St.	Honolulu	HI	Owned	Warehouse
Southern Foods Group, LLC dba Meadow Gold Dairies	Owned Property		55 S. Wakea Ave.	Kahului	HI	Owned	Distribution Depot
Southern Foods Group, LLC dba Meadow Gold Dairies	Lease (Dean is Tenant)	Matsuyama Development Company	73-4040 Hulikoa Drive	Kailua-Kona	HI	Leased	Distribution Depot
Southern Foods Group, LLC dba Meadow Gold Dairies	Owned Property		1841 Leleiona St.	Lihue	HI	Owned	Distribution Depot
Dean Foods North Central, LLC	Lease (Dean is Tenant)	O’Halloran International	21064 180th Street	Carroll	IA	Leased	Parking
Dean Foods North Central, LLC	Lease (Dean is Tenant)	Penske Truck Rental	4101 Northeast 14th	Des Moines	IA	Leased	Parking
Dean Foods North Central, LLC	Lease (Dean is Tenant)	Freezer Folks, LLC	1101 Prospect St. SW	Le Mars	IA	Leased	Warehouse
Dean Foods North Central, LLC	Lease (Dean is Tenant)	Orville Schuster Estate	1345 12th Avenue SW	Le Mars	IA	Leased	Sales Office
Dean Foods North Central, LLC	Owned Property		1188 Lincoln Street	Le Mars	IA	Owned	Plant
Dean Foods North Central, LLC	Lease (Dean is Tenant)	Paul Van Kekerix	1210 14th Street	Rock Valley	IA	Leased	Distribution Depot
Southern Foods Group, LLC dba Meadow Gold Dairies	Lease (Dean is Tenant)	Boise Scottish Rite Bodies	1407 W. Bannock	Boise	ID	Leased	Parking
Southern Foods Group, LLC dba Meadow Gold Dairies	Lease (Dean is Tenant)	ID United Credit Union	333 N. 13th Street	Boise	ID	Leased	Parking
Southern Foods Group, LLC dba Meadow Gold Dairies	Lease (Dean is Tenant)	The Car Park, LLC	702 W. ID Street, Suite 400	Boise	ID	Leased	Parking
Southern Foods Group, LLC dba Meadow Gold Dairies	Owned Property		1301 W. Bannock Street	Boise	ID	Owned	Plant

Southern Foods Group, LLC dba Meadow Gold Dairies	Owned Property		1312 W. ID St.	Boise	ID	Owned	Blow Mold Facility
Southern Foods Group, LLC dba Meadow Gold Dairies	Owned Property		1322 W. ID St.	Boise	ID	Owned	Warehouse
Southern Foods Group, LLC dba Meadow Gold Dairies	Owned Property		208 N. 17th St.	Boise	ID	Owned	Distribution Depot
Southern Foods Group, LLC dba Meadow Gold Dairies	Owned Property		828 S. 17th St.	Boise	ID	Owned	Warehouse
Southern Foods Group, LLC dba Meadow Gold Dairies	Owned Property		Part of 1322 and 1324 E. ID St.	Boise	ID	Owned	Receiving Bay
Southern Foods Group, LLC dba Meadow Gold Dairies	Lease (Dean is Tenant)	Treasure Valley Manufacturing & Recycling, Inc.	205 W. 41st Street	Garden City	ID	Leased	Cooler
Southern Foods Group, LLC dba Meadow Gold Dairies	Owned Property		101 S. Eastern Ave	ID Falls	ID	Owned	Distribution Depot
Southern Foods Group, LLC	Lease (Dean is Tenant)	Port of Lewiston	512 18th st. N.	Lewiston	ID	Leased	Distribution Depot
Southern Foods Group, LLC dba Meadow Gold Dairies	Lease (Dean is Tenant)	Rowland’s, Inc.	1131 Rowland Rd.	Pocatello	ID	Leased	Distribution Depot
Southern Foods Group, LLC dba Meadow Gold Dairies	Lease (Dean is Tenant)	Covenant Holdings Limited Partnership	254 4th Avenue	Twin Falls	ID	Leased	Parking
Southern Foods Group, LLC dba Meadow Gold Dairies	Owned Property		227 3rd Ave W	Twin Falls	ID	Owned	Distribution Depot
Midwest Ice Cream Company, LLC	Lease (Dean is Tenant)	The City of Belvidere	400 Meadow Street	Belvidere	IL	Leased	Parking
Midwest Ice Cream Company, LLC	Owned Property		210 Gilman St.	Belvidere	IL	Owned	Parking
Midwest Ice Cream Company, LLC	Owned Property		214 Gilman St.	Belvidere	IL	Owned	Parking
Midwest Ice Cream Company, LLC	Owned Property		621 Meadow St.	Belvidere	IL	Owned	Parking
Midwest Ice Cream Company, LLC	Owned Property		630 Meadow Street	Belvidere	IL	Owned	Plant
Midwest Ice Cream Company, LLC	Owned Property		633 Meadow St.	Belvidere	IL	Owned	Parking

Midwest Ice Cream Company, LLC	Owned Property		713 Meadow St.	Belvidere	IL	Owned	Warehouse
Midwest Ice Cream Company, LLC	Owned Property		716 Meadow St.	Belvidere	IL	Owned	Parking
Midwest Ice Cream Company, LLC	Owned Property		718 Meadow St.	Belvidere	IL	Owned	Parking
Midwest Ice Cream Company, LLC	Owned Property		Lots from City of Belvidere	Belvidere	IL	Owned	Part of Plant
Midwest Ice Cream Company, LLC	Owned Property		Meadow St. Roadway East of Gilman St.	Belvidere	IL	Owned	Part of Plant
Dean Dairy Holdings, LLC dba Dean IL Dairies, LLC	Lease (Dean is Tenant)	George A. Meisenhelter IV	965 S. Wyckles Road	Decatur	IL	Leased	Distribution Depot
Dean Dairy Holdings, LLC dba Dean IL Dairies, LLC	Owned Property		3600 River Road	Franklin Park	IL	Owned	Sales Office
Dean Dairy Holdings, LLC dba Dean IL Dairies, LLC	Lease (Dean is Tenant)	Stricker Trust One; Mark Stricker	450 Comanche Circle	Harvard	IL	Leased	Warehouse
Dean Dairy Holdings, LLC dba Dean IL Dairies, LLC	Lease (Dean is Tenant)	Chuck Weeks	Sludge Site (digester sludge)	Harvard	IL	Leased	Part of Plant
Dean Dairy Holdings, LLC dba Dean IL Dairies, LLC	Lease (Dean is Tenant)	MGA (Alders) - Alco of WI Inc.	Alco (Alders) Storage Area	Harvard	IL	Leased	Storage
Dean Dairy Holdings, LLC dba Dean IL Dairies, LLC	Lease (Dean is Tenant)	Chicago Chemung Railroad Corp.	Railroad Encroachment Area	Harvard	IL	Leased	Part of Plant
Dean Dairy Holdings, LLC dba Dean IL Dairies, LLC	Owned Property		23914 Center St	Harvard	IL	Owned	Part of Plant
Dean Dairy Holdings, LLC dba Dean IL Dairies, LLC	Owned Property		23916 Center	Harvard	IL	Owned	Parking
Dean Dairy Holdings, LLC dba Dean IL Dairies, LLC	Owned Property		24114 Rt 173	Harvard	IL	Owned	Part of Plant
Dean Dairy Holdings, LLC dba Dean IL Dairies, LLC	Owned Property		6230 1/2 Oak Drive	Harvard	IL	Owned	Part of Plant
Dean Dairy Holdings, LLC dba Dean IL Dairies, LLC	Owned Property		6303 Maxon Road	Harvard	IL	Owned	Plant
Dean Dairy Holdings, LLC dba Dean IL Dairies, LLC	Owned Property		6306 Maxon Street	Harvard	IL	Owned	Part of Plant

Dean Dairy Holdings, LLC dba Dean IL Dairies, LLC	Owned Property		6313 Maxon Road	Harvard	IL	Owned	Part of Plant
Dean Dairy Holdings, LLC dba Dean IL Dairies, LLC	Owned Property		Maxon Road	Harvard	IL	Owned	Part of Plant
Dean Dairy Holdings, LLC dba Dean IL Dairies, LLC	Lease (Dean is Tenant)	Union Pacific Railroad Company	11713 Mill Street	Huntley	IL	Leased	Parking
Dean Dairy Holdings, LLC dba Dean IL Dairies, LLC	Owned Property		11112 S Rte 47	Huntley	IL	Owned	Parking
Dean Dairy Holdings, LLC	Owned Property		11710 Mill Street	Huntley	IL	Owned	Distribution Depot
Dean Dairy Holdings, LLC dba Dean IL Dairies, LLC	Owned Property		11712 Mill Street	Huntley	IL	Owned	Parking
Dean Dairy Holdings, LLC dba Dean IL Dairies, LLC	Owned Property		11713 Mill Street	Huntley	IL	Owned	Plant
Dean Dairy Holdings, LLC dba Dean IL Dairies, LLC	Owned Property		11716 Mill Street	Huntley	IL	Owned	Part of Plant
Dean Dairy Holdings, LLC dba Dean IL Dairies, LLC	Owned Property		11718 Mill Street	Huntley	IL	Owned	Part of Plant
Dean Dairy Holdings, LLC dba Dean IL Dairies, LLC	Owned Property		11817 E. Main Street	Huntley	IL	Owned	Parking
Dean Dairy Holdings, LLC dba Dean IL Dairies, LLC	Owned Property		1606 S. Rte 47	Huntley	IL	Owned	Part of Plant
Dean Dairy Holdings, LLC dba Dean IL Dairies, LLC	Owned Property		Dean Street (Parcel # 18-33- 177-003)	Huntley	IL	Owned	Parking
Suiza Dairy Group, LLC dba Pet O’Fallon, LLC	Owned Property		601 E. Adams Street	O’Fallon	IL	Owned	Part of Plant
Suiza Dairy Group, LLC dba Pet O’Fallon, LLC	Owned Property		601 East State Street	O’Fallon	IL	Owned	Parking
Suiza Dairy Group, LLC dba Pet O’Fallon, LLC	Owned Property		602 E. Washington St.	O’Fallon	IL	Owned	Parking
Suiza Dairy Group, LLC dba Pet O’Fallon, LLC	Owned Property		605 East State Street	O’Fallon	IL	Owned	Parking
Suiza Dairy Group, LLC dba Pet O’Fallon, LLC	Owned Property		610 East State Street	O’Fallon	IL	Owned	Plant
Dean Dairy Holdings, LLC dba Dean IL Dairies, LLC	Lease (Dean is Tenant)	500 Line Rail Company	1001 Fairview	Rockford	IL	Leased	Part of Plant

Dean Dairy Holdings, LLC dba Dean IL Dairies, LLC	Lease (Dean is Tenant)	500 Line Rail Company	1100 Kilburn Ave	Rockford	IL	Leased	Parking
Dean Dairy Holdings, LLC dba Dean IL Dairies, LLC	Lease (Dean is Tenant)	500 Line Rail Company	923 Fairview Ct.	Rockford	IL	Leased	Storage
Dean Dairy Holdings, LLC dba Dean IL Dairies, LLC	Owned Property		1126 Kilburn Avenue	Rockford	IL	Owned	Plant
Dean Dairy Holdings, LLC dba Dean IL Dairies, LLC	Owned Property		1205 Kilburn Avenue	Rockford	IL	Owned	Parking
Dean Dairy Holdings, LLC dba Dean IL Dairies, LLC	Owned Property		1212 Kilburn Avenue	Rockford	IL	Owned	Parking
Dean Dairy Holdings, LLC dba Dean IL Dairies, LLC	Owned Property		920 Taylor Street	Rockford	IL	Owned	Warehouse
Dean Dairy Holdings, LLC dba Dean Foods Company of IN, LLC	Lease (Dean is Tenant)	TNHYIF REIV SIERRA, LLC	11555 N. Meridian Suite 140	Carmel	IN	Leased	Sales Office
Suiza Dairy Group, LLC dba Dean Foods of Decatur	Lease (Dean is Tenant)	P & B Trucking, Inc.	2203 W. Patterson	Decatur	IN	Leased	Dry Ingred. Pack Supply Storage
Suiza Dairy Group, LLC dba Dean Foods of Decatur	Lease (Dean is Tenant)	Handee-Spot Mini Storage	2221 Guy Brown Drive, Space 3A	Decatur	IN	Leased	Dry Ingred. Pack Supply Storage
Suiza Dairy Group, LLC dba Dean Foods of Decatur	Lease (Dean is Landlord)	Suiza Dairy Group, LLC	N 100 W	Decatur	IN	Leased	Part of Plant
Dean Transportation, Inc.	Lease (Dean is Tenant)	Ryder Truck Rental, Inc.	225 North 29 Street	Elwood	IN	Leased	Parking
Suiza Dairy Group, LLC dba Dean Foods of Decatur	Owned Property		14 acres	Decatur	Indiana	Owned	Part of Plant
Suiza Dairy Group, LLC dba Dean Foods of Decatur	Owned Property		300 South Chamber Drive	Decatur	Indiana	Owned	Part of Plant
Suiza Dairy Group, LLC dba Dean Foods of Decatur	Owned Property		400 South Chamber Drive	Decatur	Indiana	Owned	Plant
Suiza Dairy Group, LLC dba Dean Foods of Decatur	Owned Property		N 100 W	Decatur	Indiana	Owned	Part of Plant
Suiza Dairy Group, LLC dba Schenkel’s All-Star Dairy, LLC	Owned Property		1019 Flaxmill Road	Huntington	Indiana	Owned	Plant
Dean Dairy Holdings, LLC dba Dean Foods Company of Indiana, LLC	Owned Property		1700 N. Old US 31	Rochester	Indiana	Owned	Plant

Dean Foods North Central, LLC	Lease (Dean is Tenant)	Midwest Concrete Materials, Inc.	3645 E 23rd Street	Lawrence	KS	Leased	Distribution Depot
Southern Foods Group, LLC	Lease (Dean is Tenant)	Bayer Realty & Land	579 South 5th Street	Manhattan	KS	Leased	Parking
Southern Foods Group, LLC	Owned Property		216 N. HANDLEY	Wichita	KS	Owned	Distribution Depot
Southern Foods Group, LLC	Owned Property		236 N. HANDLEY	Wichita	KS	Owned	Distribution Depot
Southern Foods Group, LLC	Owned Property		240 N. Handley Dr.	Wichita	KS	Owned	Distribution Depot
Southern Foods Group, LLC	Owned Property		HANDLEY AVE. LOTS 62, 64	Wichita	KS	Owned	Distribution Depot
Southern Foods Group, LLC	Owned Property		OSAGE STREETS, LOTS 53, 55, 57, 59	Wichita	KS	Owned	Distribution Depot
Suiza Dairy Group, LLC	Lease (Dean is Tenant)	Tiger Cat, LLC	7416 AA Highway	Alexandria	KY	Leased	Parking
Dean Dairy Holdings, LLC dba Purity Dairies, LLC	Owned Property		432 Dishman Lane	Bowling Green	KY	Owned	Distribution Depot
Dean Dairy Holdings, LLC dba Dean Milk Company, LLC	Owned Property		4420 Bishop Lane	Louisville	KY	Owned	Distribution Depot | Cooler
Dean Dairy Holdings, LLC dba Purity Dairies, LLC	Lease (Dean is Tenant)	Murray Industrial Warehousing Inc. fna Mark Waldrop	1937 Melvin Henley Drive	Murray	KY	Leased	Sales Office
Mayfield Dairy Farms, LLC	Lease (Dean is Tenant)	Enterprise Drive Storage	633 Enterprise Drive	Somerset	KY	Leased	Parking
Southern Foods Group, LLC	Lease (Dean is Tenant)	Golden Years Properties, LLC	1603 Plantation Dr.	Alexandria	LA	Leased	Parking | Sales Office | Storage
Southern Foods Group, LLC	Owned Property		3927 Lakeside Dr.	Alexandria	LA	Owned	Distribution Depot
Southern Foods Group, LLC dba Brown’s Dairy	Lease (Dean is Tenant)	People’s Bank and Trust Company	16825 FL Blvd	Baton Rouge	LA	Leased	Distribution Depot
Southern Foods Group, LLC	Owned Property		1328 Hwy 171 N.	De Ridder	LA	Owned	Distribution Depot

Southern Foods Group, LLC dba Brown’s Dairy	Lease (Dean is Tenant)	IMAC International Media and Cultures	21155 Highway 16, Building #1	Franklinton	LA	Leased	Parking
Southern Foods Group, LLC	Lease (Dean is Tenant)	Winn Dixie	3925 Hwy 190 West	Hammond	LA	Leased	Plant
Southern Foods Group, LLC	Lease (Dean is Tenant)	Don’t Fuss Call Gus, LLC	47178 Conrad Anderson Drive	Hammond	LA	Leased	Parking
Southern Foods Group, LLC	Owned Property		47081 Conrad E. Anderson	Hammond	LA	Owned	Warehouse
Southern Foods Group, LLC	Lease (Dean is Tenant)	MHI Investments, L.L.C.	212 E. Airline Hwy	Kenner	LA	Leased	Cross Dock | Parking | Sales Office | Storage
Southern Foods Group, LLC	Lease (Dean is Tenant)	Guzzino Land, LLC	315 BJ Cement Road	Lake Charles	LA	Leased	Distribution Depot
Dean Transportation, Inc.	Lease (Dean is Tenant)	Ryder Truck Rental, Inc.	1900 Ruffin Drive	Monroe	LA	Leased	Distribution Depot
Southern Foods Group, LLC dba Brown’s Dairy	Owned Property		1214-1220 Oretha C. Haley Boulevard	New Orleans	LA	Owned	Parking
Southern Foods Group, LLC dba Brown’s Dairy	Owned Property		1300 Baronne Street	New Orleans	LA	Owned	Plant
Southern Foods Group, LLC dba Brown’s Dairy	Owned Property		1301 Carondelet Street	New Orleans	LA	Owned	Parking
Southern Foods Group, LLC dba Brown’s Dairy	Owned Property		1322-26 Oretha C. Haley Boulevard (Lot A)	New Orleans	LA	Owned	Part of Plant
Southern Foods Group, LLC dba Brown’s Dairy	Owned Property		1400 Baronne Street	New Orleans	LA	Owned	Part of Plant
Southern Foods Group, LLC dba Brown’s Dairy	Owned Property		1401 Carondelet Street	New Orleans	LA	Owned	Part of Plant
Southern Foods Group, LLC dba Brown’s Dairy	Owned Property		1404 Barrone Street	New Orleans	LA	Owned	Part of Plant
Southern Foods Group, LLC dba Brown’s Dairy	Owned Property		1408 Baronne Street	New Orleans	LA	Owned	Part of Plant

Southern Foods Group, LLC dba Brown’s Dairy	Owned Property	1408-1410 Carondelet Street	New Orleans	LA	Owned	Part of Plant
Southern Foods Group, LLC dba Brown’s Dairy	Owned Property	1414 Baronne Street	New Orleans	LA	Owned	Part of Plant
Southern Foods Group, LLC dba Brown’s Dairy	Owned Property	1417 Carondelet Street	New Orleans	LA	Owned	Part of Plant
Southern Foods Group, LLC dba Brown’s Dairy	Owned Property	1419 Carondelet Street	New Orleans	LA	Owned	Part of Plant
Southern Foods Group, LLC dba Brown’s Dairy	Owned Property	1423-1427 Carondelet Street	New Orleans	LA	Owned	Part of Plant
Southern Foods Group, LLC dba Brown’s Dairy	Owned Property	1429 Carondelet Street	New Orleans	LA	Owned	Part of Plant
Southern Foods Group, LLC dba Brown’s Dairy	Owned Property	1712 Erato Street	New Orleans	LA	Owned	Part of Plant
Southern Foods Group, LLC dba Brown’s Dairy	Owned Property	1713 Erato Street	New Orleans	LA	Owned	Part of Plant
Southern Foods Group, LLC dba Brown’s Dairy	Owned Property	1715 Thalia Street	New Orleans	LA	Owned	Part of Plant
Southern Foods Group, LLC dba Brown’s Dairy	Owned Property	1722 Thalia Street	New Orleans	LA	Owned	Part of Plant
Southern Foods Group, LLC dba Brown’s Dairy	Owned Property	1723-25 Martin Luther King Jr	New Orleans	LA	Owned	Part of Plant
Southern Foods Group, LLC dba Brown’s Dairy	Owned Property	1725 Erato Street	New Orleans	LA	Owned	Part of Plant
Southern Foods Group, LLC dba Brown’s Dairy	Owned Property	1726 Thalia Street	New Orleans	LA	Owned	Part of Plant
Southern Foods Group, LLC dba Brown’s Dairy	Owned Property	1727-29 Erato Street	New Orleans	LA	Owned	Part of Plant
Southern Foods Group, LLC dba Brown’s Dairy	Owned Property	1727-29 Martin Luther King Jr	New Orleans	LA	Owned	Part of Plant
Southern Foods Group, LLC dba Brown’s Dairy	Owned Property	1730 Thalia Street	New Orleans	LA	Owned	Part of Plant
Southern Foods Group, LLC dba Brown’s Dairy	Owned Property	1731 Melphomene Street	New Orleans	LA	Owned	Part of Plant

Southern Foods Group, LLC dba Brown’s Dairy	Owned Property		1735-39 Erato Street	New Orleans	LA	Owned	Part of Plant
Southern Foods Group, LLC dba Brown’s Dairy	Owned Property		1738 Thalia Street	New Orleans	LA	Owned	Part of Plant
Southern Foods Group, LLC dba Brown’s Dairy	Owned Property		1825 & 1834 Erato St.	New Orleans	LA	Owned	Part of Plant
Southern Foods Group, LLC dba Brown’s Dairy	Owned Property		1831 - 1837 Thalia Street	New Orleans	LA	Owned	Part of Plant
Southern Foods Group, LLC dba Brown’s Dairy	Owned Property		28754 Martin Luther King Jr.	New Orleans	LA	Owned	Part of Plant
Southern Foods Group, LLC dba Brown’s Dairy	Owned Property		Lot 3A SQ 241	New Orleans	LA	Owned	Part of Plant
Dean Transportation, Inc.	Lease (Dean is Tenant)	Ryder Truck Rental, Inc.	133 N. Ambassador Caffrey Pky.	Scott	LA	Leased	Parking
Southern Foods Group, LLC	Lease (Dean is Tenant)	Lloyds Towing Services	835 Aero Drive	Shreveport	LA	Leased	Distribution Depot
Southern Foods Group, LLC	Lease (Dean is Tenant)	Mary R. Deville	2144 West Main Street	Ville Platte	LA	Leased	Parking
Garelick Farms, LLC	Lease (Dean is Tenant)	Bernon Land Trust	1199 W Central Street	Franklin	MA	Leased	Plant
Garelick Farms, LLC	Lease (Dean is Landlord)	Garelick Farms, LLC	1253 West Central	Franklin	MA	Leased	Plastic Jug Supplier
Garelick Farms, LLC	Owned Property		626 Lynnway	Lynn	MA	Owned	Plant
Garelick Farms, LLC	Owned Property		680 Lynnway	Lynn	MA	Owned	Warehouse
Garelick Farms, LLC	Lease (Dean is Tenant)	C&A Partners LLC	725 Main Street	Millis	MA	Leased	Storage
Friendlys Manufacturing and Retail, LLC	Lease (Dean is Tenant)	Boston Road Retail, Inc.	1655 Boston Road	Springfield	MA	Leased	Dry Ingred. Pack Supply Storage
Friendlys Manufacturing and Retail, LLC	Lease (Dean is Landlord)	Friendly’s Manufacturing and Retail, LLC	1855 Boston Road	Wilbraham	MA	Leased	Sales Office
Friendlys Manufacturing and Retail, LLC	Lease (Dean is Tenant)	O Ice, LLC	1855 Boston Road	Wilbraham	MA	Leased	Plant

Friendlys Manufacturing and Retail, LLC	Lease (Dean is Landlord)	Friendly’s Manufacturing and Retail, LLC	1855 Boston Road	Wilbraham	MA	Leased
Tuscan/Lehigh Dairies, Inc.	Owned Property		1433 Oakmont Dr.	Hagerstown	MD	Owned	Distribution Depot
Tuscan/Lehigh Dairies, Inc.	Lease (Dean is Tenant)	Terminal Properties, LLC	7631 Jefferson Avenue	Hyattsville (Landover)	MD	Leased	Distribution Depot
Garelick Farms, LLC	Lease (Dean is Tenant)	Greenway Holdings, LLC	1701 Hammond Street	Hermon	ME	Leased	Distribution Depot
Dean Transportation, Inc.	Lease (Dean is Tenant)	Ryder Truck Rental, Inc.	131 Rand Road	Portland	ME	Leased	Parking
Country Fresh, LLC	Owned Property		4249 US Hwy 23 S.	Alpena	MI	Owned	Cooler
Country Fresh, LLC	Owned Property		4250 US Hwy 23 S.	Alpena	MI	Owned	Cooler
Country Fresh, LLC	Owned Property		4251 US Hwy 23 South	Alpena	MI	Owned	Sales Office
Country Fresh, LLC	Lease (Dean is Tenant)	Star Truck Rental	4417 W Columbia	Battle Creek	MI	Leased	Parking
Country Fresh, LLC	Lease (Dean is Tenant)	McLachlan Drilling Company	815 W. 7th Street	Evart	MI	Leased	Parking
Country Fresh, LLC	Owned Property		2437 Buchanan Ave. SW	Grand Rapids	MI	Owned	Part of Plant
Country Fresh, LLC	Owned Property		2449 Buchanan Ave. SW	Grand Rapids	MI	Owned	Part of Plant
Country Fresh, LLC	Owned Property		2555 Buchanan Ave. SW	Grand Rapids	MI	Owned	Plant
Country Fresh, LLC	Lease (Dean is Tenant)	Trinity Realty Group, LLC	11940 & 11942 Merriman	Livonia	MI	Leased	Distribution Depot
Country Fresh, LLC	Owned Property		31770 Enterprise Drive	Livonia	MI	Owned	Plant
Country Fresh, LLC	Owned Property		107 Meeske Avenue	Marquette	MI	Owned	Part of Plant
Country Fresh, LLC	Owned Property		198 Meeske Avenue	Marquette	MI	Owned	Storage
Country Fresh, LLC	Owned Property		200 Meeske Avenue	Marquette	MI	Owned	Plant

Country Fresh, LLC	Owned Property		5337 13 Mile Rd. NE	Rockford	MI	Owned	Parking
Country Fresh, LLC	Lease (Dean is Tenant)	Star Truck Rentals #1	3203 West Sawyer	Saginaw	MI	Leased	Distribution Depot
Country Fresh, LLC	Owned Property		325 W. S. Airport Road	Traverse City	MI	Owned	Distribution Depot
Country Fresh, LLC	Lease (Dean is Tenant)	Robert Stouten	397 Mart Street	Wyoming	MI	Leased	Garage
Country Fresh, LLC	Owned Property		263 Mart Street SW	Wyoming	MI	Owned	Sales Office
Country Fresh, LLC	Owned Property		285 Mart Street SW	Wyoming	MI	Owned	Distribution Depot
Country Fresh, LLC	Owned Property		301 Mart Street	Wyoming	MI	Owned	Part of Plant
Country Fresh, LLC	Owned Property		321 Mart Street	Wyoming	MI	Owned	Garage
Country Fresh, LLC	Owned Property		355 Mart Street	Wyoming	MI	Owned	Warehouse | Dry Ingred. Pack Supply Storage
Country Fresh, LLC	Owned Property		End of Mart St.	Wyoming	MI	Owned	Parking
Dean Foods North Central, LLC	Lease (Dean is Tenant)	Pete’s Place South	179 Convenience Lane	Bemidji	MN	Leased	Parking
Dean Foods North Central, LLC	Lease (Dean is Tenant)	Mark Sand and Gravel Co.	525 Kennedy Park Road	Fergus Falls	MN	Leased	Parking
Dean Foods North Central, LLC	Lease (Dean is Tenant)	Mark Sand and Gravel Company	Highway 210 East	Fergus Falls	MN	Leased	Parking
Dean Foods North Central, LLC	Lease (Dean is Tenant)	Ben Steensma	511 S. MN Avenue	Luverne	MN	Leased	Parking
Dean Foods North Central, LLC	Owned Property		2103 5th Avenue N	Moorhead	MN	Owned	Distribution Depot
Dean Foods North Central, LLC	Lease (Dean is Tenant)	JR Anstine’s Warehouse Leasing	203 Airport Loop West	Park Rapids	MN	Leased	Parking
Dean Foods North Central, LLC	Lease (Dean is Tenant)	AMNAKA Todd Bottem	2020 East Greenwood Street	Thief River Falls	MN	Leased	Warehouse

Dean Foods North Central, LLC	Owned Property		122 Main S.	Thief River Falls	MN	Owned	Plant
Dean Foods North Central, LLC	Owned Property		1220 Hwy 32 S.	Thief River Falls	MN	Owned	Distribution Depot
Dean Foods North Central, LLC	Lease (Dean is Tenant)	CNT Properties, LLC	746 Craig Avenue	Tracy	MN	Leased	Parking
Dean Foods North Central, LLC	Lease (Dean is Tenant)	GDF Enterprises, Inc.	29 24th Street	Windom	MN	Leased	Parking
Dean Foods North Central, LLC	Lease (Dean is Tenant)	Eastwood Professional Partners LLC	2042 Wooddale Drive, Ste. 190	Woodbury	MN	Leased	Sales Office
Dean Foods North Central, LLC	Lease (Dean is Tenant)	CSM Properties, Inc.	2300 Ventura Drive	Woodbury	MN	Leased	Cooler
Dean Foods North Central, LLC	Owned Property		1930 Wooddale Drive	Woodbury	MN	Owned	Plant
Dean Foods North Central, LLC	Owned Property		2351 Ventura Drive	Woodbury	MN	Owned	Parking
Southern Foods Group, LLC	Lease (Dean is Tenant)	DD&L Investments and Curtis Deck	3440 W. Division St. Unit 4	Springfiled	MO	Leased	Distribution Depot
Southern Foods Group, LLC	Owned Property		11100 Three Rivers Road	Gulfport	MS	Owned	Distribution Depot
Dean Transportation, Inc.	Lease (Dean is Tenant)	Ryder Truck Rental, Inc.	425 New Hwy 49 S	Jackson	MS	Leased	Parking
Dean Transportation, Inc.	Lease (Dean is Tenant)	Ryder Truck Rental	2519 Sellers Drive	Meridian	MS	Leased	Distribution Depot
Dean Dairy Holdings, LLC dba Barber Milk, LLC	Lease (Dean is Tenant)	James R. Williams	2821 Mattox Street	Tupelo	MS	Leased	Distribution Depot
Southern Foods Group, LLC	Lease (Dean is Tenant)	Schwan’s Home Service, Inc.	249 Andrea Drive	Belgrade	MT	Leased	Cross Dock | Warehouse | Parking | Storage
Southern Foods Group, LLC	Owned Property		102 S. 27TH ST.	Billings	MT	Owned	Blow Mold Facility
Southern Foods Group, LLC dba Meadow Gold Dairies	Owned Property		109 S. Broadway	Billings	MT	Owned	Plant
Southern Foods Group, LLC dba Meadow Gold Dairies	Owned Property		406 Sugar Avenue	Billings	MT	Owned	Parking

Southern Foods Group, LLC dba Meadow Gold Dairies	Owned Property		Corner of State Ave. & Sugar Ave	Billings	MT	Owned	Parking
Southern Foods Group, LLC dba Meadow Gold Dairies	Owned Property		2401 Cobban St.	Butte	MT	Owned	Distribution Depot
Southern Foods Group, LLC dba Meadow Gold Dairies	Lease (Dean is Tenant)	P and D Enterprises	1401 Front Street	Forsyth	MT	Leased	Parking
Dean Foods North Central, LLC	Lease (Dean is Tenant)	CHS, Inc. (Centex Harvest States Transport)	2415 West Towne Street	Glendive	MT	Leased	Parking
Southern Foods Group, LLC dba Meadow Gold Dairies	Owned Property		218 4rd Street South	Great Falls	MT	Owned	Storage
Southern Foods Group, LLC dba Meadow Gold Dairies	Owned Property		300 3rd Avenue South	Great Falls	MT	Owned	Part of Plant
Southern Foods Group, LLC dba Meadow Gold Dairies	Owned Property		301 3rd Avenue South	Great Falls	MT	Owned	Parking
Southern Foods Group, LLC dba Meadow Gold Dairies	Owned Property		301 4th Avenue South	Great Falls	MT	Owned	Part of Plant
Southern Foods Group, LLC dba Meadow Gold Dairies	Owned Property		307 3rd Avenue South	Great Falls	MT	Owned	Part of Plant
Southern Foods Group, LLC dba Meadow Gold Dairies	Owned Property		312 3rd Ave South	Great Falls	MT	Owned	Plant
Southern Foods Group, LLC dba Meadow Gold Dairies	Owned Property		320 4th Street	Great Falls	MT	Owned	Garage
Southern Foods Group, LLC dba Meadow Gold Dairies	Lease (Dean is Tenant)	Hanser’s Holdings	23 East 3rd Street	Hardin	MT	Leased	Distribution Depot
Southern Foods Group, LLC dba Meadow Gold Dairies	Lease (Dean is Tenant)	Jim Verploegen	2120 Hwy 2 E.	Havre	MT	Leased	Distribution Depot
Southern Foods Group, LLC dba Meadow Gold Dairies	Owned Property		1624 Lewis St.	Helena	MT	Owned	Distribution Depot
Southern Foods Group, LLC dba Meadow Gold Dairies	Owned Property		1300 Two Mile Drive	Kalispell	MT	Owned	Distribution Depot
Southern Foods Group, LLC dba Meadow Gold Dairies	Lease (Dean is Tenant)	Century Warehousing, Inc.	110 N. Main Street	Livingston	MT	Leased	Distribution Depot
Dean Foods North Central, LLC	Lease (Dean is Tenant)	Simpson Honey Farm	702 Pacific Avenue	Miles City	MT	Leased	Parking

Southern Foods Group, LLC dba Meadow Gold Dairies	Owned Property		5920 Sandpiper Drive	Missoula	MT	Owned	Distribution Depot
Suiza Dairy Group, LLC	Owned Property		10 Trident Dr.	Arden	NC	Owned	Distribution Depot
Suiza Dairy Group, LLC	Owned Property		826 Plantation Drive	Burlington	NC	Owned	Vacant
Dean Foods Company	Lease (Dean is Tenant)	Toringdon Office Owner, LLC	3436 Toringdon Way	Charlotte	NC	Leased	Sales Office
Suiza Dairy Group, LLC	Owned Property		3300 The Plaza	Charlotte	NC	Owned	Distribution Depot
Suiza Dairy Group, LLC	Owned Property		1105 N. Williams St.	Goldsboro	NC	Owned	Distribution Depot
Suiza Dairy Group, LLC dba Dairy Fresh, LLC	Owned Property		1350 West Fairfield Road	High Point	NC	Owned	Plant
Suiza Dairy Group, LLC	Owned Property		210 Fairway Road	Jacksonville	NC	Owned	Distribution Depot
Suiza Dairy Group, LLC	Lease (Dean is Tenant)	Midtown Amoco	671 South Main Street	Jefferson	NC	Leased	Distribution Depot
Suiza Dairy Group, LLC dba Pet Dairy	Lease (Dean is Tenant)	Southeastern Development, LLC	1355 VA Str. SW	Lenoir	NC	Leased	Distribution Depot
Suiza Dairy Group, LLC	Owned Property		1601 N. Roberts Ave.	Lumberton	NC	Owned	Distribution Depot
Suiza Dairy Group, LLC	Owned Property		1050 N US Highway 52N	Mt. Airy	NC	Owned	Distribution Depot
Suiza Dairy Group, LLC	Owned Property		8816 Midway West Rd.	Raleigh	NC	Owned	Distribution Depot
Suiza Dairy Group, LLC	Owned Property		774 E. US Highway 74	Rockingham	NC	Owned	Distribution Depot
Suiza Dairy Group, LLC	Lease (Dean is Tenant)	Jack In The Box, Inc.	51 Industrial Loop	Sylva	NC	Leased	Distribution Depot
Suiza Dairy Group, LLC	Lease (Dean is Tenant)	Marvin V. Horton & Sharon L. Horton	1079 W. St. James Street	Tarboro	NC	Leased	Distribution Depot
Suiza Dairy Group, LLC dba Pet Dairy	Lease (Dean is Tenant)	Harry Rimel	401 Cornelius Harnett Drive	Wilmington	NC	Leased	Distribution Depot

Suiza Dairy Group, LLC dba Dairy Fresh, LLC	Lease (Dean is Tenant)	Plant 1325, LLC	1325 Ivy Avenue	Winston- Salem	NC	Leased	Parking
Suiza Dairy Group, LLC	Lease (Dean is Tenant)	L.E. Pope Building Co., Inc.	816 E. 24th Street	Winston- Salem	NC	Leased	Parking
Suiza Dairy Group, LLC dba Dairy Fresh, LLC	Owned Property		2221 N. Patterson Avenue	Winston- Salem	NC	Owned	Plant
Suiza Dairy Group, LLC dba Dairy Fresh, LLC	Owned Property		2237 Patterson Avenue	Winston- Salem	NC	Owned	Parking
Suiza Dairy Group, LLC	Owned Property		800 E. 21st St.	Winston- Salem	NC	Owned	Warehouse
Dean Foods North Central, LLC	Lease (Dean is Tenant)	Conlin-Gunville Leaseback LLP	1202 E. Front Ave.	Bismarck	ND	Leased	Warehouse
Dean Foods North Central, LLC	Lease (Dean is Tenant)	Tom Wilhite	1205 East Front Avenue	Bismarck	ND	Leased	Parking
Dean Foods North Central, LLC	Lease (Dean is Tenant)	GCC of America	1316 East Front Avenue	Bismarck	ND	Leased	Parking
Dean Foods North Central, LLC	Lease (Dean is Tenant)	FSM Properties, LLC	1411 E. Front Avenue	Bismarck	ND	Leased	Parking
Dean Foods North Central, LLC	Owned Property		1106 East Front Avenue	Bismarck	ND	Owned	Parking
Dean Foods North Central, LLC	Owned Property		1207 E. Main Avenue	Bismarck	ND	Owned	Plant
Dean Foods North Central, LLC	Owned Property		1214 E. Front Ave	Bismarck	ND	Owned	Parking
Dean Foods North Central, LLC	Owned Property		1301 E. East Main Ave.	Bismarck	ND	Owned	Sales Office
Dean Foods North Central, LLC	Lease (Dean is Tenant)	Cenex Harvest States Transport	306 Industrial Park	Cavalier	ND	Leased	Parking
Dean Foods North Central, LLC	Lease (Dean is Tenant)	Tiger Discount	2955/94 Business Loop East	Dickinson	ND	Leased	Parking
Dean Foods North Central, LLC	Lease (Dean is Tenant)	Sysco ND	3225 12th Avenue	Fargo	ND	Leased	Parking
Dean Foods North Central, LLC	Lease (Dean is Tenant)	Midwest Motor Express	2215 NW Street	Grand Forks	ND	Leased	Parking

Dean Foods North Central, LLC	Lease (Dean is Tenant)	B&D Rentals	7210 Hwy 2 East	Minot	ND	Leased	Distribution Depot
Dean Foods North Central, LLC	Owned Property		506 1st Street West	Williston	ND	Owned	Distribution Depot
Dean Transportation, Inc.	Lease (Dean is Tenant)	Ryder Truck Rental, Inc.	4039 Strauss	Grand Island	NE	Leased	Parking
Dean Foods North Central, LLC	Lease (Dean is Tenant)	Plumbing & Electric, Inc.	320 South Robinson	Hartington	NE	Leased	Parking
Dean Foods North Central, LLC	Lease (Dean is Tenant)	Sundquist Roger	305 High Street	Holdredge	NE	Leased	Parking
Dean Foods North Central, LLC	Lease (Dean is Tenant)	Placzek Properties, LLC	220 SW 32nd & 225 SW 31st	Lincoln	NE	Leased	Cross Dock | Cooler | Parking
Dean Transportation, Inc.	Lease (Dean is Tenant)	Ryder Truck Rental, Inc.	900 W. Upland Avenue	Lincoln	NE	Leased	Parking
Dean Foods North Central, LLC	Lease (Dean is Tenant)	NTB Leasing, Inc.	84650 N. Hwy 81	Norfolk	NE	Leased	Parking
Southern Foods Group, LLC	Lease (Dean is Tenant)	Cornhusker International	502 East Walker Road	North Platte	NE	Leased	Parking
Dean Foods North Central, LLC	Lease (Dean is Tenant)	Penske Truck Rental	1150 Ellison Avenue	Omaha	NE	Leased	Parking
Garelick Farms, LLC	Lease (Dean is Tenant)	Stiles Fuel	Riverside Drive	Littleton	NH	Leased	Parking
Garelick Farms, LLC	Lease (Dean is Tenant)	Heller Industrial Parks, Inc.	10 Executive Avenue	Edison	NJ	Leased	Warehouse
Garelick Farms, LLC	Lease (Dean is Tenant)	Heller Industrial Parks, Inc.	215 Mill Road	Edison	NJ	Leased	Parking
Garelick Farms, LLC	Lease (Dean is Tenant)	Route 130 Truck Plaza, LLC	2013 Highway 130 S.	Florence	NJ	Leased	Parking
Garelick Farms, LLC	Lease (Dean is Tenant)	Florence 130 Plaza, LLC	2071 Route 130	Florence	NJ	Leased	Distribution Depot
Garelick Farms, LLC	Owned Property		117 Cumberland Boulevard	Florence	NJ	Owned	Plant
Garelick Farms, LLC	Lease (Dean is Tenant)	Salson Logistics, Inc.	672-696 Doremus Avenue	Newark	NJ	Leased	Parking
Tuscan/Lehigh Dairies, Inc.	Owned Property		100 W. Spicer Ave.	Wildwood	NJ	Owned	Distribution Depot

Dean Dairy Holdings, LLC dba Price’s Creameries	Lease (Dean is Tenant)	Magdalena J. Barnwell	2400 B. Lawrence Boulevard., Bay 19	Alamogordo	NM	Leased	Distribution Depot
Dean Dairy Holdings, LLC dba Creamland Dairies, LLC	Lease (Dean is Tenant)	G.S. Enterprises	500 Broadway SE Boulevard	Albuquerque	NM	Leased	Warehouse
Dean Dairy Holdings, LLC dba Creamland Dairies, LLC	Owned Property		010 Indian School Rd. N.E.	Albuquerque	NM	Owned	Sales Office
Dean Dairy Holdings, LLC dba Creamland Dairies, LLC	Owned Property		1700 2nd Street NW	Albuquerque	NM	Owned	Distribution Depot
Dean Dairy Holdings, LLC dba Creamland Dairies, LLC	Owned Property		1716 Second NW	Albuquerque	NM	Owned	Warehouse
Dean Dairy Holdings, LLC dba Creamland Dairies, LLC	Owned Property		1800 2nd Street NW	Albuquerque	NM	Owned	Warehouse
Dean Dairy Holdings, LLC dba Creamland Dairies, LLC	Owned Property		1801 Second NW	Albuquerque	NM	Owned	Warehouse
Dean Dairy Holdings, LLC dba Creamland Dairies, LLC	Owned Property		1911 2nd Street NW	Albuquerque	NM	Owned	Plant
Dean Dairy Holdings, LLC dba Creamland Dairies, LLC	Owned Property		1930 1st St. NW	Albuquerque	NM	Owned	Warehouse
Dean Dairy Holdings, LLC dba Creamland Dairies, LLC	Owned Property		301 Haines	Albuquerque	NM	Owned	Warehouse
Dean Dairy Holdings, LLC dba Creamland Dairies, LLC	Owned Property		333 Aspen NW	Albuquerque	NM	Owned	Part of Plant
Dean Dairy Holdings, LLC dba Creamland Dairies, LLC	Lease (Dean is Tenant)	City of Clovis	400 S. Norris	Clovis	NM	Leased	Parking
Dean Dairy Holdings, LLC dba Creamland Dairies, LLC	Owned Property		1201 W. Apache Street	Farmington	NM	Owned	Distribution Depot
Dean Dairy Holdings, LLC	Lease (Dean is Tenant)	The Community Pantry	1130 E. Hasler Valley Rd.	Galup	NM	Leased	Cross Dock | Storage
Dean Dairy Holdings, LLC dba Creamland Dairies, LLC	Lease (Dean is Tenant)	Sanco Oil Company	2855 W. Picacho	Las Cruces	NM	Leased	Distribution Depot
Dean Dairy Holdings, LLC dba Price’s Creameries	Lease (Dean is Tenant)	Ray Bell Realty - Cortez Gas Company Inc.	1006 1/2 Hobbs West	Roswell	NM	Leased	Parking
Model Dairy, LLC	Lease (Dean is Tenant)	MC Investments	935 Stillwater Rd	Fallon	NV	Leased	Parking
Southern Foods Group, LLC dba Meadow Gold Dairies	Owned Property		6350 East Centennial Pkwy.	North Las Vegas	NV	Owned	Plant

Model Dairy, LLC	Lease (Dean is Tenant)	South Kietzke Partners, LLC	435 Kietzke Lane	Reno	NV	Leased
Model Dairy, LLC	Lease (Dean is Landlord)	Model Dairy, LLC	435 Kietzke Lane	Reno	NV	Leased	Sales Office
Model Dairy, LLC	Lease (Dean is Landlord)	Model Dairy, LLC	435 Kietzke Lane	Reno	NV	Leased
Model Dairy, LLC	Lease (Dean is Landlord)	Model Dairy, LLC	515 Kietzke Lane portion of 495 Kietzke Lane	Reno	NV	Leased	Sales Office
Model Dairy, LLC	Owned Property		1675 Mill St	Reno	NV	Owned	Warehouse
Model Dairy, LLC	Owned Property		485 Kietzke Lane	Reno	NV	Owned
Model Dairy, LLC	Owned Property		495 Kietzke Lane	Reno	NV	Owned
Model Dairy, LLC	Owned Property		500 Gould St.	Reno	NV	Owned	Plant
Model Dairy, LLC	Owned Property		525 Kietzke Lane	Reno	NV	Owned	Parking
Model Dairy, LLC	Lease (Dean is Tenant)	Peri Family Ranch, LLC	123 McKenzie Lane	Yerington	NV	Leased	Parking
Dean Dairy Holdings, LLC dba Meadow Brook Dairy Company	Lease (Dean is Tenant)	6867 Schuyler Road ,LLC	6867 Schuyler Road	East Syracuse	NY	Leased	Distribution Depot
Dean Dairy Holdings, LLC dba Meadow Brook Dairy Company	Lease (Dean is Tenant)	Elmira Terminal & Warehouse Corp.	1620 East Grand Central Ave.	Elmira	NY	Leased	Distribution Depot
Garelick Farms, LLC	Lease (Dean is Tenant)	Westport Management, LLC	163 Brookside Farms Road	Newburgh	NY	Leased	Parking
Garelick Farms, LLC	Owned Property		504 3rd Ave. Ext.	Rensselaer	NY	Owned	Plant
Dean Dairy Holdings, LLC	Lease (Dean is Tenant)	Aromet Properties, LLC	270 Buell Road	Rochester	NY	Leased	Distribution Depot
Dean Dairy Holdings, LLC	Lease (Dean is Tenant)	Uniland Partnership of Delaware, LP	2221 Kenmore Avenue	Tonawanda	NY	Leased	Distribution Depot
Garelick Farms, LLC	Lease (Dean is Tenant)	NKP Properties, LLC	65 Cabot Street	West Babylon	NY	Leased	Distribution Depot

Reiter Dairy, LLC	Lease (Dean is Tenant)	Consolidated Rail Corporation	1415 W. WATERLOO RD.	Akron	OH	Leased
Reiter Dairy, LLC	Owned Property		1415 W. WATERLOO RD.	Akron	OH	Owned	Sales Office
Reiter Dairy, LLC	Owned Property		1439 W. WATERLOO RD.	Akron	OH	Owned	Cooler
Reiter Dairy, LLC	Owned Property		KOHLER AVE	Akron	OH	Owned	Parking
Reiter Dairy, LLC	Lease (Dean is Tenant)	French’s, Inc.	1451 E. 21ST STREET	Ashtabula	OH	Leased	Distribution Depot
Reiter Dairy, LLC	Lease (Dean is Tenant)	RLF 1-B, SPE LLC	9991 Commerce Park Drive	Cincinnati	OH	Leased	Cross Dock | Parking
Reiter Dairy, LLC	Lease (Dean is Tenant)	Strive, LLC	16843 State Route 12 East	Findlay	OH	Leased	Distribution Depot
Suiza Dairy Group, LLC dba Broughton Foods, LLC	Owned Property		1701 Greene Street (St Rd 26)	Marietta	OH	Owned	Plant
Suiza Dairy Group, LLC	Lease (Dean is Tenant)	CJF Property Holdings, LLC	64216 Wintergreen Road	Old Washinton	OH	Leased	Distribution Depot
Suiza Dairy Group, LLC	Lease (Dean is Tenant)	Paul, Beverly & Scott Hart dba OH Valley Industrial Park	8099 Cty. Road #1, Suite #1	South Port	OH	Leased	Cross Dock | Warehouse | Parking | Storage
Reiter Dairy, LLC	Lease (Dean is Tenant)	Airetool Yost Superior Realty, Inc.	300 Center Street	Springfield	OH	Leased	Storage
Reiter Dairy, LLC	Owned Property		1940 Commerce Circle	Springfield	OH	Owned	Storage
Reiter Dairy, LLC	Owned Property		1941 Commerce Circle	Springfield	OH	Owned	Sales Office
Reiter Dairy, LLC	Owned Property		1961 Commerce Circle	Springfield	OH	Owned	Plant
Reiter Dairy, LLC	Owned Property		1980 Commerce Circle	Springfield	OH	Owned
Suiza Dairy Group, LLC dba Frostbite Brands	Owned Property		4014 Fitch Rd.	Toledo	OH	Owned	Storage

Suiza Dairy Group, LLC dba Frostbite Brands	Owned Property		4035 Upton Avenue	Toledo	OH	Owned	Storage
Suiza Dairy Group, LLC dba Frostbite Brands	Owned Property		4054 Fitch Rd	Toledo	OH	Owned	Storage
Suiza Dairy Group, LLC dba Frostbite Brands	Owned Property		4057-63 Fitch	Toledo	OH	Owned	Part of Plant
Suiza Dairy Group, LLC dba Frostbite Brands	Owned Property		4060 Fitch Rd.	Toledo	OH	Owned	Warehouse
Suiza Dairy Group, LLC dba Frostbite Brands	Owned Property		4117 Fitch Road	Toledo	OH	Owned	Plant
Suiza Dairy Group, LLC dba Broughton Foods, LLC	Lease (Dean is Tenant)	Penske Truck Leasing	23 Industrial Blvd.	Zanesville	OH	Leased	Parking
Southern Foods Group, LLC	Lease (Dean is Tenant)	Ameristate Bank	1307 S. MISSISSIPPI	Atoka	OK	Leased	Parking
Southern Foods Group, LLC dba Borden Dairy Products	Owned Property		316 1/2 Northwestern	OK City	OK	Owned	Distribution Depot
Southern Foods Group, LLC dba Borden Dairy Products	Owned Property		316 N. Western Ave.	OK City	OK	Owned	Distribution Depot
Southern Foods Group, LLC	Lease (Dean is Tenant)	Interak Corp.	112-124 North Cheyenne Avenue	Tulsa	OK	Leased	Parking
Southern Foods Group, LLC dba Borden Dairy Products	Lease (Dean is Tenant)	WRT Realty, Inc.	115 W. Cameron	Tulsa	OK	Leased	Warehouse
Southern Foods Group, LLC dba Borden Dairy Products	Lease (Dean is Tenant)	WRT Realty Group, Inc.	211 & 213 W. Archer	Tulsa	OK	Leased	Sales Office
Southern Foods Group, LLC	Lease (Dean is Tenant)	Douglas & Victoria Peterson, Bank of America as Trustee-Barbara Mullins Trust	215 N. Denver Avenue	Tulsa	OK	Leased	Plant
Southern Foods Group, LLC	Lease (Dean is Tenant)	John Sharp	2500 N. Sheridan	Tulsa	OK	Leased	Sales Office
Southern Foods Group, LLC dba Meadow Gold Dairies	Owned Property		117 W. Cameron	Tulsa	OK	Owned	Parking
Southern Foods Group, LLC dba Meadow Gold Dairies	Owned Property		119 W. Cameron	Tulsa	OK	Owned	Part of Plant

Southern Foods Group, LLC dba Meadow Gold Dairies	Owned Property	211 W. Brady	Tulsa	OK	Owned	Part of Plant
Southern Foods Group, LLC dba Meadow Gold Dairies	Owned Property	211 W. Cameron	Tulsa	OK	Owned	Parking
Southern Foods Group, LLC dba Meadow Gold Dairies	Owned Property	213 W. Brady	Tulsa	OK	Owned	Part of Plant
Southern Foods Group, LLC dba Meadow Gold Dairies	Owned Property	213 W. Cameron	Tulsa	OK	Owned	Part of Plant
Southern Foods Group, LLC dba Meadow Gold Dairies	Owned Property	215 W. Brady	Tulsa	OK	Owned	Part of Plant
Southern Foods Group, LLC dba Meadow Gold Dairies	Owned Property	215 W. Cameron	Tulsa	OK	Owned	Parking
Southern Foods Group, LLC dba Meadow Gold Dairies	Owned Property	219 N. Denver St.	Tulsa	OK	Owned	Parking
Southern Foods Group, LLC dba Meadow Gold Dairies	Owned Property	303 N. Cheyenne	Tulsa	OK	Owned	Parking
Southern Foods Group, LLC dba Meadow Gold Dairies	Owned Property	305 N. Denver St.	Tulsa	OK	Owned	Parking
Southern Foods Group, LLC dba Meadow Gold Dairies	Owned Property	310 N. Cheyenne	Tulsa	OK	Owned	Parking
Southern Foods Group, LLC dba Meadow Gold Dairies	Owned Property	312 N. Cheyenne	Tulsa	OK	Owned	Cooler
Southern Foods Group, LLC	Owned Property	2408 E. H Ave.	La Grande	OR	Owned	Distribution Depot
Dean Dairy Holdings, LLC dba Meadow Brook Dairy Company	Owned Property	2051 McClelland	Erie	PA	Owned	Parking
Dean Dairy Holdings, LLC dba Meadow Brook Dairy Company	Owned Property	2304 Prospect Ave.	Erie	PA	Owned	Parking
Dean Dairy Holdings, LLC dba Meadow Brook Dairy Company	Owned Property	2305 Buffalo Road	Erie	PA	Owned	Parking
Dean Dairy Holdings, LLC dba Meadow Brook Dairy Company	Owned Property	2312 Prospect Ave.	Erie	PA	Owned	Parking
Dean Dairy Holdings, LLC dba Meadow Brook Dairy Company	Owned Property	2318 Prospect Ave.	Erie	PA	Owned	Parking
Dean Dairy Holdings, LLC dba Meadow Brook Dairy Company	Owned Property	2322 Prospect Ave.	Erie	PA	Owned	Parking
Dean Dairy Holdings, LLC dba Meadow Brook Dairy Company	Owned Property	2328 Prospect Ave.	Erie	PA	Owned	Parking

Dean Dairy Holdings, LLC dba Meadow Brook Dairy Company	Owned Property		2332 Prospect Ave.	Erie	PA	Owned	Parking
Dean Dairy Holdings, LLC dba Meadow Brook Dairy Company	Owned Property		2336 Prospect Ave.	Erie	PA	Owned	Parking
Dean Dairy Holdings, LLC dba Meadow Brook Dairy Company	Owned Property		2365 Buffalo Road	Erie	PA	Owned	Plant
Dean Dairy Holdings, LLC dba Meadow Brook Dairy Company	Owned Property		2401 Buffalo Road	Erie	PA	Owned	Parking
Dean Dairy Holdings, LLC dba Meadow Brook Dairy Company	Owned Property		2405 Buffalo Road	Erie	PA	Owned	Parking
Dean Dairy Holdings, LLC dba Meadow Brook Dairy Company	Owned Property		2413 - 2415 Buffalo Road	Erie	PA	Owned	Parking
Dean Dairy Holdings, LLC dba Meadow Brook Dairy Company	Owned Property		ES MCCLELL, S. OF BLUFF	Erie	PA	Owned	Parking
Dean Dairy Holdings, LLC dba Meadow Brook Dairy Company	Owned Property		F.A. WAGNER SUB- LOT	Erie	PA	Owned	Parking
Dean Dairy Holdings, LLC dba Meadow Brook Dairy Company	Owned Property		PROSPECT AVE - LOTS 8 - 19	Erie	PA	Owned	Parking
Dean Dairy Holdings, LLC dba Meadow Brook Dairy Company	Owned Property		SS PROSPECT AVE.	Erie	PA	Owned	Parking
Dean Dairy Holdings, LLC dba Dean Dairy Products Company, LLC	Lease (Dean is Tenant)	Grettler Properties	825 Old Highway 119	IN	PA	Leased	Distribution Depot
Tuscan/Lehigh Dairies, Inc.	Owned Property		880 Allentown Road	Lansdale	PA	Owned	Plant
Dean Dairy Holdings, LLC dba Swiss Premium Dairy, LLC	Lease (Dean is Tenant)	Lesher Real Estate	2700 Cumberland Street	Lebanon	PA	Leased	Storage
Dean Dairy Holdings, LLC dba Swiss Premium Dairy, LLC	Owned Property		2401 Walnut Street	Lebanon	PA	Owned	Plant
Dean Dairy Holdings, LLC dba Swiss Premium Dairy, LLC	Owned Property		Lot G & H - Chestnut Street	Lebanon	PA	Owned	Part of Plant
Dean Dairy Holdings, LLC dba Swiss Premium Dairy, LLC	Owned Property		Lot E - Walnut Street	Lebanon	PA	Owned	Part of Plant
Dean Dairy Holdings, LLC	Owned Property			S. Pymatuning Township	PA	Owned	Part of Plant

Tuscan/Lehigh Dairies, Inc.	Owned Property		Rd 1, 110 Manheim Road	Schuylkill Haven	PA	Owned	Plant
Dean Dairy Holdings, LLC dba Dean Dairy Products Company, LLC	Owned Property		1690 Oneida Lane	Sharpsville	PA	Owned	Sales Office
Dean Dairy Holdings, LLC dba Dean Dairy Products Company, LLC	Owned Property		1858 Oneida Lane	Sharpsville	PA	Owned	Plant
Suiza Dairy Group, LLC dba Pet Dairy	Owned Property		116 N. Montague Road	Columbia	SC	Owned	Distribution Depot
Suiza Dairy Group, LLC dba Pet Dairy	Owned Property		911 BERRY SHOALS RD	Duncan	SC	Owned	Distribution Depot
Suiza Dairy Group, LLC dba Pet Dairy	Owned Property		1090 S. Church Street	Florence	SC	Owned	Warehouse
Suiza Dairy Group, LLC	Owned Property		1100 S. Church Street	Florence	SC	Owned	Plant
Suiza Dairy Group, LLC dba Pet Dairy	Owned Property		4601 Dairy Drive	Greenville	SC	Owned	Sales Office
Suiza Dairy Group, LLC dba Pet Dairy	Owned Property		4613 Dairy Drive	Greenville	SC	Owned	Distribution Depot
Suiza Dairy Group, LLC dba Pet Dairy	Lease (Dean is Tenant)	Averill Auto and Service	2002 Executive Ave	Myrtle Beach	SC	Leased	Distribution Depot
Suiza Dairy Group, LLC dba Pet Dairy	Owned Property		7153 Cross County Rd.	North Charleston	SC	Owned	Distribution Depot
Suiza Dairy Group, LLC dba Pet Dairy	Lease (Dean is Tenant)	Penske Truck Leasing	747 B Simuel Rd.	Spartanburg	SC	Leased	Sales Office
Suiza Dairy Group, LLC	Owned Property		1291 New Cut Road	Spartanburg	SC	Owned	Plant
Suiza Dairy Group, LLC dba Pet Dairy	Owned Property		8660 Fairforest Road	Spartanburg	SC	Owned	Parking
Suiza Dairy Group, LLC dba Pet Dairy	Owned Property		8690 Fair Forest Road	Spartanburg	SC	Owned	Parking
Dean Foods North Central, LLC	Lease (Dean is Tenant)	Magnum LTL, Inc.	504 N. Corporation Street	Aberdeen	SD	Leased	Parking
Dean Foods North Central, LLC	Lease (Dean is Tenant)	Western SD Properties	210 North Ellsworth Road	Box Elder	SD	Leased	Cross Dock

Dean Foods North Central, LLC	Lease (Dean is Tenant)	Maize Properties, Inc.	270 32nd Avenue	Brookings	SD	Leased	Parking
Dean Foods North Central, LLC	Lease (Dean is Tenant)	Eddie’s Truck Center	515 West Hwy 14 & 34	Fort Pierre	SD	Leased	Parking
Dean Foods North Central, LLC	Lease (Dean is Tenant)	Overweg Repair, LLC	1100 S. Main Street	Kimball	SD	Leased	Parking
Dean Foods North Central, LLC	Lease (Dean is Tenant)		1700 W. Haven	Mitchell	SD	Leased	Parking
Dean Foods North Central, LLC	Owned Property		1200 W. Russell Street	Sioux Falls	SD	Owned	Plant
Dean Foods North Central, LLC	Owned Property		1304 West Russell Street	Sioux Falls	SD	Owned	Parking
Dean Foods North Central, LLC	Owned Property		1500 N. A Ave.	Sioux Falls	SD	Owned	Garage
Dean Foods North Central, LLC	Lease (Dean is Tenant)	Johnson Feed, Inc.	1218 Compton Court	Vermillion	SD	Leased	Parking
Dean Foods North Central, LLC	Lease (Dean is Tenant)	Wayne Weelborg	3945 9th Avenue SE	Watertown	SD	Leased	Parking
Dean Foods North Central, LLC	Lease (Dean is Tenant)	B&J Cycle	1117 W Hwy 18	Winner	SD	Leased	Parking
Mayfield Dairy Farms, LLC	Lease (Dean is Tenant)	Assured Storage of Athens, LLC	511 Old Riceville Road	Athens	TN	Leased	Storage
Mayfield Dairy Farms, LLC	Lease (Dean is Tenant)	David N. Seaton	OLD NIOTA RD - 1509 Ingleside Avenue	ATHENS	TN	Leased	Storage
Mayfield Dairy Farms, LLC	Owned Property		1001 JONES STREET	Athens	TN	Owned	Parking
Mayfield Dairy Farms, LLC	Owned Property		1003 Jones Street	Athens	TN	Owned	Parking
Mayfield Dairy Farms, LLC	Owned Property		1005 Jones Street	Athens	TN	Owned	Parking
Mayfield Dairy Farms, LLC	Owned Property		2819 NORTHRIDGE DR	Athens	TN	Owned	Warehouse
Mayfield Dairy Farms, LLC	Owned Property		806-808 E. Madison Ave.	Athens	TN	Owned	Sales Office
Mayfield Dairy Farms, LLC	Owned Property		813 Madison Avenue	Athens	TN	Owned	Plant

Mayfield Dairy Farms, LLC	Owned Property		902 MOORE STREET	Athens	TN	Owned	Parking
Mayfield Dairy Farms, LLC	Owned Property		904 MOORE STREET	Athens	TN	Owned	Parking
Mayfield Dairy Farms, LLC	Owned Property		911 INGLESIDE AVE	Athens	TN	Owned	Garage
Mayfield Dairy Farms, LLC	Owned Property		Ingleside Avenue	Athens	TN	Owned	Part of Plant
Mayfield Dairy Farms, LLC	Owned Property		Slack Road	Athens	TN	Owned	Parking
Mayfield Dairy Farms, LLC	Owned Property		THOMPSON & SHOEMAKER	Athens	TN	Owned	Warehouse
Mayfield Dairy Farms, LLC	Owned Property		2121 S. POLYMER DR	Chattanooga	TN	Owned	Distribution Depot
Dean Dairy Holdings, LLC dba Purity Dairies, LLC	Owned Property		70 Quail Hollow Rd	Clarksville	TN	Owned	Distribution Depot
Dean Dairy Holdings, LLC dba Purity Dairies, LLC	Lease (Dean is Tenant)	Yogie Spears	1900B Carmack Blvd	Columbia	TN	Leased	Sales Office
Mayfield Dairy Farms, LLC	Owned Property		210 WOODLAWN RD	Crossville	TN	Owned	Distribution Depot
Dean Dairy Holdings, LLC dba Purity Dairies, LLC	Lease (Dean is Tenant)	Barber Rental Properties	200 Dabbs Street	Hohenwald	TN	Leased	Parking
Dean Dairy Holdings, LLC	Lease (Dean is Tenant)	Barber Oil	320 SUMMERTOWN HWY	Hohenwald	TN	Leased	Sales Office
Dean Dairy Holdings, LLC	Lease (Dean is Tenant)	Milan Express Co.	31 E. L. Morgan Drive	Jackson	TN	Leased	Parking
Mayfield Dairy Farms, LLC	Lease (Dean is Tenant)	Cooper’s Service Center	4780 Main Street	Jasper	TN	Leased	Parking
Suiza Dairy Group, LLC	Owned Property		2900 Bristol Hiwy.	Johnson City	TN	Owned	Sales Office
Dean Dairy Holdings, LLC	Lease (Dean is Tenant)	Brooks Family, GP	979 Wilcox Court	Kingsport	TN	Leased	Sales Office
Suiza Dairy Group, LLC	Owned Property		1025 Konnarock Rd.	Kingsport	TN	Owned	Distribution Depot
Mayfield Dairy Farms, LLC	Owned Property		1048 Ford Town Rd.	Kingsport	TN	Owned	Distribution Depot

Mayfield Dairy Farms, LLC	Owned Property		9725 Parkside Drive	Knoxville	TN	Owned	Distribution Depot
Dean Dairy Holdings, LLC dba Purity Dairies, LLC	Owned Property		921 E. Baddour Parkway	Lebanon	TN	Owned	Distribution Depot
Dean Dairy Holdings, LLC	Lease (Dean is Tenant)	Nestle Dreyer’s Ice Cream Co.	1691 Shelby Oaks Drive	Memphis	TN	Leased	Parking
Mayfield Dairy Farms, LLC	Owned Property		328 Industrial Ave.	Morristown	TN	Owned	Distribution Depot
Suiza Dairy Group, LLC dba Country Delite Farms, LLC	Lease (Dean is Tenant)	Charles M. Stone, Jr.	120-124 15th Avenue N	Nashville	TN	Leased	Warehouse
Dean Dairy Holdings, LLC	Lease (Dean is Tenant)	Estate of Kathleen Horrell	1416 Church Street	Nashville	TN	Leased	Parking
Suiza Dairy Group, LLC dba Country Delite Farms, LLC	Lease (Dean is Tenant)	Charles M. Stone, Jr.	15TH AVE. N. (STONE PROP)	Nashville	TN	Leased	Storage
Suiza Dairy Group, LLC dba Country Delite Farms, LLC	Lease (Dean is Tenant)	Henry Horrell	Church Street & Hynes	Nashville	TN	Leased	Parking
Suiza Dairy Group, LLC dba Country Delite Farms, LLC	Owned Property		112 15TH AVE. N.	Nashville	TN	Owned	Parking
Suiza Dairy Group, LLC	Owned Property		128 15th Avenue	Nashville	TN	Owned	Warehouse
Suiza Dairy Group, LLC dba Country Delite Farms, LLC	Owned Property		130 15th Avenue N	Nashville	TN	Owned	Warehouse
Suiza Dairy Group, LLC dba Country Delite Farms, LLC	Owned Property		1401 Church Street	Nashville	TN	Owned	Plant
Dean Dairy Holdings, LLC dba Purity Dairies, LLC	Owned Property		320 - 324 Murfreesboro Pike	Nashville	TN	Owned	Part of Plant
Dean Dairy Holdings, LLC dba Purity Dairies, LLC	Owned Property		354 Murfreesboro Pike	Nashville	TN	Owned	Part of Plant
Dean Dairy Holdings, LLC dba Purity Dairies, LLC	Owned Property		360-363 Murfreesboro Road	Nashville	TN	Owned	Plant
Dean Dairy Holdings, LLC dba Purity Dairies, LLC	Owned Property		366 Murfreesboro Pike	Nashville	TN	Owned	Part of Plant

Dean Dairy Holdings, LLC dba Purity Dairies, LLC	Owned Property		384 Murfreesboro Pike	Nashville	TN	Owned	Part of Plant
Dean Dairy Holdings, LLC dba Purity Dairies, LLC	Owned Property		502 & 504 EXPRESSWAY PK DR	Nashville	TN	Owned	Part of Plant
Dean Dairy Holdings, LLC dba Purity Dairies, LLC	Owned Property		508 & 512 EXPRESSWAY PK DR	Nashville	TN	Owned	Warehouse
Dean Dairy Holdings, LLC dba Purity Dairies, LLC	Owned Property		516 & 530 EXPRESSWAY PK DR	Nashville	TN	Owned	Distribution Depot
Suiza Dairy Group, LLC dba Country Delite Farms, LLC	Owned Property		Hynes Ave.	Nashville	TN	Owned	Parking
Dean Dairy Holdings, LLC dba Purity Dairies, LLC	Owned Property		1644 Robert Matthews Parkway	Sparta	TN	Owned	Distribution Depot
Mayfield Dairy Farms, LLC	Lease (Dean is Tenant)	Dwight Murphy	24593 Scott Highway (Hwy 27 North )	Winfield	TN	Leased	Distribution Depot
Dean Dairy Holdings, LLC dba Gandy’s Dairies	Lease (Dean is Tenant)	Lee Dill & Debbie Dill	1402 East Highway 80	Abilene	TX	Leased	Distribution Depot
Dean Dairy Holdings, LLC dba Gandy’s Dairies	Lease (Dean is Tenant)	Darin Davis	12401 Interstate 27 South	Amarillo	TX	Leased	Distribution Depot
Southern Foods Group, LLC	Owned Property		1819 Rutland	Austin	TX	Owned	Sales Office
Southern Foods Group, LLC	Owned Property		1901 Rutland Dr.	Austin	TX	Owned	Distribution Depot
Southern Foods Group, LLC	Owned Property		490 IH 10 S.	Beaumont	TX	Owned	Distribution Depot
Dean Dairy Holdings, LLC dba Gandy’s Dairies	Lease (Dean is Tenant)	City of Big Spring	1705 Front Street	Big Spring	TX	Leased	Distribution Depot
Southern Foods Group, LLC	Lease (Dean is Tenant)	LSBA Star Travel	2606 FM 174	Bowie	TX	Leased	Parking
Dean Dairy Holdings, LLC dba Gandy’s Dairies	Lease (Dean is Tenant)	Cowboy Star, Inc.	2340 South Bridge	Brady	TX	Leased	Parking
Southern Foods Group, LLC	Owned Property		Woodruff Ave,	Brownsville	TX	Owned	Parking

Southern Foods Group, LLC	Lease (Dean is Tenant)	Linda Carter	2403 Belle Plain	Brownwood	TX	Leased	Distribution Depot
Dean Transportation, Inc.	Lease (Dean is Tenant)	Ryder Truck Rental, Inc.	632 West Carson	Bryan	TX	Leased	Parking
Southern Foods Group, LLC	Lease (Dean is Tenant)	Lundquist Family Real Estate, LLC	5330 Ayers Street	Corpus Christi	TX	Leased	Distribution Depot | Storage
Dean Foods Company	Lease (Dean is Landlord)	Dean Foods Company	2711 N. Haskell Avenue	Dallas	TX	Leased
Dean Foods Company	Lease (Dean is Landlord)	Dean Foods Company	2711 N. Haskell Avenue	Dallas	TX	Leased
Dean Foods Company	Lease (Dean is Tenant)	CPT Tower Owner, LLC	2711 N. Haskell Avenue	Dallas	TX	Leased	Sales Office
Dean Transportation, Inc.	Lease (Dean is Tenant)	Ryder Truck Rental, Inc.	3200 Halifax Street	Dallas	TX	Leased	Parking
Southern Foods Group, LLC	Lease (Dean is Landlord)	Southern Foods Group, LLC	4727 Sapphire Street	Dallas	TX	Leased
Southern Foods Group, LLC dba Schepps Dairy	Owned Property		3020 South Haskell Avenue	Dallas	TX	Owned	Warehouse
Southern Foods Group, LLC dba Schepps Dairy	Owned Property		3114 South Haskell Avenue	Dallas	TX	Owned	Plant
Southern Foods Group, LLC dba Schepps Dairy	Owned Property		3214 S. Haskell Ave.	Dallas	TX	Owned	Sales Office
Southern Foods Group, LLC dba Schepps Dairy	Owned Property		3301 South Haskell Avenue	Dallas	TX	Owned	Parking
Southern Foods Group, LLC	Owned Property		3233-35 Alpine	Dallas	TX	Owned	Parking
Southern Foods Group, LLC	Owned Property		3303, 07, 11, 19, 23, 27 Alpine	Dallas	TX	Owned	Part of Plant
Southern Foods Group, LLC	Owned Property		4615, 4619 & 4629 Silver	Dallas	TX	Owned	Parking
Southern Foods Group, LLC	Owned Property		4820 Sapphire St.	Dallas	TX	Owned	Cooler
Southern Foods Group, LLC	Owned Property		Hobbs Cul-De-Sac	Dallas	TX	Owned	Warehouse
Southern Foods Group, LLC	Lease (Dean is Tenant)	Don Montgomery	4814 Texoma Parkway	Denison	TX	Leased	Distribution Depot

Dean Dairy Holdings, LLC dba Price’s Creameries	Lease (Dean is Tenant)	Union Pacific Railroad Company	2600 Gateway Boulevard East	El Paso	TX	Leased	Storage
Dean Dairy Holdings, LLC	Lease (Dean is Tenant)	Boyles Realty, Inc.	2900 Wyoming Avenue	El Paso	TX	Leased	Parking
Dean Dairy Holdings, LLC dba Creamland Dairies, LLC	Lease (Dean is Tenant)	Chris Lane	310 North Concepcion	El Paso	TX	Leased	Parking
Dean Dairy Holdings, LLC dba Price’s Creameries	Owned Property		2914 Wyoming Avenue	El Paso	TX	Owned	Warehouse
Dean Dairy Holdings, LLC dba Price’s Creameries	Owned Property		2920 East Missouri Steet	El Paso	TX	Owned	Blow Mold Facility
Dean Dairy Holdings, LLC dba Price’s Creameries	Owned Property		511 Raynor Street	El Paso	TX	Owned	Distribution Depot
Dean Dairy Holdings, LLC dba Price’s Creameries	Owned Property		513 North Raynor Street	El Paso	TX	Owned	Parking
Dean Dairy Holdings, LLC	Owned Property		600 North Piedras Street	El Paso	TX	Owned	Plant
Dean Dairy Holdings, LLC dba Price’s Creameries	Owned Property		615 Raynor	El Paso	TX	Owned	Parking
Dean Dairy Holdings, LLC dba Price’s Creameries	Owned Property		617 North Raynor Street	El Paso	TX	Owned	Parking
Dean Dairy Holdings, LLC dba Price’s Creameries	Owned Property		619 North Raynor Street	El Paso	TX	Owned	Parking
Southern Foods Group, LLC	Lease (Dean is Tenant)	The Realty Associates Fund	4535 Simonton Rd	Farmers Branch	TX	Leased	Warehouse
Dean Dairy Holdings, LLC dba Gandy’s Dairies	Lease (Dean is Tenant)	Kurt Ezell	300 North Butz	Fort Stockton	TX	Leased	Parking
Dean Services, LLC	Lease (Dean is Tenant)	Centreport Trinity, LTD.	14760 Trinity Boulevard	Fort Worth	TX	Leased	Sales Office
Southern Foods Group, LLC	Lease (Dean is Tenant)	Cidema Three Limited Partnership	5250 Campus Drive	Fort Worth	TX	Leased	Distribution Depot | Parking | Sales Office
Southern Foods Group, LLC dba Oak Farms Dairy	Owned Property		1502 & 1510 Scott	Houston	TX	Owned	Part of Plant
Southern Foods Group, LLC dba Oak Farms Dairy	Owned Property		1603 Roberts	Houston	TX	Owned	Part of Plant

Southern Foods Group, LLC dba Oak Farms Dairy	Owned Property		3312 Leeland Street	Houston	TX	Owned	Part of Plant
Southern Foods Group, LLC dba Oak Farms Dairy	Owned Property		3417 Leeland Street	Houston	TX	Owned	Plant
Southern Foods Group, LLC dba Oak Farms Dairy	Owned Property		Top Dog Site	Houston	TX	Owned	Parking
Dean Dairy Holdings, LLC dba Gandy’s Dairies	Lease (Dean is Tenant)	David Huckert	Hwy 87	Lamesa	TX	Leased	Cross Dock
Southern Foods Group, LLC	Owned Property		8119 San Dario	Laredo	TX	Owned	Cross Dock
Dean Transportation, Inc.	Lease (Dean is Tenant)	Ryder Truck Rental, Inc.	405 Ambassador Row	Longview	TX	Leased	Parking
Dean Dairy Holdings, LLC dba Gandy’s Dairies	Owned Property		201 University Avenue	Lubbock	TX	Owned	Plant
Southern Foods Group, LLC	Lease (Dean is Tenant)	Lufkin Distribution & Supply, Inc.	500 Abney Avenue	Lufkin	TX	Leased	Distribution Depot
Southern Foods Group, LLC dba Hygeia Dairy	Lease (Dean is Tenant)	South J Rentals	201 S. J. Street	McAllen	TX	Leased	Storage
Southern Foods Group, LLC	Owned Property		217 South 6th Street	McAllen	TX	Owned	Parking
Southern Foods Group, LLC	Owned Property		525 Beaumont Avenue	McAllen	TX	Owned	Cross Dock
Southern Foods Group, LLC dba Southwest Ice Cream Specialties	Owned Property		100 Throckmorton St.	McKinney	TX	Owned	Warehouse
Southern Foods Group, LLC dba Southwest Ice Cream Specialties	Owned Property		1220 North TN Street	McKinney	TX	Owned	Plant
Dean Dairy Holdings, LLC dba Gandy’s Dairies	Owned Property		11818 West Highway 80	Midland	TX	Owned	Distribution Depot
Southern Foods Group, LLC dba Oak Farms Dairy	Lease (Dean is Tenant)	Robert and Louise Moseley	1606 Lamar Avenue	Paris	TX	Leased	Distribution Depot
Dean Dairy Holdings, LLC dba Gandy’s Dairies	Lease (Dean is Tenant)	Amigo Properties	322 Pullium Street	San Angelo	TX	Leased	Distribution Depot
Dean Dairy Holdings, LLC dba Gandy’s Dairies	Owned Property		426 Pulliam	San Angelo	TX	Owned	Distribution Depot

Southern Foods Group, LLC dba Oak Farms Dairy	Lease (Dean is Tenant)	Huisache Avenue Baptist Church	1339 W. Huisache Avenue	San Antonio	TX	Leased	Parking
Southern Foods Group, LLC dba Oak Farms Dairy	Lease (Dean is Tenant)	RightSpace Storage	3567 Fredericksburg Road	San Antonio	TX	Leased	Storage
Southern Foods Group, LLC dba Oak Farms Dairy	Owned Property		1314 Fredericksburg Road	San Antonio	TX	Owned	Plant
Southern Foods Group, LLC dba Oak Farms Dairy	Owned Property		1418 Summit Ave.	San Antonio	TX	Owned	Parking
Southern Foods Group, LLC dba Oak Farms Dairy	Owned Property		211 Moberly Street	San Antonio	TX	Owned	Parking
Southern Foods Group, LLC dba Oak Farms Dairy	Owned Property		215 Moberly Street	San Antonio	TX	Owned	Parking
Southern Foods Group, LLC dba Oak Farms Dairy	Owned Property		217 Moberly Street	San Antonio	TX	Owned	Parking
Southern Foods Group, LLC dba Oak Farms Dairy	Owned Property		219 Moberly Street	San Antonio	TX	Owned	Parking
Southern Foods Group, LLC dba Oak Farms Dairy	Owned Property		223 Moberly Street	San Antonio	TX	Owned	Parking
Southern Foods Group, LLC dba Oak Farms Dairy	Owned Property		225 Moberly Street	San Antonio	TX	Owned	Parking
Southern Foods Group, LLC dba Oak Farms Dairy	Owned Property		Lots 14, 15, 16 & 17 Block 1 Moberly Street	San Antonio	TX	Owned
Southern Foods Group, LLC dba Oak Farms Dairy	Lease (Dean is Tenant)	WWST Investments	1407 East Northeast Loop 323	Tyler	TX	Leased	Sales Office
Southern Foods Group, LLC	Lease (Dean is Tenant)	Dos Romines Investments	5537 Shirley Drive	Tyler	TX	Leased	Warehouse | Storage
Southern Foods Group, LLC	Lease (Dean is Tenant)	Billington National Joint Venture	7727 Central Park Drive	Waco	TX	Leased	Cross Dock
Southern Foods Group, LLC dba Oak Farms Dairy	Lease (Dean is Tenant)	Joe W. Harris, Sr.	2353 Tin Top Road	Weatherford	TX	Leased	Distribution Depot
Southern Foods Group, LLC	Owned Property		323 Indiana Avenue	Wichita Falls	TX	Owned	Distribution Depot

Southern Foods Group, LLC	Owned Property		325 Indiana Avenue	Wichita Falls	TX	Owned	Distribution Depot | Parking
Southern Foods Group, LLC	Lease (Dean is Tenant)	Central Park Holdings, LLC	7725 Park Drive	Woodway	TX	Leased	Storage
Southern Foods Group, LLC dba Meadow Gold Dairies	Lease (Dean is Tenant)	Jeff White	412 West 1000 North	Logan	UT	Leased	Distribution Depot
Southern Foods Group, LLC	Lease (Dean is Tenant)	Theobald NorthEast, LLC	944/942 N. Industrial Park Rd.	Orem	UT	Leased	Sales Office
Southern Foods Group, LLC dba Meadow Gold Dairies	Owned Property		395 East 900 South	Orem	UT	Owned	Sales Office
Southern Foods Group, LLC dba Meadow Gold Dairies	Lease (Dean is Tenant)	Frank Mathis	823 N. 750 W.	Price	UT	Leased	Distribution Depot
Southern Foods Group, LLC dba Meadow Gold Dairies	Lease (Dean is Tenant)	Forsey Family Irrevocable Property	104 East Center St.	Richfield	UT	Leased	Distribution Depot
Southern Foods Group, LLC dba Meadow Gold Dairies	Lease (Dean is Tenant)	John Good Company, LLC	3752 W, 1820 S.	Salt Lake City	UT	Leased	Warehouse
Southern Foods Group, LLC dba Meadow Gold Dairies	Owned Property		3730 W. 1820 S.	Salt Lake City	UT	Owned	Plant
Southern Foods Group, LLC dba Meadow Gold Dairies	Owned Property		3756 W. 1820 South	Salt Lake City	UT	Owned	Warehouse
Southern Foods Group, LLC	Lease (Dean is Tenant)	HSP Holdings, LLC	4160 South River Road	St. George	UT	Leased	Distribution Depot | Cross Dock | Warehouse | Parking | Storage
Southern Foods Group, LLC	Lease (Dean is Tenant)	Beehive Investments, LLC	4616 South Beehive Drive, Units 6,7,8	St. George	UT	Leased	Cross Dock | Warehouse | Parking | Storage
Southern Foods Group, LLC dba Meadow Gold Dairies	Lease (Dean is Tenant)	St. George Dist.	677 N. Bluff	St. George	UT	Leased	Distribution Depot
Southern Foods Group, LLC	Owned Property		1310 East Commerce St.	St. George	UT	Owned	Plant
Southern Foods Group, LLC dba Meadow Gold Dairies	Owned Property		570 N. 2500 W.	Vernal	UT	Owned	Distribution Depot
Dean Management, LLC	Lease (Dean is Tenant)	Source Office Suites of Arlington, Inc.	2111 Wilson Boulevard, Suite 700	Arlington	VA	Leased	Sales Office

Suiza Dairy Group, LLC	Lease (Dean is Tenant)	Carol’s Properties, LLC	U.S. Route 460	Bedford County	VA	Leased	Distribution Depot | Cross Dock | Storage
Suiza Dairy Group, LLC	Owned Property		1st Ave. & 4th Street	Big Stone Gap	VA	Owned	Vacant
Suiza Dairy Group, LLC	Owned Property		37306 Gov. G. C. Perry Hwy	Bluefield	VA	Owned	Distribution Depot
Suiza Dairy Group, LLC	Owned Property		1821 Ware Bottom Springs Road	Chester	VA	Owned	Distribution Depot
Suiza Dairy Group, LLC	Lease (Dean is Tenant)	Carol’s Properties, LLC	12572 E Lynchburg-Salem Tpke.	Forest	VA	Leased	Distribution Depot
Suiza Dairy Group, LLC	Owned Property		168 Dinkle Avenue	Mount Crawford	VA	Owned	Distribution Depot
Suiza Dairy Group, LLC dba Pet Dairy	Lease (Dean is Tenant)	Port City Properties, LLC	2229 County Street	Portsmouth	VA	Leased	Cross Dock
Suiza Dairy Group, LLC	Lease (Dean is Tenant)	Port City Properties, LLC	2320 Turnpike Road	Portsmouth	VA	Leased	Distribution Depot | Parking | Storage
Suiza Dairy Group, LLC	Lease (Dean is Tenant)	Roanoke Property Co, LC	540 Mohawk Drive	Roanoke	VA	Leased	Distribution Depot
Suiza Dairy Group, LLC	Lease (Dean is Tenant)	Penske Truck Leasing	1170 Fulp Industrial Road	South Boston	VA	Leased	Distribution Depot
Suiza Dairy Group, LLC	Lease (Dean is Tenant)	Huggins and Kent, LLC	15683 History Land Highway	Warsaw	VA	Leased	Sales Office
Garelick Farms, LLC	Lease (Dean is Tenant)	Randbury Holdings, LLC	5 Randbury Road	Rutland	VT	Leased	Warehouse
Southern Foods Group, LLC	Lease (Dean is Tenant)	Desert Cold Storage	3904 Stinson	Pasco	WA	Leased	Distribution Depot
Southern Foods Group, LLC dba Meadow Gold Dairies	Lease (Dean is Tenant)	Hoppen Properties	65 George	Walla Walla	WA	Leased	Distribution Depot
Suiza Dairy Group, LLC dba Broughton Foods, LLC	Owned Property		1931 Washington Street W.	Charleston	West VA	Owned	Distribution Depot
Suiza Dairy Group, LLC dba Broughton Foods, LLC	Owned Property		1935 W. Washington Street	Charleston	West VA	Owned	Distribution Depot
Suiza Dairy Group, LLC dba Broughton Foods, LLC	Owned Property		Route 2, Box 354	Clarksburg	West VA	Owned	Distribution Depot

Dean Foods of WI, LLC	Lease (Dean is Tenant)	Bero Company, LLC, Thomas Gilling	1233 Contract Drive	Ashwaubenon	WI	Leased	Warehouse
Dean Foods of WI, LLC	Owned Property		3399 South Ridge Road	Ashwaubenon	WI	Owned	Plant
Verifine Dairy Products of Sheboygan, LLC	Owned Property		1118 N. 17th Street	Sheboygan	WI	Owned	Garage
Verifine Dairy Products of Sheboygan, LLC	Owned Property		1128 N. 17th Street	Sheboygan	WI	Owned	Parking

Verifine Dairy Products of Sheboygan, LLC	Owned Property		1132 N. 17th Street	Sheboygan	WI	Owned	Parking
Verifine Dairy Products of Sheboygan, LLC	Owned Property		S. 19TH & Jersey Street	Sheboygan	WI	Owned	Parking
Suiza Dairy Group, LLC dba Broughton Foods, LLC	Lease (Dean is Tenant)	Whitney Enterprises, LLC	704 Lochgelly Road	Oak Hill	WV	Leased	Cross Dock | Parking
Southern Foods Group, LLC	Lease (Dean is Tenant)	Jokur LLC	3401 East 2nd Street	Gillette	WY	Leased	Distribution Depot
Southern Foods Group, LLC	Lease (Dean is Tenant)	Ron Schreibes	119 Baker Street	Laramie	WY	Leased	Parking
Southern Foods Group, LLC	Lease (Dean is Tenant)	Jim Woodward	113 North 1st	Riverton	WY	Leased	Distribution Depot
Southern Foods Group, LLC	Lease (Dean is Tenant)	Wayne W. Baumann and Eidella M. Baumann	2074 East Side 2nd Street	Sheridan	WY	Leased	Distribution Depot
Southern Foods Group, LLC	Owned Property		823 E. 21st St.	Cheyenne	Wyomi ng	Owned	Distribution Depot
Southern Foods Group, LLC	Owned Property		1221 Beck St.	Cody	Wyomi ng	Owned	Distribution Depot
Southern Foods Group, LLC	Owned Property		480 Iron Street	Evansville	Wyomi ng	Owned	Distribution Depot
Southern Foods Group, LLC	Owned Property		322 19 st	Rawlins	Wyomi ng	Owned	Distribution Depot
Southern Foods Group, LLC	Owned Property		66 Center St.	Rock Springs	Wyomi ng	Owned	Distribution Depot

Schedule 3.17(b) — Location of Chief Executive Office, Taxpayer Identification Number, Etc.

Loan Party	Chief Executive Office	U.S. Tax Payer Identification Number	Organizational Identification Number
Alta-Dena Certified Dairy, LLC	2711 North Haskell Avenue, Suite 3400 Dallas, Texas 75204		2964500
Berkeley Farms, LLC	2711 North Haskell Avenue, Suite 3400 Dallas, Texas 75204		200612510201
Country Fresh, LLC	2711 North Haskell Avenue, Suite 3400 Dallas, Texas 75204		B58-237
Dean Dairy Holdings, LLC	2711 North Haskell Avenue, Suite 3400 Dallas, Texas 75204		3469364
Dean East, LLC	2711 North Haskell Avenue, Suite 3400 Dallas, Texas 75204		3139100
Dean East II, LLC	2711 North Haskell Avenue, Suite 3400 Dallas, Texas 75204		3470598
Dean Foods Company	2711 North Haskell Avenue, Suite 3400 Dallas, Texas 75204		2434587
Dean Foods North Central, LLC	2711 North Haskell Avenue, Suite 3400 Dallas, Texas 75204		2996385
Dean Foods of Wisconsin, LLC	2711 North Haskell Avenue, Suite 3400 Dallas, Texas 75204		4670171
Dean Holding Company	2711 North Haskell Avenue, Suite 3400 Dallas, Texas 75204		1G02118

Loan Party	Chief Executive Office	U.S. Tax Payer Identification Number	Organizational Identification Number
Dean Intellectual Property Services II, Inc.	2711 North Haskell Avenue, Suite 3400 Dallas, Texas 75204		3572551
Dean Management, LLC	2711 North Haskell Avenue, Suite 3400 Dallas, Texas 75204		2492741
Dean Services, LLC	2711 North Haskell Avenue, Suite 3400 Dallas, Texas 75204		4198170
Dean Transportation, Inc.	2711 North Haskell Avenue, Suite 3400 Dallas, Texas 75204		995251
Dean West, LLC	2711 North Haskell Avenue Suite 3400 Dallas, Texas 75204		3122616
Dean West II, LLC	2711 North Haskell Avenue Suite 3400 Dallas, Texas 75204		3469371
DFC Ventures, LLC	2711 North Haskell Avenue Suite 3400 Dallas, Texas 75204		6383079
DGI Ventures, Inc.	2711 North Haskell Avenue Suite 3400 Dallas, Texas 75204		4354069
DIPS Limited Partner II	2711 North Haskell Avenue, Suite 3400 Dallas, Texas 75204		3107354
Fresh Dairy Delivery, LLC	2711 North Haskell Avenue, Suite 3400 Dallas, Texas 75204		4755054
Friendly’s Ice Cream Holdings Corp.	2711 North Haskell Avenue, Suite 3400 Dallas, Texas 75204		5452880

Loan Party	Chief Executive Office	U.S. Tax Payer Identification Number	Organizational Identification Number
Friendly’s Manufacturing and Retail, LLC	2711 North Haskell Avenue, Suite 3400 Dallas, Texas 75204		5089571
Garelick Farms, LLC	2711 North Haskell Avenue, Suite 3400 Dallas, Texas 75204		2972968
Mayfield Dairy Farms, LLC	2711 North Haskell Avenue, Suite 3400 Dallas, Texas 75204		3469476
Midwest Ice Cream Company, LLC	2711 North Haskell Avenue, Suite 3400 Dallas, Texas 75204		3300351
Model Dairy, LLC	2711 North Haskell Avenue, Suite 3400 Dallas, Texas 75204		3140213
Reiter Dairy, LLC	2711 North Haskell Avenue, Suite 3400 Dallas, Texas 75204		3528456
Sampson Ventures, LLC	2711 North Haskell Avenue, Suite 3400 Dallas, Texas 75204		4313647
Shenandoah’s Pride, LLC	2711 North Haskell Avenue, Suite 3400 Dallas, Texas 75204		3203661
Southern Foods Group, LLC	2711 North Haskell Avenue, Suite 3400 Dallas, Texas 75204		4380273
Steve’s Ice Cream, LLC	2711 North Haskell Avenue, Suite 3400 Dallas, Texas 75204		6446645
Suiza Dairy Group, LLC	2711 North Haskell Avenue, Suite 3400 Dallas, Texas 75204		3098889

Loan Party	Chief Executive Office	U.S. Tax Payer Identification Number	Organizational Identification Number
Tuscan/Lehigh Dairies, Inc.	2711 North Haskell Avenue, Suite 3400 Dallas, Texas 75204		2741400
Uncle Matt’s Organic, Inc.	2711 North Haskell Avenue, Suite 3400 Dallas, Texas 75204		5243658
Verifine Dairy Products of Sheboygan, LLC	2711 North Haskell Avenue, Suite 3400 Dallas, Texas 75204		1V00632

Schedule 3.19(a) — Real Property

Short Matter Name	Dean Entity	Property Status	Primary Occupancy	Secondary Occupancy	Street	City	State	Zip
AL:Albertville-435 Mathis Mill Road	DDH, LLC dba Purity Dairies, LLC	Owned Property	Distribution Depot	With Washer Bay & Storage	435 Mathis Mill Road	Albertville	Alabama	35951
CO:Denver-2401 W. Sixth Avenue - Pressery	Suiza Dairy Group, LLC		Warehouse		2401 W. Sixth Avenue	Denver	Colorado
AL:Dothan-1290 Hodgesville Road	DDH, LLC dba Barber Milk, LLC	Owned Property	Distribution Depot	Building, Dock	1290 Hodgesville Road	Dothan	Alabama	36301
AL:Homewood (Birmingham)-126 Barber Court (IC Plant)	Mayfield Dairy Farms, LLC	Owned Property	Plant		126 Barber Court	Birmingham	Alabama	35209
AL:Homewood (Birmingham)-36 Barber Court (Plant)	DDH, LLC dba Barber’s Dairy	Owned Property	Plant	Fluid Milk, Fruit Drinks, Bottled	36 Barber Court	Birmingham	Alabama	35209
AL:Irondale-2407 Commerce Avenue	Mayfield Dairy Farms, LLC	Owned Property	Distribution Depot		2407 1st Avenue South	Irondale	Alabama	35210
AL:Madison-117 Jetplex Blvd. SW	DDH, LLC dba Purity Dairies, LLC	Owned Property	Distribution Depot		117 Jetplex Blvd SW	Madison	Alabama	35758
AL:Mobile-7960 Schillinger Park Road	Mayfield Dairy Farms, LLC	Owned Property	Warehouse	With Office	7960 Schillinger Park Road	Mobile	Alabama	36608
AL:Rainsville-330 Industrial Drive	Mayfield Dairy Farms, LLC	Owned Property	Distribution Depot	With Office	330 Industrial Drive	Rainsville	Alabama	35986
AL:Tuscumbia-2908 Denton Road	DDH, LLC dba Purity Dairies, LLC	Owned Property	Distribution Depot	Building, Dock	2908 Denton Road	Tuscumbia	Alabama	35674
CA:City of Industry-17637 East Valley Boulevard (Plant)	Alta-Dena Certified Dairy, LLC	Owned Property	Plant	Fluid Milk | Office	17637 East Valley Boulevard	City of Industry	California	91744
CA:City of Industry-17851 Railroad Street (Plant)	Alta-Dena Certified Dairy, LLC	Owned Property	Plant	Fluid Milk	17851 East Railroad Street	City of Industry	California	91748
CA:Hayward-25430 Clawiter Road	Berkeley Farms, LLC	Owned Property	Parking		25430 Clawiter Road	Hayward	California	94545
CA:Hayward-25450 Clawiter Road	Berkeley Farms, LLC	Owned Property	Parking		25450 Clawiter Road	Hayward	California	94545
CA:Hayward-25500 Clawiter Road (Plant)	Berkeley Farms, LLC	Owned Property	Plant	Fluid Milk, Fruit Drinks, Bottled	25500 Clawiter Road	Hayward	California	94545
CA:Highland-7300 Central Avenue	Alta-Dena Certified Dairy, LLC	Owned Property	Distribution Depot	Building, Dock	7300 Central Avenue	Highland	California	92346
CA:San Diego-4656 Cardin Street	Alta-Dena Certified Dairy, LLC	Owned Property	Distribution Depot	Office	4656 Cardin Street	San Diego	California	92110
CO:Colorado Springs-4810 & 4820 Forge Road	SFG, LLC dba Meadow Gold Dairies	Owned Property	Warehouse		4810 & 4820 Forge Road	Colorado Springs	Colorado	80907
CO:Englewood-1325 W. Oxford Avenue (Plant)	SFG, LLC dba Meadow Gold Dairies	Owned Property	Plant	Fluid Milk, Fruit Drinks, Bottled	1325 W. Oxford Avenue	Englewood	Colorado	80110
CO:Grand Junction-563 Sandhill Lane	SFG, LLC dba Meadow Gold Dairies	Owned Property	Warehouse	Cooler	563 Sandhill Lane	Grand Junction	Colorado	81505
CO:Greeley-2400 5th Avenue	SFG, LLC dba Meadow Gold Dairies	Owned Property	Warehouse	Equipment & Parts Storage	2400 5th Avenue	Greeley	Colorado	80631
CO:Greeley-2508 6th Avenue	SFG, LLC dba Meadow Gold Dairies	Owned Property	Warehouse		2508 6th Ave.	Greeley	Colorado	80631
CO:Greeley-408 26th Street	SFG, LLC dba Meadow Gold Dairies	Owned Property	Garage		408 26th Street	Greeley	Colorado	80631
CO:Greeley-450 25th Street (Plant)	SFG, LLC dba Meadow Gold Dairies	Owned Property	Plant	Fluid Milk	450 25th Street	Greeley	Colorado	80631
FL:Deland-1665 State Road 472 (a/k/a Orange City)	DDH, LLC dba T.G. Lee Foods, LLC	Owned Property	Distribution Depot		1665 State Road 472	Deland	Florida	32673
FL:Deland-1675 State Road 472 (Plant)	DDH, LLC dba T.G. Lee Foods, LLC	Owned Property	Plant	Fluid Milk, Fruit Drinks, Bottled	1675 State Road 472	Deland	Florida	32763
FL:Fort Myers-3579 Work Drive	DDH, LLC dba T.G. Lee Foods, LLC	Owned Property	Distribution Depot		3579 Work Drive	Fort Myers	Florida
FL:Havana-65 Choctaw	DDH, LLC dba Barber Milk, LLC	Owned Property	Distribution Depot		65 Choctaw	Havana	Florida	32333
FL:Melbourne-650 S. Wickham Road	DDH, LLC dba T.G. Lee Foods, LLC	Owned Property	Distribution Depot	Cooler	650 S. Wickham Road	Melbourne	Florida	32904
FL:Miami-240 NE 71st Street	DDH, LLC dba McArthur Dairy, LLC	Owned Property	Distribution Depot	Parking	240 NE 71ST Street	Miami	Florida	33138
FL:Miami-249 NE 69th Street	DDH, LLC dba McArthur Dairy, LLC	Owned Property	Parking		249 NE 69th Street	Miami	Florida	33138
FL:Miami-250 NE 72nd Street	DDH, LLC dba McArthur Dairy, LLC	Owned Property	Parking	Fluid Milk, Fruit Drinks, Bottled	250 NE 72 Street	Miami	Florida	33138
FL:Miami-295 NE 70th Street	DDH, LLC dba McArthur Dairy, LLC	Owned Property	Parking		295 NE 70 Street	Miami	Florida	33138
FL:Miami-6851 NE 2nd Avenue (Plant)	DDH, LLC dba McArthur Dairy, LLC	Owned Property	Plant	Cooler	6851 NE 2nd Avenue	Miami	Florida	33138
CO:Delta-Parcel 345724200049	Southern Foods Group, LLC	Owned Property	Warehouse	Cross Dock & Facilities	Parcel 345724200049	Delta	Colorado	81416
FL:Miami-6999 NE 2nd Avenue	DDH, LLC dba McArthur Dairy, LLC	Owned Property	Parking	Fluid Milk	6999 NE 2nd Avenue	Miami	Florida	33138
FL:Orlando-2731 E. Robinson Street	DDH, LLC dba T.G. Lee Foods, LLC	Owned Property	Distribution Depot		2731 E. Robinson Street	Orlando	Florida	32803
FL:Orlando-315 N. Bumby Avenue (Plant)	DDH, LLC dba T.G. Lee Foods, LLC	Owned Property	Plant		315 N. Bumby Avenue	Orlando	Florida	32803
GA:Augusta-1805 Gordon Highway	Suiza Dairy Group, LLC	Owned Property	Distribution Depot	With Office	1805 Gordon Highway	Augusta	Georgia	30904
GA:Blairsville-132 Derrick Whittle Road (formerly 818 Beasley)	Mayfield Dairy Farms, LLC	Owned Property	Distribution Depot	Fluid Milk, Fruit Drinks, Bottled	132 Derrick Whittle Road	Blairsville	Georgia	30512
GA:Braselton-1160 Broadway (Pretreatment Plant)	Mayfield Dairy Farms, LLC	Owned Property	Pretreatment Facility		1160 Broadway Avenue	Braselton	Georgia	30517
GA:Braselton-1160 Broadway Avenue (Closed Plant)	Mayfield Dairy Farms, LLC	Owned Property	Plant		1160 Broadway Avenue	Braselton	Georgia	30517
GA:Carrollton-145 W. Georgia Industrial Blvd.	Mayfield Dairy Farms, LLC	Owned Property	Distribution Depot	With Office	145 W. Georgia Industrial Blvd.	Carrollton	Georgia	30117
GA:Marietta-1971 Delk Industrial Blvd. SE	Mayfield Dairy Farms, LLC	Owned Property	Distribution Depot		1971 Delk Industrial. Blvd. SE	Marietta	Georgia	30067
GA:Rome-15 Eden Valley Road SE	Mayfield Dairy Farms, LLC	Owned Property	Distribution Depot		15 Eden Valley Road SE	Rome	Georgia	30161
IL:O’Fallon-612 East State Street	SDG, LLC dba Pet O’Fallon, LLC	Owned Property	Warehouse		612 East State Street	O’Fallon	Illinois	62269
GA:Valdosta-312 South Oak Street	Mayfield Dairy Farms, LLC	Owned Property	Cross Dock		312 South Oak Street	Valdosta	Georgia	31601
HI:Honolulu-1302 Elm Street (Plant)	SFG, LLC dba Meadow Gold Dairies	Owned Property	Plant		1302 Elm Street	Honolulu	Hawaii	96814
HI:Honolulu-824-826 Sheridan Street	SFG, LLC dba Meadow Gold Dairies	Owned Property	Garage		824 - 826 Sheridan St.	Honolulu	Hawaii	96814
HI:Honolulu-925 Cedar Street	SFG, LLC dba Meadow Gold Dairies	Owned Property	Warehouse		925 Cedar St.	Honolulu	Hawaii	96814
HI:Kahului-55 S. Wakea Avenue	SFG, LLC dba Meadow Gold Dairies	Owned Property	Distribution Depot		55 S. Wakea Ave.	Kahului	Hawaii	93732
HI:Lihue-1841 Leleiona Street	SFG, LLC dba Meadow Gold Dairies	Owned Property	Distribution Depot	Fluid Milk	1841 Leleiona St.	Lihue	Hawaii	96766
IA:Le Mars-1188 Lincoln Street (Plant)	Dean Foods North Central, LLC	Owned Property	Plant		1188 Lincoln Street	Le Mars	Iowa	51031
ID:Boise-1301 W. Bannock Street (Plant)	SFG, LLC dba Meadow Gold Dairies	Owned Property	Plant		1301 W. Bannock Street	Boise	Idaho	83702
ID:Boise-1312 West Idaho Street	SFG, LLC dba Meadow Gold Dairies	Owned Property	Blow Mold Facility		1312 W. Idaho St.	Boise	Idaho	83702
ID:Boise-1322 West Idaho Street	SFG, LLC dba Meadow Gold Dairies	Owned Property	Warehouse		1322 W. Idaho St.	Boise	Idaho	83702

ID:Boise-208 N. 17th Street	SFG, LLC dba Meadow Gold Dairies	Owned Property	Distribution Depot		208 N. 17th St.	Boise	Idaho	83702
ID:Boise-825-828 S. 17th Street	SFG, LLC dba Meadow Gold Dairies	Owned Property	Warehouse		828 S. 17th St.	Boise	Idaho	83702
ID:Boise-Part of 1322 and 1324 E. Idaho Street	SFG, LLC dba Meadow Gold Dairies	Owned Property	Receiving Bay	Storage for Cheese	Part of 1322 and 1324 E. Idaho St.	Boise	Idaho	83702
ID:Idaho Falls-101 S. Eastern Avenue	SFG, LLC dba Meadow Gold Dairies	Owned Property	Distribution Depot	Land	101 S. Eastern Ave	Idaho Falls	Idaho	83402
ID:Twin Falls-227 3rd Avenue West	SFG, LLC dba Meadow Gold Dairies	Owned Property	Distribution Depot	Land	227 3rd Ave W	Twin Falls	Idaho	83301
IL:Belvidere-210 Gilman Street	Midwest Ice Cream Company, LLC	Owned Property	Parking		210 Gilman St.	Belvidere	Illinois	61008
IL:Belvidere-214 Gilman Street	Midwest Ice Cream Company, LLC	Owned Property	Parking		214 Gilman St.	Belvidere	Illinois	61008
IL:Belvidere-621 Meadow Street	Midwest Ice Cream Company, LLC	Owned Property	Parking		621 Meadow St.	Belvidere	Illinois	61008
IL:Belvidere-630 Meadow Street (IC Plant)	Midwest Ice Cream Company, LLC	Owned Property	Plant	Packaging Warehouse	630 Meadow Street	Belvidere	Illinois	61008
IL:Belvidere-633 Meadow Street	Midwest Ice Cream Company, LLC	Owned Property	Parking		633 Meadow St.	Belvidere	Illinois	61008
IL:Belvidere-713 Meadow Street	Midwest Ice Cream Company, LLC	Owned Property	Warehouse		713 Meadow St.	Belvidere	Illinois	61008
IL:Belvidere-716 Meadow Street	Midwest Ice Cream Company, LLC	Owned Property	Parking		716 Meadow St.	Belvidere	Illinois	61008
IL:Belvidere-718 Meadow Street	Midwest Ice Cream Company, LLC	Owned Property	Parking	Land	718 Meadow St.	Belvidere	Illinois	61008
IL:Belvidere-Lots from City of Belvidere	Midwest Ice Cream Company, LLC	Owned Property	Part of Plant	Lot	Lots from City of Belvidere	Belvidere	Illinois	61008
IL:Belvidere-Meadow Street-Roadway East of Gilman Street	Midwest Ice Cream Company, LLC	Owned Property	Part of Plant	Land Adjacent to Plant	Meadow St. Roadway East of Gilman St.	Belvidere	Illinois	61008
IL:Franklin Park-3600 River Road	DDH, LLC dba Dean Illinois Dairies, LLC	Owned Property	Sales Office		3600 River Road	Franklin Park	Illinois	60131
IL:Harvard-23914 Center Street	DDH, LLC dba Dean Illinois Dairies, LLC	Owned Property	Part of Plant		23914 Center St	Harvard	Illinois	60033
IL:Harvard-23916 Center Street	DDH, LLC dba Dean Illinois Dairies, LLC	Owned Property	Parking	Land	23916 Center	Harvard	Illinois	60033
IL:Harvard-24114 Route 173	DDH, LLC dba Dean Illinois Dairies, LLC	Owned Property	Part of Plant	Fluid Milk	24114 Rt 173	Harvard	Illinois	60033
IL:Harvard-6230 1/2 Oak Drive	DDH, LLC dba Dean Illinois Dairies, LLC	Owned Property	Part of Plant	Land	6230 1/2 Oak Drive	Harvard	Illinois	60033
IL:Harvard-6303 Maxon Road (Plant)	DDH, LLC dba Dean Illinois Dairies, LLC	Owned Property	Plant	Dry Storage	6303 Maxon Road	Harvard	Illinois	60033
IL:Harvard-6306 Maxon Street	DDH, LLC dba Dean Illinois Dairies, LLC	Owned Property	Part of Plant		6306 Maxon Street	Harvard	Illinois	60033
IL:Harvard-6313 Maxon Road	DDH, LLC dba Dean Illinois Dairies, LLC	Owned Property	Part of Plant		6313 Maxon Road	Harvard	Illinois	60033
IL:Harvard-Maxon Road	DDH, LLC dba Dean Illinois Dairies, LLC	Owned Property	Part of Plant	Dry Storage	Maxon Road	Harvard	Illinois	60033
IL:Huntley-11112 S Route 47	DDH, LLC dba Dean Illinois Dairies, LLC	Owned Property	Parking	Parking	11112 S Rte 47	Huntley	Illinois	60142
IL:Huntley-11710 Mill Street	Dean Dairy Holdings, LLC	Owned Property	Distribution Depot		11710 Mill Street	Huntley	Illinois	60142
IL:Huntley-11712 Mill Street (Closed Plant)	DDH, LLC dba Dean Illinois Dairies, LLC	Owned Property	Parking	Fluid Milk, Fruit Drinks, Bottled	11712 Mill Street	Huntley	Illinois	60142
IL:Huntley-11713 Mill Street (Closed Plant)	DDH, LLC dba Dean Illinois Dairies, LLC	Owned Property	Plant		11713 Mill Street	Huntley	Illinois	60142
IL:Huntley-11716 Mill Street	DDH, LLC dba Dean Illinois Dairies, LLC	Owned Property	Part of Plant		11716 Mill Street	Huntley	Illinois	60142
IL:Huntley-11718 Mill Street	DDH, LLC dba Dean Illinois Dairies, LLC	Owned Property	Part of Plant		11718 Mill Street	Huntley	Illinois	60142
IL:Huntley-11817 E. Main Street	DDH, LLC dba Dean Illinois Dairies, LLC	Owned Property	Parking	Land	11817 E. Main Street	Huntley	Illinois	60142
IL:Huntley-1606 S. Route 47	DDH, LLC dba Dean Illinois Dairies, LLC	Owned Property	Part of Plant		1606 S. Rte 47	Huntley	Illinois	60142
IL:Huntley-Dean Street	DDH, LLC dba Dean Illinois Dairies, LLC	Owned Property	Parking		Dean Street (Parcel # 18-33-177-003)	Huntley	Illinois	60142
IL:O’Fallon-601 East Adams Street	SDG, LLC dba Pet O’Fallon, LLC	Owned Property	Part of Plant		601 E. Adams Street	O’Fallon	Illinois	62269
IL:O’Fallon-601 East State Street	SDG, LLC dba Pet O’Fallon, LLC	Owned Property	Parking	Lot	601 East State Street	O’Fallon	Illinois	62269
IL:O’Fallon-602 East Washington Street	SDG, LLC dba Pet O’Fallon, LLC	Owned Property	Parking	Parking	602 E. Washington St.	O’Fallon	Illinois	62269
IL:O’Fallon-605 East State Street	SDG, LLC dba Pet O’Fallon, LLC	Owned Property	Parking		605 East State Street	O’Fallon	Illinois	62269
IL:O’Fallon-610 East State Street (Plant)	SDG, LLC dba Pet O’Fallon, LLC	Owned Property	Plant		610 East State Street	O’Fallon	Illinois	62269
IL:Rockford-1126 Kilburn Avenue (Plant)	DDH, LLC dba Dean Illinois Dairies, LLC	Owned Property	Plant		1126 Kilburn Avenue	Rockford	Illinois	61101
IL:Rockford-1205 Kilburn Avenue	DDH, LLC dba Dean Illinois Dairies, LLC	Owned Property	Parking		1205 Kilburn Avenue	Rockford	Illinois	61101
IL:Rockford-1212 Kilburn Avenue	DDH, LLC dba Dean Illinois Dairies, LLC	Owned Property	Parking		1212 Kilburn Avenue	Rockford	Illinois	61101
IL:Rockford-920 Taylor Street	DDH, LLC dba Dean Illinois Dairies, LLC	Owned Property	Warehouse		920 Taylor Street	Rockford	Illinois	61101
IN:Decatur-14 acres of Ag. Land Adjacent to Plant	SDG, LLC dba Dean Foods of Decatur	Owned Property	Part of Plant	Land Adjacent to Plant	14 acres	Decatur	Indiana	46733
IN:Decatur-300 South Chamber Drive	SDG, LLC dba Dean Foods of Decatur	Owned Property	Part of Plant		300 South Chamber Drive	Decatur	Indiana	46733
IN:Decatur-400 South Chamber Drive (IC Plant)	SDG, LLC dba Dean Foods of Decatur	Owned Property	Plant		400 South Chamber Drive	Decatur	Indiana	46733

IN:Decatur-N 100 West (Vacant Lot)	SDG, LLC dba Dean Foods of Decatur	Owned Property	Part of Plant		N 100 W	Decatur	Indiana	46733
IN:Huntington-1019 Flaxmill Road (Plant)	SDG, LLC dba Schenkel’s All-Star Dairy, LLC	Owned Property	Plant		1019 Flaxmill Road	Huntington	Indiana	46750
IN:Rochester-1700 N. Old US 31 (Closed Plant)	DDH, LLC dba Dean Foods Company of Indiana, LLC	Owned Property	Plant	Cross Dock & Facilities | Parking	1700 N. Old US 31	Rochester	Indiana	46975
KS:Wichita-216 N. Handley Drive	Southern Foods Group, LLC	Owned Property	Distribution Depot	Cross Dock & Facilities	216 N. HANDLEY	Wichita	Kansas	67203
KS:Wichita-236 N. Handley Drive	Southern Foods Group, LLC	Owned Property	Distribution Depot	Cross Dock & Facilities	236 N. HANDLEY	Wichita	Kansas	67203
KS:Wichita-240 N. Handley Drive	Southern Foods Group, LLC	Owned Property	Distribution Depot	Cross Dock & Facilities	240 N. Handley Dr.	Wichita	Kansas	67203
KS:Wichita-Handley Avenue (Lots 62 & 64)	Southern Foods Group, LLC	Owned Property	Distribution Depot	Office | Land	HANDLEY AVE. LOTS 62, 64	Wichita	Kansas	67203
KS:Wichita-Osage Street (Lots 53, 55, 57, 59)	Southern Foods Group, LLC	Owned Property	Distribution Depot		OSAGE STREETS, LOTS 53, 55, 57, 59	Wichita	Kansas	67203
KY:Bowling Green-432 Dishman Lane	DDH, LLC dba Purity Dairies, LLC	Owned Property	Distribution Depot		432 Dishman Lane	Bowling Green	Kentucky	42101
KY:Louisville-4420 Bishop Lane	DDH, LLC dba Dean Milk Company, LLC	Owned Property	Distribution Depot | Cooler		4420 Bishop Lane	Louisville	Kentucky	40218
LA:Alexandria-3927 Lakeside Drive	Southern Foods Group, LLC	Owned Property	Distribution Depot		3927 Lakeside Dr.	Alexandria	Louisiana	71302
LA:De Ridder-1328 Hwy. 171 North	Southern Foods Group, LLC	Owned Property	Distribution Depot		1328 Hwy 171 N.	De Ridder	Louisiana	70634
LA:Hammond-47081 Conrad E. Anderson	Southern Foods Group, LLC	Owned Property	Warehouse		47081 Conrad E. Anderson	Hammond	Louisiana	70401
LA:New Orleans-1214-1220 Oretha C. Haley Blvd.	SFG, LLC dba Brown’s Dairy	Owned Property	Parking		1214-1220 Oretha C. Haley Boulevard	New Orleans	Louisiana	70113
LA:New Orleans-1300 Baronne Street (Closed Plant)	SFG, LLC dba Brown’s Dairy	Owned Property	Plant		1300 Baronne Street	New Orleans	Louisiana	70113
LA:New Orleans-1301 Carondelet Street	SFG, LLC dba Brown’s Dairy	Owned Property	Parking	Parking	1301 Carondelet Street	New Orleans	Louisiana	70113
LA:New Orleans-1322-26 Oretha C. Haley Blvd. (Lot A)	SFG, LLC dba Brown’s Dairy	Owned Property	Part of Plant		1322-26 Oretha C. Haley Boulevard (Lot A)	New Orleans	Louisiana	70113
LA:New Orleans-1400 Baronne Street	SFG, LLC dba Brown’s Dairy	Owned Property	Part of Plant		1400 Baronne Street	New Orleans	Louisiana	70113
LA:New Orleans-1401 Carondelet Street	SFG, LLC dba Brown’s Dairy	Owned Property	Part of Plant		1401 Carondelet Street	New Orleans	Louisiana	70113
LA:New Orleans-1404 Barrone Street	SFG, LLC dba Brown’s Dairy	Owned Property	Part of Plant		1404 Barrone Street	New Orleans	Louisiana	70113
LA:New Orleans-1408 Baronne Street	SFG, LLC dba Brown’s Dairy	Owned Property	Part of Plant	Parking	1408 Baronne Street	New Orleans	Louisiana	70113
LA:New Orleans-1408-1410 Carondelet Street	SFG, LLC dba Brown’s Dairy	Owned Property	Part of Plant	Parking	1408-1410 Carondelet Street	New Orleans	Louisiana	70113
LA:New Orleans-1414 Baronne Street	SFG, LLC dba Brown’s Dairy	Owned Property	Part of Plant	Parking	1414 Baronne Street	New Orleans	Louisiana	70113
LA:New Orleans-1417 Carondelet Street	SFG, LLC dba Brown’s Dairy	Owned Property	Part of Plant	Parking	1417 Carondelet Street	New Orleans	Louisiana	70113
LA:New Orleans-1419 Carondelet Street	SFG, LLC dba Brown’s Dairy	Owned Property	Part of Plant	Parking	1419 Carondelet Street	New Orleans	Louisiana	70113
LA:New Orleans-1423-1427 Carondelet Street	SFG, LLC dba Brown’s Dairy	Owned Property	Part of Plant		1423-1427 Carondelet Street	New Orleans	Louisiana	70601
LA:New Orleans-1429 Carondelet Street	SFG, LLC dba Brown’s Dairy	Owned Property	Part of Plant		1429 Carondelet Street	New Orleans	Louisiana	70113
LA:New Orleans-1712 Erato Street	SFG, LLC dba Brown’s Dairy	Owned Property	Part of Plant	Parking	1712 Erato Street	New Orleans	Louisiana	70113
LA:New Orleans-1713 Erato Street	SFG, LLC dba Brown’s Dairy	Owned Property	Part of Plant		1713 Erato Street	New Orleans	Louisiana	70113
LA:New Orleans-1715 Thalia Street	SFG, LLC dba Brown’s Dairy	Owned Property	Part of Plant	Parking	1715 Thalia Street	New Orleans	Louisiana	70113
LA:New Orleans-1722 Thalia Street	SFG, LLC dba Brown’s Dairy	Owned Property	Part of Plant	Parking	1722 Thalia Street	New Orleans	Louisiana	70113
LA:New Orleans-1723-25 Martin Luther King Jr.	SFG, LLC dba Brown’s Dairy	Owned Property	Part of Plant	Parking	1723-25 Martin Luther King Jr	New Orleans	Louisiana	70113
LA:New Orleans-1725 Erato Street	SFG, LLC dba Brown’s Dairy	Owned Property	Part of Plant	Parking	1725 Erato Street	New Orleans	Louisiana	70113
LA:New Orleans-1726 Thalia Street	SFG, LLC dba Brown’s Dairy	Owned Property	Part of Plant	Parking	1726 Thalia Street	New Orleans	Louisiana	70113
LA:New Orleans-1727-29 Erato Street	SFG, LLC dba Brown’s Dairy	Owned Property	Part of Plant		1727-29 Erato Street	New Orleans	Louisiana	70113
LA:New Orleans-1727-29 Martin Luther King Jr.	SFG, LLC dba Brown’s Dairy	Owned Property	Part of Plant	Parking	1727-29 Martin Luther King Jr	New Orleans	Louisiana	70113
LA:New Orleans-1730 Thalia Street	SFG, LLC dba Brown’s Dairy	Owned Property	Part of Plant	Parking	1730 Thalia Street	New Orleans	Louisiana	70113
LA:New Orleans-1731 Melphomene Street	SFG, LLC dba Brown’s Dairy	Owned Property	Part of Plant	Parking	1731 Melphomene Street	New Orleans	Louisiana	70113
LA:New Orleans-1735-1739 Eracto Street	SFG, LLC dba Brown’s Dairy	Owned Property	Part of Plant	Parking	1735-39 Erato Street	New Orleans	Louisiana	70113
LA:New Orleans-1738 Thalia Street	SFG, LLC dba Brown’s Dairy	Owned Property	Part of Plant	Parking	1738 Thalia Street	New Orleans	Louisiana	70113
LA:New Orleans-1825 & 1834 Erato Street	SFG, LLC dba Brown’s Dairy	Owned Property	Part of Plant	Parking	1825 & 1834 Erato St.	New Orleans	Louisiana	70113
LA:New Orleans-1831-1837 Thalia Street (Lots 5 & 11)	SFG, LLC dba Brown’s Dairy	Owned Property	Part of Plant		1831 - 1837 Thalia Street	New Orleans	Louisiana	70113
LA:New Orleans-28754 Martin Luther King Jr.	SFG, LLC dba Brown’s Dairy	Owned Property	Part of Plant	Parking	28754 Martin Luther King Jr.	New Orleans	Louisiana	70113
LA:New Orleans-Lot 3A SQ 241	SFG, LLC dba Brown’s Dairy	Owned Property	Part of Plant	Parking	Lot 3A SQ 241	New Orleans	Louisiana	70113
MA:Lynn-626 Lynnway (Closed Plant)	Garelick Farms, LLC	Owned Property	Plant		626 Lynnway	Lynn	Massachusetts	01905
MA:Lynn-680 Lynnway	Garelick Farms, LLC	Owned Property	Warehouse		680 Lynnway	Lynn	Massachusetts	01905
MD:Hagerstown-1433 Oakmont Drive	Tuscan/Lehigh Dairies, Inc.	Owned Property	Distribution Depot		1433 Oakmont Dr.	Hagerstown	Maryland	21740
MI:Alpena-4249 US Hwy 23 S.	Country Fresh, LLC	Owned Property	Cooler		4249 US Hwy 23 S.	Alpena	Michigan	49707
MI:Alpena-4250 US Hwy 23 S.	Country Fresh, LLC	Owned Property	Cooler		4250 US Hwy 23 S.	Alpena	Michigan	49707
MI:Alpena-4251 US Hwy 23 S.	Country Fresh, LLC	Owned Property	Sales Office		4251 US Hwy 23 South	Alpena	Michigan	49707
MI:Grand Rapids-2437 Buchanan Avenue SW	Country Fresh, LLC	Owned Property	Part of Plant		2437 Buchanan Ave. SW	Grand Rapids	Michigan	49548
MI:Grand Rapids-2449 Buchanan Avenue SW	Country Fresh, LLC	Owned Property	Part of Plant		2449 Buchanan Ave. SW	Grand Rapids	Michigan	49548
MI:Grand Rapids-2555 Buchanan Avenue SW (Plant)	Country Fresh, LLC	Owned Property	Plant		2555 Buchanan Ave. SW	Grand Rapids	Michigan	49548
MI:Livonia-31770 Enterprise Drive (Closed Plant)	Country Fresh, LLC	Owned Property	Plant		31770 Enterprise Drive	Livonia	Michigan	48150
MI:Marquette-107 Meeske Avenue	Country Fresh, LLC	Owned Property	Part of Plant		107 Meeske Avenue	Marquette	Michigan	49855
MI:Marquette-198 Meeske Avenue	Country Fresh, LLC	Owned Property	Storage	Equipment & Parts Storage	198 Meeske Avenue	Marquette	Michigan	49855
MI:Marquette-200 Meeske Avenue (Plant)	Country Fresh, LLC	Owned Property	Plant	Parking	200 Meeske Avenue	Marquette	Michigan	49855

MI:Rockford-5337 13 Mile Road NE	Country Fresh, LLC	Owned Property	Parking	Parking	5337 13 Mile Rd. NE	Rockford	Michigan	49341
MI:Traverse City-325 W. S. Airport Road	Country Fresh, LLC	Owned Property	Distribution Depot	Office	325 W. S. Airport Road	Traverse City	Michigan	49686
MI:Wyoming-263 Mart Street SW	Country Fresh, LLC	Owned Property	Sales Office		263 Mart Street SW	Wyoming	Michigan	49548
MI:Wyoming-285 Mart Street SW	Country Fresh, LLC	Owned Property	Distribution Depot	With Washer Bay & Storage	285 Mart Street SW	Wyoming	Michigan	49548
MI:Wyoming-301 Mart Street	Country Fresh, LLC	Owned Property	Part of Plant		301 Mart Street	Wyoming	Michigan	49548
MI:Wyoming-321 Mart Street	Country Fresh, LLC	Owned Property	Garage		321 Mart Street	Wyoming	Michigan	49548
MI:Wyoming-355 Mart Street	Country Fresh, LLC	Owned Property	Warehouse | Dry Ingred. Pack Supply Storage	Office	355 Mart Street	Wyoming	Michigan	49548
MI:Wyoming-End of Mart Street	Country Fresh, LLC	Owned Property	Parking	Parking	End of Mart St.	Wyoming	Michigan	49548
MN:Moorhead-2103 5th Avenue N.	Dean Foods North Central, LLC	Owned Property	Distribution Depot		2103 5th Avenue N	Moorhead	Minnesota	56560
MN:Thief River Falls-122 Main S. (Closed Plant)	Dean Foods North Central, LLC	Owned Property	Plant	Fluid Milk	122 Main S.	Thief River Falls	Minnesota	56701
MN:Thief River Falls-1220 Hwy. 32 S.	Dean Foods North Central, LLC	Owned Property	Distribution Depot		1220 Hwy 32 S.	Thief River Falls	Minnesota	56701
MN:Woodbury-1930 Wooddale Drive (Plant)	Dean Foods North Central, LLC	Owned Property	Plant		1930 Wooddale Drive	Woodbury	Minnesota	55125
MN:Woodbury-2351 Ventura Drive	Dean Foods North Central, LLC	Owned Property	Parking		2351 Ventura Drive	Woodbury	Minnesota	55125
MS:Gulfport-11100 Three Rivers Road	Southern Foods Group, LLC	Owned Property	Distribution Depot		11100 Three Rivers Road	Gulfport	Mississippi	39503
MT:Billings-102 S. 27th Street	Southern Foods Group, LLC	Owned Property	Blow Mold Facility		102 S. 27TH ST.	Billings	Montana	59101
MT:Billings-109 S. Broadway (Plant)	SFG, LLC dba Meadow Gold Dairies	Owned Property	Plant		109 S. Broadway	Billings	Montana	59101
TX:Houston-1324 Sampson	SFG, LLC dba Oak Farms Dairy	Owned Property	Part of Plant	Cooler	1324 Sampson	Houston	Texas	77003
MT:Billings-406 Sugar Avenue	SFG, LLC dba Meadow Gold Dairies	Owned Property	Parking		406 Sugar Avenue	Billings	Montana	59101
MT:Billings-Corner of State Avenue & Sugar Avenue	SFG, LLC dba Meadow Gold Dairies	Owned Property	Parking		Corner of State Ave. & Sugar Ave	Billings	Montana	59101
MT:Butte-2401 Cobban Street	SFG, LLC dba Meadow Gold Dairies	Owned Property	Distribution Depot	Parking	2401 Cobban St.	Butte	Montana	59701
TX:Houston-3440 Leeland Street	SFG, LLC dba Oak Farms Dairy	Owned Property	Parking		3440 Leeland Street	Houston	Texas	77003
MT:Great Falls-218 4rd Street South	SFG, LLC dba Meadow Gold Dairies	Owned Property	Storage		218 4rd Street South	Great Falls	Montana	59405
MT:Great Falls-300 3rd Avenue S. and 301 4th Avenue S.	SFG, LLC dba Meadow Gold Dairies	Owned Property	Part of Plant	Parking	300 3rd Avenue South	Great Falls	Montana	59405
MT:Great Falls-301 3rd Ave South (Lot 14)	SFG, LLC dba Meadow Gold Dairies	Owned Property	Parking		301 3rd Avenue South	Great Falls	Montana	59405
MT:Great Falls-301 4th Avenue South	SFG, LLC dba Meadow Gold Dairies	Owned Property	Part of Plant		301 4th Avenue South	Great Falls	Montana	59405
MT:Great Falls-307 3rd Avenue South (Lots 8- 13)	SFG, LLC dba Meadow Gold Dairies	Owned Property	Part of Plant		307 3rd Avenue South	Great Falls	Montana	59405
MT:Great Falls-312 3rd Avenue South (Plant)	SFG, LLC dba Meadow Gold Dairies	Owned Property	Plant		312 3rd Ave South	Great Falls	Montana	59405
MT:Great Falls-320 4th Street	SFG, LLC dba Meadow Gold Dairies	Owned Property	Garage		320 4th Street	Great Falls	Montana	59405
MT:Helena-1624 Lewis Street	SFG, LLC dba Meadow Gold Dairies	Owned Property	Distribution Depot	Land	1624 Lewis St.	Helena	Montana	59601
MT:Kalispell-1300 Two Mile Drive	SFG, LLC dba Meadow Gold Dairies	Owned Property	Distribution Depot		1300 Two Mile Drive	Kalispell	Montana	59901
MT:Missoula-5920 Sandpiper Drive	SFG, LLC dba Meadow Gold Dairies	Owned Property	Distribution Depot	Parking	5920 Sandpiper Drive	Missoula	Montana	59802
NC:Arden-10 Trident Drive	Suiza Dairy Group, LLC	Owned Property	Distribution Depot	Own Billboard on vacant land	10 Trident Dr.	Arden	North Carolina	28704
NC:Burlington-826 Plantation Road (Billboard)	Suiza Dairy Group, LLC	Owned Property	Vacant	Cross Dock & Facilities	826 Plantation Drive	Burlington	North Carolina	27215
NC:Charlotte-3300 The Plaza 1	Suiza Dairy Group, LLC	Owned Property	Distribution Depot	With Office	3300 The Plaza	Charlotte	North Carolina	28205
NC:Goldsboro-1105 N. Williams Street	Suiza Dairy Group, LLC	Owned Property	Distribution Depot		1105 N. Williams St.	Goldsboro	North Carolina	27530
NC:High Point-1350 West Fairfield Road (Plant)	SDG, LLC dba Dairy Fresh, LLC	Owned Property	Plant		1350 West Fairfield Road	High Point	North Carolina	27263
NC:Jacksonville-210 Fairway Road	Suiza Dairy Group, LLC	Owned Property	Distribution Depot		210 Fairway Road	Jacksonville	North Carolina	28546
NC:Lumberton-1601 N. Roberts Avenue	Suiza Dairy Group, LLC	Owned Property	Distribution Depot		1601 N. Roberts Ave.	Lumberton	North Carolina	28358
NC:Mt. Airy-1050 N US Highway 52 N	Suiza Dairy Group, LLC	Owned Property	Distribution Depot		1050 N US Highway 52N	Mt. Airy	North Carolina	27030
NC:Raleigh-8816 Midway West Road	Suiza Dairy Group, LLC	Owned Property	Distribution Depot		8816 Midway West Rd.	Raleigh	North Carolina	27617
NC:Rockingham-774 E. US Highway 74	Suiza Dairy Group, LLC	Owned Property	Distribution Depot		774 E. US Highway 74	Rockingham	North Carolina	28379
NC:Winston-Salem-2221 Patterson Avenue (Plant)	SDG, LLC dba Dairy Fresh, LLC	Owned Property	Plant	Dry Storage	2221 N. Patterson Avenue	Winston-Salem	North Carolina	27105
NC:Winston-Salem-2237 Patterson Avenue	SDG, LLC dba Dairy Fresh, LLC	Owned Property	Parking	Third Party	2237 Patterson Avenue	Winston-Salem	North Carolina	27105
NC:Winston-Salem-800 E. 21st Street	Suiza Dairy Group, LLC	Owned Property	Warehouse	Parking	800 E. 21st St.	Winston-Salem	North Carolina	27105
ND:Bismarck-1106 E. Front Avenue	Dean Foods North Central, LLC	Owned Property	Parking	Parking	1106 East Front Avenue	Bismarck	North Dakota	58501
ND:Bismarck-1207 E. Main Avenue (Plant) 2	Dean Foods North Central, LLC	Owned Property	Plant		1207 E. Main Avenue	Bismarck	North Dakota	58501
ND:Bismarck-1214 E. Front Avenue	Dean Foods North Central, LLC	Owned Property	Parking	Parking	1214 E. Front Ave	Bismarck	North Dakota	58501
ND:Bismarck-1301 E. Main Avenue	Dean Foods North Central, LLC	Owned Property	Sales Office		1301 E. East Main Ave.	Bismarck	North Dakota	58501
ND:Williston-506 1st Street W.	Dean Foods North Central, LLC	Owned Property	Distribution Depot		506 1st Street West	Williston	North Dakota	58801
NJ:Florence-117 Cumberland Boulevard (Plant)	Garelick Farms, LLC	Owned Property	Plant	Office	117 Cumberland Boulevard	Florence	New Jersey	08016
NJ:Wildwood-100 W. Spicer Avenue	Tuscan/Lehigh Dairies, Inc.	Owned Property	Distribution Depot		100 W. Spicer Ave.	Wildwood	New Jersey	8260
TX:Houston-3502 Denver	SFG, LLC dba Oak Farms Dairy	Owned Property	Parking		3502 Denver	Houston	Texas	77003
MI:Detroit-18940 Weaver (Closed Plant)	Country Fresh, LLC	Owned Property	Plant	Parking	18940 Weaver	Detroit	Michigan	48228
NM:Albuquerque-010 Indian School Road N.E.	DDH, LLC dba Creamland Dairies, LLC	Owned Property	Sales Office		010 Indian School Rd. N.E.	Albuquerque	New Mexico	87102
NM:Albuquerque-1700 2nd Street NW	DDH, LLC dba Creamland Dairies, LLC	Owned Property	Distribution Depot	Lot	1700 2nd Street NW	Albuquerque	New Mexico	87102
NM:Albuquerque-1716 2nd Street NW	DDH, LLC dba Creamland Dairies, LLC	Owned Property	Warehouse		1716 Second NW	Albuquerque	New Mexico	87102
NM:Albuquerque-1800 2nd Street NW	DDH, LLC dba Creamland Dairies, LLC	Owned Property	Warehouse	Fluid Milk	1800 2nd Street NW	Albuquerque	New Mexico	87102
NM:Albuquerque-1801 2nd Street NW	DDH, LLC dba Creamland Dairies, LLC	Owned Property	Warehouse		1801 Second NW	Albuquerque	New Mexico	87102
NM:Albuquerque-1911 2nd Street NW (Plant)	DDH, LLC dba Creamland Dairies, LLC	Owned Property	Plant		1911 2nd Street NW	Albuquerque	New Mexico	87102
NM:Albuquerque-1930 1st Street NW	DDH, LLC dba Creamland Dairies, LLC	Owned Property	Warehouse		1930 1st St. NW	Albuquerque	New Mexico	87102
NM:Albuquerque-301 Haines	DDH, LLC dba Creamland Dairies, LLC	Owned Property	Warehouse		301 Haines	Albuquerque	New Mexico	87102

NM:Albuquerque-333 Aspen NW	DDH, LLC dba Creamland Dairies, LLC	Owned Property	Part of Plant	Parking	333 Aspen NW	Albuquerque	New Mexico	87102
NM:Farmington-1201 W. Apache Street	DDH, LLC dba Creamland Dairies, LLC	Owned Property	Distribution Depot		1201 W. Apache Street	Farmington	New Mexico	87401
NV:North Las Vegas-6350 East Centennial Pkwy. (Plant)	SFG, LLC dba Meadow Gold Dairies	Owned Property	Plant		6350 East Centennial Pkwy.	North Las Vegas	Nevada	89115
NV:Reno-1675 Mill Street	Model Dairy, LLC	Owned Property	Warehouse		1675 Mill St	Reno	Nevada	89503
NV:Reno-485 Kietzke Lane	Model Dairy, LLC	Owned Property			485 Kietzke Lane	Reno	Nevada	89502
NV:Reno-495 & 515 Kietzke Lane	Model Dairy, LLC	Owned Property			495 Kietzke Lane	Reno	Nevada	89502
NV:Reno-500 Gould Street (Plant)	Model Dairy, LLC	Owned Property	Plant	Parking	500 Gould St.	Reno	Nevada	89502
NV:Reno-525 Kietzke Lane	Model Dairy, LLC	Owned Property	Parking	Parking	525 Kietzke Lane	Reno	Nevada	89502
TX:Houston-3301 Leeland Street	SFG, LLC dba Oak Farms Dairy	Owned Property	Vacant	Lot	3301 Leeland Street	Houston	Texas	77003
NY:Rensselaer-504 3rd Avenue Ext. (Plant)	Garelick Farms, LLC	Owned Property	Plant		504 3rd Ave. Ext.	Rensselaer	New York	12144
OH:Akron-1415 W. Waterloo Road	Reiter Dairy, LLC	Owned Property	Sales Office		1415 W. WATERLOO RD.	Akron	Ohio	44314
OH:Akron-1439 W. Waterloo Road	Reiter Dairy, LLC	Owned Property	Cooler	Ice Cream Freezer	1439 W. WATERLOO RD.	Akron	Ohio	44306
OH:Akron-Kohler Avenue	Reiter Dairy, LLC	Owned Property	Parking		KOHLER AVE	Akron	Ohio	44314
OH:Marietta-1701 Greene Street (St Rd 26) (Plant)	SDG, LLC dba Broughton Foods, LLC	Owned Property	Plant		1701 Greene Street (St Rd 26)	Marietta	Ohio	45750
OH:Springfield-1940 Commerce Circle	Reiter Dairy, LLC	Owned Property	Storage	Fluid Milk, Fruit Drinks, Bottled	1940 Commerce Circle	Springfield	Ohio	45504
OH:Springfield-1941 Commerce Circle	Reiter Dairy, LLC	Owned Property	Sales Office		1941 Commerce Circle	Springfield	Ohio	45504
OH:Springfield-1961 Commerce Circle (Plant)	Reiter Dairy, LLC	Owned Property	Plant		1961 Commerce Circle	Springfield	Ohio	45504
OH:Springfield-1980 Commerce Circle	Reiter Dairy, LLC	Owned Property		Equipment & Parts Storage	1980 Commerce Circle	Springfield	Ohio	45504
OH:Toledo-4014 Fitch Road	SDG, LLC dba Frostbite Brands	Owned Property	Storage	Equipment & Parts Storage	4014 Fitch Rd.	Toledo	Ohio	43613
OH:Toledo-4035 Upton Avenue	SDG, LLC dba Frostbite Brands	Owned Property	Storage		4035 Upton Avenue	Toledo	Ohio	43613
OH:Toledo-4054 Fitch Road	SDG, LLC dba Frostbite Brands	Owned Property	Storage	Dry Storage	4054 Fitch Rd	Toledo	Ohio	43613
OH:Toledo-4057-63 Fitch Road	SDG, LLC dba Frostbite Brands	Owned Property	Part of Plant		4057-63 Fitch	Toledo	Ohio	43613
OH:Toledo-4060 Fitch Road	SDG, LLC dba Frostbite Brands	Owned Property	Warehouse		4060 Fitch Rd.	Toledo	Ohio	43613
OH:Toledo-4117 Fitch Road (IC Plant)	SDG, LLC dba Frostbite Brands	Owned Property	Plant	Cross Dock & Facilities | Parking	4117 Fitch Road	Toledo	Ohio	43613
OK:Oklahoma City-316 1/2 N. Western Avenue	SFG, LLC dba Borden Dairy Products	Owned Property	Distribution Depot	Cross Dock & Facilities | Parking	316 1/2 Northwestern	Oklahoma City	Oklahoma	73106
OK:Oklahoma City-316 N. Western Avenue	SFG, LLC dba Borden Dairy Products	Owned Property	Distribution Depot	Cross Dock & Facilities | Parking	316 N. Western Ave.	Oklahoma City	Oklahoma	73106
OK:Tulsa-117 W. Cameron	SFG, LLC dba Meadow Gold Dairies	Owned Property	Parking		117 W. Cameron	Tulsa	Oklahoma	74103
OK:Tulsa-119 W. Cameron	SFG, LLC dba Meadow Gold Dairies	Owned Property	Part of Plant	Parking	119 W. Cameron	Tulsa	Oklahoma	74103
TX:Houston-3402 Leeland Street	SFG, LLC dba Oak Farms Dairy	Owned Property	Parking	Parking	3402 Leeland Street	Houston	Texas	77003
OK:Tulsa-211 W. Brady	SFG, LLC dba Meadow Gold Dairies	Owned Property	Part of Plant	Parking	211 W. Brady	Tulsa	Oklahoma	74103
OK:Tulsa-211 W. Cameron	SFG, LLC dba Meadow Gold Dairies	Owned Property	Parking		211 W. Cameron	Tulsa	Oklahoma	74103
OK:Tulsa-213 W. Brady	SFG, LLC dba Meadow Gold Dairies	Owned Property	Part of Plant	Fluid Milk	213 W. Brady	Tulsa	Oklahoma	74103
OK:Tulsa-213 W. Cameron	SFG, LLC dba Meadow Gold Dairies	Owned Property	Part of Plant	Parking	213 W. Cameron	Tulsa	Oklahoma	74103
OK:Tulsa-215 W. Brady	SFG, LLC dba Meadow Gold Dairies	Owned Property	Part of Plant	Parking	215 W. Brady	Tulsa	Oklahoma	74103
OK:Tulsa-215 W. Cameron	SFG, LLC dba Meadow Gold Dairies	Owned Property	Parking		215 W. Cameron	Tulsa	Oklahoma	74103
OK:Tulsa-219 N. Denver Street	SFG, LLC dba Meadow Gold Dairies	Owned Property	Parking	Parking	219 N. Denver St.	Tulsa	Oklahoma	74103
OK:Tulsa-303 N. Cheyenne	SFG, LLC dba Meadow Gold Dairies	Owned Property	Parking		303 N. Cheyenne	Tulsa	Oklahoma	74103
OK:Tulsa-305 N. Denver Street	SFG, LLC dba Meadow Gold Dairies	Owned Property	Parking		305 N. Denver St.	Tulsa	Oklahoma	74103
TX:Houston-3212 Leeland Street	SFG, LLC dba Oak Farms Dairy	Owned Property	Parking	Parking	3212 Leeland Street	Houston	Texas	77003
OK:Tulsa-310 N. Cheyenne	SFG, LLC dba Meadow Gold Dairies	Owned Property	Parking	Ice Cream Freezer	310 N. Cheyenne	Tulsa	Oklahoma	74103
OK:Tulsa-312 N. Cheyenne	SFG, LLC dba Meadow Gold Dairies	Owned Property	Cooler	Third Party	312 N. Cheyenne	Tulsa	Oklahoma	74103
OR:La Grande-2408 E. H Avenue	Southern Foods Group, LLC	Owned Property	Distribution Depot		2408 E. H Ave.	La Grande	Oregon	97850
PA:Erie-2051 McClelland	DDH, LLC dba Meadow Brook Dairy Company	Owned Property	Parking		2051 McClelland	Erie	Pennsylvania	16510
PA:Erie-2304 Prospect Avenue	DDH, LLC dba Meadow Brook Dairy Company	Owned Property	Parking		2304 Prospect Ave.	Erie	Pennsylvania	16510
PA:Erie-2305 Buffalo Road	DDH, LLC dba Meadow Brook Dairy Company	Owned Property	Parking		2305 Buffalo Road	Erie	Pennsylvania	16510
TX:Houston-3303 Leeland Street	SFG, LLC dba Oak Farms Dairy	Owned Property	Parking	Lot	3303 Leeland Street	Houston	Texas	77003
PA:Erie-2312 Prospect Avenue	DDH, LLC dba Meadow Brook Dairy Company	Owned Property	Parking		2312 Prospect Ave.	Erie	Pennsylvania	16510
PA:Erie-2318 Prospect Avenue	DDH, LLC dba Meadow Brook Dairy Company	Owned Property	Parking		2318 Prospect Ave.	Erie	Pennsylvania	16510
PA:Erie-2322 Prospect Avenue	DDH, LLC dba Meadow Brook Dairy Company	Owned Property	Parking		2322 Prospect Ave.	Erie	Pennsylvania	16510
PA:Erie-2328 Prospect Avenue	DDH, LLC dba Meadow Brook Dairy Company	Owned Property	Parking		2328 Prospect Ave.	Erie	Pennsylvania	16510
PA:Erie-2332 Prospect Avenue	DDH, LLC dba Meadow Brook Dairy Company	Owned Property	Parking	Fluid Milk	2332 Prospect Ave.	Erie	Pennsylvania	16510
PA:Erie-2336 Prospect Avenue	DDH, LLC dba Meadow Brook Dairy Company	Owned Property	Parking		2336 Prospect Ave.	Erie	Pennsylvania	16510
PA:Erie-2365 Buffalo Road (Closed Plant)	DDH, LLC dba Meadow Brook Dairy Company	Owned Property	Plant		2365 Buffalo Road	Erie	Pennsylvania	16510

PA:Erie-2401 Buffalo Road Company	DDH, LLC dba Meadow Brook Dairy	Owned Property	Parking		2401 Buffalo Road	Erie	Pennsylvania	16510
PA:Erie-240 Buffalo Road Company	DDH, LLC dba Meadow Brook Dairy	Owned Property	Parking		2405 Buffalo Road	Erie	Pennsylvania	16510
TX:Houston-3327 Denver	SFG, LLC dba Oak Farms Dairy	Owned Property	Parking	Parking	3327 Denver	Houston	Texas	77003
PA:Erie-2413-2415 Buffalo Road Company	DDH, LLC dba Meadow Brook Dairy	Owned Property	Parking		2413 - 2415 Buffalo Road	Erie	Pennsylvania	16510
PA:Erie-ES McCell - S. of Bluff Company	DDH, LLC dba Meadow Brook Dairy	Owned Property	Parking		ES MCCLELL, S. OF BLUFF	Erie	Pennsylvania	16510
PA:Erie-F.A. Wagner Sublot Company	DDH, LLC dba Meadow Brook Dairy	Owned Property	Parking		F.A. WAGNER SUB-LOT	Erie	Pennsylvania	16510
PA:Erie-Prospect Aveune (Lots 8 — 19) Company	DDH, LLC dba Meadow Brook Dairy	Owned Property	Parking	Parking	PROSPECT AVE - LOTS 8 - 19	Erie	Pennsylvania	16510
PA:Erie-SS Prospect Avenue Company	DDH, LLC dba Meadow Brook Dairy	Owned Property	Parking		SS PROSPECT AVE.	Erie	Pennsylvania	16510
PA:Lansdale-880 Allentown Road (Plant)	Tuscan/Lehigh Dairies, Inc.	Owned Property	Plant		880 Allentown Road	Lansdale	Pennsylvania	19446
PA:Lebanon-2401 Walnut Street (Plant)	DDH, LLC dba Swiss Premium Dairy, LLC	Owned Property	Plant	Land	2401 Walnut Street	Lebanon	Pennsylvania	17042
PA:Lebanon-Chestnut Street (Lots G & H)	DDH, LLC dba Swiss Premium Dairy, LLC	Owned Property	Part of Plant		Lot G & H - Chestnut Street	Lebanon	Pennsylvania	17042
PA:Lebanon-Walnut Street (Lot E)	DDH, LLC dba Swiss Premium Dairy, LLC	Owned Property	Part of Plant		Lot E - Walnut Street	Lebanon	Pennsylvania	17042
PA:S. Pymatuning Township	Dean Dairy Holdings, LLC	Owned Property	Part of Plant			S. Pymatuning Township	Pennsylvania	16150
PA:Schuylkill Haven-Road 1, 110 Manheim Road (Plant)	Tuscan/Lehigh Dairies, Inc.	Owned Property	Plant	Fluid Milk	Rd 1, 110 Manheim Road	Schuylkill Haven	Pennsylvania	17972
PA:Sharpsville-1690 Oneida Lane Company, LLC	DDH, LLC dba Dean Dairy Products	Owned Property	Sales Office	Cross Dock & Facilities | Office	1690 Oneida Lane	Sharpsville	Pennsylvania	16150
PA:Sharpsville-1858 Oneida Lane (Plant) Company, LLC	DDH, LLC dba Dean Dairy Products	Owned Property	Plant	With Office	1858 Oneida Lane	Sharpsville	Pennsylvania	16150
SC:Columbia-116 N. Montague Road	SDG, LLC dba Pet Dairy	Owned Property	Distribution Depot		116 N. Montague Road	Columbia	South Carolina	29203
SC:Duncan-911 Berry Shoals Road	SDG, LLC dba Pet Dairy	Owned Property	Distribution Depot	Fluid Milk	911 BERRY SHOALS RD	Duncan	South Carolina	29334
SC:Florence-1090 S. Church Street	SDG, LLC dba Pet Dairy	Owned Property	Warehouse		1090 S. Church Street	Florence	South Carolina	29506
VA:Danville-2700 North Main Street	Suiza Dairy Group, LLC				2700 North Main Street	Danville	Virginia
SC:Florence-1100 S. Church Street (Closed Plant)	Suiza Dairy Group, LLC	Owned Property	Plant		1100 S. Church Street	Florence	South Carolina	29506
SC:Greenville-4601 Dairy Drive	SDG, LLC dba Pet Dairy	Owned Property	Sales Office		4601 Dairy Drive	Greenville	South Carolina	29607
SC:Greenville-4613 Dairy Drive	SDG, LLC dba Pet Dairy	Owned Property	Distribution Depot		4613 Dairy Drive	Greenville	South Carolina	29607
SC:N. Charleston-7153 Cross County Road	SDG, LLC dba Pet Dairy	Owned Property	Distribution Depot	Third Party	7153 Cross County Rd.	North Charleston	South Carolina	29418
SC:Spartanburg-1291 New Cut Road (Plant)	Suiza Dairy Group, LLC	Owned Property	Plant		1291 New Cut Road	Spartanburg	South Carolina	29305
SC:Spartanburg-8660 Fairforest Road	SDG, LLC dba Pet Dairy	Owned Property	Parking		8660 Fairforest Road	Spartanburg	South Carolina	29303
SC:Spartanburg-8690 Fairforest Road	SDG, LLC dba Pet Dairy	Owned Property	Parking		8690 Fair Forest Road	Spartanburg	South Carolina	29305
SD:Sioux Falls-1200 W. Russell Street (Plant)	Dean Foods North Central, LLC	Owned Property	Plant		1200 W. Russell Street	Sioux Falls	South Dakota	57104
SD:Sioux Falls-1304 W. Russell Street	Dean Foods North Central, LLC	Owned Property	Parking		1304 West Russell Street	Sioux Falls	South Dakota	57104
SD:Sioux Falls-1500 N. A Avenue	Dean Foods North Central, LLC	Owned Property	Garage	Parking	1500 N. A Ave.	Sioux Falls	South Dakota	57104
TN:Athens-1001 Jones Street	Mayfield Dairy Farms, LLC	Owned Property	Parking	With Office	1001 JONES STREET	Athens	Tennessee	37303
TN:Athens-1003 Jones Street	Mayfield Dairy Farms, LLC	Owned Property	Parking		1003 Jones Street	Athens	Tennessee	37303
TN:Athens-1005 Jones Street	Mayfield Dairy Farms, LLC	Owned Property	Parking		1005 Jones Street	Athens	Tennessee	37303
TN:Athens-2819 Northridge Drive	Mayfield Dairy Farms, LLC	Owned Property	Warehouse		2819 NORTHRIDGE DR	Athens	Tennessee	37303
TN:Athens-806-808 Madison Avenue	Mayfield Dairy Farms, LLC	Owned Property	Sales Office		806-808 E. Madison Ave.	Athens	Tennessee	37303
TN:Athens-813 Madison Avenue (Plant)	Mayfield Dairy Farms, LLC	Owned Property	Plant		813 Madison Avenue	Athens	Tennessee	37303
TN:Athens-902 Moore Street	Mayfield Dairy Farms, LLC	Owned Property	Parking		902 MOORE STREET	Athens	Tennessee	37303
TN:Athens-904 Moore Street	Mayfield Dairy Farms, LLC	Owned Property	Parking		904 MOORE STREET	Athens	Tennessee	37303
TN:Athens-911 Ingleside Avenue	Mayfield Dairy Farms, LLC	Owned Property	Garage		911 INGLESIDE AVE	Athens	Tennessee	37303
TN:Athens-Corner of Ingleside and Forrest Avenue	Mayfield Dairy Farms, LLC	Owned Property	Part of Plant		Ingleside Avenue	Athens	Tennessee	37303
TN:Athens-Slack Road	Mayfield Dairy Farms, LLC	Owned Property	Parking		Slack Road	Athens	Tennessee	37303
TN:Athens-Thompson & Shoemaker	Mayfield Dairy Farms, LLC	Owned Property	Warehouse	With Office	THOMPSON & SHOEMAKER	Athens	Tennessee	37303
TN:Chattanooga-2121 S. Polymer Drive	Mayfield Dairy Farms, LLC	Owned Property	Distribution Depot	Lot	2121 S. POLYMER DR	Chattanooga	Tennessee	37421
TN:Clarksville-70 Quail Hollow Road	DDH, LLC dba Purity Dairies, LLC	Owned Property	Distribution Depot	With Office	70 Quail Hollow Rd	Clarksville	Tennessee	37043
TN:Crossville-210 Woodlawn Road	Mayfield Dairy Farms, LLC	Owned Property	Distribution Depot	Lot	210 WOODLAWN RD	Crossville	Tennessee	38555
TX:Houston-1412 Trinidad Street	SFG, LLC dba Oak Farms Dairy	Owned Property	Part of Plant	Lot	1412 Trinidad Street	Houston	Texas	77003
TN:Johnson City-2900 Bristol Hwy.	Suiza Dairy Group, LLC	Owned Property	Sales Office		2900 Bristol Hiwy.	Johnson City	Tennessee	37602
TN:Kingsport-1025 Konnarock Road	Suiza Dairy Group, LLC	Owned Property	Distribution Depot	Fluid Milk	1025 Konnarock Rd.	Kingsport	Tennessee	37664
TN:Kingsport-1048 Ford Town Road	Mayfield Dairy Farms, LLC	Owned Property	Distribution Depot	With Office	1048 Ford Town Rd.	Kingsport	Tennessee	37663
TN:Knoxville-9725 Parkside Drive	Mayfield Dairy Farms,LLC	Owned Property	Distribution Depot	With Office	9725 Parkside Drive	Knoxville	Tennessee	37922
TN:Lebanon-921 E. Baddour Parkway	DDH, LLC dba Purity Dairies, LLC	Owned Property	Distribution Depot	Parking	921 E. Baddour Parkway	Lebanon	Tennessee	37087
TN:Morristown-328 Industrial Avenue	Mayfield Dairy Farms, LLC	Owned Property	Distribution Depot		328 Industrial Ave.	Morristown	Tennessee	37813

TN:Nashville-112 15th Avenue N. (HOOPER PROP)	SDG, LLC dba Country Delite Farms, LLC	Owned Property	Parking		112 15TH AVE. N.	Nashville	Tennessee	37203
TN:Nashville-128 15th Avenue	Suiza Dairy Group, LLC	Owned Property	Warehouse		128 15th Avenue	Nashville	Tennessee	37203
TX:Houston-1630 Roberts	SFG, LLC dba Oak Farms Dairy	Owned Property	Parking	Parking	1630 Roberts	Houston	Texas	77003
TN:Nashville-130 15th Avenue N.	SDG, LLC dba Country Delite Farms, LLC	Owned Property	Warehouse		130 15th Avenue N	Nashville	Tennessee	37203
TN:Nashville-1401 Church Street (Plant)	SDG, LLC dba Country Delite Farms, LLC	Owned Property	Plant	Land	1401 Church Street	Nashville	Tennessee	37203
TN:Nashville-320-324 Murfreesboro Pike	DDH, LLC dba Purity Dairies, LLC	Owned Property	Part of Plant		320 - 324 Murfreesboro Pike	Nashville	Tennessee	37210
TX:Houston-3404 Leeland Street	SFG, LLC dba Oak Farms Dairy	Owned Property	Parking	Parking	3404 Leeland Street	Houston	Texas	77003
TN:Nashville-354 Murfreesboro Pike	DDH, LLC dba Purity Dairies, LLC	Owned Property	Part of Plant		354 Murfreesboro Pike	Nashville	Tennessee	37210
TN:Nashville-360-363 Murfreesboro Road (Plant)	DDH, LLC dba Purity Dairies, LLC	Owned Property	Plant	Land	360-363 Murfreesboro Road	Nashville	Tennessee	37210
TX:Houston-3408 Leeland Street	SFG, LLC dba Oak Farms Dairy	Owned Property	Parking		3408 Leeland Street	Houston	Texas	77003
TN:Nashville-366 Murfreesboro Pike	DDH, LLC dba Purity Dairies, LLC	Owned Property	Part of Plant		366 Murfreesboro Pike	Nashville	Tennessee	37210
TN:Nashville-384 Murfreesboro Pike	DDH, LLC dba Purity Dairies, LLC	Owned Property	Part of Plant		384 Murfreesboro Pike	Nashville	Tennessee	37210
TN:Nashville-502 & 504 Expressway Park Drive	DDH, LLC dba Purity Dairies, LLC	Owned Property	Part of Plant	Garage	502 & 504 EXPRESSWAY PK DR	Nashville	Tennessee	37210
TN:Nashville-508 & 512 Expressway Park Drive	DDH, LLC dba Purity Dairies, LLC	Owned Property	Warehouse	Parking	508 & 512 EXPRESSWAY PK DR	Nashville	Tennessee	37210
TX:Houston-3122 Leeland Street	SFG, LLC dba Oak Farms Dairy	Owned Property	Vacant	Lot	3122 Leeland Street	Houston	Texas	77003
TN:Nashville-516 & 530 Expressway Park Drive	DDH, LLC dba Purity Dairies, LLC	Owned Property	Distribution Depot	Parking	516 & 530 EXPRESSWAY PK DR	Nashville	Tennessee	37210
TN:Nashville-Hynes Avenue	SDG, LLC dba Country Delite Farms, LLC	Owned Property	Parking	Lot	Hynes Ave.	Nashville	Tennessee	37203
TN:Sparta-1644 Robert Matthews Parkway	DDH, LLC dba Purity Dairies, LLC	Owned Property	Distribution Depot	With Office	1644 Robert Matthews Parkway	Sparta	Tennessee	38583
TX:Houston-3443-3445 Leeland Street	SFG, LLC dba Oak Farms Dairy	Owned Property	Vacant		3443-3445 Leeland Street	Houston	Texas	77003
TX:Austin-1819 Rutland Drive	Southern Foods Group, LLC	Owned Property	Sales Office		1819 Rutland	Austin	Texas	78758
TX:Austin-1901 Rutland Drive	Southern Foods Group, LLC	Owned Property	Distribution Depot		1901 Rutland Dr.	Austin	Texas	78758
TX:Houston-3400 Bell Street	SFG, LLC dba Oak Farms Dairy	Owned Property	Parking	Parking	3400 Bell Street	Houston	Texas	77003
TX:Houston-3422 Leeland Street	SFG, LLC dba Oak Farms Dairy	Owned Property	Parking	Parking	3422 Leeland Street	Houston	Texas	77003
TX:Beaumont-490 IH 10 S.	Southern Foods Group, LLC	Owned Property	Distribution Depot	Parking	490 IH 10 S.	Beaumont	Texas	77707
TX:Brownsville-Woodruff Ave.	Southern Foods Group, LLC	Owned Property	Parking		Woodruff Ave,	Brownsville	Texas	78521
TX:Dallas-3020 South Haskell Avenue	SFG, LLC dba Schepps Dairy	Owned Property	Warehouse		3020 South Haskell Avenue	Dallas	Texas	75223
TX:Dallas-3114 South Haskell Avenue (Plant)	SFG, LLC dba Schepps Dairy	Owned Property	Plant		3114 South Haskell Avenue	Dallas	Texas	75223
TX:Dallas-3214 South Haskell Avenue	SFG, LLC dba Schepps Dairy	Owned Property	Sales Office	Lot	3214 S. Haskell Ave.	Dallas	Texas	75223
TX:Dallas-3215 & 3301 South Haskell Avenue	SFG, LLC dba Schepps Dairy	Owned Property	Parking		3301 South Haskell Avenue	Dallas	Texas	75223
TX:Dallas-3233-35 Alpine	Southern Foods Group, LLC	Owned Property	Parking	Lot	3233-35 Alpine	Dallas	Texas	75223
TX:Dallas-3303, 07, 11, 19, 23, 27 Alpine	Southern Foods Group, LLC	Owned Property	Part of Plant		3303, 07, 11, 19, 23, 27 Alpine	Dallas	Texas	75223
TX:Houston-3412 Leeland Street	SFG, LLC dba Oak Farms Dairy	Owned Property	Parking	Parking	3412 Leeland Street	Houston	Texas	77003
TX:Dallas-4615, 4619 & 4629 Silver	Southern Foods Group, LLC	Owned Property	Parking	Lot	4615, 4619 & 4629 Silver	Dallas	Texas	75223
TX:Dallas-4820 Sapphire Street	Southern Foods Group, LLC	Owned Property	Cooler	Lot	4820 Sapphire St.	Dallas	Texas	75223
TX:Dallas-Hobbs Cul-De-Sac	Southern Foods Group, LLC	Owned Property	Warehouse		Hobbs Cul-De-Sac	Dallas	Texas	75223
TX:El Paso-2914 Wyoming Avenue	DDH, LLC dba Price’s Creameries	Owned Property	Warehouse		2914 Wyoming Avenue	El Paso	Texas	79903
TX:El Paso-2920 East Missouri Steet	DDH, LLC dba Price’s Creameries	Owned Property	Blow Mold Facility		2920 East Missouri Steet	El Paso	Texas	79903
TX:El Paso-511 North Raynor Street	DDH, LLC dba Price’s Creameries	Owned Property	Distribution Depot	Fluid Milk	511 Raynor Street	El Paso	Texas	79903
TX:Houston-3424 Bell Street	SFG, LLC dba Oak Farms Dairy	Owned Property	Parking	Lot	3422 Leeland Street	Houston	Texas	77003
TX:El Paso-513 North Raynor Street	DDH, LLC dba Price’s Creameries	Owned Property	Parking		513 North Raynor Street	El Paso	Texas	79903
TX:El Paso-600 North Piedras Street (Plant)	Dean Dairy Holdings, LLC	Owned Property	Plant		600 North Piedras Street	El Paso	Texas	79903
TX:El Paso-615 North Raynor Street	DDH, LLC dba Price’s Creameries	Owned Property	Parking		615 Raynor	El Paso	Texas	79903
TX:El Paso-617 North Raynor Street	DDH, LLC dba Price’s Creameries	Owned Property	Parking	Lot	617 North Raynor Street	El Paso	Texas	79903
TX:El Paso-619 North Raynor Street	DDH, LLC dba Price’s Creameries	Owned Property	Parking		619 North Raynor Street	El Paso	Texas	79903
TX:Houston-1502 & 1510 Scott, 3508 Bell and 3504 Denver St	SFG, LLC dba Oak Farms Dairy	Owned Property	Part of Plant		1502 & 1510 Scott	Houston	Texas	77003
TX:Houston-1603 Roberts	SFG, LLC dba Oak Farms Dairy	Owned Property	Part of Plant		1603 Roberts	Houston	Texas	77003
TX:Houston-3312 Leeland Street	SFG, LLC dba Oak Farms Dairy	Owned Property	Part of Plant	Parking	3312 Leeland Street	Houston	Texas	77003
TX:Houston-3417 Leeland Street (Plant)	SFG, LLC dba Oak Farms Dairy	Owned Property	Plant	Parking	3417 Leeland Street	Houston	Texas	77003
TX:Houston-3318 Denver	SFG, LLC dba Oak Farms Dairy	Owned Property	Parking	Parking	3318 Denver	Houston	Texas	77003
TX:Houston-Top Dog Site	SFG, LLC dba Oak Farms Dairy	Owned Property	Parking		Top Dog Site	Houston	Texas	77003
TX:Laredo-8119 San Dario	Southern Foods Group, LLC	Owned Property	Cross Dock		8119 San Dario	Laredo	Texas	78045
TX:Houston-3308 Leeland Street	SFG, LLC dba Oak Farms Dairy	Owned Property	Vacant	Parking	3308 Leeland Street	Houston	Texas	77003
TX:Lubbock-201 University Avenue (Plant)	DDH, LLC dba Gandy’s Dairies	Owned Property	Plant	Lot	201 University Avenue	Lubbock	Texas	79415
TX:McAllen-217 South 6th Street	Southern Foods Group, LLC	Owned Property	Parking		217 South 6th Street	McAllen	Texas	78501
TX:McAllen-525 Beaumont Avenue	Southern Foods Group, LLC	Owned Property	Cross Dock		525 Beaumont Avenue	McAllen	Texas	78501
TX:McKinney-100 Throckmorton Street	SFG, LLC dba Southwest Ice Cream Specialties	Owned Property	Warehouse		100 Throckmorton St.	McKinney	Texas	75609
TX:McKinney-1220 North Tennessee Street (IC Plant)	SFG, LLC dba Southwest Ice Cream Specialties	Owned Property	Plant		1220 North Tennessee Street	McKinney	Texas	75069

TX:Midland-11818 West Highway 80	DDH, LLC dba Gandy’s Dairies	Owned Property	Distribution Depot		11818 West Highway 80	Midland	Texas	79701
TX:Houston-1511 Trinidad Street	SFG, LLC dba Oak Farms Dairy	Owned Property	Part of Plant	Parking	1511 Trinidad Street	Houston	Texas	77003
TX:San Angelo-426 Pulliam	DDH, LLC dba Gandy’s Dairies	Owned Property	Distribution Depot		426 Pulliam	San Angelo	Texas	76901
TX:San Antonio-1314 Fredericksburg Road (Plant)	SFG, LLC dba Oak Farms Dairy	Owned Property	Plant		1314 Fredericksburg Road	San Antonio	Texas	78201
TX:San Antonio-1418 Summit Avenue	SFG, LLC dba Oak Farms Dairy	Owned Property	Parking	Lot	1418 Summit Ave.	San Antonio	Texas	78201
TX:San Antonio-211 Moberly Street	SFG, LLC dba Oak Farms Dairy	Owned Property	Parking	Lot	211 Moberly Street	San Antonio	Texas	78201
TX:San Antonio-215 Moberly Street	SFG, LLC dba Oak Farms Dairy	Owned Property	Parking	Lot	215 Moberly Street	San Antonio	Texas	78201
TX:San Antonio-217 Moberly Street	SFG, LLC dba Oak Farms Dairy	Owned Property	Parking	Lot	217 Moberly Street	San Antonio	Texas	78201
TX:San Antonio-219 Moberly Street	SFG, LLC dba Oak Farms Dairy	Owned Property	Parking	Lot	219 Moberly Street	San Antonio	Texas	78201
TX:San Antonio-223 Moberly Street	SFG, LLC dba Oak Farms Dairy	Owned Property	Parking		223 Moberly Street	San Antonio	Texas	78201
TX:San Antonio-225 Moberly Street	SFG, LLC dba Oak Farms Dairy	Owned Property	Parking	With Office	225 Moberly Street	San Antonio	Texas	78201
TX:San Antonio-Lots 14, 15, 16, & 17 Block 1 Moberly Street	SFG, LLC dba Oak Farms Dairy	Owned Property			Lots 14, 15, 16 & 17 Block 1 Moberly Street	San Antonio	Texas	78201
TX:Wichita Falls-323 Indiana Avenue	Southern Foods Group, LLC	Owned Property	Distribution Depot		323 Indiana Avenue	Wichita Falls	Texas	76301
TX:Wichita Falls-325 Indiana & 312 Ohio	Southern Foods Group, LLC	Owned Property	Distribution Depot | Parking		325 Indiana Avenue	Wichita Falls	Texas	76301
UT:Orem-395 East 900 South	SFG, LLC dba Meadow Gold Dairies	Owned Property	Sales Office		395 East 900 South	Orem	Utah	84097
TX:Houston-3500 Denver	SFG, LLC dba Oak Farms Dairy	Owned Property	Parking		3500 Denver	Houston	Texas	77003
UT:Salt Lake City-3730 W. 1820 S. (Plant)	SFG, LLC dba Meadow Gold Dairies	Owned Property	Plant	Packaging Warehouse	3730 W. 1820 S.	Salt Lake City	Utah	84104
UT:Salt Lake City-3756 W. 1820 S.	SFG, LLC dba Meadow Gold Dairies	Owned Property	Warehouse		3756 W. 1820 South	Salt Lake City	Utah	84104
UT:St. George-1310 East Commerce St. (IC Plant)	Southern Foods Group, LLC	Owned Property	Plant		1310 East Commerce St.	St. George	Utah	84790
UT:Vernal-570 N. 2500 W.	SFG, LLC dba Meadow Gold Dairies	Owned Property	Distribution Depot	Lot	570 N. 2500 W.	Vernal	Utah	84078
VA:Big Stone Gap-1st Avenue & 4th Street	Suiza Dairy Group, LLC	Owned Property	Vacant		1st Ave. & 4th Street	Big Stone Gap	Virginia	24219
VA:Bluefield-37306 Gov. G.C. Perry Hwy.	Suiza Dairy Group, LLC	Owned Property	Distribution Depot		37306 Gov. G. C. Perry Hwy	Bluefield	Virginia	24605
VA:Chester-1821 Ware Bottom Springs Road	Suiza Dairy Group, LLC	Owned Property	Distribution Depot		1821 Ware Bottom Springs Road	Chester	Virginia	23836
VA:Mount Crawford-168 Dinkle Avenue	Suiza Dairy Group, LLC	Owned Property	Distribution Depot		168 Dinkle Avenue	Mount Crawford	Virginia	22841
WI:Ashwaubenon-3399 South Ridge Road (a/k/a DePere)(Plant)	Dean Foods of Wisconsin, LLC	Owned Property	Plant		3399 South Ridge Road	Ashwaubenon	Wisconsin	54115
WI:Sheboygan-1118 N. 17th Street	Verifine Dairy Products of Sheboygan, LLC	Owned Property	Garage	Parking	1118 N. 17th Street	Sheboygan	Wisconsin	53082
WI:Sheboygan-1128 N. 17th Street	Verifine Dairy Products of Sheboygan, LLC	Owned Property	Parking	Fluid Milk	1128 N. 17th Street	Sheboygan	Wisconsin	53082
WI:Sheboygan-1132 N. 17th Street	Verifine Dairy Products of Sheboygan, LLC	Owned Property	Parking		1132 N. 17th Street	Sheboygan	Wisconsin	53082
WI:Sheboygan-S.19th & Jersey Street	Verifine Dairy Products of Sheboygan, LLC	Owned Property	Parking		S. 19TH & Jersey Street	Sheboygan	Wisconsin	53081
WV:Charleston-1931 Washington Street	SDG, LLC dba Broughton Foods, LLC	Owned Property	Distribution Depot		1931 Washington Street W.	Charleston	West Virginia	25312
WV:Charleston-1935 Washington Street	SDG, LLC dba Broughton Foods, LLC	Owned Property	Distribution Depot		1935 W. Washington Street	Charleston	West Virginia	25302
WV:Clarksburg-Route 2, Box 354	SDG, LLC dba Broughton Foods, LLC	Owned Property	Distribution Depot	Parking	Route 2, Box 354	Clarksburg	West Virginia	26301
WY:Cheyenne-823 E. 21st Street	Southern Foods Group, LLC	Owned Property	Distribution Depot		823 E. 21st St.	Cheyenne	Wyoming	82001
WY:Cody-1221 Beck Street	Southern Foods Group, LLC	Owned Property	Distribution Depot		1221 Beck St.	Cody	Wyoming	82414
WY:Evansville-480 Iron Street	Southern Foods Group, LLC	Owned Property	Distribution Depot		480 Iron Street	Evansville	Wyoming	82636
WY:Rawlins-322 19th Street	Southern Foods Group, LLC	Owned Property	Distribution Depot		322 19 st	Rawlins	Wyoming	82301
WY:Rock Springs-66 Center Street	Southern Foods Group, LLC	Owned Property	Distribution Depot		66 Center St.	Rock Springs	Wyoming	82901

Schedule 3.19(b) — Real Property

None.

Schedule 3.20 — Insurance

Policy Number	Insurance Carrier	Coverage	Effective Date	Expiration Date
1040094	Factory Mutual Ins. Co.	Property	6/1/2018	6/1/2019

ESE16327-00	QBE Specialty Insurance Company	XS Earth Movement	6/1/2018	6/1/2019

BPP1152253	Empire Indemnity Insurance Company	XS Earth Movement	6/1/2018	6/1/2019
RTX20016418	Interstate Fire & Casualty Company	XS Earth Movement	6/1/2018	6/1/2019
TR0001486-04942-18	General Security Indemnity Company of Arizona	XS Earth Movement	6/1/2018	6/1/2019
B2A3IM0002576-03	Princeton Excess & Surplus Lines Insurance Company	XS Earth Movement	6/1/2018	6/1/2019
NSAUS1175	Aspen Specialty Insurance Company	XS Earth Movement	6/1/2018	6/1/2019
SHR1486	Shelter Reinsurance Company	XS Earth Movement	6/1/2018	6/1/2019
ORARIM000021-00	Old Republic Union Insurance Company Inc	XS Earth Movement	6/1/2018	6/1/2019
IHNS0600	International Insurance Company of Hannover SE	XS Earth Movement	6/1/2018	6/1/2019

295682900	Grupo Nacional Provincial, S.A.B.	Mexico Tourist Auto	9/30/2018	9/30/2019
HDO G71209179	ACE American Ins. Co.	General Liability	10/1/2018	10/1/2019
ISA H25272031	ACE American Ins. Co.	Automobile Liability	10/1/2018	10/1/2019

CTA G71209210	Indemnity Insurance Co of North America	Automobile Corridor	10/1/2018	10/1/2019
XSA H25272183	ACE American Ins. Co.	Excess Automobile	10/1/2018	10/1/2019
WLR C65435147	ACE American Ins. Co.	WC (AZ, CA, MA)	10/1/2018	10/1/2019
WLR C6543510A	Indemnity Insurance Co of North America	WC (AOS)	10/1/2018	10/1/2019
SCF C65435184	ACE Fire Underwriters	WC (WI)	10/1/2018	10/1/2019
WCU C65435226	ACE American Ins. Co.	WC (OH)	10/1/2018	10/1/2019
TNS C49186812	Illinois Union Insurance Co.	TX EEI	10/1/2018	10/1/2019
PHFD38283789005	ACE American Ins. Co.	International Package	10/1/2018	10/1/2019
SIHL1B628	United States Aviation Underwriters, Incorporated	Aviation (Non-Owned and Fractional)	10/1/2018	10/1/2019

CH18UMR912428IV	Navigators Insurance Company	Umbrella-01	10/1/2018	10/1/2019
MCNA204825	Magna Carta Insurance Limited	Umbrella Puni-01	10/1/2018	10/1/2019
US00080362LI18A	XL Insurance America, Inc	Excess-02	10/1/2018	10/1/2019
IEI00018984LI18A	XL Insurance Company SE (Dublin)	Excess Puni-02	10/1/2018	10/1/2019
CH18FXR916605IV	Navigators Insurance Company	Excess-03	10/1/2018	10/1/2019
MCNA204832	Magna Carta Insurance Limited	Excess Puni-03	10/1/2018	10/1/2019
C004002/015	Allied Worlds Assurance Company Ltd	Excess-04	10/1/2018	10/1/2019
CSUSA1802196	Argo Re	Excess-05	10/1/2018	10/1/2019
CSUSA1802205	XL Insurance Company SE	Excess-06	10/1/2018	10/1/2019

XC5EX00571-181	Everest National Insurance Company	Excess-07	10/1/2018	10/1/2019
MCEV204846	Magna Carta Insurance Limited	Excess Puni-07	10/1/2018	10/1/2019
CSUSA1802206	Liberty Mutual Insurance Europe Ltd	Excess-08	10/1/2018	10/1/2019
C040616/002	Allied World Assurance Company Ltd	Excess-09	10/1/2018	10/1/2019
IS0004468	Iron-Starr Excess Agency Ltd.	Excess-10	10/1/2018	10/1/2019
CSUSA1802227	StarStone Insurance SE	Excess-11a	10/1/2018	10/1/2019
CSUSA1802213	XL Insurance Company SE (Dublin)	Excess-11b	10/1/2018	10/1/2019
DF-0231/BSF03	Chubb Bermuda Insurance Ltd	Excess-12	10/1/2018	10/1/2019
EXC2275690	Great American Spirit Ins Co	Excess-13	10/1/2018	10/1/2019
EXC1493225	GAI Insurance Company Ltd	Excess Puni-13	10/1/2018	10/1/2019
ECO1957551656	Ohio Casualty Insurance Company	Excess-14	10/1/2018	10/1/2019
MCLI204831	Magna Carta Insurance Limited	Excess Puni-14	10/1/2018	10/1/2019
USL00095818	Allianz Global Risks US Insurance Company	Excess-15	10/1/2018	10/1/2019
GBL004047183	Allianz Global Corporate & Specialty	Excess Puni-15	10/1/2018	10/1/2019
XSC30000186502	Endurance American Insurance Company	Excess-16	10/1/2018	10/1/2019
MCEN204833	Magna Carta Insurance Limited	Excess Puni-16	10/1/2018	10/1/2019
Total Excess Tower

Typical Broad Form Named Insured language applies.   Policies cover all Dean Foods Company Subsidiaries.

Schedule 5.11 — Mortgaged Property

Property Name	Legal Address	City	County	State	Parcel Number	Owner
Birmingham - Barber Dairy	36 Barber CT	Birmingham	Jefferson	AL	29002210 15001000	Dean Dairy Holdings, LLC
Birmingham - Barber Dairy	36 Barber Ct.	Birmingham	Jefferson	AL	29002220 00007000	Dean Dairy Holdings, LLC
Mayfield — Birmingham, AL Ice Cream Plant	126 Barber Ct	Homewood	Jefferson	AL	29-22-1-015-001.00	Mayfield Dairy Farms, LLC
Berkeley Farms — Hayward, CA Milk Plant	25500 Clawiter Road	Hayward	Alameda	CA	439-80-3-14	Berkeley Farms, LLC
Berkeley Farms — Hayward, CA Milk Plant	25500 Clawiter Road	Hayward	Alameda	CA	439-80-1	Berkeley Farms, LLC
Heartland - City of Industry Plant	17851 East Railroad Street	City Of Industry	Los Angeles	CA	8264-010-046	Alta-Dena Certified Dairy, LLC
Alta Dena - City of Industry Plant	17637 East Valley Boulevard	City of Industry	Los Angeles	CA	8729-001-016	Alta-Dena Ceritifed Dairies LLC
Meadow Gold — Englewood - Englewood Plant	1325 W. Oxford Ave.	Englewood	Arapahoe	CO	20770 4400062	Southern Food Group, LLC
Meadow Gold - Greeley	450 25th St.	Greeley	Weld	CO	R3567386	Southern Foods Group, LLC
McArthur — Miami Plant	6851 NE 2 AVE	Miami	Miami-Dade	FL	132180 200010	Dean Dairy Holdings, LLC
T.G. Lee — Orlando Plant	315 N Bumby Ave.	Orlando	Orange	FL	3022308 51500010	Dean Dairy Holdings, LLC
Orange City - T.G. Lee Dairy	1665 SR 472	Deland	Volusia	FL	2319526	Dean Dairy Holdings, LLC
Orange City - T.G. Lee Dairy	1675 SR 472, Orange City	Deland	Volusia	FL	2320036	Dean Dairy Holdings, LLC
Meadow Gold - Hawaii — Honolulu Plant	1302 Elm St.	Honolulu	Honolulu	HI	230130120000	Southern Foods Group, LLC
Meadow Gold Dairies	1322 W. Bannock St.	Boise	Ada	ID	R1013007860	Southern Foods Group, LLC

Property Name	Legal Address	City	County	State	Parcel Number	Owner
Pet O’Fallon — Plant	E Washington Street	O’Fallon	St. Clair	IL	04-29.0-130-001	Suiza Dairy Group, LLC
Pet O’Fallon — Plant	E State Street	O’Fallon	St. Clair	IL	04-29.0-130-004	Suiza Dairy Group, LLC
Pet O’Fallon — Plant	601 E Adams St	O’Fallon	St. Clair	IL	04-29.0-126-007	Suiza Dairy Group, LLC
Pet O’Fallon — Plant	E State Street	O’Fallon	St. Clair	IL	04-29.0-130-007	Suiza Dairy Group, LLC
Pet O’Fallon — Plant	Lee Dr	O’Fallon	St. Clair	IL	04-29.0-203-029	Suiza Dairy Group, LLC
Pet O’Fallon — Plant	605 E State	O’Fallon	St. Clair	IL	04-29.0-303-010	Suiza Dairy Group, LLC
Dean Foods of Decatur — Plant	400 S. Chambers	Decatur	Adams	IN	01-05-04-300-005.000-022	Suiza Dairy Group, LLC
Dean Foods of Decatur — Plant	400 S. Chambers	Decatur	Adams	IN	01-05-04-300-002.000-021	Suiza Dairy Group, LLC
Dean Foods of Decatur — Plant	N. 100 W.	Decatur	Adams	IN	01-05-04-300-007.000-022	Suiza Dairy Group, LLC
Schenkel’s Dairy — Huntington Plant	1019 Flaxmill Rd	Huntington	Huntington	IN	35-05-16-200-536.700-005	Suiza Dairy Group, LLC
Jilbert Dairy - Marquette	107 Meeske Avenue	Marquette	Marquette	MI	513260	Country Fresh, LLC
Jilbert Dairy - Marquette	198 Meeske Avenue	Marquette	Marquette	MI	513510 (APN was not available on county map, flood certificate ordered using street address)	Country Fresh, LLC
Jilbert Dairy - Marquette	200 Meeske Avenue	Marquette	Marquette	MI	513530 (APN was not available on county map, flood certificate ordered using street address)	Country Fresh, LLC
Dean Foods North Central (DFNCI) — Woodbury Plant	1930 Wooddale Drive	Woodbury	Washington	MN	07.028.21.43.0014 18.028.21.13.0010	Dean Foods North Central, LLC
Meadow Gold - GF	301 3rd Ave. S.	Great Falls	Cascade	MT	224100	Southern Foods Group, LLC

Property Name	Legal Address	City	County	State	Parcel Number	Owner
Meadow Gold - GF	300 3 St. S.	Great Falls	Cascade	MT	224950	Southern Foods Group, LLC
Meadow Gold - Billings	101 Broadway St. Bldg.	Billings	Yellowstone	MT	000A009390	Southern Foods Group, LLC
Dairy Fresh — Winston-Salem Plant	2237 Patterson Ave. N	Winston-Salem	Forsyth	NC	683634 207900	Suiza Dairy Group, LLC
Dairy Fresh — Winston-Salem Plant	2221 Patterson Avenue N	Winston-Salem	Forsyth	NC	683634 507600	Suiza Dairy Group, LLC
Dairy Fresh	1350 West Fairfield Road	High Point	Guilford	NC	178652	Suiza Dairy Group, LLC
Dean Foods	1120 E Front Ave	Bismarck	Burleigh	ND	0005-000-800	Dean Foods North Central, LLC
Dean Foods	1207 E Main Ave	Bismarck	Burleigh	ND	0010-000-001	Dean Foods North Central, LLC
Dean Foods	1216 E Front Ave	Bismarck	Burleigh	ND	0010-000-050	Dean Foods North Central, LLC
Garelick Farms — NJ Plant	117 Cumberland Boulevard	Florence	Burlington	NJ	15-00162-0000-0002	Garelick Farms, LLC
Creamland Dairy	1800 2nd St NW	Albuquerque	Bernalillo	NM	101405835553 012000	Dean Dairy Holdings, LLC
Creamland Dairy	1911 2nd St NW	Albuquerque	Bernalillo	NM	1014059289045 40000	Dean Dairy Holdings, LLC
Creamland Dairy	1911 2nd St NW	Albuquerque	Bernalillo	NM	1014059294044 40000	Dean Dairy Holdings, LLC
Creamland Dairy	1801 2nd St NW	Albuquerque	Bernalillo	NM	101405931500 940000	Dean Dairy Holdings, LLC
Creamland Dairy	1911 2nd St NW	Albuquerque	Bernalillo	NM	101405932105 041000	Dean Dairy Holdings, LLC
Model Dairy - Reno	500 Gould St	Reno	Washoe	NV	012-171-19	Model Dairy, LLC

Property Name	Legal Address	City	County	State	Parcel Number	Owner
Meadow Gold — Las Vegas Plant	6350 E Centennial Pkwy.	North Las Vegas	Clark	NV	123-22-801-019	Southern Foods Group, LLC
Garelick Farms NY — Plant	504 3rd Avenue Ext.	Rensselaer	Rensselaer	NY	382400 144-4-59-1	Garelick Farms, LLC
Reiter Dairy — Springfield Plant	1961 Commerce Circle	Springfield	Clark	OH	340060001120400 1	Reiter Dairy, LLC
Reiter Dairy — Springfield Plant	1941 Commerce Circle	Springfield	Clark	OH	340060001120300 6	Reiter Dairy, LLC
Reiter Dairy — Springfield Plant	Commerce Road	Springfield	Clark	OH	340060001120300 5	Reiter Dairy, LLC
Reiter Dairy — Springfield Plant	1941 Commerce Rd	Springfield	Clark	OH	340060001120300 7	Reiter Dairy, LLC
Reiter Dairy — Springfield Plant	1980 Commerce Cir	Springfield	Clark	OH	340060001120300 4	Reiter Dairy, LLC
Reiter Dairy — Springfield Plant	1940 Commerce Rd	Springfield	Clark	OH	340060001120105 8	Reiter Dairy, LLC
Land-O-Sun/Frostbite Mfg Plant — Toledo	4143 Fitch Rd	Toledo	Lucas	OH	09-08954	Suiza Dairy Group, LLC
Land-O-Sun/Frostbite Mfg Plant — Toledo	4129 Fitch Rd	Toledo	Lucas	OH	09-08967	Suiza Dairy Group, LLC
Land-O-Sun/Frostbite Mfg Plant — Toledo	4127 Fitch Rd	Toledo	Lucas	OH	09-08981	Suiza Dairy Group, LLC
Land-O-Sun/Frostbite Mfg Plant — Toledo	4123 Fitch Rd	Toledo	Lucas	OH	09-08987	Suiza Dairy Group, LLC
Land-O-Sun/Frostbite Mfg Plant — Toledo	4111 Fitch Rd	Toledo	Lucas	OH	09-08994	Suiza Dairy Group, LLC
Land-O-Sun/Frostbite Mfg Plant — Toledo	4101 Fitch Rd	Toledo	Lucas	OH	09-09001	Suiza Dairy Group, LLC

Property Name	Legal Address	City	County	State	Parcel Number	Owner
Land-O-Sun/Frostbite Mfg Plant — Toledo	4063 Fitch Rd	Toledo	Lucas	OH	09-09007	Suiza Dairy Group, LLC
Land-O-Sun/Frostbite Mfg Plant — Toledo	4053 Fitch Rd	Toledo	Lucas	OH	09-09017	Suiza Dairy Group, LLC
Land-O-Sun/Frostbite Mfg Plant — Toledo	4124 Fitch Rd	Toledo	Lucas	OH	09-09131	Suiza Dairy Group, LLC
Land-O-Sun/Frostbite Mfg Plant — Toledo	4116 Fitch Rd	Toledo	Lucas	OH	09-09137	Suiza Dairy Group, LLC
Land-O-Sun/Frostbite Mfg Plant — Toledo	4118 Fitch Rd	Toledo	Lucas	OH	09-09141	Suiza Dairy Group, LLC
Land-O-Sun/Frostbite Mfg Plant — Toledo	4110 Fitch Rd	Toledo	Lucas	OH	09-09144	Suiza Dairy Group, LLC
Land-O-Sun/Frostbite Mfg Plant — Toledo	4102 Fitch Rd	Toledo	Lucas	OH	09-09147	Suiza Dairy Group, LLC
Land-O-Sun/Frostbite Mfg Plant — Toledo	4060 Fitch Rd	Toledo	Lucas	OH	09-09161	Suiza Dairy Group, LLC
Land-O-Sun/Frostbite Mfg Plant — Toledo	4054 Fitch Rd	Toledo	Lucas	OH	09-09154	Suiza Dairy Group, LLC
Land-O-Sun/Frostbite Mfg Plant — Toledo	4052 Fitch Rd	Toledo	Lucas	OH	09-09157	Suiza Dairy Group, LLC
Land-O-Sun/Frostbite Mfg Plant — Toledo	4048 Fitch Rd	Toledo	Lucas	OH	09-09181	Suiza Dairy Group, LLC
Land-O-Sun/Frostbite Mfg Plant — Toledo	4046 Fitch Rd	Toledo	Lucas	OH	09-09174	Suiza Dairy Group, LLC
Land-O-Sun/Frostbite Mfg Plant — Toledo	4035 Upton Ave	Toledo	Lucas	OH	09-09281	Suiza Dairy Group, LLC
Land-O-Sun/Frostbite Mfg Plant — Toledo	4043 Upton Ave	Toledo	Lucas	OH	09-09291	Suiza Dairy Group, LLC
Land-O-Sun/Frostbite Mfg Plant — Toledo	4063 Fitch Rd	Toledo	Lucas	OH	18-24681	Suiza Dairy Group, LLC
Broughton	1701 Greene Street	Marietta	Washington	OH	24003127600 0	Suiza Dairy Group, LLC
Broughton	-	Marietta	Washington	OH	24003128400 0	Suiza Dairy Group, LLC

Property Name	Legal Address	City	County	State	Parcel Number	Owner
Broughton	-	Marietta	Washington	OH	24008459900 0	Suiza Dairy Group, LLC
Broughton	-	Marietta	Washington	OH	24003427200 1	Suiza Dairy Group, LLC
Broughton	-	Marietta	Washington	OH	24007336000 0	Suiza Dairy Group, LLC
Broughton	-	Marietta	Washington	OH	24003427600 1	Suiza Dairy Group, LLC
Broughton	-	Marietta	Washington	OH	24004084400 0	Suiza Dairy Group, LLC
Broughton	-	Marietta	Washington	OH	24004084300 1	Suiza Dairy Group, LLC
Broughton	-	Marietta	Washington	OH	24004084500 0	Suiza Dairy Group, LLC
Broughton	-	Marietta	Washington	OH	24003430400 0	Suiza Dairy Group, LLC
Broughton	-	Marietta	Washington	OH	24003426000 0	Suiza Dairy Group, LLC
Broughton	-	Marietta	Washington	OH	24003128000 0	Suiza Dairy Group, LLC
Broughton	-	Marietta	Washington	OH	24001488800 0	Suiza Dairy Group, LLC
Broughton	-	Marietta	Washington	OH	24008503200 0	Suiza Dairy Group, LLC
Broughton	-	Marietta	Washington	OH	24008501700 0	Suiza Dairy Group, LLC
Broughton	-	Marietta	Washington	OH	24008501700 1	Suiza Dairy Group, LLC
Broughton	-	Marietta	Washington	OH	24008503100 0	Suiza Dairy Group, LLC
Broughton	-	Marietta	Washington	OH	24007699200 0	Suiza Dairy Group, LLC
Broughton	-	Marietta	Washington	OH	24007575600 0	Suiza Dairy Group, LLC
Broughton	-	Marietta	Washington	OH	24008080400 0 (flood certificate was ordered for APN 240084404000 due to misnumbering of parcel on county map)	Suiza Dairy Group, LLC
Broughton	-	Marietta	Washington	OH	24008439600 0	Suiza Dairy Group, LLC
Broughton	-	Marietta	Washington	OH	24008440800 0	Suiza Dairy Group, LLC
Broughton	-	Marietta	Washington	OH	24008569000 0	Suiza Dairy Group, LLC
Broughton	-	Marietta	Washington	OH	24003127200 0	Suiza Dairy Group, LLC
Broughton	-	Marietta	Washington	OH	24003128800 0	Suiza Dairy Group, LLC
Dean Dairy — Sharpsville Plant	1858 Oneida Lane	Sharpsville	Mercer	PA	28 118 089	Dean Dairy Holdings, LLC
Dean Dairy — Sharpsville Plant	Seneca Road	Sharpsville	Mercer	PA	28 119 005 001	Dean Dairy Holdings, LLC

Property Name	Legal Address	City	County	State	Parcel Number	Owner
Lehigh Dairies — Lansdale Plant	880 Allentown Rd	Lansdale	Montgomery	PA	56-00-00127-00-6	Tuscan/Lehigh Dairies, Inc.
Schuylkill Haven - Lehigh Dairy	110 Manheim Rd @ Sunnyside Dr	Schuylkill Haven	Schuylkill	PA	18-06-0080.001	Tuscan/Lehigh Dairies, Inc.
Land-O-Sun/PET — Mfg Plant - Spartanburg	1291 New Cut Road	-	Spartanburg	SC	2199068007 (RE)	Suiza Dairy Group, LLC
Land-O’Lakes - Sioux Falls	1200 West Russell Street	Sioux Falls	Minnehaha	SD	24608	Dean Foods North Central, LLC
Land-O’Lakes - Sioux Falls	1200 West Russell Street	Sioux Falls	Minnehaha	SD	24651	Dean Foods North Central, LLC
Land-O’Lakes - Sioux Falls	1200 West Russell Street	Sioux Falls	Minnehaha	SD	24686	Dean Foods North Central, LLC
Land-O’Lakes - Sioux Falls	1200 West Russell Street	Sioux Falls	Minnehaha	SD	24690	Dean Foods North Central, LLC
Purity — Plant	360 Murfreesboro Pike	Nashville	Davidson	TN	106 01 0 167.00	Dean Dairy Holdings, LLC
Country Delite - Nashville	1414 Church St	Nashville	Davidson	TN	9212035900	Dean Dairy Holdings, LLC
Country Delite - Nashville	1401 Church St.	Nashville	Davidson	TN	9309004200	Dean Dairy Holdings, LLC
Southwest Ice Cream	1220 N. Tennessee St.	McKinney	Collin	TX	2087115	Southern Foods Group, LLC
Schepp’s Dairy — Dallas Plant	3215 S. Haskell Ave.	Dallas	Dallas	TX	224212 000000	Southern Foods Group, LLC
Schepp’s Dairy — Dallas Plant	3301 S. Haskell Ave.	Dallas	Dallas	TX	2244100 00000	Southern Foods Group, LLC
Schepp’s Dairy — Dallas Plant	3020 S. Haskell Ave.	Dallas	Dallas	TX	225919 000000	Southern Foods Group, LLC

Property Name	Legal Address	City	County	State	Parcel Number	Owner
Schepp’s Dairy — Dallas Plant	3114 S. Haskell Ave.	Dallas	Dallas	TX	002656010A01B0000	Southern Foods Group, LLC
Schepp’s Dairy — Dallas Plant	3114 S. Haskell Ave.	Dallas	Dallas	TX	002656010A01B0000	Southern Foods Group, LLC
Prices Creameries	0 N. Piedras St.	El Paso	El Paso	TX	E01499906408100	Dean Dairy Holdings, LLC
Prices Creameries	510 N. Piedras St.	El Paso	El Paso	TX	E01499906408600	Dean Dairy Holdings, LLC
Prices Creameries	600 Piedras St. N	El Paso	El Paso	TX	E01499906500100	Dean Dairy Holdings, LLC
Oak Farms - Houston Plant	3312 Leeland St.	Houston	Harris	TX	30010 0000010	Southern Foods Group, LLC
Oak Farms - Houston Plant	3417 Leeland St.	Houston	Harris	TX	41031 0180009 (APN was not available on county map so flood certificate was ordered for sttreet address)	Southern Foods Group, LLC
Oak Farms - Houston Plant	3430 Leeland St. (Main Office)	Houston	Harris	TX	12425 40010001	Southern Foods Group, LLC
Oak Farms - Houston Plant	3417 Leeland Street	Houston	Harris	TX	13302 00010001	Southern Foods Group, LLC
Oak Farms - Houston Plant	0 Leeland St.	Houston	Harris	TX	133644 0010001	Southern Foods Group, LLC
Gandy’s — Plant	201 University Ave	Lubbock	Lubbock	TX	R142357	Dean Dairy Holdings, LLC
Gandy’s — Plant	201 University Ave.	Lubbock	Lubbock	TX	R170029	Dean Dairy Holdings, LLC
Meadow Gold — Salt Lake City Plant	3752 W 1820 S	Salt Lake	Salt Lake	UT	151730000 20000	Southern Foods Group, LLC
Meadow Gold — Salt Lake City Plant	3756 W 1820 S	Salt Lake	Salt Lake	UT	151730000 30000	Southern Foods Group, LLC

Property Name	Legal Address	City	County	State	Parcel Number	Owner
Meadow Gold — Salt Lake City Plant	3730 W 1820 S	Salt Lake	Salt Lake	UT	151730000 40000	Southern Foods Group, LLC
Saint George Ice Cream Plant	1310 E Commerce Dr.	St. George	Washington	UT	671282	Southern Foods Group, LLC
Depere Plant	3399 South Ridge Road	Ashwaubenon	Brown	WI	VA-443-6	Dean Foods of Wisconsin, LLC

Schedule 5.12

Post-Closing Deliverables

Required Document or Action	Deadline

1.         Certificates of Insurance and Endorsements naming the Administrative Agent, on behalf of and for the benefit of the Holders of Secured Obligations, as the lender’s loss payee or additional insured, as applicable, for Borrower’s and its Restricted Subsidiaries’ insurance policies as required under Section 5.09 of the Credit Agreement.

30 days after the Effective Date

2.         Favorable Written Legal Opinions of counsel to Dean Transportation, Inc. and Country Fresh, LLC issued by legal counsel to the Loan Parties licensed to practice in Ohio and Michigan, respectively, in each case in form and substance reasonably satisfactory to the Administrative Agent.

30 days after the Effective Date

3.         Termination of the UCC financing statement filed with the Delaware Department of State on January 15, 2015 with the initial filing number 2015 0207521 naming Friendly’s Ice Cream Holding Corp. as “Debtor” and Sun Ice Cream Finance, LP as “Secured Party”.

30 days after the Effective Date

4.         Amendment to the UCC financing statement filed with the Delaware Department of State on May 19, 2014 with the initial filing number 2014 1951722 naming Southern Foods Group, LLC as “Debtor” and Corporation Service Company as “Secured Party” in form and substance reasonably acceptable to the Administrative Agent.

30 days after the Effective Date

Schedule 6.01 — Existing Indebtedness

Indebtedness to Remain Outstanding after the Effective Date:

1.              Senior Notes (as defined in the Credit Agreement)

Letters of Credit

1.              Letter of Credit No. 18115946 issued by PNC Bank, National Association October 5, 2011 in the current face amount of $99,841,349.00 (as amended to date) (standby L/C; expiration date: October 1, 2019; auto-extension)

2.              Letter of Credit No. 18116008 issued by PNC Bank, National Association October 19, 2011 in the current face amount of $1,300,000.00 (as amended to date) (standby L/C; expiration date: October 19, 2019; auto-extension)

3.              Letter of Credit No. 18116009 issued by PNC Bank, National Association October 19, 2011 in the current face amount of $2,000,000.00 (as amended to date) (standby L/C; expiration date: October 19, 2019; auto-extension)

4.              Letter of Credit No. 18116011 issued by PNC Bank, National Association October 19, 2011 in the current face amount of $542,228.00 (as amended to date) (standby L/C; expiration date: November 7, 2019; auto-extension)

5.              Letter of Credit No. 18116012 issued by PNC Bank, National Association October 19, 2011 in the current face amount of $5,558,000.00 (as amended to date) (standby L/C; expiration date: January 23, 2020; auto-extension)

6.              Letter of Credit No. 18116013 issued by PNC Bank, National Association October 19, 2011 in the current face amount of $37,069.00 (as amended to date) (standby L/C; expiration date: November 7, 2019; auto-extension)

7.              Letter of Credit No. 18116323 issued by PNC Bank, National Association December 19, 2011 in the current face amount of $200,000.00 (as amended to date) (standby L/C; expiration date: December 19, 2019; auto-extension)

8.              Letter of Credit No. 18120956 issued by PNC Bank, National Association December 31, 2013 in the current face amount of $43,000.00 (as amended to date) (standby L/C; expiration date: December 31, 2019; auto-extension)

9.              Letter of Credit No. 18121327 issued by PNC Bank, National Association March 18, 2014 in the current face amount of $47,000.00 (as amended to date) (standby L/C; expiration date: March 18, 2019; auto-extension)

Capital Lease and Other Obligations as of 12/31/2018:

As of December 31, 2018, Dean Foods Company had $1.7 million in capital leases related to an IT Data Center in Broomfield, CO.

Contingent Obligations Related to Milk Supply Arrangement with DFA:

On December 21, 2001, in connection with Borrower’s acquisition of the former Dean Foods Company, Borrower purchased Dairy Farmers of America’s (“DFA”) 33.8% interest in Borrower’s operations. In connection with that transaction, Borrower issued a contingent, subordinated promissory note to DFA in the original principal amount of $40 million. The promissory note has a 20-year term that bears interest based on the consumer price index. Interest will not be paid in cash but will be added to the principal amount of the note annually, up to a maximum principal amount of $96 million. Borrower may prepay the note in whole or in part at any time, without penalty. The note will only become payable if Borrower materially breaches or terminates one of its related milk supply agreements with DFA without renewal or replacement. Otherwise, the note will expire in 2021, without any obligation to pay any portion of the principal or interest. Payments made under the note, if any, would be expensed as incurred. Borrower has not terminated, and has not materially breached, any of its milk supply agreements with DFA related to the promissory note.

Schedule 6.02 — Existing Liens

1.              Leased vehicles and equipment, together with any related software or other assets (or similar assets subject to purchase money security interest arrangements)

2.              Liens in favor of Rabobank Nederland, as agent under the existing accounts receivables securitization program Letter of Credit No. 18121327 issued by PNC Bank, National Association March 18, 2014 in the current face amount of $47,000.00 (as amended to date) (standby L/C; expiration date: March 18, 2016; auto-extension)

3.              Lien evidenced by UCC financing statement filed with the Delaware Department of State on January 15, 2015 with the initial filing number 2015 0207521 naming Friendly’s Ice Cream Holding Corp. as “Debtor” and Sun Ice Cream Finance, LP as “Secured Party”. This is to be terminated pursuant to Schedule 5.12.

4.              Lien on the property of Dean Foods Company and Alta Dena Certified Dairy located in Los Angeles county, California evidenced by the certificate of lien filed on August 19, 2009 by the Los  Angeles County Fire Department (file number 20091277572) with respect to unpaid fees in the amount of $9,031.40.

Schedule 6.04 — Existing Investments

1.              Investments in Good Karma Foods, Inc., a Delaware corporation

2.              Investments in Organic Valley Fresh, LLC, a Delaware limited liability company

Schedule 6.10 — Existing Restrictive Agreements

None.

Schedule 9.04 — Effective Date Voting Participants

AgCountry Farm Credit Services, FLCA

American AgCredit, FLCA

Compeer Financial, FLCA

Farm Credit Bank of Texas

GreenStone Farm Credit Services, FLCA

Northwest Farm Credit Services, FLCA

EXHIBIT A

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”).  Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:	[ ]
2.	Assignee:	[ ] [and is an Affiliate/Approved Fund of [identify Lender](1)]
3.	Borrower(s):	Dean Foods Company
4.	Administrative Agent:	Coöperatieve Rabobank U.A., New York Branch, as the Administrative Agent under the Credit Agreement
5.	Credit Agreement:	The Credit Agreement dated as of February 22, 2019, among Dean Foods Company, as the Borrower, the Lenders party thereto and Coöperatieve Rabobank U.A., New York Branch, as Administrative Agent

(1)   Set as applicable.

6.	Assigned Interest:

Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans(2)
$	$		%
$	$		%
$	$		%

Effective Date:                  , 20    [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The Assignee agrees to deliver to the Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower,[, the Loan Parties] and [its] [their] related parties or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Title

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Title

(2)   Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

[Consented to and](3) Accepted:

COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH, as
Administrative Agent, an Issuing Bank and
Swingline Lender

By:
Title

By:
Title

[Consented to:](4)

DEAN FOODS COMPANY

By:
Title

(3)   To be added only if the consent of the Administrative Agent and/or Issuing Bank is required by the terms of the Credit Agreement.

(4)   To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.

ANNEX 1

[                         ](5)

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.                                      Representations and Warranties.

1.1                               Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2                               Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, (v) all of the representations and warranties contained in Sections 8.4(c) and (d) of the Credit Agreement are true and correct and the Assignee hereby agrees to the covenants contained in such Sections, and (vi) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

(5)                                 Describe Credit Agreement at option of Administrative Agent.

2.                                      Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3.                                      General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Acceptance and adoption of the terms of this Assignment and Assumption by the Assignee and the Assignor by Electronic Signature or delivery of an executed counterpart of a signature page of this Assignment and Assumption by any Electronic System shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT B-1

FORM OF INCREASING LENDER SUPPLEMENT

INCREASING LENDER SUPPLEMENT, dated           , 20    (this “Supplement”), by and among each of the signatories hereto, to the Credit Agreement, dated as of February 22, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Dean Foods Company (the “Borrower”), the Lenders party thereto and Coöperatieve Rabobank U.A., New York Branch, as administrative agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H

WHEREAS, pursuant to Section 2.04 of the Credit Agreement, the Borrower has the right, subject to the terms and conditions thereof, to effectuate from time to time an increase in the Aggregate Commitment under the Credit Agreement by requesting one or more Lenders to increase the amount of its Commitment;

WHEREAS, the Borrower has given notice to the Administrative Agent of its intention to increase the Aggregate Commitment pursuant to such Section 2.04; and

WHEREAS, pursuant to Section 2.04 of the Credit Agreement, the undersigned Increasing Lender now desires to increase the amount of its Commitment under the Credit Agreement by executing and delivering to the Borrower and the Administrative Agent this Supplement;

NOW, THEREFORE, each of the parties hereto hereby agrees as follows:

1.                                      The undersigned Increasing Lender agrees, subject to the terms and conditions of the Credit Agreement, that on the date of this Supplement it shall have its Commitment increased by $[         ], thereby making the aggregate amount of its total Commitments equal to $[        ].

2.                                      The Borrower hereby represents and warrants that no Default or Event of Default has occurred and is continuing on and as of the date hereof.

3.                                      Terms defined in the Credit Agreement shall have their defined meanings when used herein.

4.                                      This Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

5.                                      This Supplement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same document.

IN WITNESS WHEREOF, each of the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.

[INSERT NAME OF INCREASING LENDER]

By:
Name:
Title:

Accepted and agreed to as of the date first written above:

DEAN FOODS COMPANY

By:
Name:
Title:

Acknowledged as of the date first written above:

COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH,
as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT B-2

FORM OF AUGMENTING LENDER SUPPLEMENT

AUGMENTING LENDER SUPPLEMENT, dated            , 20    (this “Supplement”), by and among each of the signatories hereto, to the Credit Agreement, dated as of February 22, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Dean Foods Company (the “Borrower”), the Lenders party thereto and Coöperatieve Rabobank U.A., New York Branch, as administrative agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H

WHEREAS, the Credit Agreement provides in Section 2.04 thereof that any bank, financial institution or other entity may extend Commitments under the Credit Agreement subject to the approval of the Borrower and the Administrative Agent, by executing and delivering to the Borrower and the Administrative Agent a supplement to the Credit Agreement in substantially the form of this Supplement; and

WHEREAS, the undersigned Augmenting Lender was not an original party to the Credit Agreement but now desires to become a party thereto;

NOW, THEREFORE, each of the parties hereto hereby agrees as follows:

1.                                      The undersigned Augmenting Lender agrees to be bound by the provisions of the Credit Agreement and agrees that it shall, on the date of this Supplement, become a Lender for all purposes of the Credit Agreement to the same extent as if originally a party thereto, with a Commitment with respect to Revolving Loans of $[                   ].

2.                                      The undersigned Augmenting Lender (a) represents and warrants that it is legally authorized to enter into this Supplement; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and has reviewed such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Supplement; (c) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; and (f) represents and warrants that all of the representations and warranties contained in Sections 8.4(c) and (d) of the Credit Agreement are true and correct and hereby agrees to the covenants contained in such Sections.

3.                                      The undersigned’s address for notices for the purposes of the Credit Agreement is as follows:

[                    ]

4.                                      The Borrower hereby represents and warrants that no Default or Event of Default has occurred and is continuing on and as of the date hereof.

5.                                      Terms defined in the Credit Agreement shall have their defined meanings when used herein.

6.                                      This Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

7.                                      This Supplement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same document.

[remainder of this page intentionally left blank]

IN WITNESS WHEREOF, each of the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.

[INSERT NAME OF AUGMENTING LENDER]

By:
Name:
Title:

Accepted and agreed to as of the date first written above:

DEAN FOODS COMPANY

By:
Name:
Title:

Acknowledged as of the date first written above:

COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH,
as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT C-1

BORROWING BASE CERTIFICATE

            , 20

Coöperatieve Rabobank U.A., New York Branch,

as Administrative Agent

c/o Rabobank Loan Syndications

245 Park Avenue, 37th Floor

New York, NY 10167

Attention: Loan Syndications
Telecopy No.: (212) 808-2578
Telephone No.: (212) 808-6808
Email: syndications.ny@rabobank.com

Ladies and Gentlemen:

This Borrowing Base Certificate is hereby executed and delivered pursuant to the terms of that certain Credit Agreement dated as of February 22, 2019 (as amended, restated, supplemented, extended, or otherwise modified from time to time, the “Credit Agreement”) by and among Dean Foods Company (“Borrower”), the various financial institutions party thereto as a “Lender”, and Coöperatieve Rabobank U.A., New York Branch, in its capacity as administrative agent.  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

Customer Name: Dean Foods Company	Date Prepared:

Period Ending:

Borrowing Base

1. Eligible Equipment	x 65% =

2. Eligible Real Property	x 65% =

A. Total Borrowing Base	$

B. Lesser of Borrowing Base and Aggregate Commitments	$

C. Revolving Exposure	$

D. Availability (Line B minus Line C)	$

Borrower hereby certifies that:

(a)                                 this Borrowing Base Certificate (i) has been prepared in good faith, (ii) is true, correct, and complete, and (iii) has been prepared in accordance with the applicable provisions of the Credit Agreement; and

(b)                                 the property included in this Borrowing Base Certificate is Eligible Property.

Very truly yours,

DEAN FOODS COMPANY

By:
Name:
Title:

EXHIBIT C-2

FORM OF COMPLIANCE CERTIFICATE

To:                             The Lenders parties to the

Credit Agreement Described Below

This Compliance Certificate is furnished pursuant to that certain Credit Agreement dated as of February 22, 2019 (as may be further amended, modified, renewed or extended from time to time, the “Agreement”), among Dean Foods Company (the “Borrower”), the Lenders party thereto and Coöperatieve Rabobank U.A., New York Branch, as Administrative Agent for the Lenders.  Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

1.                                      I am the duly elected                 of the Borrower;

2.                                      I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements [for quarterly financial statements add:  and such financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes];

3.                                      The examinations described in paragraph 2 did not disclose, except as set forth below, and I have no knowledge of (i) the existence of any condition or event which constitutes a Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate or (ii) any change in GAAP or in the application thereof that has occurred since the date of the audited financial statements referred to in Section 3.04 of the Agreement;

4.                                      Schedule I attached hereto sets forth financial data and computations setting forth the Liquidity of the Borrower and its Restricted Subsidiaries on a consolidated basis as of the last day for the fiscal period for which this Compliance Certificate is delivered, all of which data and computations are true, complete and correct;

5.                                      [Schedule II attached hereto sets forth financial data and computations setting forth the Fixed Charge Coverage Ratio of the Borrower and its Restricted Subsidiaries on a consolidated basis as of the last day for the fiscal period for which this Compliance Certificate is delivered, all of which data and computations are true, complete and correct;](6) and

6.                                      Schedule [II/III] attached hereto sets forth financial data and computations setting forth the Total Net Leverage Ratio of the Borrower and its Restricted Subsidiaries on a

(6)  Only to be included if a Covenant Trigger Event has occurred.

consolidated basis as of the last day for the fiscal period for which this Compliance Certificate is delivered, all of which data and computations are true, complete and correct.

7.                                      Schedule [III/IV] attached hereto sets forth financial data and computations demonstrating any difference in the GAAP treatment of leases in the financial statements delivered herewith and the treatment of leases in the calculation of [the Fixed Charge Coverage Ratio and] the Total Net Leverage Ratio set forth on Schedule II [and Schedule III, respectively].

Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the (i) nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event or (ii) the change in GAAP or the application thereof and the effect of such change on the attached financial statements:

The foregoing certifications, together with the computations set forth in Schedules I, II[, III] and [III/IV] hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this      day of      ,    .

DEAN FOODS COMPANY

By:
Name:
Title:

SCHEDULE I

Liquidity as of                          ,

[SCHEDULE II]

[Fixed Charge Coverage Ratio as of                           ,     ]

SCHEDULE [II/III]

Total Net Leverage Ratio as of              ,

SCHEDULE [III/IV]

Comparison to Lease Treatment under GAAP as of              ,

EXHIBIT D-1

FORM OF BORROWING REQUEST

Coöperatieve Rabobank U.A., New York Branch,

as Administrative Agent

c/o Rabobank Corporate Banking Services

245 Park Avenue, 38th Floor

New York, NY 10167

Attention: Ann McDonough/Vivian Li
Telecopy No.: (914) 304-9327
Telephone No.: (212) 574-7325/(212) 574-7346
Email: fm.am.syndicatedloans@rabobank.com and Vivian.Li@rabobank.com

Re:  Dean Foods Company

[Date]

Ladies and Gentlemen:

Reference is hereby made to the Credit Agreement dated as of February 22, 2019 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Dean Foods Company (the “Borrower”), the Lenders from time to time party thereto and Coöperatieve Rabobank U.A., New York Branch, as administrative agent (in such capacity, the “Administrative Agent”).  Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.  The Borrower hereby gives you notice pursuant to Section 2.03 of the Credit Agreement that it requests a Borrowing under the Credit Agreement, and in that connection the Borrower specifies the following information with respect to such Borrowing requested hereby:

1.                                      Aggregate principal amount of Borrowing:(1)

2.                                      Date of Borrowing (which shall be a Business Day):

3.                                      Type of Borrowing (ABR or LIBOR):

4.                                      Interest Period and the last day thereof (if a LIBOR Borrowing):(2)       month(s); ending on          , 20

5.                                      Location and number of the Borrower’s account or any other account agreed upon by the Administrative Agent and the Borrower to which proceeds of Borrowing are to be disbursed:

6.                                      The Borrower hereby represents and warrant that after giving pro forma effect to the requested Borrowing, the Liquidity of the Borrower and its Restricted Subsidiaries on the

(1)         Not less than applicable amounts specified in Section 2.02(c)

(2)         Which must comply with the definition of “Interest Period” and end not later than the Maturity Date.

date of the requested Borrowing is $                and [a Covenant Trigger Event has not occurred](3)[the Fixed Charge Coverage Ratio is not less than 1.05 to 1.00] (4).

[Signature Page Follows]

(3)  To be included if a Covenant Trigger Event has not occurred.

(4)  To be included if a Covenant Trigger Event has occurred.

The undersigned hereby represents and warrants that the conditions to lending specified in Section[s] [4.01 and](5) 4.02 of the Credit Agreement are satisfied as of the date hereof.

Very truly yours,

DEAN FOODS COMPANY,
as the Borrower

By:
Name:
Title:

(5)                                 To be included only for Borrowings on the Effective Date.

EXHIBIT D-2

FORM OF INTEREST ELECTION REQUEST

Coöperatieve Rabobank U.A., New York Branch,

as Administrative Agent

c/o Rabobank Corporate Banking Services

245 Park Avenue, 38th Floor

New York, NY 10167

Attention: Ann McDonough/Vivian Li
Telecopy No.: (914) 304-9327
Telephone No.: (212) 574-7325/(212) 574-7346
Email: fm.am.syndicatedloans@rabobank.com and Vivian.Li@rabobank.com

Re:          Dean Foods Company

[Date]

Ladies and Gentlemen:

Reference is hereby made to the Credit Agreement dated as of February 22, 2019 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Dean Foods Company (the “Borrower”), the Lenders from time to time party thereto and Coöperatieve Rabobank U.A., New York Branch, as administrative agent (in such capacity, the “Administrative Agent”).  Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.  The Borrower hereby gives you notice pursuant to Section 2.08 of the Credit Agreement that it requests to convert an existing Borrowing under the Credit Agreement, and in that connection the Borrower specifies the following information with respect to such conversion requested hereby:

1.                                      List date, Type, principal amount and Interest Period (if applicable) of existing Borrowing:

2.                                      Aggregate principal amount of resulting Borrowing:

3.                                      Effective date of interest election (which shall be a Business Day):

4.                                      Type of Borrowing (ABR or LIBOR):

5.                                      Interest Period and the last day thereof (if a LIBOR Borrowing):(1)        month(s); ending on          , 20

[Signature Page Follows]

(1)   Which must comply with the definition of “Interest Period” and end not later than the Maturity Date.

Very truly yours,

DEAN FOODS COMPANY,
as the Borrower

By:
Name:
Title:

EXHIBIT E

FORM OF NOTE

[          ], 2019

FOR VALUE RECEIVED, the undersigned, DEAN FOODS COMPANY, a Delaware corporation (the “Borrower”), HEREBY UNCONDITIONALLY PROMISES TO PAY to [LENDER] (the “Lender”) and its registered assigns the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to the Credit Agreement (as defined below), on the Maturity Date or on such earlier date as may be required by the terms of the Credit Agreement.  Capitalized terms used herein and not otherwise defined herein are as defined in the Credit Agreement.

The undersigned Borrower promises to pay interest on the unpaid principal amount of each Loan made to it from the date of such Loan until such principal amount is paid in full at a rate or rates per annum determined in accordance with the terms of the Credit Agreement.  Interest hereunder is due and payable at such times and on such dates as set forth in the Credit Agreement.

At the time of each Loan, and upon each payment or prepayment of principal of each Loan, the Lender shall make a notation either on the schedule attached hereto and made a part hereof, or in such Lender’s own books and records, in each case specifying the amount of such Loan, the respective Interest Period thereof (in the case of LIBOR Loans) or the amount of principal paid or prepaid with respect to such Loan, as applicable; provided that the failure of the Lender to make any such recordation or notation shall not affect the Secured Obligations of the undersigned Borrower hereunder or under the Credit Agreement.

This Note is one of the promissory notes referred to in, and is entitled to the benefits of, that certain Credit Agreement dated as of February 22, 2019 by and among the Borrower, the financial institutions from time to time parties thereto as Lenders and Coöperatieve Rabobank U.A., New York Branch, as Administrative Agent (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).  The Credit Agreement, among other things, (i) provides for the making of Loans by the Lender to the undersigned Borrower from time to time in an aggregate amount not to exceed at any time outstanding such Lender’s Commitment, the indebtedness of the undersigned Borrower resulting from each such Loan to it being evidenced by this Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments of the principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

This Note is secured by the Collateral Documents.  Reference is hereby made to the Collateral Documents for a description of the collateral thereby warranted, bargained, sold, released, conveyed, assigned, transferred, pledged and hypothecated, the nature and extent of the security for this Note, the rights of the holder of this Note, the Administrative Agent in respect of such security and otherwise.

Demand, presentment, protest and notice of nonpayment and protest are hereby waived by the Borrower.  Whenever in this Note reference is made to the Administrative Agent, the Lender or the Borrower, such reference shall be deemed to include, as applicable, a reference to their respective successors and assigns.  The provisions of this Note shall be binding upon and shall inure to the benefit of said successors and assigns.  The Borrower’s successors and assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for the Borrower.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

****

DEAN FOODS COMPANY,
as the Borrower

By:
Name:
Title:

SCHEDULE OF LOANS AND PAYMENTS OR PREPAYMENTS

Date	Amount of Loan	Interest Period/Rate	Amount of Principal Paid or Prepaid	Unpaid Principal Balance	Notation Made By

EXHIBIT F-1

FORM OF
U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of February 22, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Dean Foods Company (the “Borrower”), the Lenders party thereto and Coöperatieve Rabobank U.A., New York Branch, as administrative agent (in such capacity, the “Administrative Agent”).

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN-E.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:	, 20[ ]

EXHIBIT F-2

FORM OF
U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of February 22, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Dean Foods Company (the “Borrower”), the Lenders party thereto and Coöperatieve Rabobank U.A., New York Branch, as administrative agent (in such capacity, the “Administrative Agent”).

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN-E.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:	, 20[ ]

EXHIBIT F-3

FORM OF
U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of February 22, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Dean Foods Company (the “Borrower”), the Lenders party thereto and Coöperatieve Rabobank U.A., New York Branch, as administrative agent (in such capacity, the “Administrative Agent”).

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption:  (i) an IRS Form W-8BEN or W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:	, 20[ ]

EXHIBIT F-4

FORM OF
U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of February 22, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Dean Foods Company (the “Borrower”), the Lenders party thereto and Coöperatieve Rabobank U.A., New York Branch, as administrative agent (in such capacity, the “Administrative Agent”).

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to the Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption:  (i) an IRS Form W-8BEN or W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:	, 20[ ]